As filed with the U.S. Securities and Exchange Commission on June 30, 2005
                                                     Registration No. 333-120153

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM F-1/A
                         POST-EFFECTIVE AMENDMENT NO. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               YM BIOSCIENCES INC.

             (Exact name of Registrant as specified in its charter)


    Nova Scotia, Canada                   2836                 Not applicable
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of incorporation or        Classification Code Number)   Identification No.)
       organization)


                   Suite 400, Building 11, 5045 Orbitor Drive,
                      Mississauga, Ontario, Canada L4W 4Y4
               (Address, including zip code, and telephone number,
                             including area code, of
                    Registrant's principal executive offices)

                              Andrew J. Beck, Esq.
                                    Torys LLP
                                 237 Park Avenue
                            New York, New York 10017
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this post-effective amendment to the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this post-effective amendment to the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this post-effective amendment to the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                              SUBJECT TO COMPLETION

                                 June 30, 2005

PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               YM BIOSCIENCES INC.

                        12,575,218 SHARES OF COMMON STOCK

This prospectus relates to the offering of up to 12,575,218 shares of YM BioSciences Inc. common stock, which may be offered from time to time by the persons named in this prospectus under the heading "Selling Shareholders".

The shares offered for sale pursuant to this prospectus consist of 6,752,801 shares (the "2003 Shares") which were issued to the Selling Shareholders upon exercise of 6,752,801 previously issued special warrants, and 3,376,401 additional shares (the "2003 Warrant Shares") issuable upon the exercise of 3,376,401 share purchase warrants (the "2003 Warrants"). Each 2003 Warrant entitles the holder to acquire one 2003 Warrant Share at any time up to December 15, 2008, at a price of Cdn$2.50 per 2003 Warrant Share. The Selling Shareholders acquired the 2003 Shares and 2003 Warrants upon exercise of 6,752,801 special warrants of the Corporation which were sold pursuant to a private placement completed in December 2003. The price of the special warrants was Cdn$1.75 per special warrant. As additional consideration in connection with the private placement, the Corporation issued 789,566 special warrants to or to the direction of the agent and, upon the exercise of such special warrants, the Corporation issued 789,566 common share purchase warrants (the "2003 Agent Warrants"). Each 2003 Agent Warrant entitles the holder thereof to purchase one share of common stock of the Corporation (the "Agent Warrant Shares") at a price of Cdn$1.75 at any time up to December 15, 2008. This prospectus also relates to the offering of up to 789,566 Agent Warrant Shares.

In addition, the shares offered for sale pursuant to this prospectus include 1,104,300 shares (the "2004 Shares") and 552,150 additional shares (the "2004 Warrant Shares") issuable upon the exercise of 552,150 share purchase warrants (the "2004 Warrants"). The 2004 Shares and 2004 Warrants were sold as part of 1,104,300 units issued by the Corporation by private placement on September 30, 2004 at a price of Cdn$3.15 per unit. Each 2004 Warrant entitles the holder to acquire one 2004 Warrant Share at any time up to September 30, 2007, at a price of Cdn$3.75 per 2004 Warrant Share. The Selling Shareholders acquired the 2004 Shares and 2004 Warrants pursuant to a private placement of 1,104,300 units completed in September 2004. Each unit consisted of one 2004 Share and one half of one 2004 Warrant. The price of the units was Cdn$3.15 per unit.

The 2003 Shares and 2004 Shares (collectively, the "Shares") and 2003 Warrant Shares, Agent Warrant Shares and 2004 Warrant Shares (collectively, the "Warrant Shares") may be offered for sale from time to time by each Selling Shareholder acting as principal for its own account or in brokerage transactions at prevailing market prices or in transactions at negotiated prices. No representation is made that any Shares or Warrant Shares will or will not be offered for sale, or that any of the Warrants will or will not be offered for sale, or that any of the Warrants will or will not be exercised by any of the Selling Shareholders. We will not receive any proceeds from the sale of the Shares or Warrant Shares. It is not possible at the present time to determine the price to the public in any sale of the Shares or Warrant Shares by the Selling Shareholders and each Selling Shareholder reserves the right to accept or reject, in whole or in part, any proposed purchaser of Shares or Warrant Shares. Accordingly, the public offering price and the amount of any applicable sales or underwriting discounts or commissions will be determined at the time of sale by the Selling Shareholders. We will pay all costs, expenses and fees incurred in connection with the registration of the Shares and Warrant Shares, estimated to be approximately $100,000. However, all selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. See "Plan of Distribution".

Our common shares trade on the American Stock Exchange (the "Amex"), the Toronto Stock Exchange (the "TSX") and the Alternative Investment Market ("AIM") of the London Stock Exchange plc. See "Offer And Listing Details".

FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE SHARES OFFERED HEREBY, SEE "RISK FACTORS" BEGINNING ON PAGE 13.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ______________, 2005.

                                TABLE OF CONTENTS

Additional Information......................................................  3
Enforcement Of Civil Liabilities............................................  3
Terms Of Reference..........................................................  3
Glossary Of Terms And Proper Names..........................................  4
Prospectus Summary..........................................................  8
The Company.................................................................  8
The Offering................................................................ 11
Selected Consolidated Financial Information................................. 11
Risk Factors................................................................ 13
Forward-Looking Statements.................................................. 24
Use Of Proceeds............................................................. 24
Currency Exchange Rates..................................................... 24
Dividend Policy............................................................. 25
Capitalization And Indebtedness............................................. 25
Selected Consolidated Financial Data........................................ 26
Management's Discussion And Analysis Of Financial Condition
  And Results Of Operations................................................. 28
Business.................................................................... 34
Export Sales................................................................ 53
Legal Or Arbitration Proceedings............................................ 53
Management.................................................................. 54
Major Shareholders.......................................................... 62
Related Party Transactions.................................................. 62
Interests Of Experts And Counsel............................................ 62
Offer And Listing Details................................................... 62
Price History............................................................... 64
Description Of Securities................................................... 65
Transfer Agent.............................................................. 67
Memorandum And Articles Of Association...................................... 67
Comparison Of Nova Scotia And Delaware Corporate Laws....................... 67
Material Contracts.......................................................... 74
Exchange Controls........................................................... 75
United States Federal Income Tax Considerations............................. 76
Canadian Federal Income Taxation............................................ 78
Selling Shareholders........................................................ 79
Plan Of Distribution........................................................ 83
Legal Matters............................................................... 85
Quantitative And Qualitative Disclosures About Market Risk.................. 85
Experts..................................................................... 85
Indemnification............................................................. 85
Index to Financial Statements............................................... F-1

                             ADDITIONAL INFORMATION

We are subject to continuous disclosure obligations under the securities laws of some of the provinces of Canada. Therefore, we file disclosure documents, reports, statements and other information with the securities commissions or similar regulatory authorities in those provinces. We make our filings through the internet on the Canadian System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR and which may be accessed at www.sedar.com. SEDAR the Canadian equivalent of the Electronic Document Gathering Retrieval System of the United States Securities and Exchange Commission, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov. In addition, our documents may be viewed at our head office located at Suite 400, Building 11, 5045 Orbitor Drive, Mississauga, Ontario, Canada L4W 4Y4.

We have filed with the Securities and Exchange Commission in Washington, D.C. a registration statement on Form F-1 under the United States Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which (including the exhibits) are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. In addition, we are subject to the reporting requirements for foreign private issuers under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Securities and Exchange Commission. The registration statement and the exhibits thereto and the reports and other information we have filed with the Securities and Exchange Commission under the Exchange Act may be inspected and copied by the public at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judicial Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. Our filings are also available electronically from EDGAR, as well as from commercial document retrieval services. You should note that under a multijurisdictional disclosure system adopted by the United States, our reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.

We are a "foreign private issuer" as defined in the Securities Act. Therefore, notwithstanding the fact that we may be required to file reports and other information with the SEC, we will be exempt from some disclosure and procedural requirements of the Exchange Act related to proxy solicitation. Our officers, directors and principal shareholders will also be exempt from the insider reporting and "short swing" profits recovery provisions contained in Section 16 of the Exchange Act and the related rules and regulations.

                        ENFORCEMENT OF CIVIL LIABILITIES

 The Corporation is incorporated under the laws of the province of Nova Scotia, Canada and our assets are located outside of the United States. Many of the Corporation's directors and officers and certain of the experts named elsewhere in this prospectus are residents of Canada. All or a substantial portion of our assets and the assets of these persons are located outside of the United States. As a result, it may be difficult for shareholders to enforce a U.S. judgment in Canada or other non-U.S. jurisdictions or to succeed in a lawsuit in a non-U.S. jurisdiction based only on violations of U.S. securities laws.

                               TERMS OF REFERENCE

The information set forth in this prospectus amendment is as of June 30, 2005, unless another date is indicated. All references to dollars in this prospectus are expressed in Canadian funds, unless otherwise indicated. References in this prospectus to "YM", the "Corporation", "us", "we" or "our" mean YM BioSciences Inc. and our subsidiaries, unless otherwise specified or the context otherwise requires. References in this prospectus to "United States", "US" or "U.S." mean the United States of America.

                       GLOSSARY OF TERMS AND PROPER NAMES

This glossary contains general terms used in the discussion of the biopharmaceutical industry, as well as specific technical terms used in the descriptions of our technology and business.

Active Immunotherapy - Deliberate stimulation of the patient's own immune response through administration of antigens with or without immunological adjuvants. Therapeutic cancer vaccines are considered Active Specific Immunotherapy agents because the body is stimulated to make its own antibodies specific for the tumor cells

Adjuvant - Substance added to a vaccine to enhance its immunogenicity (i.e. its ability to stimulate an immune response)

Affinity - Binding strength of an antibody to a target

Antisense Drug - Short spans of nucleic acid (DNA or RNA) used to disrupt the expression of disease related genetic code

Autocrine - Used herein to describe a hormonal pathway characterized by the production of a biologically active substance by a cell; the substance then binds to receptors on that same cell to initiate a cellular response

Autocrine loop - A self-sustaining process built on a self-feeding positive feedback cycle. Refers to the ability of a substance to act on the same cell that produced it

Cancer Vaccine - Vaccines or candidate vaccines designed to treat cancer, using pure or extracted tumor-specific antigens or using the patient's own whole tumor cells as the source of antigens

CBQ - Centro de Bioactivos Quimicos (Center for Bioactive Chemicals), Santa Clara, Cuba

cDNA - Cloned copies of mRNA - the essential messenger element of the genes in the DNA that help in the coding of proteins

cGMP - current good manufacturing practices, as mandated from time to time by Health Canada and the FDA

Chemopotentiator - A substance that enhances the activity of a chemotherapy agent

Chimeric - A chimeric antibody consists mainly of human protein, but the portion of the antibody that binds to the target is still mouse protein

CIM - Centro de Inmunologia Molecular (Center for Molecular Immunology), Havana, Cuba

CIMAB - a Cuban company responsible for commercializing products developed at CIM and the product licensed from CBQ

Cisplatin - Approved chemotherapeutic agent c-myc - Cellular gene involved in proliferation, commonly deregulated in cancer

CTA - Clinical Trial Application - previously known as an Investigational New Drug application which must be filed and accepted by the regulatory agency of Health Canada before each phase of human clinical trials may begin

Cyclophosphamide - Approved chemotherapeutic agent

Cytoprotective - Having the capacity to protect cells

Cytostatic - Having capacity to arrest the growth of cells

Cytotoxic - Having capacity to kill cells

Cytotoxic T cell response - Killing the tumor cell by activated tumor-specific T cells

Doxorubicin - Approved chemotherapeutic agent

E. coli - A common bacterial strain often used as a host for recombinant protein production

Epidermal Growth Factor - A growth factor known to be involved in regulation of epithelial cell growth

Epithelial - Derived from epithelium which is the layer of cells forming the epidermis of the skin and the surface layer of the serous and mucous membranes

Estramustine - An approved chemotherapeutic agent

Extracellular domain (ECD) - The portion of a cell surface protein located outside the cell

5-FU - See Fluorouracil

Fluorouracil (5-Fluorouracil, 5-FU) - Approved chemotherapeutic agent

Fusion protein - Two or more proteins genetically engineered to be produced as a single protein

Glioma - A form of brain cancer involving the malignant transformation of a glial cell

GMP - good manufacturing practices, i.e. guidelines established by the governments of various countries, including Canada and the United States, to be used as a standard in accordance with the World Health Organization's Certification Scheme on the quality of pharmaceutical products

GnRH - Gonadotrophin Releasing Hormone; controlling the circulating levels of the sex hormones

HER-1 positive tumors - Tumors expressing/producing the EGF receptor

Hormone-refractory - Term used to indicate that a tumor is no longer responsive to hormone therapy

Humanized - The process whereby an antibody derived from murine cells is altered to resemble a human antibody. Humanized antibodies are less likely to cause allergic reactions when given to humans but retain the biological activity of the original murine form

IND - Investigational New Drug application which must be filed and accepted by the FDA before each phase of human clinical trials may begin

Irinotecan - An approved chemotherapeutic agent

In vivo - In the living body or organism. A test performed on a living organism

Ligand - Used herein to describe a protein or peptide that binds to a particular receptor

Metastatic - A term used to describe a cancer where tumor cells have migrated from the primary tumor to a secondary site (e.g. from prostate to bone)

Mitoxantrone - An approved chemotherapy agent

Monoclonal antibody ("MAb") - Antibodies of exceptional purity and specificity derived from hybridoma cells (cells which are fused cells, generally MAb produced in mice, that secrete MAbs)

Murine - Derived from mouse cells

NCE - A new chemical entity

NCIC - The National Cancer Institute of Canada

Neoplastic - New and abnormal growth of tissue (neoplasm), which may be benign or cancerous

Oncogene - A gene that induces or promotes uncontrolled cell growth

Opioid - A narcotic, either natural or synthetic, that produces depression of the central nervous system

Orange Book - A reference to the Hatch/Waxman Act

Orphan Drug - A drug aimed at treating a condition with an incidence of less than 200,000 per year in the United States (often given a seven year market exclusivity by the FDA

Overall Survival - For patients who have died, overall survival was calculated in months from the day of randomization to date of death. Otherwise, survival was censored at the last day the patient is known alive

P64k - Outer membrane protein of N. meningitides

Passive Immunotherapy - Immunologically active material transferred into the patient as a passive recipient. Monoclonal antibodies are considered Passive Immunotherapy since antibodies are generated outside the body and given to the patient

pGp - P-Glycoprotein. A pumping mechanism that removes noxious substances from the cell pGp inhibitor - Inhibitor of the activity of P-Glycoprotein

P. haemolytica - A bacterium causing respiratory disease in cattle and sheep

Phosphorylation - Addition/donation of a phosphate group to a particular amino acid which can lead to tumor growth

Prednisone - An approved standard anti-inflammatory

Resection - The process of tumor removal

Taxol - An approved chemotherapeutic agent

Taxotere - An approved chemotherapeutic agent

TGFa - Transforming growth factor alpha

Th 1 - T helper cell type 1 (generally involved in stimulating a cell-mediated immune response)

Therapeutic vaccine - An approach to the treatment of cancer utilizing "active immunotherapy"

Titers - Term used to express levels of circulating antibodies

Tyrosine kinase - An enzyme that catalyzes the phosphorylation of tyrosine residues in proteins with nucleotides as phosphate donors

Upregulation - Increased production of an RNA transcript or a protein by a cell

Vinylfuran - A chemical polymer

Yttrium 90 - A radioisotope used in the treatment of disease

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, AND THE NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD PAY SPECIAL ATTENTION TO THE "RISK FACTORS" SECTION.

                                   THE COMPANY

The Corporation is a biopharmaceutical company engaged in the development of products primarily for the treatment of cancer. YM in-licenses substances designed for use in treatment for or related to cancer in order to advance them along the regulatory and clinical pathways toward commercial approval.

The Corporation has five product candidates in the clinical stage of development:

o TESMILIFENE is a small molecule chemopotentiator that has been clinically demonstrated to augment the anti-tumor activity of a number of cytotoxic drugs including anthracyclines and taxanes. In a Phase III trial the drug was used in combination with doxorubicin and demonstrated a greater than 50% increase in survival in women with metastatic breast cancer compared with the patients treated with doxorubicin alone.

o THERACIM HR3, a humanized monoclonal antibody, targeting the protein known as Epidermal Growth Factor Receptor ("EGFr"), is designed to treat epithelial cancers and to be administered prior to, simultaneously with, or subsequent to, chemotherapy and radiotherapy. In various Phase II trials, the drug has doubled the reported complete response rate to radiation in head-and-neck tumors and demonstrated clinical benefit in adult and pediatric glioma. The drug has been approved for sale in the People's Republic of China, Argentina and Columbia for nasopharangeal cancer in the first case and for head and neck cancer in the latter two.

o AeroLEF(TM), a proprietary formulation of both free and liposome-encapsulated fentanyl administered by pulmonary inhalation, is being developed for the treatment of moderate to severe acute pain and cancer pain. AeroLEF(TM) has been developed to provide both rapid onset and extended relief while recognizing the need for interpersonal variability as well as inter-episode variability in the amount of drug needed.

o NORELIN TM is a therapeutic vaccine designed to stimulate the production of antibodies against GnRH in patients, resulting in reduced production of hormones that may cause or contribute to the growth of certain sex-hormone dependent cancers. It has completed a Phase I/II safety and immunogenicity trial in hormone sensitive prostate cancer suggesting that the approach may be better tolerated than currently available therapies.

o RADIOTHERACIM is a radiolabelled humanized MAb, targeting the EGFr, that completed a pilot trial for the treatment of brain cancers. In published results from that clinical study in patients with glioma the product appeared to increase survival compared with historical results with standard radiation therapy.

The Corporation also has interests in therapeutic cancer vaccines in the pre-clinical stage of development, namely TGFa Cancer Vaccine and HER-1 Cancer Vaccine. The Corporation's license for the TGFa Vaccine and the HER-1 Vaccine is suspended under the terms of the out-licensing agreement between the Corporation, our subsidiary CIMYM, Inc., a Barbados corporation ("CIMYM (Barbados)"), CIMAB and Tarcanta Inc. and Tarcanta, Ltd. (collectively, "Tarcanta"), two wholly-owned subsidiaries of California-based CancerVax Corporation ("CancerVax") relating to Tarcanta licensing TGFa and HER-1 from CIMAB. In connection with the out-licensing agreement, CancerVax has announced that it has received a license from the Office of Foreign Asset Control of the United States Department of Treasury ("OFAC" or "Treasury") authorizing Tarcanta to enter into the transactions with CIMAB and the Corporation. See "Business - Licensing Arrangements - Out-Licensing".

The head office and principal place of business of the Corporation is Suite 400, Building 11, 5045 Orbitor Drive, Mississauga, Ontario, Canada, L4W 4Y4. Our telephone number is (905) 629-9761. The registered office of YM is 1959 Upper Water Street, Suite 800, Halifax, Nova Scotia, Canada, B3J 2X2.

                               RECENT DEVELOPMENTS

On May 2, 2005, the Corporation acquired DELEX Therapeutics Inc. ("DELEX"), a private clinical stage company developing inhalation-delivered products to treat severe or moderate pain including cancer pain. DELEX's lead product is AeroLEF TM, a proprietary formulation of opioids for the treatment of acute and breakthrough pain that has completed preliminary efficacy trials and is positioned to undergo further Phase II efficacy trials in 2005.

Through this acquisition, DELEX became a wholly-owned subsidiary of the Corporation. Prior to the acquisition, DELEX's principal shareholders, in addition to its founders and management, were New Generation Biotech (Equity) Fund, a fund managed by Genesys Capital Partners, BDC Venture Capital, a corporation owned by the Business Development Bank of Canada, and the Eastern Technology Seed Investment Fund Limited Partnership. In consideration for their shares and the accompanying working capital in DELEX, YM BioSciences issued to the DELEX shareholders 1,587,302 common shares upon closing of the transaction. In addition, the Corporation issued 4,603,174 to be held in escrow for the benefit of DELEX shareholders. Of the escrowed common shares an aggregate of 1,825,396 will be released in tranches of approximately 456,349 common shares six, 12, 18 and 24 months following closing and up to 2,777,779 common shares in escrow will be released only if specific milestones are achieved, including the receipt of an IND for the planned Phase IIb trial, the conclusion of a strategic partnership for further development and commercialization of the product, and upon the initiation of Phase III trials. On receipt of U.S. regulatory approval, if any, for AeroLEF TM or any product using DELEX's technology, the Corporation will make an additional payment to the DELEX shareholders of $4.75 million in cash and/or common shares at the Corporation's option.

In addition to the above consideration, DELEX employees were granted an aggregate of 437,000 stock options under the Corporation's stock option plan.

The following six contracts related to the DELEX acquisition were material and are described below: Merger Agreement, Amalgamation Agreement, three Assignment Agreements and Escrow Agreement.

MERGER AGREEMENT

A merger agreement dated as of April 12, 2005 (the "Merger Agreement") was entered into by and among the Corporation, 2069044 Ontario Limited ("2069044"), being a wholly-owned subsidiary of the Corporation, DELEX, and BDC Venture Capital a corporation owned by the Business Development Bank of Canada, New Generation Biotech (Equity) Fund Inc. and Eastern Technology Seed Investment Fund Limited Partnership (collectively, the "Major Shareholders"), pursuant to which the Corporation agreed to acquire DELEX by way of the amalgamation of 2069044 with DELEX. The Merger Agreement provided that, in exchange for their outstanding DELEX shares and for the working capital, DELEX shareholders would receive 1,587,302 common shares upon closing of the transaction. An additional 4,603,174 common shares are being held in escrow for the benefit of DELEX shareholders. Of the escrowed common shares an aggregate of 1,825,396 will be released in tranches of approximately 456,349 common shares six, 12, 18 and 24 months following closing and up to 2,777,779 common shares in escrow will be released only if specific milestones are achieved, including the receipt of an IND for the planned Phase IIb trial, the conclusion of a strategic partnership for further development and commercialization of the product, and upon the initiation of Phase III trials. On receipt of U.S. regulatory approval, if any, for AeroLEF TM or any product using DELEX's technology, the Corporation will make an additional payment to the DELEX shareholders of $4.75 million in cash and/or common shares. The Merger Agreement also provides that the Major Shareholders shall indemnify the Corporation from and against any claims, demands, actions, causes of action, damage, loss (other than loss of profit), deficiency, cost, liability and expense which may be made or brought against the Corporation or which the Corporation may suffer or incur as a result of non-compliance or breach of the Merger Agreement or a misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Major Shareholders with respect to DELEX and its operations. Similarly, the Corporation must indemnify the Major Shareholders from and against any claims, demands, actions, causes of action, damage, loss (other than loss of profit), deficiency, cost, liability and expense which may be made or brought against the Major Shareholders or which the Major Shareholders may suffer or incur as a result of non-compliance with or breach of the Merger Agreement or a misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Corporation contained in the Merger Agreement.

AMALGAMATION AGREEMENT

An amalgamation agreement dated May 2, 2005 (the "Amalgamation Agreement") was entered into by and among the Corporation, 2069044 and DELEX. Pursuant to the Amalgamation Agreement, 2069044 and DELEX agreed to amalgamate (the "Amalgamation") pursuant to the provisions of Section 174 of the Ontario Business Corporations Act and to continue as one corporation on the terms and conditions set out in the Amalgamation Agreement. On the effective date of the amalgamation, (a) each holder of DELEX shares received in exchange for each DELEX share held, that number of common shares as was set out in the Merger Agreement; (b) all DELEX shares outstanding immediately prior to the Amalgamation were cancelled; (c) each 2069044 share outstanding immediately prior to the Amalgamation was converted into one common share of the amalgamated entity; and (d) shareholders who dissented on the vote to amalgamate became entitled to be paid in cash the fair value for their DELEX shares in accordance with the provisions of the Ontario Business Corporations Act. As of the date hereof, one shareholder has dissented.

ASSIGNMENT AGREEMENTS

The Corporation entered into assignment agreements (the "Assignment Agreements") dated May 2, 2005 with each of the Major Shareholders. Each Assignment Agreement provided for the assignment to the Corporation of the indebtedness of DELEX owned by each Major Shareholder in exchange for common shares of the Corporation. Pursuant to the Assignment Agreement with BDC Venture Capital a corporation owned by the Business Development Bank of Canada, the Corporation purchased indebtedness in the principal amount of $1,778,394.82 for 564,570 common shares. Pursuant to the Assignment Agreement with New Generation Biotech (Equity) Fund Inc., the Corporation purchased indebtedness in the principal amount of $2,806,646.28 for 890,999 common shares. Pursuant to the Assignment Agreement with Eastern Technology Seed Investment Fund Limited Partnership, the Corporation purchased indebtedness in the principal amount of $104,958.90 for 33,320 common shares.

ESCROW AGREEMENT

An escrow agreement dated May 2, 2005 (the "Escrow Agreement") was entered into between the Corporation and Equity Transfer Services Inc., as escrow agent (the "Escrow Agent"). Pursuant to the terms of the Merger Agreement, an aggregate of 4,603,174 common shares were delivered to the Escrow Agent to be held in escrow for the benefit of the DELEX shareholders. Of the escrowed common shares an aggregate of 1,825,396 will be released in tranches of approximately 456,349 common shares six, 12, 18 and 24 months following closing and up to 2,777,779 common shares in escrow will be released only if specific milestones are achieved, including the receipt of an IND for the planned Phase IIb trial, the conclusion of a strategic partnership for further development and commercialization of the product, and upon the initiation of Phase III trials. Any shares remaining in escrow as at 5:00 p.m. (Toronto time) on May 2, 2010 will be returned to the Corporation for cancellation.

                                  THE OFFERING

Common shares being offered by the Selling Shareholders:              12,575,218

Common shares to be outstanding after the offering, assuming that all of the Warrants offered are exercised and sold by each
Selling Shareholder and including 6,190,476 Common Shares issued in connection with the Delex acquisition (including 4,603,174 shares to be held in escrow for the benefit of Delex shareholders of which 2,777,778 will only be released from escrow upon
achievement of specific milestones and will be measured at fair value of the Corporation's common shares at the time of the
achievement of the respective milestone):                             45,908,097

Use of Proceeds:                       We will not receive any proceeds from
                                       the sale of our common shares offered
                                       hereby. However, we will receive the
                                       proceeds from any exercise of the
                                       Warrants.



American Stock Exchange Symbol:        YMI

Toronto Stock Exchange Symbol:         YM

Alternative Investment Market Symbol:  YMBA

Risk Factors:                          Investment in our common shares offered
                                       hereby involves certain risks. Each
                                       prospective investor should carefully
                                       consider all of the matters described
                                       herein under "Risk Factors".



                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

The selected financial data is derived from the audited consolidated financial statements for the years ended June 30, 2004, 2003, 2002, 2001 and 2000 and the unaudited interim consolidated financial statements for the nine month periods ended March 31, 2005 and 2004. The selected pro forma financial data is derived from the unaudited pro forma consolidated financial statements. The consolidated financial statements and the unaudited pro forma consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") and are in Canadian dollars. The principles conform in all material respects with accounting principles generally accepted in the United States ("U.S. GAAP") except as described in note 10 to the consolidated financial statements incorporated herein and as described below.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                             PRO FORMA                                    PRO FORMA
                            NINE MONTHS    NINE MONTHS    NINE MONTHS       YEAR
                              ENDED           ENDED          ENDED          ENDED       YEAR ENDED
                             MARCH 31,       MARCH 31,      MARCH 31,      JUNE 30,      JUNE 30,
                              2005(1)         2005           2004(2)        2004(1)       2004(2)
                           ------------   ------------    -----------    -----------    -----------
Out-licencing revenue       $   696,327   $    696,327             --             --
Interest income             $   503,985   $    496,779    $   225,203   $    411,830    $    347,187
General and
    administrative
    expenses                $ 4,893,003   $  4,003,648    $ 2,134,638   $  5,009,935    $  3,610,848
Licensing and product
    development expenses    $ 6,440,255   $  6,440,255    $ 3,134,146   $  5,066,569    $  5,066,569
Gain (Loss) on marketable
    securities                   (2,139)        (2,139)   $   638,332   $    638,332    $    638,332
Loss for the period        $(11,866,066)   $(9,376,625)   $(4,375,704)  $(11,787,376)   $(7,691,898)
Basic and diluted loss
    per common share        $     (0.33)  $     (0.28)    $     (0.22)   $     (0.48)   $     (0.36)

                            YEAR ENDED     YEAR ENDED      YEAR ENDED     YEAR ENDED
                             JUNE 30,       JUNE 30,        JUNE 30,       JUNE 30,
                              2003(2)         2002            2001           2000
                           ------------   ------------    -----------    -----------
Out-licencing revenue       $        --   $         --             --             --
Interest income             $   273,232   $    154,112    $    645,742   $    387,236
General and
    administrative
    expenses                $ 1,936,364   $  1,864,289    $  1,805,204   $  1,422,765
Licensing and product
    development expenses    $ 3,965,385   $  4,729,216    $  6,294,981   $  3,462,148
Gain (Loss) on marketable
    securities              $(1,812,158)  $         --    $         --   $         --
Loss for the period         $(7,440,675)  $ (6,446,693)   $ (7,454,443)  $(4,497,677)
Basic and diluted loss
    per common share        $     (0.56)  $      (0.50)    $     (0.58)   $    (0.44)

Notes

1. YM BioSciences Inc. acquired Delex Therapeutics Inc. on May 2, 2005. The unaudited pro forma consolidated statements of operations give effect to the combination effective at the beginning of the respective periods. The unaudited pro forma consolidated balance sheet is as at March 31, 2005. The terms of the acquisition, the assumptions made by managements and the reconciliation to US GAAP are set out in the notes to the unaudited pro forma consolidated financial statements included elsewhere in this document.

2. Effective July 1, 2004, the Corporation retroactively adopted the change in accounting policy as required under Canadian GAAP by CICA Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments, regarding the fair value measurements of stock-based compensation awards to employees granted after July 1, 2002 and the recognition of compensation expense or such awards over the service period. The effect of retroactively adopting the fair value based method for awards granted after July 1, 2002 is to increase general and administrative expenses and the loss for the period by $480,524 and $58,855 for the years ended June 30, 2004 and 2003, respectively, and for the period from inception to June 30, 2004, with corresponding increases to the deficit and contributed surplus and thus has no effect on shareholders' equity. This change had the effect of increasing the annual basic and diluted loss per share by $0.02 in 2004 with no change in 2003. The impact of this change on the nine months ended March 31, 2004 was an increase in general and administrative expenses of $303,386 which had the effect of increasing the basic and diluted loss per share for the period by $0.01. See note 2 to the consolidated financial statements.

For U.S. GAAP purposes, the Corporation continues to apply the intrinsic value method for employee awards and accordingly the stock compensation expense for employee awards recorded for Canadian GAAP purposes of $480,524 and $58,855 for the years ended June 30, 2004 and 2003, respectively, has been reversed for U.S. GAAP purposes. In addition, the expenses for the nine months ended March 31, 2005 for Canadian GAAP purposes include $513,352 for stock compensation expense that would not be included under U.S. GAAP. This difference does not change the quarterly loss per share for U.S. GAAP purposes.

                                  RISK FACTORS

An investment in the common shares is speculative and involves a high degree of risk. Prospective investors should carefully consider, together with other matters referred to in this prospectus, the following risk factors. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows could be materially adversely affected.

                          RISKS RELATED TO OUR BUSINESS

WE ARE IN THE EARLY STAGES OF DEVELOPMENT AND, AS A RESULT, ARE UNABLE TO PREDICT WHETHER WE WILL BE ABLE TO PROFITABLY COMMERCIALIZE OUR PRODUCTS.

The Corporation was founded in 1994 and none of the products, licensed or owned, have received regulatory approval for sale in any jurisdiction. Accordingly, the Corporation has not generated any revenues from the commercialization of our products. A significant commitment of resources to conduct clinical trials and additional development will be required to commercialize most of the products. There can be no assurance that the products will meet applicable regulatory standards, be capable of being produced in commercial quantities at reasonable cost or be successfully marketed, or that the investment made by the Corporation in the commercialization of the products will be recovered through sales, license fees or related royalties.

WE HAVE A LACK OF REVENUES AND A HISTORY OF LOSSES AND, THEREFORE, ARE UNABLE TO PREDICT THE EXTENT OF ANY FUTURE LOSSES OR WHEN WE WILL BECOME PROFITABLE.

Up to March 31, 2005, the Corporation recognized approximately $696,000 from the commercialization of our licensed products TGFa and HER-1 from Tarcanta and tesmilifene from Shin Poong. Since incorporation and up to March 31, 2005, YM has an accumulated deficit of $54.3 million. The Corporation expects expenditures and the accumulated deficit to increase as we proceed with our commercialization programs until such time as any sales, license fees and royalty payments generate sufficient revenues to fund our continuing operations.

WE ARE DEPENDENT ON OTHERS FOR THE MANUFACTURE, DEVELOPMENT AND SALE OF OUR PRODUCTS. IF WE ARE UNABLE TO ESTABLISH OR MANAGE COLLABORATIONS IN THE FUTURE, THERE COULD BE A DELAY IN THE MANUFACTURE, DEVELOPMENT AND SALE OF OUR PRODUCTS.

We do not conduct any of our own research. Basic research on a particular drug product is conducted by biopharmaceutical companies, scientific and academic institutions and hospitals, or scientists affiliated with those institutions. Once the basic research is complete, the Corporation enters into license agreements to in-license the right to develop and market the products. The Corporation has negotiated certain in-licensing agreements with: the University of Manitoba, CancerCare Manitoba, Vincent Research and Consulting, CIMAB, Biostar Inc., the Veterinary Infectious Disease Organization ("VIDO") (a division of the University of Saskatchewan), and DELEX technology was developed at Dalhousie University. See "Business - Licensing Arrangements - In-Licensing".

The Corporation enters into arrangements with and is dependent on others with respect to the manufacture, development and sale of our in-licensed products. Product development includes, but is not limited to, pre-clinical testing, clinical testing, regulatory approvals and the development of additional regulatory and marketing information. The Corporation's ability to successfully develop and commercialize our in-licensed products is dependent on our ability to make arrangements with others on commercially acceptable terms. The product development process may be delayed or terminated if the Corporation cannot secure or maintain such arrangements. The Corporation does not have long-term material third party manufacture, formulation or supply agreements, except with respect to two of the Corporation's licensed products (TheraCIM and Radio TheraCIM) which are expected to be manufactured in small quantities for testing by CIMAB or a related party, subject to certain terms and conditions of the licensing agreements between the Corporation and CIMAB. However, the Corporation has entered into an agreement with Pharm-Olam International, Ltd. ("POI") in connection with clinical testing and product development of tesmilifene.

The Corporation expects to enter into out-licensing agreements with others with respect to manufacturing and marketing our drug products. The Corporation may retain co-development and marketing rights if management deems it appropriate to do so. At this time, the Corporation has entered into two out-licensing agreements.

The Corporation entered into the first out-licensing agreement through our subsidiary, CIMYM Inc., an Ontario corporation ("CIMYM"). On November 12, 2003, CIMYM out-licensed the rights for TheraCIM in most of Europe to Oncoscience AG ("Oncoscience") of Germany. Under the terms of the agreement, CIMYM is entitled to receive up to U.S.$30 million as a share of any amounts received by Oncoscience in relation to the development or sublicensing of the product and as a royalty on initial net sales. After CIMYM has received U.S.$30 million, CIMYM continues to receives royalties on net sales but at a lesser percentage.

The Corporation and CIMYM (Barbados) entered into the second out-licensing agreement with Tarcanta and CIMAB relating to Tarcanta licensing TGFa and HER-1 from CIMAB. CancerVax has announced that it has received a license from Treasury authorizing Tarcanta to enter into the transactions with CIMAB and the Corporation. On July 13, 2004, the Corporation, CIMYM (Barbados), CIMAB and Tarcanta entered into a License, Development, Manufacturing and Supply Agreement. By the terms of this agreement with Tarcanta, the 2001 CIMYM License has been suspended until such time, if at all, there is a default under the agreement with Tarcanta. Under the terms of the new agreement and in consideration for the suspension of the 2001 CIMYM License, the Corporation is entitled to receive an aggregate payment of $1,000,000 which is payable in four equal installments, the final payment due December 31, 2005. In addition, under the new agreement the Corporation may receive 35% of an aggregate of $16,350,000 in milestone payments to be paid by Tarcanta upon the successful completion of certain research and development activities. The Corporation has no continuing involvement in these research and development activities and has no future obligations under the development plan established by the out-licensing arrangement between CIMAB and Tarcanta. Finally, the Corporation retains an interest in the revenues from the manufacture and marketing of the drugs or from their sub-licensing. See "Business - Licensing Arrangements - Out-Licensing" and see "Business - Licensing Arrangements - In-Licensing - Licenses for TheraCIM, RadioTheraCIM, TGFa and HER-1".

There can be no assurance that the Corporation will be successful in maintaining our relationships with research institutions or others or in negotiating additional in-licensing or out-licensing agreements on terms acceptable to the Corporation or that any such arrangements will be successful. In addition, there can be no assurance that the arrangements between the Corporation and others will prevent other parties from entering into arrangements with such entities for the development or commercialization of similar products or that the parties with whom the Corporation has such arrangements will not be pursuing alternative technologies or developing products either on their own or in collaboration with others, including the Corporation's competitors. If the Corporation does not establish sufficient in-licensing and out-licensing arrangements, we could encounter delays in product introductions or could find that the development, manufacture or sale of our licensed products could be materially adversely affected.

WE HAVE NO EXPERIENCE IN COMMERCIAL MANUFACTURING OF OUR PRODUCTS AND MAY ENCOUNTER PROBLEMS OR DELAYS IN MAKING ARRANGEMENTS FOR PRODUCTS TO BE COMMERCIALLY MANUFACTURED, WHICH COULD RESULT IN DELAYED DEVELOPMENT, REGULATORY APPROVAL AND MARKETING.

The Corporation has not commercially launched any of its licensed or owned products and has no commercial manufacturing experience. To be successful, the products must be manufactured in commercial quantities in compliance with regulatory requirements and at acceptable costs. The Corporation does not have and does not intend to acquire facilities for the production of the products although we may invest in the ownership of production facilities if appropriate opportunities are available.

Two of the Corporation's licensed products (namely, TheraCIM and Radio TheraCIM) are expected to be manufactured in small quantities for testing by the relevant licensor (namely, CIMAB) or a related party, subject to certain terms and conditions of the licensing agreements between the Corporation and CIMAB. Currently these expectations are being met. There can be no assurance, however, that such entities will be able to develop adequate manufacturing capabilities for commercial scale quantities in a commercially reasonable manner.

Three other products of the Corporation which are currently manufactured, and finished and filled, in small quantities for testing, by third parties are tesmilifene and NorelinTM which are licensed and AeroLEF TM which is owned by the Corporation. The manufacturing process for these drugs is such that the Corporation expects that commercial quantities of these drugs can be manufactured. If current suppliers cannot manufacture commercial quantities or the Corporation otherwise experiences a problem with current suppliers, it will be necessary for the Corporation to obtain these drugs from new suppliers. The Corporation does not have supply agreements with the third party suppliers of tesmilifene, NorelinTM or AeroLEF TM, but such suppliers have produced quantities for the Corporation, or in the case of AeroLEF TM for DELEX, to specification on purchase order. The Corporation expects that we could find new suppliers for these drugs, if necessary. There can be no assurance, however, that the Corporation or our licensor will be able to reach satisfactory arrangements with our current suppliers or, if necessary, new suppliers or that such arrangements will be successful.

All manufacturing facilities must comply with applicable regulations in their jurisdiction or where products are to be sold. In addition, production of the licensed and owned products may require raw materials for which the sources and amount of supply are limited. An inability to obtain adequate supplies of such raw materials could significantly delay the development, regulatory approval and marketing of the Corporation's licensed and owned products.

WE ARE DEPENDENT ON DEVICES FROM THIRD PARTIES IN ORDER TO SUCCESSFULLY COMMERCIALIZE AEROLEF TM

Device use will be an important element for successful commercialization of AeroLEF TM in both the inpatient and outpatient settings.

We have selected the AeroEclipse(R) inhalation device for our Phase II clinical studies for the inpatient indications for AeroLEF TM and anticipate using the AeroEclipse(R) for our planned Phase III clinical studies for the inpatient market opportunity. Material changes to the AeroEclipse(R) device by the manufacturer Trudell Medical, or a decision to switch to an alternative inhalation device would likely delay the initiation of Phase III clinical trials. Switching after the initiation of Phase III studies, however, would require additional clinical trials and would significantly delay the commercialization of AeroLEF TM. Currently DELEX purchases the AeroEclipse(R) and it does not have a defined supply agreement.

While inpatient use of AeroLEF TM, in the hospital or hospice setting, is easily accomplished with existing equipment such as the AeroEclipse(R), outpatient use will require a portable nebulization device. Several devices currently exist and are available for use with approved respiratory agents (bronchodilators, antibiotics, steroids). The Company has an active development program to evaluate and identify the best devices for use with AeroLEF TM and other pipeline products. Although the Company would prefer to access these devices on arms-length basis from the manufacturer, it will explore the benefits of a strategic partnership that could provide for custom adaptations to optimize product delivery, lower prices or other benefits.

THE DRUG ENFORCEMENT ADMINISTRATION ("DEA") LIMITS THE AVAILABILITY OF THE ACTIVE INGREDIENTS IN CERTAIN OF OUR CURRENT DRUG CANDIDATES AND, AS A RESULT, OUR QUOTA MAY NOT BE SUFFICIENT TO COMPLETE CLINICAL TRIALS, OR TO MEET COMMERCIAL DEMAND OR MAY RESULT IN CLINICAL DELAYS.

The DEA regulates chemical compounds as Schedule I, II, III, IV and V substances, with Schedule I substances considered to present the highest risk of substance abuse and Schedule V substances the lowest risk. Certain active ingredients in AeroLEF TM, such as fentanyl are listed by the DEA as Schedule II under the Controlled Substances Act of 1970. Consequently, their manufacture, research, shipment, storage, sale and use are subject to a high degree of oversight and regulation. For example, all Schedule II drug prescriptions must be signed by a physician, physically presented to a pharmacist and may not be refilled without a new prescription. Further, the amount of Schedule II substances we can obtain for clinical trials and commercial distribution is limited by the DEA and our quota may not be sufficient to complete clinical trials or meet commercial demand. There is a risk that DEA regulations may interfere with the supply of the drugs used in our clinical trials, and, in the future, our ability to produce and distribute our products in the volume needed to meet commercial demand.

WE ARE DEPENDENT ON LICENSES FROM THIRD PARTIES AND THE MAINTENANCE OF LICENSES IS NECESSARY FOR OUR SUCCESS.

We have obtained our rights to the licensed products under license agreements from various third party licensors as follows:

(a) License Agreement between CIMYM Inc. and CIMAB SA, January 24, 2001 with respect to TGFa and HER-1, which agreement has been suspended in accordance with the terms of the Tarcanta out-licensing agreement (See "Business - Licensing Agreements - Out-Licensing");

(b) License Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.), University of Manitoba and The Manitoba Cancer Treatment and Research Foundation, carrying on its undertaking as Cancercare Manitoba, dated November 2, 2000 with respect to tesmilifene;

(c) License Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.) and Biostar Inc. dated October 11, 2000 with respect to NorelinTM; and

(d) License Agreement between YM BioSciences Inc. (formerly known as Yorkton Medical Inc.) and CIMAB SA, dated May 3, 1995 with respect to TheraCIM and RadioTheraCIM.

The above listed license agreements are more fully described under the heading "Business - Licensing Arrangements - In-Licensing" and the agreements have been filed as part of this prospectus as Exhibits. The Corporation owns AeroLEF TM and therefore is not subject to a license in respect of it.

The Corporation is dependent upon the licenses for our rights to the licensed products and commercialization of the licensed products. While the Corporation believes we are in compliance with our obligations under the licenses, certain licenses may be terminated or converted to non-exclusive licenses by the licensors if there is a breach of the terms of the licenses. There can be no assurance that the licenses are enforceable or will not be terminated or converted. The termination or conversion of the licenses or the inability of the Corporation to enforce our rights under the licenses would have a material adverse effect on the Corporation as the Corporation would not have products to develop. To the extent that management considers a particular license to be material to the undertaking of the Corporation, the Corporation has entered into a signed license agreement for that license. Terms of certain remaining licenses are to be determined at a later date. The in-license agreements to which the Corporation is currently a party require the Corporation to maintain and defend the patent rights that we in-license against third parties.

Although the Corporation's current licenses are governed by the laws of Ontario and Barbados, the enforcement of certain of them may necessitate pursuing legal proceedings and obtaining orders in other jurisdictions, including the United States and the Republic of Cuba. There can be no assurance that a court judgment or order obtained in one jurisdiction will be enforceable in another. In international venture undertakings it is standard practice to attorn to a neutral jurisdiction to seek remedy for unresolved commercial disputes. These arrangements are usually negotiated as part of the original business agreement. In the case of the license agreements with the Corporation, the parties have agreed that the proper law of the contract is Ontario and the parties will attorn to the courts of Ontario or the Federal court of Canada to resolve any dispute.

One of our products is licensed from a developing state. As is the case in many developing states, the commercial legal environment in Cuba is in a formative stage and may be subject to greater political risk. It is possible that the Corporation may not be able to enforce our legal rights in Cuba or against Cuban entities to the same extent as it would in a country with a more developed commercial and legal system. Termination of the Corporation's license arrangements or difficulties in enforcement of such arrangements could have a material adverse effect on the Corporation's ability to continue development of our licensed products.

As described under "Business of the Corporation - Licensing Arrangements", the Corporation has a number of license agreements with CIMAB. CIMAB is an institution of the Government of Cuba that purportedly operates at arms-length from the state bureaucracy with regard to its business, scientific and administrative decision-making. It is akin to a "crown corporation" in Canada. CIMAB's management is purportedly both autonomous and responsible for the success of their business decisions. Despite the fact that CIMAB's management is purportedly both autonomous and responsible for business decisions and that the license agreements with the Corporation declare Ontario as proper law, because of the fact that CIMAB is a state-owned entity, the Corporation will not be able to force CIMAB to comply with any judgment if CIMAB or the Government of Cuba refuses to comply.

WE HAVE ADVANCED FUNDS TO OUR JOINT VENTURE SUBSIDIARIES WHICH WE ARE ONLY ENTITLED TO RECOVER WHEN THE JOINT VENTURE'S NET INCOME EXCEEDS THE AMOUNT OF CUMULATIVE ADVANCES.

YM and CIMAB entered into a funding agreement with CIMYM in November 1995 (the "Funding Agreement") in connection with the 1995 CIMYM License. The Funding Agreement provides that YM will arrange for the appropriate studies and clinical trials for the licensed products held by CIMYM and will fund the cost of such studies and trials provided that doing so would not be commercially or scientifically unreasonable. Accordingly, YM makes the final determination as to whether or not a clinical trial expense is justified with respect to any given product.

CIMYM (Barbados) was incorporated in Barbados in May 1996 to market the licensed products under the 1995 CIMYM License outside of Canada. YM provides funding to CIMYM (Barbados) under similar terms and conditions as funding to CIMYM, except that while CIMYM has a payable outstanding for the amounts advanced by YM to CIMYM, CIMYM (Barbados) has issued redeemable preferred shares to YM for the amounts advanced to CIMYM (Barbados).

YM is entitled to be reimbursed for all funds we provide pursuant to the Funding Agreement out of revenue generated from the exploitation of the CIMYM License, subject to the successful development of the licensed products and adequate generation of revenue. There can be no assurance, however, that the Corporation will be able to recover the advances, as the Corporation is not entitled to recover such advances unless and until the joint venture's net income exceeds the amount of the cumulative advances.

As at March 31, 2005, YM has advanced $25.6 million to CIMYM and CIMYM (Barbados), collectively. Accordingly, the Corporation has set up a reserve in full against the other joint venture partners share of the advances. All advances have been expensed and, therefore, any reimbursement of such advances would be considered to be income by the Corporation.

WE ARE RELIANT ON LICENSORS FOR RESEARCH ON NEW PRODUCTS.

The Corporation does not conduct our own basic research with respect to the identification of new products. Instead, the Corporation relies upon research and development work conducted by others as a primary source for new products. While the Corporation expects that we will be able to continue to identify licensable products or research suitable for licensing and commercialization by the Corporation, there can be no assurance that this will occur.

WE CONDUCT OUR BUSINESS INTERNATIONALLY AND ARE SUBJECT TO LAWS AND REGULATIONS OF SEVERAL COUNTRIES WHICH MAY AFFECT OUR ABILITY TO ACCESS REGULATORY AGENCIES AND MAY AFFECT THE ENFORCEABILITY AND VALUE OF OUR LICENSES.

The Corporation has conducted clinical trials in more than 20 countries including Canada, the United Kingdom, India, Russia and the United States and intends to, and may, conduct future clinical trials in these and other jurisdictions. There can be no assurance that any sovereign government, including Canada's, will not establish laws or regulations that will be deleterious to the interests of the Corporation. There is no assurance that the Corporation, as a foreign corporation, will continue to have access to the regulatory agencies in any jurisdiction where we might want to conduct clinical trials or obtain final regulatory approval, and there can be no assurance that the Corporation will be able to enforce our licenses in foreign jurisdictions. Governments have, from time to time, established foreign exchange controls which could have a material adverse effect on the Corporation and our financial condition, since such controls may limit the Corporation's ability to flow funds into a country to meet our obligations under in-licensing agreements and to flow funds out of a country which the Corporation may be entitled to, in the form of royalty and milestone payments, under out-licensing agreements. In addition, the value of the Corporation's licenses will depend upon no punitive or prohibitive legislation in respect of biological materials.

WE ALSO CONDUCT OUR BUSINESS INTERNATIONALLY IN THAT WE CURRENTLY LICENSE PRODUCTS AND TECHNOLOGIES FROM SOURCES IN CANADA AND CUBA. WE HAVE PREVIOUSLY, AND INTEND TO, AND MAY, LICENSE PRODUCTS FROM SOURCES IN OTHER JURISDICTIONS.

The Corporation has licensed products, namely TheraCIM and RadioTheraCIM, from an academic institute in Cuba, namely CIM. The United States has maintained an embargo against Cuba, administered by Treasury. The laws and regulations establishing the embargo have been amended from time to time, most recently by the passage of the Cuban Liberty and Democratic Solidarity Act (the "Helms-Burton Bill"). The embargo applies to almost all transactions involving Cuba or Cuban enterprises, and it bars from such transactions any U.S. persons unless such persons obtain specific licenses from Treasury authorizing their participation in the transactions. There is Canadian legislation (the Foreign Extraterritorial Measures Act) which provides generally that judgments against Canadian companies under the Helms-Burton Bill will not be enforced in Canada. The U.S. embargo could have the effect of limiting the Corporation's access to U.S. capital, U.S. finance, U.S. customers and U.S. suppliers. In particular, the Corporation's products licensed from Cuban sources, noted above, are likely to be prohibited from sale in the United States unless Treasury issues a license or the embargo is lifted.

The Corporation's licensed rights to the TGFa Vaccine and the HER-1 Vaccine are suspended under the terms of the out-licensing agreement between the Corporation, CIMYM (Barbados), CIMAB and Tarcanta relating to Tarcanta licensing TGFa and HER-1 from CIMAB. In connection with the out-licensing agreement, CancerVax has announced that it has received a license from Treasury authorizing Tarcanta to enter into the transactions with CIMAB and the Corporation. See "Business - Licensing Arrangements - Out-Licensing" and see "Business - Licensing Arrangements - In-Licensing - Licenses for TheraCIM, RadioTheraCIM, TGFa and HER-1".

The Helms-Burton Bill authorizes private lawsuits for damages against anyone who "traffics" in property confiscated, without compensation, by the Government of Cuba from persons who at the time were, or have since become, nationals of the United States. The Corporation does not own any real property in Cuba and, to the best of the Corporation's knowledge, and based upon the advice of the Cuban government, none of the properties of the scientific centers of the licensors from where the licensed products were developed and are or may be manufactured was confiscated by the Government of Cuba from persons who at the time were, or have since become, nationals of the United States. However, there can be no assurance that the Corporation's understanding in this regard is correct. The Corporation does not intend to traffic in confiscated property.

          RISKS RELATED TO OUR FINANCIAL RESULTS AND NEED FOR FINANCING

WE MAY BE A "PASSIVE FOREIGN INVESTMENT COMPANY" WHICH COULD RESULT IN ADVERSE U.S. TAX CONSEQUENCES FOR U.S. INVESTORS.

The Corporation may be deemed to be a "Passive Foreign Investment Company" ("PFIC"). A PFIC is a non-U.S. corporation that meets an income test and/or an asset test. The income test is met if 75% or more of a corporation's gross income is "passive income" (generally, dividends, interest, rents, royalties, and gains from the disposition of assets producing passive income) in any taxable year. The asset test is met if at least 50% of the average value of a corporation's assets produce, or are held for the production of, passive income. Based on our current income, assets and activities, the Corporation may be a PFIC. See "United States Federal Income Tax Considerations - U.S. Holders". As a result, a U.S. Holder of the Corporation's common shares could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the U.S. Holder's common shares or upon the receipt of "excess distributions".

WE MAY NOT BE ABLE TO OBTAIN NECESSARY FUNDING FROM SALES OR LICENSE FEES OR ROYALTIES AND, AS A RESULT, MAY NEED TO TRY TO OBTAIN FUTURE CAPITAL THROUGH THE PUBLIC MARKET OR PRIVATE FINANCING WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS.

The Corporation may require additional funding for the commercialization of our products, licensed and owned, and we will require additional funds if new products are licensed or acquired and put into development. The amount of additional funding required depends on the status of each project or new opportunity at any given time. The Corporation's business strategy is to in-license rights to promising drug products, further develop those products by progressing the products toward regulatory approval by conducting and managing clinical trials, and finally to out-license rights to manufacture and/or market resulting drug products to other pharmaceutical firms in exchange for royalties and license fees. Due to the in- and out-licensing arrangements and the Corporation's dependence on others for the manufacture, development and sale of our in-licensed products, the Corporation does not have consistent monthly or quarterly expenditures and cannot determine the amount and timing of required additional funding with any certainty. As at March 31, 2005 the Corporation had cash and short-term deposits totaling $31,081,073 and payables of $1,018,028. Management expects that the current cash reserves will be sufficient to fund the Corporation's development program beyond the fiscal year ending June 30, 2006.

The Corporation assesses our additional funding needs on a project-by-project basis from time-to-time. To the extent that the Corporation is unable to fund our expenditures from sales, license fees and royalties, it may be necessary to reconsider the continuation of existing projects or entering into new projects, or require the Corporation to access either the public markets or private financings whenever conditions permit. In addition, the Corporation has no established bank financing arrangements and there can be no assurance that the Corporation will be able to establish such arrangements on satisfactory terms. Such financing, if required and completed, may have a dilutive effect on the holders of our common shares. There is no assurance that such financing will be available if required, or that it will be available on favorable terms.

OUR OPERATING RESULTS AND STOCK PRICE MAY FLUCTUATE SIGNIFICANTLY.

The trading price of the Corporation's common shares, as with many emerging biopharmaceutical companies, is likely to be highly volatile. Factors such as the efficacy of the Corporation's products or the products of the Corporation's competitors, announcements of technological innovations by the Corporation or our competitors, governmental regulations, developments in patents or other proprietary rights of the Corporation, our licensors or our competitors, litigation, fluctuations in the Corporation's operating results, the Corporation being thinly capitalized, market conditions for biopharmaceutical stocks and general market and economic conditions could have a significant impact on the future trading price of the common shares. In addition, the Corporation's common shares are highly volatile since it may take years before any of our licensed products will receive final regulatory approval to be marketed in Canada, the United States or other territories.

THERE IS NO ASSURANCE THAT AN ACTIVE TRADING MARKET IN OUR SHARES IN THE U.S. WILL BE ESTABLISHED AND/OR, IF ESTABLISHED, SUSTAINED.

Since September 30, 2004, our common shares have been listed for trading on the American Stock Exchange. However, there can be no assurance that an active trading market in our shares in the U.S. will be sustained. Similarly, there can be no assurance that an active trading market in our shares on the TSX or AIM will be sustained.

                          RISKS RELATED TO OUR INDUSTRY

IF OUR PRE-CLINICAL AND CLINICAL TESTING OF DRUG PRODUCTS DO NOT PRODUCE SUCCESSFUL RESULTS, WE WILL NOT BE ABLE TO COMMERCIALIZE OUR PRODUCTS.

Each of the Corporation's products, licensed or owned, must be subjected to additional pre-clinical and/or clinical testing in order to demonstrate the safety and efficacy of the Corporation's products in humans. The Corporation's ability to commercialize our products will depend on the success of currently ongoing pre-clinical and clinical trials and subsequent pre-clinical and clinical trials that have not yet begun.

The Corporation is not able to predict the results of pre-clinical and clinical testing of drug products, including the Corporation's products. It is not possible to predict, based on studies or testing in laboratory conditions or in animals, whether a drug product will prove to be safe or effective in humans.

In addition, success in one stage of testing is not necessarily an indication that the particular drug product will succeed in later stages of testing and development. There can be no assurance that the pre-clinical or clinical testing of the Corporation's products will yield satisfactory results that will enable the Corporation to progress toward commercialization of such products. Unsatisfactory results may cause material adverse affects on the Corporation's business, financial condition or results of operations as it could result in the Corporation having to reduce or abandon future testing or commercialization of particular drug products.

IF OUR COMPETITORS DEVELOP AND MAINTAIN THEIR TECHNOLOGICAL CAPABILITIES BETTER THAN THE CORPORATION, WE MAY NOT BE ABLE TO REMAIN COMPETITIVE IF DEFICIENCIES IN OUR TECHNOLOGICAL CAPABILITIES DELAY PRE-CLINICAL AND CLINICAL TRIALS OF OUR PRODUCTS.

The Corporation's success depends in part on developing and maintaining a competitive position in the development and commercialization of our products, licensed or owned, and technological capabilities in our areas of expertise. The biotechnology and pharmaceutical industries are subject to rapid and substantial technological change. While the Corporation will seek to expand our technological capabilities in order to remain competitive, there can be no assurance that developments by others will not render the Corporation's products non-competitive or that the Corporation or our licensors will be able to keep pace with technological developments. Competitors have developed technologies that could be the basis for competitive products. Some of those products may have an entirely different approach or means of accomplishing the desired therapeutic effect than the Corporation's products and may be more effective or less costly than the Corporation's products. In addition, other forms of medical treatment may offer competition to the products. The Corporation's technological capabilities and competitiveness and the success of the Corporation's competitors and their products and technologies, could have a material adverse impact on the future pre-clinical and clinical trials of the Corporation's products, including the Corporation's ability to obtain the necessary regulatory approvals for the conduct of such clinical trials.

IF OUR COMPETITORS DEVELOP AND MARKET PRODUCTS THAT ARE MORE EFFECTIVE THAN OUR EXISTING PRODUCT CANDIDATES OR ANY PRODUCTS THAT WE MAY DEVELOP, OR OBTAIN MARKETING APPROVAL BEFORE WE DO, OUR PRODUCTS MAY BE RENDERED OBSOLETE OR UNCOMPETITIVE.

Technological competition from pharmaceutical companies, biotechnology companies and universities is intense and is expected to increase. Many competitors and potential competitors of the Corporation have substantially greater product development capabilities and financial, scientific, marketing and human resources than the Corporation. The Corporation's future success depends in part on our ability to maintain a competitive position, including our ability to further progress our products, licensed or owned, through the necessary pre-clinical and clinical trials towards regulatory approval for sale and commercialization. Other companies may succeed in commercializing products earlier than the Corporation is able to commercialize our products or in developing products that are more effective than our products. The Corporation considers its main competitors to be: Genentech, Inc. ("Genentech"), Lorus Therapeutics Inc., ISIS Pharmaceuticals and Eli Lilly and Company with respect to tesmilifene; Aphton Corporation ("Aphton"), TAP Pharmaceuticals and AstraZeneca PLC ("AstraZeneca") with respect to NorelinTM; and Abgenix Inc. ("Abgenix"), Amgen Inc. ("Amgen"), Genmab A/S ("Genmab"), ImClone Systems Inc. ("ImClone"), Bristol-Myers Squibb Company ("BMS"), Merck KGaA ("Merck"), OSI Pharmaceuticals, Inc. ("OSI"), F.Hoffmann-LaRoche Ltd. ("Roche"), Genentechand AstraZeneca with respect to TheraCIM and RadioTheraCIM. The main competitors for the AeroLEF TM product are Cephalon, Inc. ("Cephalon"), Endo Pharmaceuticals Holdings Inc. ("Endo"), LAB International Inc. ("LAB"), Alexza Molecular Delivery Corporation ("Alexza"), Aradigm Corporation ("Aradigm"), Barr Pharmaceuticals, Inc. ("Barr"), CeNeS Pharmaceuticals plc ("CeNeS") and Alza Corporation ("Alza").

While the Corporation will seek to expand our technological capabilities in order to remain competitive, there can be no assurance that research and development by others will not render our products obsolete or uncompetitive or result in treatments or cures superior to our products, or that our products will be preferred to any existing or newly developed technologies.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION THAT INCREASES THE COST AND UNCERTAINTY ASSOCIATED WITH GAINING FINAL REGULATORY APPROVAL OF OUR PRODUCT CANDIDATES.

Securing final regulatory approval for the manufacture and sale of human therapeutic products in Canada and the Corporation's other territories, including the United States, is a long and costly process that is controlled by that particular territory's national regulatory agency. The national regulatory agency in Canada is Health Canada ("Health Canada"), and in the United States it is the United States Health and Human Services Food and Drug Administration ("FDA"). See "Regulatory Approvals" for a description of approval processes in Canada and the United Sates. Other national regulatory agencies have similar regulatory approval processes, but each national regulatory agency has its own approval processes. Approval in either Canada or the United States does not assure approval by other national regulatory agencies, although often test results from one country may be used in applications for regulatory approval in another country.

Prior to obtaining final regulatory approval to market a drug product, every national regulatory agency has a variety of statutes and regulations which govern the principal development activities. These laws require controlled research and testing of products, government review and approval of a submission containing pre-clinical and clinical data establishing the safety and efficacy of the product for each use sought, approval of manufacturing facilities including adherence to GMP during production and storage, and control of marketing activities, including advertising and labeling.

None of the Corporation's products have been completely developed or tested and, therefore, we are not yet in a position to seek final regulatory approval to market any of our products, licensed or owned. To date we have obtained various regulatory approvals to develop and test our products. Currently the Corporation is conducting an international Phase III trial of tesmilifene in metastatic and recurrent breast cancer in 700 patients. The Corporation has received regulatory approvals for the tesmilifene study in several countries, including Canada and the United States, and approval is pending in a few other countries. In addition, TheraCIM has been approved for testing in Canada and Europe and has been designated an orphan drug in Europe and by the FDA in the United States. Finally, DELEX has conducted Phase I and II trials in Canada of AeroLEF TM. See "Products in Clinical Development".

Two of the Corporation's products, namely TheraCIM and RadioTheraCIM which are being developed in Canada and Europe are also being separately developed or tested in Cuba. Cuba is among several nations which have been identified by the U.S. Department of State as being a state sponsoring terrorism and as such the U.S. Government has put in place certain anti-terrorism controls against Cuba. Although as of the date of this filing such anti-terrorism controls have not had any adverse affect on the operations of the Corporation, because of the anti-terrorism controls and the Helms-Burton Bill there is no assurance that the Corporation will be able to successfully complete clinical testing in the United States and obtain final regulatory approval in order to successfully commercialize our Cuban sourced products in that jurisdiction. There can be no assurance that the licensed products will be successfully commercialized. The process of completing clinical testing and obtaining final regulatory approval to market the licensed products is likely to take a number of years for most of the licensed products and require the expenditure of substantial resources. Any failure to obtain, or a delay in obtaining, such approvals could adversely affect the Corporation's ability to develop the product and delay commercialization of the product. Further, there can be no assurance that the Corporation's licensed products will prove to be safe and effective in clinical trials under the standards of the regulations in the Corporation's territories or receive applicable regulatory approvals from applicable regulatory bodies.

CHANGES IN GOVERNMENT REGULATIONS ALTHOUGH BEYOND OUR CONTROL COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

The Corporation has, or has had, licenses with, or clinical trials at, various academic organizations, hospitals and companies in Canada, Cuba, Italy, the United States and the United Kingdom and numerous other countries and depends upon the validity of our licenses and access to the data for the timely completion of clinical research in those jurisdictions. Any changes in the drug development regulatory environment or shifts in political attitudes of a government are beyond the control of the Corporation and may adversely affect our business.

Two of the Corporation's products, namely TheraCIM and RadioTheraCIM which are being developed in Canada and Europe are also being separately developed or tested in Cuba. Cuba is among several nations which have been identified by the U.S. Department of State as being a state sponsoring terrorism and as such the U.S. Government has put in place certain anti-terrorism controls against Cuba. Although as of the date of this filing such anti-terrorism controls have not had any adverse affect on the operations of the Corporation, because of the anti-terrorism controls and the Helms-Burton Bill there is no assurance that the Corporation will be able to successfully complete our clinical testing and obtain final regulatory approval in order to successfully commercialize our Cuban sourced products.

The business of the Corporation may also be affected in varying degrees by such factors as government regulations with respect to intellectual property, regulation or export controls. Such changes remain beyond the control of the Corporation and the effect of any such changes cannot be predicted.

These factors could have a material adverse effect on the Corporation's ability to further develop our licensed products.

              RISKS RELATED TO INTELLECTUAL PROPERTY AND LITIGATION

OUR SUCCESS DEPENDS UPON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY AND OUR PROPRIETARY TECHNOLOGY.

The Corporation's success will depend, in part, on the ability of the Corporation and our licensors to obtain patents, maintain trade secrets protection, and operate without infringing on the proprietary rights of third parties or having third parties circumvent the Corporation's rights. Certain licensors and the institutions that they represent, and in certain cases, the Corporation on behalf of the licensors and the institutions that they represent, have filed and are actively pursuing certain applications for Canadian and foreign patents. The patent position of pharmaceutical and biotechnology firms is uncertain and involves complex legal and financial questions for which, in some cases, important legal principles are largely unresolved. There can be no assurance that the patent applications made in respect of the licensed products will result in the issuance of patents, that the term of a patent will be extendable after it expires in due course, that the licensors or the institutions that they represent will develop additional proprietary products that are patentable, that any patent issued to the licensors or the Corporation will provide the Corporation with any competitive advantages, that the patents of others will not impede the ability of the Corporation to do business or that third parties will not be able to circumvent the patents obtained in respect of the licensed products. The cost to the Corporation of obtaining and maintaining patents is high. Furthermore, there can be no assurance that others will not independently develop similar products which duplicate any of the licensed products, or, if patents are issued, design around the patent for the product. There can be no assurance that processes or products of the Corporation's licensors or the Corporation do not or will not infringe upon the patents of third parties, or that the scope of patents issued to the Corporation's licensors or the Corporation will successfully prevent third parties from developing similar and competitive products.

Much of the Corporation's know-how and technology may not be patentable, though they may constitute trade secrets. There can be no assurance, however, that the Corporation will be able to meaningfully protect our trade secrets. To help protect our rights, the Corporation requires employees, consultants, advisors and collaborators to enter into confidentiality agreements. There can be no assurance that these agreements will provide meaningful protection for the Corporation's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

Further, the Corporation's business may be materially adversely affected by competitors who independently develop competing technologies, especially if no patents or only narrow patents are obtained by the Corporation in respect of our licensed products.

The Corporation maintains patents in connection with tesmilifene, NorelinTM, TheraCIM and AeroLEF TM. The following is a description of the Corporation's key current and pending patents in connection with these drug products.

                                   TESMILIFENE

YM is the exclusive licensee to patents and patent applications from the University of Manitoba for tesmilifene. Patents that claim the use of tesmilifene in combination with chemotherapeutic agents have issued in the United States, Europe, Japan, Canada and Australia. U.S. patent 5,859,065 broadly claims the use of tesmilifene and structurally related analogs in combination with any chemotherapeutic for the treatment of any cancer. Although the twenty-year term of this patent expires in December 2010, YM plans to take full advantage of patent terms extensions of up to five additional years granted under the Patent Term Restoration Act in the United States. Other issued patents U.S. 6,284,799 and U.S. 5,747,543 expire in 2014 and 2015 respectively.

In addition to these granted patents, YM is also exclusively licensed to patent applications relevant to the current clinical development program. Patent applications, based upon WO 03/039526 and WO 03/037318, have been nationalized not only in the United States, Western Europe, and Japan but also in emerging markets, including China, India, Asia, and Eastern Europe. These international patent applications claim the use of tesmilifene in patient subpopulations that benefit from the chemopotentiating and cytoprotective properties of the drug. Patents resulting from these patent filings will expire in November 2022.

In addition to patent protection, YM intends to rely upon the available term of data exclusivity in the U.S. and other countries for NCE. Furthermore, full advantage will be taken of the Orange Book provisions in the United States and equivalent provision in Canada and other countries, as a means for delaying generic competition.

                                   NORELIN TM

YM has a license to human therapeutic applications of this GnRH vaccine based on a leukotoxin-derived but non-leukotoxic carrier protein, to which multimeric units of GnRH are coupled at each flank. By eliciting an antibody response to GnRH, NorelinTM is designed to block GnRH from reaching its receptors in the pituitary gland.

The NorelinTM patent estate is extensive, and includes four key U.S. patents covering various aspects of NorelinTM as a composition of matter, the carrier component of the NorelinTM vaccine, as well as production of NorelinTM as a recombinant product. A key U.S. patent is U.S. 5,837,268, which covers the particular NorelinTM sequence, its formulation as a vaccine, and its end-use, and subject to any term restoration, will expire in 2012. Other key U.S. patents are U.S. 5,422,110; U.S. 5,708,155; and U.S. 5,837,268. All of the key patents are owned by the University of Saskatchewan and licensed to YM, through Biostar (See "Licensing Arrangements").

In addition, YM has more recently applied for our own patents covering the NorelinTM formulation and dosing regimen that is the subject of current clinical trials. Patents resulting from these applications will not expire until 2024.

The Corporation is aware of U.S. patent #6,303,123 owned by Aphton relating to the use of GnRH immunogenic conjugates to treat GnRH-dependent diseases, including prostatic hypertrophy, and is developing a strategy for addressing this patent should it prove relevant to the Corporation's commercial activities with NorelinTM.

There can be no assurance that litigation or other proceedings will not be commenced seeking to challenge patent protection or patent applications of the Corporation's licensors, or that any such challenges will not be successful. The cost of litigation to uphold the validity and prevent infringement of patents related to the Corporation's licensed drug products may be significant. In addition, it is possible that others may claim rights in YM's licensed drug products, patents or patent applications. These other persons could bring legal actions against the Corporation, our licensors or our customers or licensees claiming damages and seeking to enjoin them from using, manufacturing and marketing the affected products or processes. If any such action were successful, in addition to any potential liability for damages, the Corporation could be required to obtain a license in order to continue to develop, use, license or market the affected product or process. There can be no assurance that the Corporation would prevail in any such action or that any required license would be made available or, if available, would be available on acceptable terms.

                                    THERACIM

CIMYM is the exclusive licensee for particular territories including the United States under a patent estate that includes composition of matter coverage for TheraCIM hR3, and further includes coverage for TheraCIM-based formulations and end-uses in the treatment of EGFR-dependent cancers. The composition of matter patents are granted in the United States, in Europe, are allowable in Japan, and are pending in Canada.

CIMYM's key U.S. patent, U.S. 5,891,996 expires in November 2015, and term extensions of up to five years may be available under the Patent Term Restoration Act. The same term and extension apply also to the key European patent, EP 712863.

The Corporation is aware of U.S. patent #5,770,195 granted to Genentech, Inc. ("Genentech"), for the anti-cancer use of EGFr MAbs in combination with a cytotoxic agent. The Corporation is also aware of U.S. patents granted to others in this field. In April 2001 Rorer International (Overseas) ("Rorer") was issued the U.S. patent #6,217,866 which includes claims to any antibody targeting the EGFr administered with any anti-neoplastic agent. A counterpart patent has been granted in Europe. The Corporation has filed an opposition to the grant of the European patent. The Corporation believes that the Rorer patents are licensed to ImClone. In addition, the Corporation is aware of a separate series of national patent applications filed by ImClone, and represented by EP1080113, claiming the anti-cancer use of radiation in combination with any inhibitor of any receptor tyrosine kinase that is involved in the genesis of tumors. ImClone is also reported to have filed a PCT application covering the use of EGFr MAbs to treat patients having tumors that do not respond to treatment with conventional therapies. The Corporation is also challenging ImClone's claims in respect of the radiation-related patent applications by having filed additional prior art at the relevant national patent offices. The outcome of these challenges cannot be predicted, and there can be no assurance that the Corporation will succeed in challenging the validity or scope of patent claims by ImClone or any other patent applicant.

The manufacturing of TheraCIM may fall within the scope of process patents owned by Protein Design Labs Inc., Genentech, and the Medical Research Council of the United Kingdom. Management is aware that some of these process patents are currently being challenged by companies other than YM. In the event any of the applicable process patents are upheld, management believes we will be able to obtain licenses under such patents on commercially reasonable terms, though there can be no assurance thereof.

There may also be risks related to TheraCIM and the Corporation's other licenses for drug products originating from Cuba, namely RadioTheraCIM, TGFa Vaccine and HER-1 Cancer Vaccine. Cuba is a socialist country and, under the current patent law, ownership of the inventions of the Cuban inventors for which patent applications have been filed rests with the State. The material license agreements for the Corporation's Cuban sourced products are as follows:

(a) License Agreement between CIMYM Inc. and CIMAB SA, January 24, 2001 with respect to TGFa and HER-1, which agreement has been suspended in accordance with the terms of the Tarcanta out-licensing agreement (See "Business - Licensing Agreements - Out-Licensing"); and

(b) License Agreement between YM BioSciences Inc. (formerly known as Yorkton Medical Inc.) and CIMAB SA, dated May 3, 1995 with respect to TheraCIM and RadioTheraCIM.

The above listed license agreements are more fully described under the heading "Business - Licensing Arrangements - In-Licensing" and the agreements have been filed as part of this prospectus as Exhibits.

                                   AEROLEF TM

The AeroLEF TM product is described in four patent families. DELEX owns key patents, expiring in 2014, claiming a method of administering systemic analgesia by inhaling free and liposome-encapsulated opiod analgesic. North American coverage includes a reissued U.S. patent and a pending application in Canada. DELEX owns two U.S. applications with counterpart PCT applications, expiring in 2024, claiming the formulation for use in a method comprised of continuously inhaling the formulation to deposit at least one rapid-onset opiod and one sustained-effect opiod in the lungs. A pending PCT application entitled "Stable Compositions" claims the liposomal composition and other physical characteristics.

The Corporation is aware of U.S. patents owned by Phares Pharmaceutical Research NV related to liposome compositions. These patents expire in 2008 and are not expected to hamper the Corporation's commercial activities.

THE CORPORATION'S POTENTIAL INVOLVEMENT IN INTELLECTUAL PROPERTY LITIGATION COULD NEGATIVELY AFFECT THE CORPORATION'S BUSINESS.

The Corporation's future success and competitive position depend in part upon the Corporation's ability to maintain our intellectual property portfolio. There can be no assurance that any patents will be issued on any existing or future patent applications. Even if such patents are issued, there can be no assurance that any patents issued to or licensed to the Corporation will not be challenged. The Corporation's ability to establish and maintain a competitive position may be achieved in part by prosecuting claims against others who the Corporation believes are infringing the Corporation's rights and by defending claims brought by others who believe that we are infringing their rights. In addition, enforcement of the Corporation's patents in foreign jurisdictions will depend on the legal procedures in those jurisdictions. Even if such claims are found to be invalid, the Corporation's involvement in intellectual property litigation could have a material adverse effect on our ability to out-license any products that are the subject of such litigation. In addition, the Corporation's involvement in intellectual property litigation could result in significant expense to it, which could materially adversely affect the use or licensing of related intellectual property and divert the efforts of the Corporation's valuable technical and management personnel from their principal responsibilities, whether or not such litigation is resolved in the Corporation's favor.

PRODUCT LIABILITY CLAIMS ARE AN INHERENT RISK OF OUR BUSINESS, AND IF OUR CLINICAL TRIAL AND PRODUCT LIABILITY INSURANCE PROVE INADEQUATE, PRODUCT LIABILITY CLAIMS MAY HARM OUR BUSINESS.

Human therapeutic products involve an inherent risk of product liability claims and associated adverse publicity. The Corporation currently maintains clinical trial liability insurance with an ultimate net loss value of up to $5 million per claim and a policy aggregate of $10 million. The Corporation currently has no other product liability insurance and there can be no assurance that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, or at all. An inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could have a material adverse effect on the Corporation by preventing or inhibiting the commercialization of our products, licensed and owned, if a product is withdrawn or a product liability claim is brought against the Corporation.

                    RISKS RELATED TO BEING A CANADIAN ENTITY

AS WE ARE A CANADIAN COMPANY, THERE MAY BE LIMITATIONS ON THE ENFORCEMENT OF CERTAIN CIVIL LIABILITIES AND JUDGMENTS OBTAINED IN THE UNITED STATES AGAINST US.

The Corporation is incorporated under the laws of the province of Nova Scotia, Canada and our assets are located outside of the United States. Many of the Corporation's directors and officers and certain of the experts named elsewhere in this prospectus are residents of Canada. All or a substantial portion of our assets and the assets of these persons are located outside of the United States. As a result, it may be difficult for shareholders to enforce a U.S. judgment in Canada or other non-U.S. jurisdictions or to succeed in a lawsuit in a non-U.S. jurisdiction based only on violations of U.S. securities laws.

THE CORPORATION IS GOVERNED BY THE CORPORATE LAWS IN NOVA SCOTIA, CANADA WHICH IN SOME CASES HAVE A DIFFERENT EFFECT ON SHAREHOLDERS THAN THE CORPORATE LAWS IN DELAWARE, UNITED STATES.

A summary of material differences between the Delaware General Corporation Law ("DGCL") and under the Nova Scotia Companies Act (the "NSCA") can be found at "Memorandum and Articles of Association - Comparison of Nova Scotia and Delaware Corporate Laws". The material differences between the NSCA as compared to the DGCL which may be of most interest to shareholders include the following: (i) for material corporate transactions (such as amalgamations, other extraordinary corporate transactions, amendments to the memorandum of association and amendments to the articles of association) the NSCA generally requires three-quarter majority vote by shareholders which in most instances requires a confirmatory resolution by a majority of the shareholders (and, in addition, especially where the holders a class of shares is being affected differently from others, approval will be required by holders of two-thirds of the shares of such class voting in a meeting called for the purpose), whereas DGCL generally only requires a majority vote of shareholders for similar material corporate transactions; (ii) quorum for shareholders meetings is not prescribed under the NSCA and is only 5% under the Corporation's articles of association, whereas under DGCL quorum is when the holders of a majority of the shares entitled to vote are present; and (iii) the Corporation's articles of association require a special resolution and the Corporations Miscellaneous Provisions Act (Nova Scotia) requires three-quarters of all shareholders entitled to vote to pass a resolution for one or more directors to be removed, whereas DGCL only requires the affirmative vote of a majority of the shareholders.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements. All statements other than statements of historical fact included or incorporated by reference in this prospectus and that address activities, events or developments that we expect or anticipate may or will occur in the future are forward-looking statements. While any forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results may vary, sometimes materially, from any estimates, predictions, projections, assumptions or other suggestions of future performance herein. Undue reliance should not be placed on these forward-looking statements, which are based upon our assumptions and are subject to known and unknown risks and uncertainties and other factors, including those discussed under "Risk Factors" in this prospectus, some of which are beyond our control, which may cause actual results, levels of activity and achievements to differ materially from those estimated or projected and expressed in or implied by such statements. We undertake no obligation to update publicly or revise any forward-looking statements contained in this prospectus, and such statements are expressly qualified by this cautionary statement. See "Risk Factors" above.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of Shares or Warrant Shares offered hereby, all of which will be received by the Selling Shareholders. However, we will receive the proceeds from any exercise of the Warrants.

                             CURRENCY EXCHANGE RATES

All references to dollars are expressed in Canadian funds, unless otherwise indicated. On June 24, 2005, the exchange rate for the conversion of U.S. dollars into Canadian dollars was Cdn.$1.00 = U.S.$0.8112 and certain amounts stated herein reflect such exchange rate. The following tables set forth the high and low rates of exchange of U.S. dollars into Canadian dollars for each month during the previous six months and the average rates for our five most recent fiscal years calculated by using the average of the exchange rates on the last day of each month during the period. These rates are based upon the inverse of the nominal noon exchange rates reported by the Bank of Canada in U.S. dollars.


                                        High                     Low
                                       ------                  ------
       December 31, 2004               0.8433                  0.8056
       January 31, 2005                0.8342                  0.8051
       February 28, 2005               0.8131                  0.7958
       March 31, 2005                  0.8320                  0.8024
       April 31, 2005                  0.8232                  0.7956
       May 31, 2005                    0.8083                  0.7872


       Year Ended                                            Average Rate
       -------------                                         ------------
       June 30, 2000                                           0.6791
       June 30, 2001                                           0.6580
       June 30, 2002                                           0.6379
       June 30, 2003                                           0.6637
       June 30, 2004                                           0.7452

                                 DIVIDEND POLICY

The Corporation has not paid any dividends since our incorporation. The Corporation will consider paying dividends in future as our operational circumstances may permit having regard to, among other things, the Corporation's earnings, cash flow and financial requirements. It is the current policy of the Board of directors to retain all earnings to finance the Corporation's business plan.

                         CAPITALIZATION AND INDEBTEDNESS

The Corporation has no long-term liabilities. The following table sets forth the capitalization of the Corporation as at March 31, 2005 and any significant changes in the view of management since May 17, 2005.

As at March 31, 2005:
Long-term liabilities                                                                             0
Share capital
   Common Shares (500,000,000 authorized without nominal or par value; 35,150,590       $77,512,058
    outstanding)
   Class A non-voting commons shares (500,000,000 authorized without nominal or par               0
    value; no outstanding)
   Class A preferred shares (500,000,000 authorized without nominal or par value; no              0
    outstanding)
   Class B preferred shares (500,000,000 authorized, issuable in series, without                  0
    nominal or par value; no outstanding)
Share purchase warrants                                                                 $ 4,248,143
Underwriters warrant (units)                                                            $ 1,071,464
Contributed Surplus                                                                     $ 1,085,955
Deficit                                                                                ($54,269,224)
Total stockholders' equity                                                              $29,648,396
Total capitalization                                                                    $59,296,791

Significant transactions subsequent to March 31, 2005:
Acquisition of Delex (6,190,476 Common Shares issued in connection with the             $ 9,862,697
   acquisition, including 4,603,174 shares to be held in escrow for the benefit of Delex shareholders of which 2,777,778 will only be released from escrow upon achievement of specific milestones and will be measured at fair value of the Corporation's common shares at the time of the achievement of the respective milestone
Exercise of warrants                                                                         31,250

Total capitalization as at May 17, 2005:                                                $69,170,488

                      SELECTED CONSOLIDATED FINANCIAL DATA

The selected financial data is derived from the audited consolidated financial statements for the years ended June 30, 2004, 2003, 2002, 2001 and 2000 and the unaudited interim consolidated statements for the nine month periods ended March 31, 2005 and 2004. The selected pro forma financial data is derived from the unaudited pro forma consolidated financial statements. The consolidated financial statements and the unaudited pro forma consolidated financial statements have been prepared in accordance with Canadian GAAP and are in Canadian dollars.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                             PRO FORMA                                    PRO FORMA
                            NINE MONTHS    NINE MONTHS    NINE MONTHS       YEAR
                              ENDED           ENDED          ENDED          ENDED       YEAR ENDED
                             MARCH 31,       MARCH 31,      MARCH 31,      JUNE 30,      JUNE 30,
                              2005(1)         2005           2004(2)       2004(1)        2004(2)
                           ------------   ------------    -----------    -----------    -----------
Out-licencing revenue       $   696,327   $    696,327             --             --
Interest income             $   503,985   $    496,779    $   225,203   $    411,830    $    347,187
General and
    administrative
    expenses                $ 4,893,003   $  4,003,648    $ 2,134,638   $  5,009,935    $  3,610,848
Licensing and product
    development expenses    $ 6,440,255   $  6,440,255    $ 3,134,146   $  5,066,569    $  5,066,569
Gain (Loss) on marketable
    securities                   (2,139)        (2,139)   $   638,332   $    638,332    $    638,332
Loss for the period        $(11,866,066)   $(9,376,625)   $(4,375,704)  $(11,787,376)   $(7,691,898)
Basic and diluted loss
    per common share        $     (0.33)  $     (0.28)    $     (0.22)   $     (0.48)   $     (0.36)

                            YEAR ENDED     YEAR ENDED      YEAR ENDED     YEAR ENDED
                             JUNE 30,       JUNE 30,        JUNE 30,       JUNE 30,
                              2003(2)         2002            2001           2000
                           ------------   ------------    -----------    -----------
Out-licencing revenue       $        --   $         --             --             --
Interest income             $   273,232   $    154,112    $    645,742   $    387,236
General and
    administrative
    expenses                $ 1,936,364   $  1,864,289    $  1,805,204   $  1,422,765
Licensing and product
    development expenses    $ 3,965,385   $  4,729,216    $  6,294,981   $  3,462,148
Gain (Loss) on marketable
    securities              $(1,812,158)  $         --    $         --   $         --
Loss for the period         $(7,440,675)  $ (6,446,693)   $ (7,454,443)  $(4,497,677)
Basic and diluted loss
    per common share        $     (0.56)  $      (0.50)    $     (0.58)   $    (0.44)


CONSOLIDATED BALANCE SHEET DATA

                        PRO FORMA
                         MARCH 31,        MARCH 31,        JUNE 30,
                          2005(1)           2005             2004
                        -----------      -----------      -----------
Cash and short-term
    deposits            $35,179,439      $31,081,073      $20,387,858
Total assets            $41,988,264      $31,252,273      $20,871,411
Current liabilities     $ 2,477,171      $ 1,603,877      $ 1,163,711
Shareholders equity     $39,511,093      $29,648,396      $19,719,081
Capital stock           $87,374,755      $77,512,058      $59,841,914
No. of shares            41,341,066       35,150,590       28,684,591
Dividends declared               --               --               --


                          JUNE 30,      JUNE 30,         JUNE 30,       JUNE 30,
                           2003(2)        2002             2001           2000
                        -----------    -----------      -----------   -----------
Cash and short-term
    deposits            $ 7,675,466    $12,707,522      $ 8,142,888   $14,646,424
Total assets            $ 8,649,842    $13,577,482      $ 8,448,593   $15,283,640
Current liabilities     $   322,583    $   374,386      $   538,211   $   368,815
Shareholders equity     $ 8,327,259    $13,203,096      $ 7,910,382   $14,914,825
Capital stock           $44,729,104    $42,172,989      $30,433,582   $29,983,582
No. of shares            17,441,894     12,998,094(3)    12,973,094    12,923,094
Dividends declared               --             --               --            --

1. YM BioSciences Inc. acquired Delex Therapeutics Inc. on May 2, 2005. The unaudited pro forma consolidated statements of operations give effect to the combination effective at the beginning of the respective periods. The unaudited pro forma consolidated balance sheet is as at March 31, 2005. The terms of the acquisition, the assumptions made by managements and the reconciliation to US GAAP are set out in the notes to the unaudited pro forma consolidated financial statements included elsewhere in this document.

2. Effective July 1, 2004, the Corporation retroactively adopted the change in accounting policy as required under Canadian GAAP by CICA Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments, regarding the fair value measurements of stock-based compensation awards to employees granted after July 1, 2002 and the recognition of compensation expense or such awards over the service period. The effect of retroactively adopting the fair value based method for awards granted after July 1, 2002 is to increase general and administrative expenses and the loss for the period by $480,524 and $58,855 for the years ended June 30, 2004 and 2003, respectively, and for the period from inception to June 30, 2004, with corresponding increases to the deficit and contributed surplus and thus has no effect on shareholders' equity. This change had the effect of increasing the annual basic and diluted loss per share by $0.02 in 2004 with no change in 2003. The impact of this change on the nine months ended March 31, 2004 was an increase in general and administrative expenses of $303,386 which had the effect of increasing the basic and diluted loss per share for the period by $0.01. See note 2 to the consolidated financial statements.

For U.S. GAAP purposes, the Corporation continues to apply the intrinsic value method for employee awards and accordingly the stock compensation expense for employee awards recorded for Canadian GAAP purposes of $480,524 and $58,855 for the years ended June 30, 2004 and 2003, respectively, has been reversed for U.S. GAAP purposes. In addition, the expenses for the nine months ended March 31, 2005 for Canadian GAAP purposes include $513,352 for stock compensation expense that would not be included under U.S. GAAP. This difference does not change the quarterly loss per share for U.S. GAAP purposes.

3. As at June 30, 2002, the number of common shares was 12,998,094. However, the number of shares, including Class B preferred shares, was 16,748,094.

CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES:

The consolidated financial statements have been prepared in accordance with Canadian GAAP. The principles conform in all material respects with U.S. GAAP except as described in note 10 to the consolidated financial statements incorporated herein.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion and analysis of the Corporation's financial condition and results of operations for the nine months ended March 31, 2005 and March 31, 2004 and for the fiscal years ended June 30, 2004, June 30, 2003 and June 30, 2002. This discussion and analysis of the Corporation's financial condition and results of operations should be read in conjunction with the consolidated financial statements and the related notes included elsewhere in this prospectus. The financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada. The management discussion and analysis which follow has been revised for the retroactive change in accounting policy respecting the expensing of stock based compensation. These accounting principles differ in certain respects from U.S. GAAP. The differences as they affect our consolidated financial statements are set out note 10 to the audited consolidated financial statements.

NATURE OF OPERATIONS

The Corporation is a licensing and development company engaged in the commercialization of drug products and technologies from original research. The Corporation evaluates drug projects, technologies and products and the prospective markets for them and obtains, as appropriate, a license for the further development and marketing of the products.

The Corporation expends money on the evaluation, licensing and further development of certain drug products and on providing licensing, marketing, clinical development and regulatory affairs skills, patent advice and funding to facilitate the introduction of the licensed products into the principal pharmaceutical markets. This involves taking the products researched and developed by others and progressing them through the clinical and regulatory processes in Canada and elsewhere in order to achieve regulatory approval for their sale in the markets to which the Corporation has rights.

The Corporation will incur expenditures either directly or, pursuant to agreements with certain partners, on behalf of joint ventures. These will include costs associated with the conduct of clinical trials; the collection and collation of data; the organizing of data and market information for each product; the development and production of non-confidential and confidential dossiers on each licensed product and the marketing of the information contained in the dossiers to prospective commercialization partners; and the negotiation and completion of out-licensing arrangements for the licensed products. The Corporation does not intend to establish our own manufacturing or marketing infrastructure for the licensed products or any additional products for which licensing rights are obtained, although the Corporation may participate in ownership of manufacturing facilities if appropriate opportunities are available.

OPERATING RESULTS

NINE MONTH PERIOD ENDED MARCH 31, 2005 COMPARED TO THE NINE MONTH PERIOD ENDED MARCH 31, 2004

Revenue from out-licensing was $34,461 for the quarter and $696,327 for the year-to-date ("YTD"). Revenue comes from the agreement signed with Tarcanta Inc. (a subsidiary of Cancervax Corporation) last July with respect to products relating to HER-1 and TGFa and from an agreement with Shin Poong signed in January to sublicense tesmilifene for South Korea. Interest revenue was $168,647 for the quarter and $496,779 YTD compared to $120,441 for the same quarter last year and $225,203 for YTD last year as a result of having more cash on hand this year than last, primarily as a result of financing activities.

Total expenditures for the quarter and YTD ended March 31, 2005 were $4,483,146 and $10,443,903 respectively compared to $3,138,782 and $5,268,784 respectively for the same periods last year. Licensing and Product Development expenses were $2,996,789 for the quarter and $6,440,255 for the YTD compared to $2,244,723 and $3,134,146 respectively for the same periods a year ago. This year includes increased expenditures for the development of tesmilifene of approximately $2,660,000 for the quarter and $5,160,000 for the YTD; the main component is the Phase III clinical trial in patients with metastatic and recurrent breast cancer that commenced in March a year ago. General and Administrative expenses for the quarter and YTD were $1,486,357 and $4,003,648 up from $894,059 and $2,134,638 for the same periods in the prior year, due to employee stock options expensed, increased investor relations expenses and the cost of obtaining and maintaining a listing on AMEX. The Corporation's stock began trading on AMEX on October 1, 2004.

The gain on foreign exchange of $4,415 for the quarter and loss of $123,689 for the YTD results from the translation of funds held in foreign currencies.

Net loss for the quarter was $4,277,762 and for the year-to-date was $9,376,625 compared to $2,264,464 and $4,375,704 respectively for the same periods last year.

FISCAL YEAR ENDED JUNE 30, 2004 COMPARED TO FISCAL YEAR ENDED JUNE 30, 2003

During the fiscal year ended June 30, 2004, the Corporation expended $8,677,417 on the development and the commercialization of licensed products and on the administration of the Corporation compared to $5,901,749 for the fiscal year ended June 30, 2003. The loss for the fiscal year ended June 30, 2004 was $7,691,898 compared to $7,440,675 for the fiscal year ended June 30, 2003. The carrying cost of marketable securities was written down by $1,812,158 to market value at June 30, 2003 and the disposal of marketable securities in fiscal 2004 resulted in a gain on sale of $638,332. The accumulated deficit at the end of the period was $44,319,267 compared to $36,470,665 at June 30, 2003.

During the fiscal year ended June 30, 2004 the Corporation funded licensing and product development activities totaling $5,066,569, an increase of $1,101,184 from the prior year. The increase in expenditures related to the Phase III trial of tesmilifene in metastatic and recurrent breast cancer was partly offset by a reduction in expenditures for TheraCIM and the EGF vaccine. Development of the EGF vaccine was stopped in the first quarter of fiscal 2003 with approximately $260,000 spent in that year as compared with nothing spent in fiscal 2004. Also, there was also approximately $940,000 less spent on TheraCIM in fiscal 2004 because less was spent on clinical trials, manufacturing, and patents than in fiscal 2003. Offsetting these reductions and reduction in other development costs were the expenditures totaling approximately $2,900,000 related to the large Phase III trial of tesmilifene that began in fiscal 2004. This trial is expected to carry on through fiscal 2006 and to include up to 700 patients.

The general and administrative expenses for the fiscal year ended June 30, 2004 totaled $3,610,848, compared to $1,936,364 for the prior year. The major increases occurred in travel, legal & audit, and investor relations as a result of increased public reporting requirements and activities relating to increasing exposure to the U.S. capital markets and pursuing the listing of our securities on a U.S. stock exchange.

FISCAL YEAR ENDED JUNE 30, 2003 COMPARED TO FISCAL YEAR ENDED JUNE 30, 2002

During the fiscal year ended June 30, 2003, the Corporation expended $5,901,749 on the development and the commercialization of licensed products and on the administration of the Corporation compared to $6,593,505 for the fiscal year ended June 30, 2002. The loss for the fiscal year ended June 30, 2003 was $7,440,675 compared to $6,446,693 for the fiscal year ended June 30, 2002. In fiscal 2003 before "Loss on marketable securities", the loss was $810,876 less than the comparable figure of $6,439,393 in fiscal 2002. The carrying cost of marketable securities was written down by $1,812,158 to market value at June 30, 2003. The accumulated deficit at the end of the period was $36,470,665 compared to $28,969,893 at June 30, 2002.

During the fiscal year ended June 30, 2003 the Corporation funded licensing and product development activities totaling $3,965,385, a decrease of $763,831 from the prior year. There was approximately $570,000 less spent on the EGF vaccine in fiscal 2003 than in fiscal 2002 because work was stopped on development of the vaccine in the first quarter of fiscal 2003. There was also approximately $470,000 less spent on TheraCIM in fiscal 2003 because fiscal 2002 included manufacturing costs that were not repeated in fiscal 2003. Expenditures related to the development of tesmilifene increased approximately $560,000 in 2003 over fiscal 2002 as new patents were filed and new batches were manufactured for clinical trials.

The general and administrative expenses for the fiscal year ended June 30, 2003 totaled $1,936,364, comparable to $1,864,289 for the prior year.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, the Corporation has financed the evaluation, licensing and further development of our licensed products as well as the evaluation of prospective products principally through equity issuances. Since the Corporation does not have net earnings from our operations, the Corporation's long-term liquidity depends on our ability to out-license our products or to access the capital markets, and both of these will depend substantially on results of the product development programs.

The Corporation's cash requirements will be affected by the progress of our clinical trials, the development of our regulatory submissions (alone or together with partners), the achievement of commercialization agreements, the costs associated with obtaining and protecting the patents for the licensed products, and the availability of funding for part of the process from investors and prospective commercialization partners.

In June 2002, the Corporation raised $11.5 million ($15 million gross) through the issuance of 3,750,000 Class B Preferred Shares, Series 1. This public offering resulted in these Class B Preferred Shares being listed on the TSX and AIM. On June 12, 2003 all the preferred shares were converted to common shares. On that date, all the common shares became listed on the TSX and AIM.

On December 15, 2003 the Corporation completed the sale of 10,895,658 special warrants for total gross proceeds of $19,067,402 (net $17,047,001) by means of a private placement financing. On February 20, 2004, pursuant to a prospectus filed with the Ontario Securities Commission, the special warrants were automatically exercised and the Company issued 10,895,658 common shares and 5,447,829 share purchase warrants which are exercisable at a price of $2.50 for one common share for at any time up to December 15, 2008. As additional consideration in connection with the private placement, the Corporation issued 1,089,566 special warrants to or to the direction of the agent. Each such special warrant was exercised on February 20, 2004, at which time the Corporation issued 1,089,566 common share purchase warrants (the "2003 Agent Warrants"). Each 2003 Agent Warrant entitles the holder thereof to purchase one Agent Warrant Share at a price of $1.75 at any time up to December 15, 2008.

As at June 30, 2004 the Corporation had cash and short-term deposits totaling $20,387,858 and current liabilities of $1,163,711.

On September 30, 2004 the Corporation completed a bought deal public offering of 6,601,588 units at a price of $3.15 per unit for total gross proceeds of $20,795,002 (net $18,611,860). Each unit consists of one common share and one-half of one common share purchase warrant. Each whole purchase warrant entitles the holder thereof to purchase one additional common share of YM BioSciences Inc. at a price of $3.75 at any time for up to 36 months following the closing. As part of the compensation for their services, the Corporation issued warrants to the underwriters entitling the holders to purchase 693,167 units at the offering price for a period of 36 months after the date of issue.

As at March 31, 2005 the Corporation had cash and short-term deposits totaling $31,081,073 and current liabilities of $1,224,798 compared to $20,387,858 and $1,163,711 respectively at June 30, 2004. Management expects that the current cash reserves will be sufficient to fund the Corporation's development program through the end of the 2006 fiscal year.

On September 29, 2004 the Corporation's registration statement on Form 20-F was declared effective by the Securities and Exchange Commission thereby registering the Corporation's common shares in the United States under the Securities Exchange Act of 1934, as amended. The Corporation's common shares began trading on the American Stock Exchange on October 1, 2004. On November 2, 2004, we filed a registration statement on Form F-1 to register the sale, from time to time, by certain U.S. shareholder certain securities issued to U.S. purchasers in connection with the December 2003 and September 2004 financings.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenue and expenses during the reporting period. Significant accounting policies and methods used in preparation of the financial statements are described in note 1 to the Consolidated Financial Statements. Significant policies and estimates effect: the amount of development expenditures expensed vs. capitalized; the fair value of options and share purchase warrants; the amount reserved against the amount advanced to joint ventures in excess of the Corporation's proportionate share of expenses incurred by the joint ventures; and the income tax valuation allowances.

The Corporation does not engage in scientific research but does incur significant product development costs. Only development costs that meet strict criteria related to technical, marketing and financial feasibility would be capitalized under Canadian GAAP. To date, no costs have met such criteria and, accordingly, all development costs have been expensed as they have been incurred.

All expenditures incurred by the joint ventures are funded by advances from the Corporation. The Corporation will not be able to recover the advances unless and until the joint venture's net income exceeds the amount of the cumulative advances. Accordingly, the Corporation has set up a reserve in full against the other joint venture partners' share of the advances.

The Corporation and our joint ventures have a net tax benefit resulting from non-capital losses carried forward, and pools of scientific research and experimental development expenditures and investment tax credit. In view of the recent net losses incurred, management is of the opinion that it is not more likely than not that these tax assets will be realized in the foreseeable future and hence, a full valuation allowance has been recorded against these income tax assets. Accordingly, no future income assets or liabilities are recorded on the balance sheets.

CHANGES IN ACCOUNTING POLICIES

Prior to July 1, 2004, the Corporation applied the fair value based method of accounting prescribed by CICA Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments, only to stock options awarded to non-employees and applied the settlement method of accounting to stock options awarded to employees and directors. Under the settlement method, any consideration paid by employees on the exercise of stock options or purchase of stock is credited to share capital and no compensation expense was recognized.

The CICA Accounting Standards Board has amended CICA Handbook Section 3870 - Stock-based Compensation and Other Stock-based Payments - to require entities to account for employee stock options using the fair value based method. Under the fair value based method, compensation cost is measured at fair value at the date of grant and is expensed over the award's vesting period. In accordance with one of the transitional options permitted under amended Section 3870, effective July 1, 2004, the Corporation has retroactively applied the fair value based method to all employee stock options granted on or after July 1, 2002 and has restated prior periods. The effect of retroactively adopting the fair value based method is to increase the net loss by $170,605 (2004 - $157,232) and $516,760 (2004 -
$303,386) for the nine months ended March 31, 2005 and 2004, respectively, with corresponding increases to the deficit and contributed surplus. The change had the effect of increasing the basic and diluted loss per share by $0.01 for each of the nine months ended March 31, 2005 and 2004. There was no impact to basic and diluted loss per share for the three month periods ended March 31, 2005 and 2004.

Revenue recognition. Out-licensing revenue is recognized when conditions and events under agreements have been met and the collection is reasonably assured. Current period revenue is comprised of two non-refundable payments received from an out-licensing agreement and two months' revenue from another non-refundable payment amortized over 36 months.

Accounting Guideline 15, Consolidation of Variable Interest Entities ("AcG-15") is effective for all annual and interim periods beginning on or after November 1, 2004. The Corporation has adopted AcG-15 retroactively since the date of inception of the joint ventures. In accordance with AcG-15, the Corporation determined that each of its investments in joint ventures is a VIE and the Corporation is the primary beneficiary since inception of the entities. As set out in note 1(a) of the Corporation's annual financial statements, the Corporation proportionately consolidated the joint ventures and made provision for any advances to the joint ventures that did not eliminate on consolidation, such that the Corporation has recorded 100% of the results of operations and cash flows of these entities since their inception. Accordingly, there is no effect on the Corporation's financial position or results of operations as a result of the Corporation retroactively adopting AcG-15 at January 1, 2005.

RISKS AND UNCERTAINTIES

For a discussion of the risks and uncertainties relating to the biotechnology industry and YM particularly, readers are referred to the discussion in this prospectus under the heading "Risk Factors".

RESEARCH AND DEVELOPMENT, PATENTS AND LICENSES, ETC.

The Corporation, designs, funds and manages pre-clinical and clinical research, and may support, but does not conduct, basic research. The Corporation manages the development of products that we in-license through our own team of clinical, regulatory, licensing and business development executives and through a number of research and medical collaborations. The Corporation is responsible for filing applications with the relevant authorities for regulatory approval for clinical trials and conducts, or has conducted on our behalf, clinical trials to progress products in development toward regulatory approval and possible out-licensing for commercial sale. The Corporation's current licenses generally provide that the Corporation will conduct, or cause to be conducted, the tests and clinical studies necessary to progress products in development toward regulatory approval with a view to obtaining the approval for sale of the licensed drug from appropriate regulatory authorities.

Details of the Corporation's in- and out-licensing arrangements and product development activities, can be found under the captions "Business Overview - Licensing Arrangements" and "Risk Factors".

HISTORICAL EXPENDITURES

The Corporation has historically accounted for costs by company (i.e., YM and each joint venture subsidiary) rather that by product. Within YM however, we have tracked third-party development, patent and license expenditures for YM's products, namely tesmilifene and NorelinTM. The following is a summary of those third-party expenditures:


                              NINE MONTHS ENDED          YEAR ENDED        YEAR ENDED        YEAR ENDED       INCEPTION TO
                                MARCH 31, 2005         JUNE 30, 2004     JUNE 30, 2003     JUNE 30, 2002     MARCH 31, 2005
                              ------------------       -------------     -------------     -------------     --------------
Norelin(TM)                   $          263,162       $     507,645     $     577,040     $     642,224     $    2,884,459

Tesmilifene                   $        5,160,096       $   3,613,785     $   1,070,684     $     514,644     $   12,805,851

Not included in any of the third-party development, patent and license expenditures above are four categories of expenditures which the Corporation accumulates on behalf of the Corporation and our joint venture subsidiaries and does not allocate to particular products. The first category of expenses which are not third party expenses are those general and administrative expenses which the Corporation incurs on behalf of all companies, the parent and our joint venture subsidiaries, in doing business. These general and administrative expenses include salaries of the Chief Executive Officer, finance and administrative staff, rent and occupancy, telephone and office, corporate legal and audit, and investor relations. These expenses are not separated by product but are set forth on our Consolidated Statements of Operations and Deficit under "Expenses - general and administrative". The second category of expenses which the Corporation and joint venture subsidiaries incur are salaries and expenses related to licensing, regulatory and clinical operations. These expenditures are charged to "licensing and product development expenses" and allocated among the Corporation and the joint venture subsidiaries but again not attributed to particular products. The third category of expenses, those that are directly related to a product licensed to a joint venture subsidiary, are charged to that joint venture. For example, patent costs for all CIMYM products are charged to CIMYM but not separated by product. The fourth category of expenses are those related to DELEX Therapeutics Inc. and AeroLEF TM. The Corporation acquired DELEX on May 2, 2005.

Total licensing and product development expenses for the last three years are set forth on our Consolidated Statements of Operations and Deficit under "Expenses - licensing and product development". This line item includes third-party development, patent and license expenditures and the two categories of expenses accumulated on behalf of the Corporation and the joint venture subsidiaries, but not allocated by product.

EXPENDITURES TO COMPLETION

The Corporation's business strategy is to in-license rights to promising drug products, further develop those products by progressing the products toward regulatory approval by conducting and managing clinical trials, and finally to out-license rights to manufacture and/or market resulting drug products to other pharmaceutical firms in exchange for royalties and license fees. The path to commercialization is varied and uncertain such that the Corporation cannot anticipate the path to be taken by the Corporation or our joint venture subsidiaries for any particular product. It is not possible for the Corporation to predict or even estimate the nature, timing, or future costs, project completion dates, or when material net cash flows might be realized on any particular project. However, we do expect that our costs will increase as we continue to develop each of the licensed products and move each licensed product closer to commercialization. Our expectations could change quickly in the event that we are able to out-license any product.

The Corporation's business strategy is to use our product development capabilities to bridge discoveries and research from scientific/academic institutions or other biopharmaceutical companies, on the one hand, with commercial manufacturing and marketing of biopharmaceutical products, on the other hand. Out-license opportunities could occur at any time. Licensees would be expected, to the extent necessary, to: participate in the remaining clinical development required to obtain final regulatory approval for the product; relieve the Corporation of some or all of the costs to finalize development; and/or pay us upfront and milestone payments. To date, the Corporation (i) has out-licensed TheraCIM in certain European countries to Oncoscience, (ii) has entered into an out-licensing agreement with Tarcanta relating to TGFa and HER-1, (iii) has formed a joint development team with Shin Poong Pharmaceutical Company of Seoul, Korea ("Shin Poong") to oversee the expansion of the development program for tesmilifene into gastric cancer and (iv) through a subsidiary, has partnered with Kuhnil Pharmaceutical Company of Seoul, Korea ("Kuhnil") to expand the development program for TheraCIM-hR3 (nimotuzumab), its monoclonal antibody against the EGF receptor, for a specific population of patients with non-small cell lung cancer. See "Business - Licensing Arrangements
- Out-Licensing".

TREND INFORMATION

It is important to note that historical patterns of expenditures cannot be taken as an indication of future expenditures. The amount and timing of expenditures and therefore liquidity and capital resources vary substantially from period to period depending on the pre-clinical and clinical studies being undertaken at any one time and the availability of funding from investors and prospective commercial partners.

Other than as discussed above, the Corporation is not aware of any material trends related the Corporation's business of product development, patents and licensing.

OFF-BALANCE SHEET ARRANGEMENTS

The Corporation has certain arrangements with our subsidiaries that have an effect or may have a future effect on the Corporation's financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources in that there is no assurance that funds advanced to our subsidiaries will be reimbursed. The arrangements are described under "Risk Factors", "Organizational Structure - Arrangements with Subsidiaries" and in notes 1, 4 and 9 of the financial statements. The Corporation makes provision for any advances to the joint ventures that do not eliminate on consolidation such that the Corporation has recorded 100% of the results of operations and cash flows of these entities.

TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS

As of June 30, 2004, the only determinable future payments were those related operating lease obligations, which payments are set forth below.

                                             Less Than 1         1-3          3-5      More Than
 Contractual Obligations          Total          Year           Years        Years      5 Years
-------------------------        --------    -----------      --------       -----     ---------
Operating Lease (Expires:        $213,115      $58,632        $154,483         --          --
      January 2008)

In addition, as of June 30, 2004, the Corporation was party to certain licensing agreements that require the Corporation to pay a proportion of any fees that the Corporation may receive from sublicensees. The amounts of such fees are not known.

In addition, during the fiscal year ended June 30, 2004, the Corporation entered into a Clinical Research Services Agreement with POI, dated March 10, 2004. The Corporation has contracted with POI to conduct a Phase III clinical trial on it's behalf with tesmilifene in metastatic and recurrent breast cancer. POI in turn is contracting with others to perform services and to recruit and treat patients. The contract with POI is payable over the term of the trial and payments due are dependent on the number of patients recruited, number of countries trials are conducted in, the length of time over which the clinical trials are to be conducted and the time for completion of all Phase III clinical trials. The Corporation is liable for certain payment of clinical services costs, data management costs and pass through costs.

Finally, DELEX occupies 7,200 square feet of space at 6535 Millcreek Drive in Mississauga Ontario pursuant to a lease amending and extension agreement dated March 1, 2005 and expiring on the last day of February 2006. Annual rent is $45,000 under the lease.

The Corporation plans to continue the clinical development of tesmilifene and Norelin and is in discussion with others regarding additional clinical trials for TheraCIM. There are also ongoing activities directed at licensing out tesmilifene and TheraCIM. The Corporation anticipates that it has sufficient cash to support its current development program to beyond the end of fiscal 2006.

                                    BUSINESS

HISTORY AND DEVELOPMENT OF THE CORPORATION

YM BioSciences Inc. was incorporated under the laws of Ontario on August 17, 1994 and on December 11, 2001 the Corporation continued into the Province of Nova Scotia under the Nova Scotia Companies Act. The head office and principal place of business of the Corporation is Suite 400, Building 11, 5045 Orbitor Drive, Mississauga, Ontario, Canada, L4W 4Y4, telephone number (905) 629-9761. The registered office of YM is 1959 Upper Water Street, Suite 800, Halifax, Nova Scotia, Canada, B3J 2X2.

The Corporation was founded in 1994 to acquire rights to develop drug products. The Corporation is principally focused on cancer therapeutics and products relevant to patients with cancer.

In 1995, the Corporation secured our first drug licenses and our initial financing. The Corporation initially licensed a range of drug products at various stages of assessment and development, including certain of the Corporation's current anti-cancer products. In 1998, the Corporation decided to concentrate on cancer related products. The Corporation has used funds raised in our initial financing and subsequent financings in 1997, 1999, 2000, 2002, 2003 and 2004 to advance certain of our licensed drug products through clinical trials in Canada, the United States and Europe, and to expand our portfolio of cancer products by licensing additional drug products in later stages of development. In addition, the Corporation licensed certain drug products that were in pre-clinical development for which we participated in development costs. In 2005, we purchased DELEC whose first product for development is for the treatment of acute pain, including cancer pain. See "Business of the Corporation
- Products in Clinical Development" and "- Products in Pre-Clinical
Development".

Investments in capital assets totaled $16,284 during the last three full fiscal years and the subsequent nine month period ended March 31, 2005. Such investments consisted primarily of leasehold improvements and office computer equipment.

                                    Capital Expenditures    Capital Dispositions
                                    --------------------    --------------------
Nine months ended March 31, 2005          $7,391                   $0
Year ended June 30, 2004                  $3,724                   $0
Year ended June 30, 2003                  $2,361                   $0
Year ended June 30, 2002                  $2,808                   $0

There are no principal capital expenditures and divestitures currently in progress.

There is no indication of any public takeover offers by third parties in respect of the YM's shares or by YM in respect of other companies' shares which have occurred during the last and current financial year.

BUSINESS OVERVIEW

OVERVIEW

The Corporation is a biopharmaceutical company engaged in the development of products primarily for the treatment of patients with cancer. YM in-licenses substances designed for use in anti-cancer therapy and cancer-related conditions in order to advance them along the regulatory and clinical pathways toward commercial approval. The Corporation's licenses generally cover the major market countries of the developed world (including Canada, the United States, Japan and Europe) or are world-wide. The Corporation uses our expertise to manage and perform what we believe are the most critical aspects of the development process which include the design and conduct of clinical trials, the development and execution of strategies for the protection and maintenance of intellectual property rights and the interaction with health regulatory authorities internationally. YM concentrates on development and does not engage in discovery, avoiding the significant investment of time and capital that is generally required before a compound is identified and brought to clinical trials. YM both conducts and out-sources clinical trials and out-sources the manufacture of clinical materials to third parties.

The Corporation's current portfolio of products in clinical development includes three anti-cancer agents (a small molecule, a vaccine and a monoclonal antibody) in a number of formulations targeting eight different tumors and/or stages of cancer as well as products for the treatment of pain, including cancer pain. The Corporation also has an interest in two additional anti-cancer immunotherapies in pre-clinical development. The Corporation intends to license the rights to manufacture and market our drug products to other pharmaceutical companies in exchange for license fees and royalty payments and to continue to seek other in-licensing opportunities in pursuing our business strategy. The Corporation does not currently intend to manufacture or market products although we may, if the opportunity is available on terms that are considered attractive, participate in ownership of manufacturing facilities or retain marketing or co-development rights to specific drugs.

BUSINESS STRATEGY

The Corporation is principally focused on development of products for the treatment of cancer or cancer-related conditions. YM's strategy is to license rights to promising products, further develop those products by conducting and managing clinical research and trials and progressing the products toward regulatory approval, and sub-license or out-license rights to manufacture and/or market resulting drug products to other pharmaceutical firms in exchange for royalties and license fees. The Corporation seeks to use our product development capabilities to bridge discoveries and research from scientific/academic institutions or other biopharmaceutical companies, on the one hand, with commercial manufacturing and marketing of biopharmaceutical products, on the other hand.

The main elements of the Corporation's business strategy are described below:

Identification of Product Candidates. The Corporation directly performs scientific evaluation and market assessment of biopharmaceutical products and research developed by scientific/academic institutions and other biopharmaceutical companies. As part of this process, the Corporation evaluates the related scientific research and pre-clinical and clinical research, if any, and the intellectual property rights in such products and research, with a view to determining the therapeutic and commercial potential of the applicable product candidates.

In-Licensing. Upon identifying a promising biopharmaceutical product, the Corporation seeks to negotiate a license to the rights for the product from the holder of those rights, the developer or researcher. The terms of such licenses vary, but generally the Corporation's goal is to secure licenses that permit us to engage in further development, clinical trials, intellectual property protection (on behalf of the licensor or otherwise) and further licensing of manufacturing and marketing rights to any resulting products. This process of securing license rights to products is commonly known as "in-licensing".

Further Development. Upon in-licensing a cancer-related product, the Corporation's strategy is to apply our skills and expertise to progress the products toward regulatory approval and commercial production and sale in major markets. These activities include implementing intellectual property protection and registration strategies, performing or having performed for it, pre-clinical research and testing, the formulating or reformulating of drug products, making regulatory submissions, performing or managing clinical trials in target jurisdictions, and undertaking or managing the collection, collation and interpretation of clinical and field data and the submission of such data to the relevant regulatory authorities in compliance with applicable protocols and standards.

Out-Licensing. The Corporation generally plans to further license manufacturing and marketing rights to our licensed products to other pharmaceutical firms. This is commonly known as "out-licensing". Under the Corporation's business model, licensees would be expected, to the extent necessary, to participate in the remaining clinical development required to obtain final regulatory approval for the product. The Corporation expects that out-licensing would result in a pharmaceutical company or other licensee marketing or manufacturing the product in return for licensing fees in addition to royalties on any sales of the product. Management believes this model is consistent with current biotechnology and pharmaceutical industry licensing practices. In addition, although out-licensing is a primary strategy of the Corporation, the Corporation may retain co-development or marketing rights to particular products or territories. To date, the Corporation has out-licensed one of our products in certain European countries, our two anti-cancer pre-clinical products to two wholly-owned subsidiaries of a United States corporation and one of our products in South Korea. See "Business - Licensing Arrangements - Out-Licensing".

The Corporation actively searches for new product opportunities using the relationships of our management and advisory team and continuous monitoring of the academic and biotechnology environment in cancer treatment developments. The Corporation's staff analyses and evaluates opportunities and continuously reviews them. In addition, the Corporation has existing rights of first refusal in certain of our existing license agreements for certain additional products and extensions to existing products. The Corporation intends to seek other in-licensing opportunities in pursuing our business strategy.

CANCER AND CANCER THERAPEUTIC MARKET

According to Millennium Research Group, Inc. (June 2001) it was estimated that worldwide 10.1 million people are diagnosed with some type of cancer annually and in North America there were approximately 1.1 million new cases in 2000. The Millennium Research Group, Inc. projects that the incidence of new cases is likely to increase by 0.27% per year between 2000 and 2005. According to the American Cancer Society, in the United States cancer is the second leading cause of disease-related death, behind cardiovascular disease which it is predicted to surpass in the next few years. The principal reasons for this projection appear to be the aging population in more developed countries, environmental issues related to industrial development, and improvements in the treatment of cardiovascular disease. North America, Europe and Japan are the principal markets for cancer therapies because of the established healthcare and payor systems.

The principal types of cancer in the United States, accounting for approximately 55% of the incidence of all cancers, based on management's analysis, are prostate (17%), breast (16%), lung (13%) and colorectal (8%). These four types of cancer are also responsible for the highest combined mortality, accounting for approximately 50% of all cancer deaths in the United States. Bladder, ovarian, brain and oral cancer, as well as lymphoma, leukemia and melanoma account for the majority of the balance of cancer deaths. The incidence of a particular cancer varies greatly between continents, principally because of diet and habit.

Surgery, radiation and chemotherapy remain the principal effective treatments for cancer. Although there is an ongoing debate about the value of chemotherapeutics with regards to prolongation of life, their palliative value has resulted in significant improvements in quality of life for cancer sufferers. In addition, although the reason is not clearly understood, current cancer drugs are effective in only a subpopulation of individuals with the same disease. Notwithstanding this, revenues in the global oncology market were reported to be approximately U.S.$20 billion in 2003 (see http://www.bioscorpio.com/dmhc1926.htm), and are expected to increase to over U.S.$45 billion by 2011. The use of cancer therapies is forecast to increase as diagnostic methods improve (as already demonstrated in prostate cancer) and, particularly, as more effective treatments are developed.

Numerous new approaches to cancer are currently in clinical trials. As targets become validated and technologies improve, research is beginning to yield therapeutic approaches that appear to be more effective than existing ones. Monoclonal antibodies were first described in 1978, and are now beginning to yield commercially viable therapeutic products, such as Rituxan(R), the first monoclonal treatment for cancer, approved by the FDA in 1998. The Corporation is aware of only five naked monoclonal antibodies approved in the United States for the treatment of cancer, Rituxan(R), Campath(R), Herceptin(R), Avastin(R) and Erbitux(R) although many more are in development. A second approach to cancer treatment, therapeutic cancer vaccines, has been under development for many years, and the first such vaccine, Melacine(R), was approved in 1999 in Canada.

The Corporation is also developing a novel formulation of the opiod, fentanyl, for the treatment of moderate to severe pain, including cancer pain. In the United States cancer pain is suffered by more than 1.5 million patients. We are aware of numerous other companies that are pursuing approaches to the delivery of fentanyl including Cephalon, Inc. ("Cephalon"), Endo Pharmaceuticals Holdings Inc. ("Endo"), LAB International Inc. ("LAB"), Alexza Molecular Delivery Corporation ("Alexza"), Aradigm Corporation ("Aradigm"), Barr Pharmaceuticals, Inc. ("Barr"), CeNeS Pharmaceuticals plc ("CeNeS") and Alza Corporation ("Alza").

PRODUCTS IN CLINICAL DEVELOPMENT

The Corporation's current portfolio of products in clinical development includes three anti-cancer agents (a small molecule, a vaccine and a monoclonal antibody) in a number of formulations targeting eight different tumors and/or stages of cancer as well as product for the treatment of pain, including cancer pain (AeroLEF TM). The Corporation has also out-licensed two additional anti-cancer immunotherapies in pre-clinical development. A number of these involve newer approaches to the treatment of cancer and include two formulations of a monoclonal antibody, TheraCIM and RadioTheraCIM, and an anti-cancer therapeutic vaccine, NorelinTM, currently in clinical development as well as two anti-cancer therapeutic vaccines, HER-1 and TGFa, in preclinical development. The Corporation's lead product, tesmilifene, is a chemical that appears to enhance the activity of known chemotherapeutics. The Corporation's drug products target some of the most common cancer indications, including breast and prostate (early-stage as well as metastatic disease). YM is also pursuing several smaller cancer indications including head-and-neck cancer, brain cancers and certain indications with orphan drug designations. The Corporation expects, based on clinical trials done to date, to develop all of our clinical stage candidates beyond their respective initial indications.

TESMILIFENE

BACKGROUND:

Tesmilifene is a small molecule anti-cancer drug with multiple modes of action that appears to enhance the activity of traditional chemotherapy agents. Its chemical designation is N,N-diethyl-2-[4-(phenylmethyl)phenoxy]ethanamine hydrochloride. It has demonstrated synergistic effects with anthracyclines in late-stage clinical trials and with taxanes, 5-FU and platins in earlier-stage clinical and pre-clinical studies.

CLINICAL EXPERIENCE AND DEVELOPMENT PLANS:

Tesmilifene has been administered to more than 460 cancer patients and demonstrated to be well tolerated. The product has been approved by either or both of the FDA and Health Canada for use in numerous clinical trials including:

(c) Phase I/II study of tesmilifene alone and in combination with doxorubicin in patients with metastatic and recurrent breast cancer;

(d) Phase I/II study of tesmilifene in combination with various anti-neoplastic agents;

(e) Phase I/ II study of tesmilifene in combination with cyclophosphamide in patients with hormone-refractory prostate cancer;

(f) Phase II trial of tesmilifene plus doxorubicin in patients with metastatic and recurrent breast cancer;

(g) Phase II pilot study of mitoxantrone/prednisone plus tesmilifene in patients with symptomatic hormone-refractory metastatic prostate cancer;

(h) Phase II combination study of tesmilifene with doxorubicin and taxol in advanced breast cancer;

(i) Randomized Phase III trial of tesmilifene plus doxorubicin in patients with metastatic and recurrent breast cancer;

(j) Phase II combination study of tesmilifene with various taxanes in first-line metastatic and recurrent breast cancer; and

(k) Randomized Phase III trial of tesmilifene plus epirubicin and cyclophosphamide in patients with metastatic and recurrent breast cancer.

In October, 2003 the FDA provided clearance to the Corporation to initiate a Phase III trial, the design and endpoints of which were subject to a positive review by the FDA in March, 2003 under a process known as Special Protocol Assessment ("SPA"). An SPA is intended to provide official evaluation of, and agreement with, a protocol and endpoints to form the basis of a new drug application. In November, 2003 the Corporation received approval, from the FDA to apply an "adaptive design" to the pivotal trial for which the SPA had approved the protocol. This adaptive design, which in the case of YM's pivotal trial provides for "sequential analysis", permits the independent Data Safety Monitoring Board ("DSMB") to review the status of the patients in the trial and to conclude, at any point during the trial, whether the trial should be stopped because of sufficient evidence of the effect of tesmilifene; continued for the purpose of increasing the numbers of the patients in the trial; or stopped because of the absence of any effect (futility) of the drug in patients with metastatic and recurrent breast cancer. This sequential analysis can be applied at any point during the trial. The FDA has advised the Corporation that the first interim analysis of the data generated under this process may take place after 192 deaths have occurred in the patient population of the trial. Sequential analysis differs significantly from the classical trial design which requires enrollment of the full number of patients contemplated in the original protocol prior to which no review of the patients may take place except with a considerable statistical penalty being paid by the sponsor for the trial results. Under a sequential analysis a positive outcome would permit shortened time to approval, and thus to market. This shortened time period would also have the effect of "patient sparing" so that in the event of success no patients continue in the control arm and in the event of futility no additional patients are enrolled.

The Corporation has initiated the above-mentioned international Phase III trial of tesmilifene in metastatic and recurrent breast cancer in 700 patients. The FDA has agreed that the trial may be stopped after 192 patient events (deaths) have been recorded provided that certain results have been achieved, as determined by the DSMB.

In March 2004, the Corporation entered into a Clinical Research Services Agreement with POI, a clinical research organization ("CRO"), to conduct this Phase III trial internationally. POI in turn is contracting with others to perform services and to recruit and treat patients. The contract with POI is payable over the next few years and payments due are dependent on the number of patients recruited, number of countries trials are conducted in, the length of time over which particular clinical trials are to be conducted and the time for completion of all Phase III clinical trials. The Corporation is liable for certain payment of clinical services costs, data management costs and pass through costs. The agreement will terminate after POI has completed all services thereunder, if the parties mutually consent, or may be terminated by either party in the event of certain defaults by the other party. In the event the Corporation terminates the agreement without cause and prior to the study under the agreement being completed, then the Corporation must pay POI a termination fee of 10% of the remaining compensation, if any is still owed for clinical services costs and data management costs under the agreement at the time of the termination.

In January 2005, the Corporation and Shin Poong Pharmaceutical Company of Seoul, Korea ("Shin Poong") formed a joint development team to oversee the expansion of the development program for tesmilifene into gastric cancer. Shin Poong will fully fund development costs and will provide up-front, milestone and royalty payments. In addition, Shin Poong expects to launch a bridging study in the local population in calendar 2005 in order to allow the breast cancer indication currently under study by the Corporation to be launched in Korea and other Asian countries.

In May 2005, the Corporation, through a subsidiary, partnered with Kuhnil expand the development program for TheraCIM-hR3 (nimotuzumab), its monoclonal antibody against the EGF receptor, for a specific population of patients with non-small cell lung cancer.

The SouthWest Oncology Group, a U.S. National Cancer Institute-supported cancer clinical trials cooperative group, advised the Corporation that it proposes to undertake a randomized Phase II trial in which tesmilifene is to be combined with mitoxantrone (Novantrone(R))/prednisone and compared to results in patients to be treated with taxotere/estramustine/calcitriol for advanced, metastatic, hormone-refractory prostate cancer.

The Corporation completed a U.S./Canadian Phase II trial of tesmilifene in 29 patients in combination with mitoxantrone (Novantrone(R))/prednisone for the treatment of metastatic, hormone-refractory prostate cancer. Preliminary results from this trial were presented at the annual meeting of the American Society of Clinical Oncology ("ASCO") in May 2002. Those data demonstrated an objective reduction in pain in 75% of patients receiving tesmilifene/mitoxantrone/prednisone compared with 29% in previous studies who received mitoxantrone/prednisone alone and a decrease in PSA in 59% of patients compared with 33% in previous studies. Objective pain reduction is measured using a specific pain-related questionnaire and by discontinuance or reduction of treatment with analgesics.

The National Cancer Institute of Canada ("NCIC") and BMS, the then-licensee of tesmilifene, designed and conducted a global, open-label, randomized Phase III study of tesmilifene/doxorubicin versus doxorubicin alone in metastatic and recurrent breast cancer with tumor response and progression-free-survival as primary endpoints and overall survival as a secondary endpoint. A planned interim analysis failed to demonstrate improvement in tumor response and progression-free-survival and BMS terminated all clinical development. However, the 305 patients then enrolled in the study were followed by NCIC for overall survival.

At the 2001 ASCO meeting, two years after the decision by BMS to terminate development, the NCIC reported that an increase in overall survival of greater than 50% was seen in those patients who had received the tesmilifene/doxorubicin combination compared with patients receiving doxorubicin alone (23.6 months vs.
15.6 months; p<0.03, as adjusted). Results of the trial have been published in a major oncology journal.

MANUFACTURING:

Tesmilifene is a small molecule that is inexpensive and simple to manufacture through a two-step chemical process. The tesmilifene active drug substance is currently manufactured at Fabbrica Italiana Sintetici in Italy and is formulated into final drug product by Chesapeake Biological Laboratories Inc. in the United States. The Corporation understands that both of these suppliers operate facilities meeting GMP standards. The Corporation does not have supply agreements with these suppliers, but both have produced quantities for the Corporation to specification on a purchase order basis. The Corporation has not at this time engaged in detailed discussions regarding commercial scale manufacturing of tesmilifene, however, the Corporation believes that numerous pharmaceutical chemical manufacturers worldwide would be able to manufacture this compound at commercial scale.

INTELLECTUAL PROPERTY:

Aspects of tesmilifene, including its anti-cancer uses, are the subject of patents that have issued in the United States, Europe, Japan, Canada and Australia. Tesmilifene's cytoprotective end-use is the subject of other patents granted or pending in major markets. In addition, the drug's use in combination with anti-cancer agents to enhance the survival of cancer patients is the subject of patent filings in the U.S. and many other major and minor markets. The Corporation has obtained our rights to such patents principally under a license agreement with University of Manitoba and CancerCare Manitoba and also by assignment from our consultant, Vincent Research & Consulting Inc. See "Business - Licensing Arrangements".

The scope of patent coverage and the patent term differ by country. In the United States, the Corporation relies on three layers of basic patent protection. A key patent among these is U.S. 5,859,065, having claims relating to the use of tesmilifene and certain structurally related analogs in combination with any chemotherapeutic for the treatment of any cancer. The twenty year term of this patent expires in December 2010, but extensions of up to five additional years may be available under the Patent Term Restoration Act in the United States. We intend to take full advantage of the available term extension. In addition, in the United States, the Corporation is licensed under two granted patents with related coverage, namely, U.S. 6,284,799 expiring February 2014 and U.S. 5,747,543 expiring May 2015.

In addition to being licensed under these granted patents, YM is also licensed under numerous pending patents relevant to our clinical development program. These include national filings based on WO03/039526 and WO03/037318. This series of patent applications is focused on the survival advantage demonstrated following analysis of the phase III tesmilifene trial, and relates to a selection of patient subpopulations that will most benefit from the chemopotentiating and cytoprotective properties of tesmilifene. Patents resulting from these patent filings will expire in November 2022 in the United States and most other major markets.

The tesmilifene patent estate licensed to YM includes still other patents pending for particular chemotherapeutic/tesmilifene combination therapies adapted for improved efficacy in the treatment of breast and prostate cancers, among others.

In addition to patents, YM intends to rely on the available term of data exclusivity in the U.S. and other countries, given that we believe tesmilifene qualifies as an NCE. Furthermore, full advantage will be taken of the Orange Book provisions in the United States and equivalent provisions in Canada and other countries, as a means for delaying generic competition.

COMPETITIVE POSITION:

The primary competition for tesmilifene is other enhancers of standard chemotherapies and possibly the market reduction for those chemotherapies from the introduction of new drugs for tesmilifene's target conditions. Competition appears to be principally from antisense drugs and pGp inhibitors.

Avastin from Genentech is being developed as an inhibitor of vascular endothelial growth factor (VEGF) and its activity, while a different approach, could be competitive with tesmilifene.

Antisense drugs (including Genasense from Genta Incorporated, GTI 2501 from Lorus Therapeutics Inc. and ISIS 2503 from ISIS Pharmaceuticals) have the potential to become competitive for tesmilifene as chemopotentiators.

To the knowledge of the Corporation only one pGp inhibitor, Zosuquidar-LY335979 from Eli Lilly and Company, continues in clinical development.

The development of new drugs for metastatic and recurrent breast cancer could reduce the size of the market for currently used chemotherapeutics which tesmilifene is demonstrated to enhance. To the knowledge of the Corporation there are more than 300 studies in breast cancer currently underway.

THERACIM AND RADIOTHERACIM

BACKGROUND:

TheraCIM, targeting the EGFr, is a humanized MAb. The EGFr is present at high concentrations on the surface of many cancer cells and it is postulated that the binding of ligands to this receptor is important in the continuing growth of cancer cells. TheraCIM blocks this binding resulting in the potential for direct inhibition of cell growth or, possibly, cell destruction by the immune system. Improved tumor responses have been reported when MAbs are combined with other anti-cancer treatments.

The Corporation's EGFr MAb is being developed in the following formulations:


TheraCIM             Naked            Administered in combination with
                     Antibody         conventional radiation therapy.

RadioTheraCIM        Radiolabelled    For local injection directly into tumor
                     Antibody         resection cavities, such as in the
                                      treatment of brain cancers.


The discussion below on Manufacturing and Competitive Position refers to TheraCIM.

CLINICAL EXPERIENCE - THERACIM:

In October 2000, the Corporation initiated a Phase II clinical trial of TheraCIM in patients with locally advanced head-and-neck cancer completed in the first quarter of 2003. Twenty-four fully evaluable patients were recruited in five sites across Canada. The side effects seen to date in this study appear to be less severe than those previously noted with the current standard-of-care, chemoradiation, with no apparent loss of effectiveness of the combination therapy. TheraCIM appears to sensitize tumors to the degree that patients receiving the antibody appear to have in excess of twice the response rate to radiation than that reported for patients receiving radiation alone.

A previous Phase I/II trial for which recruitment was completed in the third quarter of calendar 2002 and conducted by the Corporation's licensor, CIMAB, resulted in 24 fully evaluable patients receiving TheraCIM with radiation. This trial demonstrated a significant benefit compared to radiation alone (greater than 60% complete response compared to approximately 30% complete response expected from radiation alone). Results of the trial have been published in a major oncology journal.

In July 2001, YM received approval from Health Canada, to initiate a Phase I/II study of TheraCIM hR3 in conjunction with radiotherapy in patients with brain cancer resulting from metastases from non-small-cell lung cancer. YM has postponed implementing this trial while we evaluate the results of trials of competitive approaches to treatment of this condition.

In June 2004, the Corporation was advised that Oncosicence, the Corporation's licensee, has enrolled the first patient in a 47-patient rolling Phase I/II trial in pediatric glioma, a form of brain cancer. In November 2004, the Corporation was advised that Oncoscience initiated thePhase I/II trial in Europe in patients with metastatic pancreatic cancer.

The Corporation has also been advised that recruitment for a randomized Phase III, 84 patient study in head-and-neck cancer with TherCIM together with radiation being conducted by the Corporation's licensor. A CIMAB-sponsored single-arm Phase II glioma study of the drug with radiation is also ongoing.

In August 2004, TheraCIM was designated an orphan drug by the European Medicines Agency for the Evaluation of Medical Products (EMEA) in Europe and in November 2004 by the FDA in the United States.


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

In December 2004, preliminary results were released from a randomized Phase II pivotal trial assessing the efficacy and safety of TheraCIM h-R3 (nimotuzumab), combined with radiation compared to radiation alone in locally advanced Stage 3-4, nasopharyngeal carcinoma, a subject of head-and-neck cancer. Of the 130 patients in the intent-to-treat analysis, those in the combination arm were reported to have a 90.6% Complete Response compared to 51.5% in the radiation-alone group. "Complete Response" is defined as the elimination of tumour at the primary site, locoregional lymph nodes and distant metastases. The study was conducted by the Corporation's licensor, CIMAB and Biotech Pharmaceuticals Limited, CIMAB's joint-venture partner in China. We are advised that the product was approved for sale in China in April 2005.

In January 2005, Oncoscience announced that the Phase II trial in children with brain cancer (glioma) utilizing the EGF receptor monoclonal antibody (h-R3) as a monotherapy achieved its clinical endpoint and that six of 17 evaluable patients (35.3%) enjoyed clinical benefit. Data from that trial were presented at the European High-Grade Glioma Meeting in February 2005. Oncoscience is proposing to conduct a new study which will be a randomized Phase III trial comparing radiation to radiation plus h-R3 as a first-line therapy following surgery in children with pontine glioma. Oncoscience advised that the trial is expected to enroll approximately 50 patients which it plans to initiate following regulatory approval. Oncoscience anticipates regulatory approval for pivotal trial in glioma in adults which is expected to enroll 100 patients and be initiated in the fourth quarter of 2005 if regulatory approval is received.

In March 2005, the FDA approved the use of TheraCIM h-R3 as a monotherapy in the treatment of a child with advanced glioma under an IND. The application to the FDA which resulted in the issuance of the IND to the investigator was prompted by the release of data from the Phase II monotherapy trial sponsored by Oncoscience in pediatric glioma presented in Europe in February 2005.

In May 2005, data were presented at the 2005 Annual Meeting of the American Society of Clinical Oncology (ASCO) on 24 evaluable patients treated with antibody in conjunction with radiation for high-grade malignant glioma. Complete response was achieved by 16.7%, partial response by 20.8%, 66.8% achieved disease stabilization for a total 87.5% objective response rate.

CLINICAL EXPERIENCE - RADIOTHERACIM:

In May 2003, data were presented at ASCO, the American Society of Clinical Oncology's annual meeting, of an investigator-led trial utilizing an Yttrium-90-labeled version of TheraCIM in 45 patients, post-excision, with glioma. It was concluded that this method is feasible and warrants further study. Since the trial is physician-sponsored, neither the Corporation nor CIMAB, the supplier of the RadioTheraCIM, control the conduct of the trial.

MANUFACTURING:

Currently, the agent of the Corporation's licensor, CIMAB, supplies TheraCIM and RadioTheraCIM in quantities sufficient to facilitate the clinical development of these products. It is expected that CIMAB will manufacture and supply, or will contract for the manufacture and supply of commercial quantities of TheraCIM and RadioTheraCIM in accordance with the current licensing agreements at such time and stage of product development as commercial quantities of these products are required. There is a risk that CIMAB may experience difficulties obtaining or producing commercially viable quantities of these products. Product from CIMAB's manufacturing plant has been approved for use in a clinical trial in Canada and Europe. The plant operates according to GMP principles and its cGMP compliance status has been reviewed on behalf of the Corporation by industry experts. However, the facility has not been inspected by a non-Cuban regulatory agency and the Corporation recognizes that the manufacturing facility has to continue to meet GMP standards in order to supply product for commercial use. Consequently, in 1999, the Corporation entered into a collaboration with the Biotechnology Research Institute ("BRI") of the National Research Council of Canada in order to fund the development of a manufacturing process to produce clinical grade material on a commercial scale. This collaboration yielded promising results, and CIMAB is currently working to develop a validated commercial scale manufacturing process and generate data required to satisfy applicable regulatory requirements.

The Corporation's license agreement for TheraCIM contemplates manufacturing of the product by CIMAB or a supplier contracted by CIMAB. Should CIMAB agree to alternative manufacturing arrangements, such as a sub-licensee of CIMYM manufacturing the product, the loss of manufacturing benefits to CIMAB may be reflected in a lower license fee and royalty payable to CIMYM than if manufacturing remains with CIMAB. See "Business - Licensing Arrangements".

MARKETING:

TheraCIM and RadioTheraCIM are licensed by the Corporation from a Cuban source, CIMAB, and as such are likely to be prohibited from sale in the United States unless OFAC issues a license or the U.S. embargo against Cuba is lifted.

INTELLECTUAL PROPERTY:

Aspects of TheraCIM, including claims to the antibody and its formulation, are the subject of patents that have issued in the United States and Canada and a patent application that has been granted in Europe. In addition, the combination of any EGF-based passive immunization (such as TheraCIM) together with any EGF-based active immunization is the subject of Patent Cooperation Treaty ("PCT") and United States patent applications. CIMYM is the exclusive licensee under a patent estate that includes composition of matter coverage for TheraCIM hR3, and further includes coverage for TheraCIM-based formulations and end-uses in the treatment of EGFr-dependent cancers. The composition of matter patents are granted in the United States, in Europe, are allowable in Japan, and are pending in Canada. The Corporation has obtained our rights to such patents under a license agreement with CIMAB, the company responsible for the commercialization of products developed at CIM and CBQ. See "Business - Licensing Arrangements".

CIMYM's key U.S. patent, U.S. 5,891,996 expires in November 2015, and term extensions of up to five years may be available under the Patent Term Restoration Act. The same term and extension apply also to the key European patent, EP 712863.

The Corporation is aware of U.S. patent #5,770,195 granted to Genentech, for the anti-cancer use of EGFr MAbs in combination with a cytotoxic agent. The Corporation is also aware of U.S. patents granted to others in this field. In April 2001, Rorer International (Overseas) ("Rorer") was issued the U.S. patent #6,217,866 which includes claims to any antibody targeting the EGFr administered with any anti-neoplastic agent. A counterpart patent has been granted in Europe. The Corporation has filed an opposition to the grant of the European patent. The Corporation believes that the Rorer patents are licensed to ImClone. In addition, the Corporation is aware of a separate series of national patent applications filed by ImClone, and represented by EP1080113, claiming the anti-cancer use of radiation in combination with any inhibitor of any receptor tyrosine kinase that is involved in the genesis of tumors. ImClone is also reported to have filed a PCT application covering the use of EGFr MAbs to treat patients having tumors that do not respond to treatment with conventional therapies. The Corporation is also challenging ImClone's claims in respect of the radiation-related patent applications by filing additional prior art at the relevant national patent offices. The outcome of these challenges cannot be predicted, and there can be no assurance that the Corporation will succeed in challenging the validity or scope of patent claims by ImClone or any other patent applicant. The Corporation has not incurred material expenses in connection with the challenges to ImClone's radiation-related patent application. See "Risk Factors - Patents and Proprietary Rights".

The manufacturing of TheraCIM may fall within the scope of process patents owned by Protein Design Labs Inc., Genentech, and the Medical Research Council of the United Kingdom. Management is aware that some of these process patents are currently being challenged by companies other than YM. In the event any of the applicable process patents are upheld, management believes we will be able to obtain licenses under such patents on commercially reasonable terms, though there can be no assurance thereof.

COMPETITIVE POSITION:

To the knowledge of the Corporation, other companies that are involved in the development of monoclonal antibody cancer therapeutics directly related to the Corporation's efforts include Abgenix/Amgen, Genmab, ImClone/BMS, and Merck.

The Corporation understands that OSI in concert with Genentech and Roche, and AstraZeneca have small molecules designed to target the tyrosine kinase domains of EGF receptors. The Corporation understands that Iressa(R), from AstraZeneca, has been approved in thirty-five countries, including Japan and the United States for third line monotherapy of Non Small Cell Lung Cancer ("NSCLC"). OSI reported that it has positive survival data in a phase III monotherapy study in treatment refractory NSCLC.

OSI's product, TarcevaTM, is reported to be in co-development with Roche and Genentech and is reported to be in numerous trials in various indications including Phase III registration studies. TarcevaTM has been approved in the United States for NSCLC. See "- Competition".

Erbitux(R), developed by ImClone/BMS and Merck, is approved in the United States, Canada, Germany, Austria and Switzerland for metastatic colorectal cancer in combination with irinotecan in irinotecan-refractory patients. Management understands that Erbitux(R) is under review by other regulatory agencies including European Medicines Agency (EMEA) ("EMEA"), the European regulatory agency.

NORELIN TM

BACKGROUND:

Originally developed by Biostar Inc. ("Biostar"), NorelinTM is an active specific immunotherapy agent that harnesses the immune system to block the activity of the master hormone GnRH, which controls the production of both male and female sex hormones. These hormones bind to receptors in malignant cancer cells and promote the growth and spread of cancer. By eliciting an antibody response to GnRH, NorelinTM is designed to block GnRH from reaching its receptors in the pituitary gland, thus reducing the amount of sex hormones in circulation and thus reducing their effect on tumor growth. NorelinTM consists of an adjuvant combined with the immunogen, the drug substance IPS-21, a proprietary carrier protein that is a non-toxic fragment of P. haemolytica, flanked by eight copies of GnRH on both ends. Extensive testing by Biostar of IPS-21 and product formulations has been carried out in numerous domestic and laboratory species, using a range of adjuvants and doses. In pre-clinical testing, NorelinTM has been effective in inducing an antibody response to GnRH, which in turn reduced sex hormones to sterilization levels in the pre-clinical animal models assessed. In addition, a significant anti-tumor effect has been demonstrated in several animal models.

CLINICAL EXPERIENCE:

In 2002, YM obtained a Clinical Trial Application approval from Health Canada for NorelinTM and a safety and immunogenicity study in patients with hormone-sensitive prostate cancer was initiated in the third quarter of calendar 2002. Hormone-dependent prostate cancer is characterized by elevated levels of testosterone, which fuels tumour growth, and elevated levels of PSA. The disease is currently managed by lowering the testosterone and PSA with pharmaceuticals or surgery. The trial enrolled patients in two stages. In the first stage (results reported in June of 2003), 12 patients were enrolled and treated with the Company's proprietary formulation of NorelinTM and were followed for 90 days. In the second stage, four patients were enrolled starting in mid-2004 and followed for 180 days before determining whether or not they responded. YM originally planned to enroll a total of 12 patients in the second stage, but voluntarily terminated enrollment of the trial when delays in trial implementation resulted in clinical supplies of the drug exceeding stability time-limits. The drug substance demonstrated excellent stability for four years, more than sufficient to consider it commercializable.

Patients from the first stage whose testosterone dropped significantly at 90 days were advanced into a long-term booster program. Seven of the 12 enrolled patients developed anti-GnRH antibodies and two went on to achieve castrate levels of testosterone by day 120. Those two patients received booster doses for approximately two years and are in long-term follow-up. They remain at castration levels with normalized PSA and have not demonstrated any sign of disease progression at >2.5 years.

Three patients from the first stage and three patients from the second stage received at least five doses of the vaccine and these patients were followed for 120 days. All responded to the vaccine, developing antibodies and achieving testosterone suppression. Three of these patients achieved complete reduction of testosterone to castration levels.

Adverse events reported included injection site pain in 8/16 (50%) patients, hot flashes 3/16 (19%), nausea 2/16 (13%), decreased libido 1/16 (6%) and headache 1/16 (6%). There was no testosterone flare and no bone pain or worsening of symptons reported.

The data are sufficiently compelling to warrant further clinical investigation which will require the manufacture of additional drug product. The evaluation of the cost of manufacturing are currently underway.

MANUFACTURING:

Unlike MAbs, NorelinTM can be produced in a bacterial host such as E. coli. Numerous production facilities are available in North America and elsewhere. The Corporation does not have a supply agreement with any particular supplier, but this drug has been produced in suitable quantities for the Corporation to specification on a purchase order basis. The drug substance was manufactured by Diosynth Inc., located in North Carolina, U.S., and the current drug product has been manufactured under cGMP conditions by the University of Iowa's Pharmaceutical Services Division, located in Iowa, U.S. The Corporation is aware of U.S. patent #6,303,123 owned by Aphton relating to the use of GnRH immunogenic conjugates to treat GnRH-dependent diseases, including prostatic hypertrophy, and is developing a strategy for addressing this patent should it prove relevant to the Corporation's commercial activities with NorelinTM.

INTELLECTUAL PROPERTY:

Aspects of NorelinTM, including claims to the fusion protein, its synthesis and its formulation, are the subject of patents that have issued in the United States, and patent applications are pending in a number of other major markets. The NorelinTM patent estate is extensive, and includes four key U.S. patents covering various aspects of NorelinTM as a composition of matter, the carrier component of the NorelinTM vaccine, as well as production of NorelinTM as a recombinant product. A key U.S. patent is U.S. 5,837,268, which covers the particular NorelinTM sequence, its formulation as a vaccine, and its end-use, and subject to any term restoration, will expire in 2012.

The Corporation has obtained our rights to such patents under a license agreement with Biostar. See "Business - Licensing Arrangements".

COMPETITIVE POSITION:

Although the Corporation is aware of numerous products in development for prostate cancer, the Corporation is aware of only three competing products in the GnRH vaccine field. Of the four products in development (including the Corporation's product), to the knowledge of the Corporation, a product by Aphton appears to be the most advanced, having reportedly completed Phase I testing and having reportedly commenced Phase II testing. The Corporation believes that the competitive vaccines are based on chemical synthesis and/or classical conjugation techniques, unlike NorelinTM which is produced in a bacterial host. As a result, the Corporation believes those competitive vaccines are complex mixtures of proteins that would be expected to be more difficult and expensive to produce than NorelinTM.

These vaccine products will seek to compete with existing treatments. Two existing products designed to induce chemical castration in the treatment of prostate cancer have been approved for marketing and have been in use for a number of years. These products, Lupron by TAP Pharmaceuticals and Zoladex by AstraZeneca, have a strong market presence.

AEROLEF TM

BACKGROUND:

AeroLEF TM is a proprietary formulation of fentanyl, an opioid analgesic, that is administered by inhalation. The development of AeroLEF TM as a pulmonary liposomal dosage form takes advantage of (1) the lung's large absorptive surface and thin barrier to absorption to permit rapid transport of the free fentanyl fraction (loading dose) into the systemic circulation and (2) the capacity of liposomes to function as reservoirs for the regulated release over time of the encapsulated fentanyl. AeroLEF TM is being developed to provide both rapid and extended opiod analgesic levels for patients with moderate to severe acute pain and cancer pain.

CLINICAL EXPERIENCE:

The clinical experience with AeroLEF TM includes two Phase I studies with healthy volunteers and one Phase II acute pain study in post-surgical patients carried out in Canada under IND submissions approved by Health Canada.

In the first Phase I study, both single and multi-dose regimens of AeroLEF TM dosing with nebulization resulted in therapeutic plasma concentrations detected during the dosing session and peak plasma fentanyl concentrations recorded at approximately the end of the 10-15 minute dosing session. Similar mean peak plasma fentanyl concentrations of 2.53 and 2.23 ng/ml were observed in the single dose and multi-dose arms, respectively. The mean plasma concentration of fentanyl was maintained within the target therapeutic range (0.5-2.0 ng/ml) for just over four hours in the AeroLEF TM treatments groups. By comparison, in the intravenous fentanyl arm of the study, the mean peak plasma fentanyl concentration was 2.80 ng/ml at about 5 minutes but the duration above 0.5 ng/ml was only until one hour post-dosing.

In a second Phase I study involving healthy volunteer subjects, multiple doses (up to 4 doses) of AeroLEF TM were administered with various commercially available nebulizer devices. The most favourable pharmacokinetic-pharmacodynamic profile was achieved following delivery of AeroLEF TM with the breath-actuated AeroEclipse(R) nebulizer from Trudell Medical. Based on these results, the AeroEclipse(R) device was selected for delivery of AeroLEF TM in the Phase II study.

The preliminary results of a Phase II acute pain study using AeroLEF TM as the primary postoperative analgesic were reported at the annual meeting of the American Society of Anesthesiologists in October 2004. The study involved a unique "dose to effective analgesia" following patient controlled administration of AeroLEF TM as the primary analgesic treatment in adult patients experiencing moderate to severe pain following elective knee surgery. This Phase II study demonstrated that 95% of patients successfully achieved analgesia via self-titration with AeroLEF TM as the primary medication. Eighteen (18) subjects rapidly achieved perceptible analgesia soon after commencing nebulization (median 2.7 min) and continued self-titration to a median time to effective/adequate analgesia of 17 minutes.

MANUFACTURING:

The AeroLEF TM manufacturing process involves a two step, controlled process that produces liposomal formulations with the target particle size and the target ratio of free and encapsulated fentanyl. AeroLEF TM clinical product supply for the two Phase I studies and the Phase II study was contracted to OctoPlus b.v., based in the Netherlands. During 2004, the manufacturing process was transferred to Dalton Pharma Services of Toronto, Ontario for production of AeroLEF TM to support future clinical trials and development activities. As AeroLEF TM advances to Phase III trials, the Company plans to engage a second contract manufacturer in the United States to provide pivotal trial materials and commercial supply. Fentanyl, the active pharmaceutical ingredient in the AeroLEF TM formulation, is commercially available from various vendors licensed to synthesize and market the controlled substance.

INTELLECTUAL PROPERTY:

The AeroLEF TM product is described in four patent families. DELEX owns key patents, expiring in 2014, claiming a method of administering systemic analgesia by inhaling free and liposome-encapsulated opiod analgesic. North American coverage includes a reissued U.S. patent and a pending application in Canada. DELEX owns two U.S. applications with counterpart PCT applications, expiring in 2024, claiming the formulation for use in a method comprised of continuously inhaling the formulation to deposit at least one rapid-onset opiod and one sustained-effect opiod in the lungs. A pending PCT application entitled "Stable Compositions" claims the liposomal composition and other physical characteristics.

The corporation is aware of U.S. patents owned by Phares Pharmaceutical Research NV related to liposome compositions. These patents expire in 2008 and are not expected to hamper the Corporation's commercial activities.

COMPETITIVE POSITION:

The opioid analgesic market which includes products based on morphine, fentanyl, oxycodone, or hydromorphone is currently dominated by several pharmaceuticals companies such as Johnson & Johnson Inc., Abbott Laboratories, Baxter International Inc., AstraZeneca PLC, Purdue Pharma L.P., Cephalon, Inc., Endo Pharmaceutical Holdings Inc., and Organon International. The fentanyl segment of the opioid analgesic market includes three approved routes of administration:

a) intravenous administration of fentanyl citrate available as generic products from various suppliers

b)    transdermal administration via the Duragesic(R) patch provides

c)    transmucosal administration via the Actiq(R) lollipop

Several competitors are developing non-invasive alternatives for enhanced delivery of fentanyl, including Alza Corporation (IONSYS for transdermal delivery), Cephalon (Oravescent Fentanyl for transmucosal delivery), Endo (Rapinyl for sublingual delivery), Aradigm (pulmonary delivery), Alexza (pulmonary delivery) and LAB (pulmonary delivery). All the competitors, to our knowledge, can deliver fixed dosage forms of the drug.

PRODUCTS IN PRE-CLINICAL DEVELOPMENT

TGFA CANCER VACCINE

BACKGROUND:

Human epidermal growth factors and their receptors are known to play an important role in both normal cell proliferation and in neoplastic growth. The EGFr is overexpressed in many human epithelial malignancies, including breast, bladder, ovarian, colon, lung, brain and esophageal cancer. In some tumors, EGFr overexpression is an indicator of a poor clinical prognosis. There are a number of ligands (proteins or peptides produced in the human body) that can bind to the EGFr and are postulated to promote cancer growth. These include EGF, TGFa, amphiregulin, heparin-binding EGF-like growth factor and betacellulin.

RATIONALE:

The most common ligand for the EGFr in human tissues is TGFa, which is often overexpressed in human epithelial malignancies. With this ligand, the EGFr forms a well-defined autocrine loop and there are numerous reports demonstrating the influence of the TGFa/EGFr system in human tumors. Increased production in the body of either EGFr or TGFa have been identified as early events in the progression of head-and-neck cancers. The autocrine loop EGFr/TGFa has also been found to be very important for the growth of human renal carcinoma cells. Furthermore, studies with both brain tumor cell lines and primary tumor tissues suggest that the TGFa and the EGFr function as an important autocrine loop in supporting proliferation of brain tumors. The relationship between TGFa and oncogenes is also established. One example is the relationship between TGFa and the oncogene c-myc. Overexpression of these genes is demonstrated in human cancers, suggesting that their interaction may be a critical step in malignant growth. Taken as a whole, these studies suggest that overexpression of EGFr and its ligand TGFa is frequent in human tumors.

INTELLECTUAL PROPERTY:

Aspects of the TGFa Vaccine, including claims for vaccines containing TGFa, are the subject of patent applications that have been filed in all major markets including the United States. The TGFa Vaccine would also fall under the scope of the passive/active immunization claims described in connection with TheraCIM, above. The Corporation has obtained our rights to such patent applications under a license agreement with CIMAB. See "Business - Licensing Arrangements".

CURRENT STATUS:

A TGFa/P64k fusion protein has been produced in E. coli and semi-purified. Immunized mice have mounted an anti-TGFa antibody response. A murine tumor model depending on TGFa expression for in vivo growth is currently under development.

HER-1 BASED CANCER VACCINE

BACKGROUND:

As described above, the EGF/EGFr system is an attractive target for cancer therapy. The EGFr is overexpressed in many malignant tumors of epithelial origin, such as breast, bladder, ovarian, colon, lung, brain and esophageal cancer. EGFr expression in human breast tumors has been correlated with a poor prognosis. Furthermore it has been demonstrated that expression of EGFr in breast tumor metastases is frequently elevated compared to the primary tumor, which suggests the involvement of EGFr in the metastatic process, though there can be no assurance thereof.

Although several MAbs against the EGFr, both naked and those associated with drugs, toxins or radioisotopes, are being evaluated for cancer immunotherapy, active specific immunotherapy with the EGFr itself has not, to the knowledge of the Corporation, been tested.


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

RATIONALE:

The HER-1 Vaccine project is aimed at developing a cancer vaccine composed of the extracellular domain of the human EGFr, presented in a Th1-pattern-inducing vehicle. An antibody response would block the interaction between EGFr and its ligands, provoking a cytostatic effect, but tumor shrinkage could also be induced by a cytotoxic T cell ("CTL") response.

INTELLECTUAL PROPERTY:

Aspects of the HER-1 Vaccine, including claims for vaccines containing HER-1, are the subject of patent applications that have been filed in the major markets including the United States. The HER-1 Vaccine would also fall under the scope of the passive/active immunization claims described in connection with TheraCIM, above. The Corporation has obtained our rights to such patent applications under a license agreement with CIMAB. See "Business - Licensing Arrangements".

The Corporation's license for the HER-1 Based Cancer Vaccine is suspended under the terms of the out-licensing agreement between the Corporation, CIMYM (Barbados), CIMAB and Tarcanta relating to Tarcanta licensing TGFa and HER-1 from CIMAB. In connection with the out-licensing agreement, CancerVax has announced that it has received a license from Treasury authorizing Tarcanta to enter into the transactions with CIMAB and the Corporation. See "Business - Licensing Arrangements - Out-Licensing" and see "Business - Licensing Arrangements - In-Licensing - Licenses for TheraCIM, RadioTheraCIM, TGFa and HER-1".

CURRENT STATUS:

In the product, the cDNAs encoding the extra-cellular domain ("ECD") of the human and murine EGFr have been cloned into expression vectors, and stable cell lines secreting these ECDs appear to have been established. Mice were immunized with the ECD of the murine EGFr in different immunogenic preparations. Specific T cell proliferation and antibody titers above 1/1000 were obtained without severe toxicity. Pre-clinical tumor challenge experiments are ongoing.

The Corporation's license for the TGFa Cancer Vaccine and the HER-1 Based Cancer Vaccine is suspended under the terms of the out-licensing agreement between the Corporation, CIMYM (Barbados), CIMAB and Tarcanta relating to Tarcanta licensing TGFa and HER-1 from CIMAB. Under the terms of the new agreement and in consideration for the suspension of the 2001 CIMYM License, the Corporation is entitled to receive an aggregate payment of $1,000,000 which is payable in four equal installments, the final payment due December 31, 2005. In addition, under the new agreement the Corporation may receive 35% of an aggregate of $16,350,000 in milestone payments. Finally, the Corporation retains an interest in the revenues from the manufacture and marketing of the drugs or from their sub-licensing. In connection with the out-licensing agreement, CancerVax has announced that it has received a license from Treasury authorizing Tarcanta to enter into the transactions with CIMAB and the Corporation. See "Business - Licensing Arrangements - Out-Licensing" and see "Business - Licensing Arrangements - In-Licensing - Licenses for TheraCIM, RadioTheraCIM, TGFa and HER-1".

COMPETITION

The biopharmaceutical industry is intensely competitive. Many companies, including other biopharmaceutical companies and biotechnology companies, are actively engaged in activities similar to those of the Corporation, including research and development of drugs for the treatment of cancer. More specifically, competitors for the development of new therapeutic products to treat cancer also focus on MAb-based cancer therapeutics, cancer vaccines and other approaches that are based on both active and passive immunotherapies and small molecule discovery and development. A 2001 survey by the Pharmaceutical Research and Manufacturers of America ("PhRMA") listed 399 new treatments for cancer that are currently being tested by researchers.

To the knowledge of the Corporation, other companies that are involved in the development of monoclonal antibody cancer therapeutics directly related to the Corporation's efforts include Abgenix/Amgen, Genmab, ImClone/BMS, and Merck. The Corporation understands that OSI in concert with Genentech and Roche and AstraZeneca has small molecules designed to target the tyrosine kinase domains of EGF receptors. Iressa(R) has been approved in twenty countries, including Japan and the United States for third line monotherapy of NSCLC. OSI reported that is has positive survival data in a phase III monotherapy study in treatment refractory NSCLC. TarcevaTM has been approved in the United States for NSCLC. Erbitux(R) is approved in United States, Austria, Canada, Germany and Switzerland for metastatic colorectal in combination with irinotecan in irinotecan-refractory patients. Erbitux(R) is under review by other regulatory agencies including EMEA the European regulatory agency.

Several competitors are developing non-invasive alternatives for enhanced delivery of fentanyl, including Alza Corporation (IONSYS for transdermal delivery), Cephalon (Oravescent Fentanyl for transmucosal delivery), Endo (Rapinyl for sublingual delivery), Aradigm (pulmonary delivery), Alexza (pulmonary delivery) and LAB (pulmonary delivery).

The Corporation expects to encounter significant competition for the pharmaceutical products we are developing and plan to develop in future. Many of the Corporation's competitors have substantially greater financial and other resources, larger research and development capabilities and more extensive marketing and manufacturing organizations than the Corporation. In addition, some such companies have considerable experience in pre-clinical testing, clinical trials and other regulatory approval procedures. There are also academic institutions, governmental agencies and other research organizations which are conducting research in areas in which the Corporation is working and they may also market commercial products, either on their own or through collaborative efforts. If any of these competitors were to complete clinical trials, obtain required regulatory approvals and commence commercial sales of their products before the Corporation they may achieve a significant competitive advantage.


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CLINICAL, PRE-CLINICAL AND BASIC RESEARCH

The Corporation, designs, funds and manages pre-clinical and clinical research, and may support, but does not conduct, basic research. The Corporation manages the development of products that we in-license through our own team of clinical, regulatory, licensing and business development executives and through a number of research and medical collaborations. The Corporation is responsible for filing applications with the relevant authorities for regulatory approval for clinical trials and conducts, or has conducted on our behalf, clinical trials to progress products in development toward regulatory approval and possible out-licensing for commercial sale. The Corporation's current licenses generally provide that the Corporation will conduct, or cause to be conducted, the tests and clinical studies necessary to progress products in development toward regulatory approval with a view to obtaining the approval for sale of the licensed drug from appropriate regulatory authorities. The Corporation has received regulatory approvals for clinical trials in a number of countries, including in Canada, the United States, the United Kingdom, Europe and South Africa from Phase I through Phase III. Some basic research is conducted at the facilities of the Corporation's licensors, and the Corporation pays for certain amounts of this research.

LICENSING ARRANGEMENTS

IN-LICENSING

LICENSE FOR TESMILIFENE

In November 2000, YM was granted an exclusive worldwide license by the University of Manitoba and The Manitoba Cancer Treatment and Research Foundation (now CancerCare Manitoba) (the "Original Licensor") for all products and formulations of tesmilifene pursuant to which the Corporation undertook the responsibility for the clinical development of the product and its commercialization. The tesmilifene license agreement is Exhibit 10.4 to this prospectus.

The Corporation must pay to the Original Licensor a specified minority percentage of revenues received from sub-licensing the product, after our recovery of certain specified development costs. If the Corporation manufactures and sells tesmilifene itself rather than through sub-licensing, the Corporation must pay a specified lesser minority percentage of net sales, after our recovery of certain specified development costs, to the Original Licensor. Management believes these royalties are consistent with general industry practice for similar arrangements. No royalties have been paid to date, and future royalties cannot be quantified because they are dependent on net sales, net royalties and net revenues which have not yet materialized. There can be no assurance as to if or when the Corporation may sell the licensed product nor enter into sub-licensing arrangements for the product. Under the terms of this license agreement, the Corporation has paid U.S.$300,000 over the years 2000, 2001 and 2002 for sponsored research. The Corporation must make reasonable efforts to ensure that the licensed product is efficiently marketed and distributed by November 2005. The Corporation may sub-license the product. This license agreement shall be in force as long as any patents thereunder are valid, or until such time as the license agreement is terminated by either party because of a default by the other party, by either party if the other party enters into liquidation or reorganization proceedings or receivership or bankruptcy, or by YM on 90 days written notice if there are no sub-licensees. In 2003, the Corporation acquired certain additional patent rights for the use of tesmilifene from Vincent Research and Consulting in exchange for a small share of YM's future royalty revenues. Management of YM does not consider the agreement with Vincent Research and Consulting to be material to YM as of the date hereof.

LICENSE FOR NORELIN TM

In October 2000, YM secured the exclusive, sub-licensable, worldwide license to the human therapeutic rights to NorelinTM from Biostar. The NorelinTM license agreement is Exhibit 10.2 to this prospectus. The license is non-exclusive with respect to diagnostic applications for P. haemolytica antibodies and excludes applications related to infectious diseases. Pursuant to the license, the Corporation paid 75,000 of our common shares and 37,500 warrants were granted to purchase our common shares. The warrants granted to Biostar were granted at a price of U.S.$9.00 per common share and expired on October 11, 2004. Finally, pursuant to the license, the Corporation is required to pay Biostar an amount equal to the lesser of (a) either two or four percent (depending on the nature of the product) of net sales, and (b) 10 percent of any sub-licensing revenue received by the Corporation. No such royalty payments have been paid to date, and future royalties cannot be quantified because they are dependent on net sales and sub-licensing arrangements which have not yet materialized. There can be no assurance as to if or when the Corporation may have net sales or enter into sub-licensing arrangements for the licensed products. This license agreement shall be in force as long as any patents thereunder are valid, or until such time as the license agreement is terminated by either party because of a default by the other party, by either party if the other party enters into liquidation or reorganization proceedings or receivership or bankruptcy, or by YM on 90 days written notice if there are no sub-licensees. Notwithstanding the foregoing, any sub-license will be terminated upon the termination of the underlying license between Biostar and the University of Saskatchewan. YM has been advised that certain rights to technology under the license depend on patents and patent applications, the prosecution and maintenance of which are funded by third parties pursuant to agreements with the Veterinary Infectious Disease Organization ("VIDO"), a division of the University of Saskatchewan. If such parties purport to abandon any such applications or patents, VIDO has the obligation to provide Biostar with the opportunity to fund the prosecution and maintenance of such applications and patents, if VIDO chooses not to do so itself. Similarly, Biostar has the obligation to provide YM with the opportunity to fund the prosecution and maintenance of such applications and patents, if Biostar chooses not to do so itself.


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

LICENSES FOR THERACIM, RADIOTHERACIM, TGFA AND HER-1.

(i) The 1995 CIMYM License

In May 1995, YM acquired an exclusive, sub-licensable license (as amended, the "1995 CIMYM License") from CIMAB, acting on behalf of CIM, to products for passive immunotherapy of cancer directed toward EGF and EGFr as targets, including hR3, a humanized MAb targeting the EGFr. CIMAB is the company responsible for the commercialization of products developed at CIM and the product licensed from CBQ. The 1995 CIMYM License is in respect of Europe, Canada, the United States, Japan, Australia, Taiwan, Singapore, Thailand, Hong Kong, South Korea, Malaysia, Indonesia and the Philippines. As a term of the 1995 CIMYM License, YM has a right of first refusal with respect to licensing any other products derived from the EGF and EGFr programs of CIMAB except its anti-EGFr monoclonal antibody for psoriasis in Europe. The 1995 CIMYM License is
Exhibit 10.6 to this prospectus.

Pursuant to the 1995 CIMYM License, in 1995 the Corporation incorporated CIMYM and assigned the 1995 CIMYM License to CIMYM. Pursuant to the terms of the 1995 CIMYM License, CIMAB acquired a 20% interest in CIMYM as partial consideration for the 1995 CIMYM License. In addition to that 20% equity interest in CIMYM, CIMAB is entitled to receive 10% of net revenues received by CIMYM. In addition, YM and CIMYM, pursuant to the terms of the 1995 CIMYM License, paid U.S.$2,750,000 for certain product development costs for TheraCIM and U.S.$330,000 for certain product development costs for RadioTheraCIM.

The terms of the 1995 CIMYM License provide for CIMYM to conduct or cause to be conducted pre-clinical and clinical trials to evaluate the licensed products and to work with CIMAB to select sites, develop protocols and instruct investigators for pre-clinical and clinical trials. CIMYM is to decide after the end of each stage of trials whether to proceed with further development or to terminate the 1995 CIMYM License with respect to that product. In addition, the 1995 CIMYM License provides that, where commercially reasonable, CIMYM shall file applications for regulatory approval to market the licensed products in the applicable territory. Pursuant to the 1995 CIMYM License, CIMAB has the right, subject to certain terms and conditions, to supply the related drug substances (i.e., TheraCIM and RadioTheraCIM) for commercial sale. CIMAB shall sell the product manufactured by it in Cuba to CIMYM at 85% of the sales price that CIMYM sets for the sale of the product to sub-licensees, thereby entitling CIMYM to the 15% difference. CIMYM shall use its best efforts to obtain a sub-license agreement in which CIMAB retains the right to manufacture the product. YM will be responsible for any failure of CIMYM to fulfill its obligations under the 1995 CIMYM License. This license agreement shall be in force as long as any patents thereunder are valid, or until such time as the license agreement is terminated by either party because of a default by the other party, or by CIMYM with written notice within 90 days after the end of a stage of pre-clinical trials or after each stage of clinical trials.

In connection with the 1995 CIMYM License, CIMYM entered into an international sales, marketing, manufacturing and administrative agreement with CIMYM (Barbados) pursuant to which CIMYM (Barbados) acquired the rights to market TheraCIM outside Canada (see "Arrangements with Subsidiaries"). CIMAB owns a corresponding 20% interest in CIMYM (Barbados).

(ii) The 2001 CIMYM License

In 2001, CIMYM (Barbados) acquired an exclusive, sub-licensable license (the "2001 CIMYM License") from CIMAB to two active immunotherapy products described as HER-1 Vaccine and TGFa Vaccine. CIMAB has the right to consent to any sub-licensee, such consent not to be unreasonably withheld. The 2001 CIMYM License is in respect of Europe, Canada, the United States, Japan, Australia, New Zealand, Taiwan, Singapore, Thailand, Hong Kong, South Korea, Malaysia, Indonesia and the Philippines. Under the 2001 CIMYM License, CIMYM (Barbados) has a right of first refusal with respect to licensing all other products derived from the EGF active immunotherapy program of CIM. The 2001 CIMYM License is Exhibit 10.5 to this prospectus.

The terms of the 2001 CIMYM License provide for CIMYM (Barbados) to conduct or cause to be conducted pre-clinical and clinical trials to evaluate the licensed products, and to work with CIMAB to select sites, develop protocols and instruct investigators for pre-clinical and clinical trials. CIMYM (Barbados) is to decide after the end of each stage of trials whether to proceed with further development or to terminate the 2001 CIMYM License with respect to that product. In addition, the 2001 CIMYM License provides that, where commercially reasonable, CIMYM (Barbados) shall file applications for regulatory approval to market the licensed products in the applicable territory. Pursuant to the 2001 CIMYM License, subject to certain terms and conditions, CIMAB has the right to supply the related drug substance (i.e., TGFa and HER-1) for commercial sale, unless sub-licensees require manufacturing rights. CIMAB shall sell the product manufactured by it in Cuba to CIMYM (Barbados) at either 90%, if there are no positive net revenues, or 100% of the best available price for the manufacture, supply and delivery of such product in Havana, Cuba.

If the Corporation elects to proceed with the license, the Corporation would be expected to make milestone and research and development payments, the amount of such payments to be negotiated between the Corporation and CIMAB. On signing of the 2001 CIMYM License, CIMYM (Barbados) paid CIMAB U.S.$125,000 for product develop costs.

The terms of the 2001 CIMYM License have been suspended pursuant to a License, Development, Manufacturing and Supply agreement entered into by the Corporation and its subsidiary, CIMYM (Barbados), Tarcanta and CIMAB on July 13, 2004. By the terms of this agreement with Tarcanta, the 2001 CIMYM License has been suspended until such time, if at all, there is a default under the agreement with Tarcanta. See "Business - Licensing Arrangements - Out-Licensing".

As at September 30, 2004 YM has advanced U.S.$24 million to CIMYM and CIMYM (Barbados), collectively, for the licensing and development of the products licensed by CIMYM. Under the terms of the 1995 and 2001 CIMYM Licenses, YM was given the right to recover all funds advanced to CIMYM and CIMYM (Barbados), collectively, from either CIMYM and CIMYM (Barbados). To the extent that the net revenues of CIMYM are less than or equal to the advanced amounts, YM is only permitted to recover such advances from 30% of the net revenues. At this time none of the advances have been repaid. There have been no revenues to date.

In connection with each of the 1995 CIMYM License and the 2001 CIMYM License, it is expected that, notwithstanding that CIMAB owns 20% of the voting securities of each of CIMYM and CIMYM (Barbados), it could, based on the terms of the relevant license, receive approximately 40% of the overall economic return from commercialization of the related drug products. This could occur, for example, if CIMAB manufactures the licensed product.

AEROLEF TM

The DELEX technology that constitutes the platform known as Rose-DS, or where AeroLEF TM is based, is owned not licensed.

OUT-LICENSING

The Corporation generally plans to out-license our licensed drugs to pharmaceutical companies for manufacturing and marketing under license, although we may retain co-development or marketing rights if management considers it appropriate to do so. Under the Corporation's business model, licensees would be expected, to the extent necessary, to participate in the remaining clinical development required to obtain final regulatory approval for the product. The Corporation expects that out-licensing would result in a pharmaceutical company or other licensee marketing or manufacturing the product in return for licensing fees and royalties on the sale of the product. Management believes this model is consistent with current biotechnology and pharmaceutical industry licensing practices.

The Corporation's objectives in seeking to out-license products include:

o obtaining long term revenue streams from royalty payments on the sale of the products;

o providing access to the resources and experience of large pharmaceutical companies;

o obtaining up-front payments for product sub-licensing rights; and

o minimizing development expenditures through cost sharing programmes (especially late-stage clinical trials and regulatory approval applications).

The Corporation believes that out-licensing arrangements could be attractive to pharmaceutical corporations because they would provide the prospective partner with access to new products without the initial research risk or earlier clinical development costs. Since partners are expected to be sought only at the later stages of a product's development, the Corporation anticipates that prospective licensees would view the Corporation's products as having a reduced risk of failure to achieve regulatory approval.

YM does not intend to develop our own manufacturing, marketing or distribution programmes although we may wish to participate in ownership of manufacturing facilities if appropriate opportunities become available. The Corporation intends to remain principally focused on the identification, further development and commercialization of in-licensed products.


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

THERACIM:

On November 12, 2003, the Corporation's subsidiary, CIMYM, licensed the rights for TheraCIM (known as "Theraloc" in Europe) in most of Europe to Oncoscience of Germany. This license agreement is Exhibit 10.3 to this prospectus. Under the terms of the agreement, CIMYM is entitled to receive up to U.S.$30 million as a share of any amounts received by Oncoscience in relation to development or sublicensing of the product and as a royalty on initial net sales. After CIMYM has received U.S.$30 million, CIMYM continues to receives royalties on net sales but at a lesser percentage. Oncoscience has agreed to use diligent and reasonable efforts to develop and commercially exploit TheraCIM in the licensed territory. No amounts or royalties have been received as of the date hereof by CIMYM from Oncoscience, since no sublicensing fees or net sales amounts have been received by Oncoscience. This license agreement may be terminated by either party in the event of specified breaches and insolvency events, if a Phase II trial of TheraCIM has not commenced in Europe within two years of licensing, or if certain regulatory approvals for marketing TheraCIM in Europe have not been obtained within five years. In addition, Oncoscience may terminate the agreement at any time on 90 days notice.

TGFA CANCER VACCINE AND HER-1 BASED CANCER VACCINE:

On July 13, 2004, the Corporation and its subsidiary, CIMYM (Barbados), have entered into a License, Development, Manufacturing and Supply Agreement with Tarcanta, two wholly-owned subsidiaries of CancerVax, and CIMAB relating to Tarcanta licensing TGFa and HER-1 from CIMAB. This agreement is Exhibit 10.15 to this prospectus. CancerVax has announced that it has received a license from OFAC authorizing Tarcanta to enter into the transactions with CIMAB and the Corporation. By the terms of this agreement with Tarcanta, the 2001 CIMYM License has been suspended until such time, if at all, there is a default under the agreement with Tarcanta. Under the terms of the new agreement and in consideration for the suspension of the 2001 CIMYM License, the Corporation is entitled to receive an aggregate payment of $1,000,000 which is payable in four equal installments, the final payment due December 31, 2005. In addition, under the new agreement the Corporation may receive 35% of an aggregate of $16,350,000 in milestone payments to be paid by Tarcanta upon the successful completion of certain research and development activities. The Corporation has no continuing involvement in these research and development activities and has no future obligations under the development plan established by the out-licensing arrangement between CIMAB and Tarcanta. Finally, the Corporation retains an interest in the revenues from the manufacture and marketing of the drugs or from their sub-licensing. Tarcanta has agreed to undertake further clinical development of the licensed drugs, and acquired an exclusive license to market and sell the products in North America, Europe and certain other jurisdictions. This agreement is terminable by a party in certain circumstances including in the event of specified breaches and insolvency events. CIMAB has the right to terminate if reasonable efforts are not made to file submissions for clinical trials for the licensed products, or if the first regulatory approval for marketing the licensed products is not received within 12 years. In addition, Tarcanta may terminate the agreement at any time on 180 days notice. In the event of early termination, the 2001 CIMYM License would be reinstated.

TESMILIFENE

In January 2005, the Corporation licensed the rights to tesmilifene to Shin Poong Pharmaceutical Company of Seoul, Korea ("Shin Poong"). They formed a joint development team to oversee the expansion of the development program for tesmilifene into gastric cancer. Shin Poong will fully fund development costs and will provide up-front, milestone and royalty payments. In addition, Shin Poong expects to launch a bridging study in the local population in order to allow the breast cancer indication currently under study by the Corporation to be launched in South Korea.

THERACIM-hR3 (NIMOTUZUMAB)

In May 2005, the Corporation licensed the rights to TheraCIM-hR3 (nimotuzumab) to Kuhnil. They formed a joint development team to oversee the expansion of the development program for TheraCIM-hR3 (nimotuzumab), its monoclonal antibody against the EGF receptor, for a specific population of patients with non-small cell lung cancer. Kuhnil will fully fund development costs and will provide up-front, milestone and royalty payments.

REGULATORY APPROVAL

Securing final regulatory approval for the manufacture and sale of human therapeutic products in Canada and the Corporation's other territories, including the United States, is a long and costly process that is controlled by that particular territory's national regulatory agency. The national regulatory agency in Canada is Health Canada, and in the United States it is the FDA. Other national regulatory agencies have similar regulatory approval processes, but each national regulatory agency has its own approval processes. Approval in either Canada or the United States does not assure approval by other national regulatory agencies, although often test results from one country may be used in applications for regulatory approval in another country.

Prior to obtaining final regulatory approval to market a drug product, every national regulatory agency has a variety of statutes and regulations which govern the principal development activities. These laws require controlled research and testing of products, government review and approval of a submission containing pre-clinical and clinical data establishing the safety and efficacy of the product for each use sought, approval of manufacturing facilities including adherence to GMP during production and storage, and control of marketing activities, including advertising and labeling.

None of the Corporation's products has been completely developed or tested and, therefore, we are not yet in a position to seek final regulatory approval to market any of our in-licensed products. To date we have obtained various regulatory approvals to develop and test our in-licensed products. Currently the Corporation is conducting an international Phase III trial of tesmilifene in metastatic and recurrent breast cancer in 700 patients. The Corporation has received regulatory approvals for the tesmilifene study in several countries, including Canada and the United States, and approval is pending in a few other countries. In addition, TheraCIM has been designated an orphan drug in Europe and by the FDA in the United States. See "Products in Clinical Development".


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

CANADIAN APPROVAL PROCESS

The manufacture, distribution and consumption of medical products, drugs and equipment is regulated by a variety of industry-specific statutes and regulations in Canada and the countries to which YM has rights for the licensed products. Drugs sold in Canada are regulated by the Food and Drugs Act (Canada) and the regulations made under that Act.

Even though a drug, medical product or device may be approved for use in another jurisdiction, it may not be sold in Canada until approved by Health Canada. Outside Canada, the regulatory approval process for the manufacture and sale of pharmaceuticals varies from country to country and the time required may be longer or shorter than that required by Health Canada.

The Food and Drug Regulations require licensing of manufacturing facilities, carefully controlled research and testing of products, governmental review and approval of test results prior to marketing of therapeutic products, and adherence to GMP, as defined by each licensing jurisdiction, during production.

The principal activities which must be completed prior to obtaining approval for marketing of a therapeutic drug product are essentially the same in Canada as in most major markets of the world and are as follows:

o Pre-clinical Animal Studies. Pre-clinical studies are conducted in animals to test pharmacology and toxicology and to do formulation work based on in vivo results.

o Phase I Clinical Trials. Phase I clinical trials consist of testing a product in a small number of humans for its safety (toxicity), dose tolerance and pharmacokinetic properties.

o Phase II Clinical Trials. Phase II clinical trials usually involve a larger patient population than is required for Phase I trials and are conducted to evaluate the efficacy of a product in patients having the disease or medical condition for which the product is indicated. These trials also serve to further identify side effects and risks in a larger group of patients.

o Phase III Clinical Trials. Phase III clinical trials involve conducting tests in an expanded patient population at geographically dispersed test sites (multi-center trials) in a controlled and/or uncontrolled environment to gather information about clinical safety and efficacy. These trials also generate information from which the overall benefit-risk relationship of the drug can be determined and provide a basis for drug labeling.

Two key factors influencing the progression of clinical trials are the rate at which patients can be recruited into clinical trials and whether effective treatments are currently available for the disease the drug is intended to treat. Patient recruitment is largely dependent upon the incidence and severity of the disease and the alternative treatments available, as well as alternate research studies.

A Clinical Trial Application must be filed and accepted by either the Therapeutic Products Directorate ("TPD") or the Biologics and Genetic Therapies Directorate ("BGTD") of Health Canada before each phase of human clinical trials may begin. The CTA application must contain specified information including the results of the pre-clinical or clinical tests completed at the time of the CTA application. In addition, since the method of manufacture may affect the efficacy and safety of a drug, information on chemistry and manufacturing methods must be presented. Health Canada conducts inspections to determine compliance with GMP. Good manufacturing practices and quality control procedures must be in place.

Upon completion of all clinical studies, the results are submitted to the TPD or BGTD as part of a New Drug Submission ("NDS"). A notice of compliance ("NOC") which permits marketing of the product typically takes between 12 and 24 months from the date a NDS is submitted.

Even after marketing approval has been obtained, further studies may be required to provide additional data on safety and efficacy in order to gain approval for the use of a drug as a treatment for clinical indications other than those for which the product was initially tested. Also, Health Canada conducts post-market surveillance programmes to monitor a product's side effects. Results of post-marketing programmes may limit or expand the further marketing of products. A serious safety or efficacy problem involving an approved drug or medical device may result in Health Canada action requiring withdrawal of the product from the market.

UNITED STATES APPROVAL PROCESS

In the United States, the FDA, a federal government agency, is responsible for the drug approval process. The FDA's mission is to ensure that all medications on the market are safe and are effective. The FDA's approval process examines potential drugs; only those that meet strict requirements are approved.


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

The drug approval process begins with the discovery of a potential drug. Pharmaceutical companies then test the drug extensively. A description of the different stages in the drug approval process in the U.S. follows.

Stage 1: Preclinical Research

After an experimental drug is discovered, research is conducted to help determine its potential for treating or curing an illness. This is called preclinical research. Animal studies are conducted to determine if there are any harmful effects of the drug and to help understand how the drug works. Information from these experiments is submitted to the FDA in an Investigational New Drug Application. The FDA reviews information in an IND Application and decides if the drug is safe to study in humans.

Stage 2: Clinical Research

In Stage 2, the experimental drug is studied in humans. The studies are known as clinical trials. Clinical trials are carefully designed and controlled experiments in which the experimental drug is administered to patients to test its safety and to determine the effectiveness of an experimental drug. The four general phases of clinical research are described below.

Phase I clinical studies are generally conducted with healthy volunteers who are not taking other medicines; patients with the illness that the drug will treat are not tested at this stage. Ultimately, Phase I studies demonstrate how an experimental drug affects the body of a healthy individual. Phase I consists of a series of small studies consisting of "tens" of volunteers. Tests are done on each volunteer throughout the study to see how the person's body processes, responds to, and is affected by the drug. Low doses and high doses of the drug are usually studied, resulting in the determination of the safe dosage range in volunteers by the end of Phase I. This information will determine whether the drug proceeds to Phase II.

Phase II clinical studies are conducted in order to determine how an experimental drug affects people who have the disease to be treated. Phase II usually consists of a limited number of studies that help determine the drug's short-term safety, side effects, and general effectiveness. The studies in Phase II are often controlled investigations, involving comparison between the experimental drug and a placebo, or between the experimental drug and an existing drug. Information gathered in Phase II studies will determine whether the drug proceeds to Phase III.

Phase III studies consists of numerous clinical trials that are used to more fully investigate the nature of the drug. These trials differ from Phase II trials because a larger number of patients are studied (sometimes in the thousands) and because the studies are usually of longer duration. As well, Phase III studies can include patients who have more than one illness and are taking medications in addition to the experimental drug used in the study. Therefore, the patients in Phase III studies more closely reflect the general population. The information from Phase III forms the basis for most of the drug's initial labeling, which will guide physicians on how to use the drug.

Phase IV studies are conducted after a drug is approved. Companies often conduct Phase IV studies to more fully understand how their drug compares to other drugs. Also, the FDA may require additional studies after the drug is approved. FDA-required Phase IV studies often investigate the drug in specific types of patients that may not have been included in the Phase III studies. FDA-required Phase IV studies can also involve very large numbers of patients to further assess the drug's safety.

Stage 3: FDA Review and Approval

Following Phase III, the pharmaceutical company prepares reports of all studies conducted on the drug and submits the reports to the FDA in a New Drug Application ("NDA"). The FDA reviews the information in the NDA to determine if the drug is safe and effective for its intended use. Occasionally, the FDA will ask experts for their opinion of the drug; this occurs at advisory committee meetings. If the FDA determines that the drug is safe and effective, the drug will be approved.

Stage 4: Marketing

After the FDA has approved the experimental drug, the pharmaceutical company can make it available to physicians and their patients. A company may also continue to conduct research to discover new uses for the drug. Each time a new use for a drug is discovered, the drug is once again subject to the entire FDA approval process before it an be marketed for that purpose.

ORGANIZATIONAL STRUCTURE

The Corporation has three material subsidiaries: CIMYM, CIMYM (Barbados), and DELEX.

CIMYM is 80% owned by the Corporation and 20% owned by CIMAB. It is a Canadian operating subsidiary incorporated under the laws of Ontario.

CIMYM (Barbados) is 100% owned by the Corporation. It is an international marketing subsidiary incorporated under the laws of Barbados.

DELEX is 100% owned by the Corporation. On May 2, 2005, the Corporation acquired all of the issued and outstanding shares of capital stock of DELEX. YM issued to the DELEX shareholders common shares of YM in consideration for their DELEX shares and additional shares of YM in consideration for working capital in DELEX. See "Recent Developments" for more details regarding the acquisition. DELEX is now a Canadian operating subsidiary of YM incorporated under the laws of Ontario.

ARRANGEMENTS WITH SUBSIDIARIES

YM and CIMAB entered into that certain Funding Agreement with CIMYM in November 1995 in connection with the 1995 CIMYM License. The Funding Agreement provides that YM will arrange for the appropriate studies and clinical trials for the licensed products held by CIMYM and will fund the cost of such studies and trials provided that doing so would not be commercially or scientifically unreasonable. Accordingly, YM makes the final determination as to whether or not a clinical trial expense is justified with respect to any given product. YM is entitled to be reimbursed for all funds we provide pursuant to the Funding Agreement out of revenue generated from the exploitation of the relevant license, subject to the successful development of the licensed products and adequate generation of revenue.

YM and CIMAB, contemporaneously with the assignment of the 1995 CIMYM License, entered into a joint-venture shareholders agreement (the "Shareholders Agreement") with CIMYM relating to its operation. Pursuant to the Shareholders Agreement, CIMYM is required to include nominees of CIMAB both as board members and as members of operating management. The Shareholder Agreement provides that:
(i) issued and outstanding shares of CIMYM may not be sold or transferred without the consent of both YM and CIMAB; (ii) the issue of additional shares of CIMYM shall first be offered to each of YM and CIMAB in proportion to their holdings, and thereafter, with the consent of both YM and CIMAB, to any other person; and (iii) the boards of directors of CIMYM will consist of five directors, three of whom are nominees of YM and two of whom are nominees of CIMAB. All material and out-of-the-ordinary-course-of-business contracts of CIMYM, including those relating to the borrowing of money, issuing guarantees, entering into non arm's-length agreements, paying dividends and pledging of property, must be approved by four-fifths of the Board of directors.

CIMYM (Barbados) was incorporated in Barbados in May 1996 to market the licensed products under the 1995 CIMYM License outside of Canada. YM and CIMAB have entered into a joint-venture shareholder agreement (the "Barbados Shareholders Agreement") with CIMYM (Barbados) relating to its operation. The terms of the Barbados Shareholders Agreement are consistent with the Shareholders Agreements, except that the boards of directors of CIMYM (Barbados) consists of a majority of directors nominated by YM. Material and out-of-the-ordinary-course-of-business contracts and approval for the strategic marketing plan and annual budget must be approved by a vote of the majority of directors, including the affirmative vote of at least one nominee of YM and one nominee of CIMAB. YM provides funding to CIMYM (Barbados) under similar terms and conditions as funding to CIMYM. All earnings of CIMYM (Barbados) are to be paid annually to the shareholders as dividends unless a change in such policy is approved by a majority of the directors, including one nominee of each of YM and CIMAB.

Pursuant to international sales, marketing, manufacturing and administrative agreements dated as of July 4, 1996, CIMYM sub-licensed certain of its respective rights to the licensed product under the 1995 CIMYM License to CIMYM (Barbados) in exchange for certain royalty payments.

Under the current arrangements, CIMYM (Barbados) will arrange for the out-licensing of the licensed products in all relevant territories except Canada. CIMYM remains responsible for all elements of commercializing the licensed products within Canada, and for the cost of commercializing the licensed products outside of Canada up to the point of out-licensing.

PROPERTY, PLANTS AND EQUIPMENT

FACILITIES

The Corporation currently occupies 5,800 square feet of space in Mississauga, Ontario pursuant to a sub-lease agreement dated July 31, 1997 (the "Sub-Lease") and a lease amending and extension agreement dated February 1, 2003 (the "Lease Amending Agreement"), such Lease Amending Agreement extended the initial terms of the Sub-Lease for a term of five years commencing on February 1, 2003 and expiring on January 31, 2008. The average annual costs, including operating expenses, are approximately $120,000.

DELEX occupies 7,200 square feet of space at 6535 Millcreek Drive in Mississauga Ontario pursuant to a lease amending and extension agreement dated March 1, 2005 and expiring on the last day of February 2006. Annual rent is $45,000 under this lease.

There are no environmental issues associated with the facilities and the Corporation currently has no plans to construct, expand or improve the facilities.

EQUIPMENT AND OTHER PROPERTY

As at March 31, 2005, the Corporation owned tangible fixed assets with a book value of $16,042, consisting primarily of computer equipment.

As at March 31, 2005, DELEX owned tangible fixed assets with a book value of approximately $380,000, including office and lab equipment and intellectual property.

                                  EXPORT SALES

The Corporation has not undertaken any export sales.

                        LEGAL OR ARBITRATION PROCEEDINGS

The Corporation is not a party to any material pending legal or arbitration proceedings and is not aware of any material contemplated legal proceedings to which we may be a party.

                                   MANAGEMENT

DIRECTORS AND SENIOR MANAGEMENT

Name                    Position                                            Period Served
------------------      ----------------------------------------------      -------------
David G.P. Allan        Chairman, Chief Executive Officer and Director      Since 1994

Thomas I.A. Allen       Director                                            Since 1996

Mark Entwistle          Director                                            Since 1997

John Friedman           Director                                            Since 2004

Henry Friesen           Director                                            Since 2001

Paul M. Keane           Officer                                             Since 1996

Vincent Salvatori       Officer                                             Since 2002

Len Vernon              Officer                                             Since 1997

Julius Vida             Director                                            Since 2001

Gilbert Wenzel          Director                                            Since 2001

Tryon M. Williams       Director                                            Since 1995


DAVID G.P. ALLAN - CHAIRMAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Mr. Allan has been Chief Executive Officer of the Corporation since April 1998 and Chairman of the Board of directors of the Corporation since August 1994. In 1992 Mr. Allan created the Knowledge-Based Industries Group for a Canadian investment bank where he was Executive Director until 1998. Mr. Allan is a former governor of The Toronto Stock Exchange, and the Canadian Healthcare Licensing Association and of the Awards Selection Committee for the Networks of Centres of Excellence in Canada.

THOMAS I.A. ALLEN, Q.C., F.C.I.ARB - DIRECTOR

Mr. Allen was called to the Bar in Ontario and began practicing law in 1965 concentrating on securities law and corporate law. He was a member of senior management of Gordon Capital Corporation, and its merchant bank, Gordon Investment Corporation, from mid 1989 until early 1994. Mr. Allen was counsel to Davies, Ward & Beck from 1994 until 1996 when he joined the Toronto office of the law firm Ogilvy Renault. Mr. Allen was Chairman of the Accounting Standards Oversight Council of Canada and a member of the Advisory Board of the Office of the Superintendent of Financial Institutions of Canada. Mr. Allen is a director of Bema Gold Corporation, Mundoro Mining Inc., GEAC Computer Corporation, and Middlefield Bancorp Limited. Mr. Allen is also currently Chairman of Westwind Capital Corp., the parent of a Canadian investment banking firm. Mr. Allen has been a director of the Corporation since December 1996.

MARK ENTWISTLE, M.A. - DIRECTOR

Prior to founding his own consulting practice in 1997 in international trade, political business intelligence and strategic communications, Mr. Entwistle was an Ambassador for Canada in the Caribbean from 1993 to 1997. Mr. Entwistle was previously a career diplomat with the Canadian Department of Foreign Affairs and International Trade in a variety of embassy positions from 1982 to 1997, and served as Press Secretary and Director of Communications to the Prime Minister of Canada from 1991-1993. He is a Fellow of the Canadian Defence and Foreign Affairs Institute. Mr. Entwistle has been a director of the Corporation since October 1997.

JOHN FRIEDMAN - DIRECTOR

Mr. Friedman launched the Easton Capital Group ("Easton") in 1993, with Easton Capital Corporation. In 1999, Easton Hunt Capital Partners was added to the Group. Prior to Easton, Mr. Friedman was a founder of Atrium Capital Corporation, which he helped manage from 1991-1993, and also the founder and Managing General Partner of Security Pacific Capital Investors from 1989 through 1991. Security Pacific Capital Investors was a $200-million private equity fund geared towards expansion financings and recapitalizations. Prior to joining Security Pacific, Mr. Friedman was a Managing Director and Partner at E.M. Warburg, Pincus & Co., Inc., where he spent eight and a half years from 1981-1989. Prior thereto, he worked at Shearson Loeb Rhoades and was an attorney with Sullivan and Cromwell from 1978 through 1980. He holds a JD degree from Yale Law School and a BA degree from Yale College. Mr. Friedman currently serves on the Boards of Conor Medsystems, Renovis, Acorda Therapeutics, Comverse Technology, Trellis Bioscience, YM BioSciences Inc., Assistive Technology, and ModelWire, Inc., and is co-chairman of the President's Council at the Cold Spring Harbor Laboratory. Mr. Friedman has been a director of the Corporation since April 2004.

HENRY FRIESEN, O.C., M.D., F.R.S.C. - DIRECTOR

Dr. Friesen is the Chair, Genome Canada, a non-profit organization that supports national genomics to benefit Canadian science and industry. His five year term as Chair expires on July 31, 2005. From 1991 to 2000 Dr. Friesen was President of the Medical Research Council of Canada, now known as the Canadian Institutes of Health Research. Dr. Friesen is noted for his discoveries about the human hormone prolactin and as Head of the Department of Physiology and Professor of Medicine at the University of Manitoba. Dr. Friesen is a Fellow of the Royal Society of Canada, a member of the U.S. National Academy of Sciences (Foreign Associate) and Institute of Medicine a Companion of the Order of Canada and also sits on the Board of directors of Sanofi Pasteur Canada and Spectral Diagnostics Inc. Dr. Friesen has been a director of the Corporation since November 2001.

PAUL M. KEANE, M.D., F.R.C.P.C., F.A.C.P., F.R.C. PATH - DIRECTOR, MEDICAL
AFFAIRS

Dr. Keane has been an officer of the Corporation since January 1996. Dr. Keane was Director of Clinical Research at Miles Canada Inc. (now Bayer Canada) from 1989 to 1995, prior to which he was Professor of Medicine at University of Calgary and Professor of Pathology at McMaster University. Dr. Keane has authored numerous scientific publications in peer review journals, has acted as a reviewer of research proposals for the Medical Research Council of Canada and has acted in an editorial capacity for a number of scientific journals.

VINCENT SALVATORI, PH.D. - EXECUTIVE VICE PRESIDENT

Dr. Salvatori has been an officer of the Corporation since December 2002. Dr. Salvatori is an experienced drug development executive with an accomplished background in the pharmaceutical and biotechnology industry. He has more than 23 years of experience in all aspects of drug development, corporate operations and external collaborations. Dr. Salvatori most recently held the position of Senior Vice President of Clinical Operations for Bioniche Life Sciences Inc. from May 1998 to July 2002. He was previously at StressGen Biotechnologies Corporation from January 1995 to April 1998 where he held the positions of Chief Operating Officer and Vice President of Research and Development, subsequently appointed to Senior Vice President. In this capacity, Dr. Salvatori was responsible for corporate operations, strategic management and clinical/regulatory development. Prior to joining StressGen, Dr. Salvatori was the Senior Director of Program Management at QLT PhotoTherapeutics Inc. from June 1990 to December 1994 and held various positions at Boehringer Ingelheim (Canada) Ltd. from April 1982 to June 1990.

LEN VERNON, B.SC., C.A. - DIRECTOR, FINANCE AND ADMINISTRATION

Mr. Vernon earned a B.Sc. in 1968 and was awarded his C.A. in 1972 with Clarkson Gordon & Co. (now Ernst & Young). He has held senior financial positions with a number of organizations both public and private. Prior to joining YM as an officer in July 1997, Mr. Vernon was an independent consultant working with senior management in a variety of industries. Prior to 1992 he was Vice-president, Finance and Administration of Unitel Inc. (now Allstream Inc.) a major Canadian telecommunications company.

JULIUS VIDA, PH.D., M.B.A. - DIRECTOR

Dr. Vida has been the President of Vida International Pharmaceutical Consultants, a consulting firm advising pharmaceutical and biotechnology companies, since 1993. Previously Dr. Vida was Director of Licensing and subsequently Vice President, Business Development, Licensing and Strategic Planning at Bristol-Myers Squibb, from 1975 to 1993. Dr. Vida is a director of a number of biotechnology firms including Medarex, Inc., Orphan Medical, Inc., FibroGen, Inc., OsteoScreen, Inc., Spectrum Pharmaceuticals Inc., and CSS Albachem Limited (U.K.). Dr. Vida has been a director of the Corporation since September 2001.

GILBERT WENZEL, PH.D. - DIRECTOR

Dr. Wenzel is currently President and Chief Executive Officer of Quisisana AG, a business development firm focused on pharmaceuticals. Prior to founding Quisisana in January 2003, Dr. Wenzel joined Novartis Group, a global pharmaceutical manufacturer, in November 2000 where he served as Head of Strategic Planning and a Member of its Executive Committee until January 2003. Prior to joining Novartis in November 2000, Dr. Wenzel spent 15 years with McKinsey & Co., an international management consulting firm, and was a member of the European Leadership Group of its Pharma/Healthcare Sector and of the European New Venture Initiative. From 1981 to 1985, Dr. Wenzel was at Hoechst AG in Germany and developed global strategies for generics and over-the-counter medicines. Dr. Wenzel has been a director of the Corporation since March 2001.

TRYON M. WILLIAMS, B.SC. (MATH) - DIRECTOR

Mr. Williams is the Chairman, CEO and director of CellStop Systems, Inc., an automobile electronics manufacturer, and Chief Executive Officer and director of Bingo.com, Ltd., an internet technology company. Since 1993, Mr. Williams has been Adjunct Professor, Sauder School of Business, The University of British Columbia. Mr. Williams is also currently a director of Infowave Software, Inc. and several other private corporations, but he is not standing for re-election to the board of Infowave Software, Inc. Mr. Williams has been a director of the Corporation since November 1995.

CLINICAL AND SCIENTIFIC ADVISORY BOARD

The Corporation maintains a Clinical and Scientific Advisory Board ("CSAB") composed of internationally recognized clinicians and scientists. Management meets with members of the CSAB periodically to review operational aspects of the Corporation's clinical and scientific programme and make recommendations with regard to the perceived trends and direction of medical and biopharmaceutical technologies and the industry generally. Each member of the CSAB has signed a confidentiality agreement with the Corporation. CSAB members receive honoraria paid by the Corporation of varying amounts per year. The current composition of the CSAB is as follows:

LORNE J. BRANDES, B.SC., M.D., C.R.C.P.C.

Professor, Departments of Medicine and Pharmacology/Therapeutics, University of Manitoba, Winnipeg, Manitoba, Canada; Section of Hematology/Oncology, CancerCare Manitoba, Winnipeg, Manitoba, Canada. Dr. Brandes has been an advisor since November 2000.

ROBERT S. KERBEL, PH.D.

Canada Research Chair in Molecular Medicine, Senior Scientist, Molecular & Cellular Biology Research, Sunnybrook and Women's College Health Sciences Centre/Toronto-Sunnybrook Regional Cancer Centre Professor, Departments of Medical Biophysics and Laboratory Medicine/Pathobiology, University of Toronto Recipient of the 2005 Robert L. Noble Prize for Excellence in Cancer Research from the National Cancer Institute of Canada. Dr. Kerbel has been an advisor since April 1999.

AGUSTIN LAGE DAVILA M.D. PH.D.

Director, Centro de Inmunologia Molecular, Havana, Cuba; Professor of Medicine, University of Havana. Dr. Davila was a director of the Corporation until his resignation on May 28, 2002 at which time he became an advisor.

RAYMOND M. REILLY, PH.D.

Associate Professor, Departments of Medical Imaging and Pharmaceutical Sciences, University of Toronto, Toronto, Ontario, Canada; Associate Scientist, Department of Medical Imaging, University Health Network, Toronto, Ontario, Canada. Dr. Reilly was an advisor since December 1998.

NICLAS STIERNHOLM, PHD.

Chief Executive Officer, Trillium Therapeutics Inc., Toronto, Ontario, Canada. Dr. Stiernholm was an executive vice-president of the Corporation until he resigned in December 2002 at which time he became an advisor.

MARK VINCENT, M.D., M.R.C.P., F.R.C.P.C.

Associate Professor, Department of Oncology, University of Western Ontario, London, Ontario, Canada; Staff Medical Oncologist, London Regional Cancer Centre, London, Ontario, Canada. Dr. Vincent is Chair of the CSAB and has been an advisor since October 1998.

DANIEL D. VON HOFF, M.D., F.A.C.P.

Professor of Medicine, University of Arizona and Executive Vice President, Translational Genomics Research Institute and Director, Translational Drug Development Division, Tucson, Arizona, United States. Dr. Von Hoff has been an advisor since July 2001.

COMPENSATION

COMPENSATION OF DIRECTORS

Directors of the Corporation who are not full-time employees of the Corporation are entitled to receive an annual retainer fee of $12,000 plus an attendance fee of $1,500 per meeting (with the exception of informational meetings) and per day spent traveling to attend the meeting, plus expenses. With respect to informational meetings, directors of the Corporation who are not full-time employees of the Corporation are entitled to an attendance fee of $500 per meeting and per day spent traveling to attend the meeting, plus expenses. In addition, the Chair of the Audit Committee is entitled to an annual retainer fee of $6,000 and the Chair of the each of the Compensation and the Corporate Governance and Nominating Committees are entitled to an annual retainer fee of $4,000. Members of the Audit, Compensation and Corporate Governance and Nominating Committees who are not full-time employees of the Corporation are entitled to an attendance fee of $1,500 per meeting and per day spent traveling to attend the meeting, plus expenses. As at March 31, 2005 the number of options held by non-executive directors is 772,058. An additional 706,250 options are held by the Chairman and Chief Executive Officer.

COMPENSATION OF EXECUTIVE OFFICERS

The compensation payable to the executive officers of the Corporation is established by the Compensation Committee, no member of which is or has been an executive officer or employee of the Corporation or our subsidiaries.

The following table sets forth a summary of compensation paid during the fiscal years ended June 30, 2004, 2003 and 2002 to the Corporation's Chief Executive Officer and our four next most highly compensated executive officers (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                          ANNUAL COMPENSATION                          LONG TERM COMPENSATION
                                                                         AWARDS       RESTRICTED
                                                                        SECURITIES    SHARES OR      PAYOUTS
                                                                          UNDER       RESTRICTED       LTIP        ALL OTHER
NAME AND PRINCIPAL                   SALARY    BONUS    OTHER ANNUAL     OPTIONS     SHARE UNITS     PAYOUTS     COMPENSATION
     POSITION           YEAR          ($)       ($)     COMPENSATION     GRANTED       ($) (1)        ($)(2)        ($)
David G.P. Allan,       2004        259,000    Nil         Nil            200,000         Nil           Nil          Nil
Chief Executive         2003        250,000    15,000      Nil            110,000         Nil           Nil          Nil
Officer                 2002        160,000    24,000      Nil            Nil             Nil           Nil          Nil

Paul Keane,Director     2004        155,000    Nil         Nil            75,000          Nil           Nil          Nil
Medical Affairs         2003        150,000    25,000      Nil            54,000          Nil           Nil          Nil
                        2002        125,000    18,750      Nil            Nil             Nil           Nil          Nil

Vincent Salvatori,      2004        207,000    Nil         Nil            40,500          Nil           Nil          Nil
Executive VP (3)        2003        149,000    Nil         Nil            39,000          Nil           Nil          Nil

Len Vernon, Director    2004        153,000    Nil         Nil            41,000          Nil           Nil          Nil
Finance and             2003        148,000    4,000       Nil            54,000          Nil           Nil          Nil
Administration          2002        140,000    21,000      Nil            Nil             Nil           Nil          Nil

1. The Corporation has not at any time granted restricted shares to executives or other employees.

2. The Corporation has not established any Long Term Incentive Plans (LTIPs) as defined by the regulations to the Securities Act (Ontario), which specifically exclude option plans.

3. Dr. Salvatori joined YM in December 2002.

LONG TERM INCENTIVE PLANS

The Corporation has no long-term incentive plan in place and there were no awards made under any long term incentive plan to directors or Named Executive Officers during the fiscal year ended June 30, 2004. A "Long Term Incentive Plan" is a plan under which awards are made based on performance over a period longer than one fiscal year, other than a plan for options, stock appreciation rights or restricted share compensation.

OPTION GRANTS

The following table sets forth information concerning options for the purchase of shares granted during the fiscal year ended June 30, 2004 to the directors and Named Executive Officers.

                     OPTION GRANTS DURING THE MOST RECENTLY
                            COMPLETED FINANCIAL YEAR


                                            % OF TOTAL                          MARKET VALUE OF
                                         OPTIONS GRANTED                          SECURITIES
                                         TO EMPLOYEES IN                      UNDERLYING OPTIONS
                           SECURITIES     FINANCIAL YEAR    EXERCISE PRICE      ON THE DATE OF
          NAME          UNDER OPTION (1)                    ($/SECURITY)       GRANT ($/SECURITY)      EXPIRATION DATE
David G.P. Allan             200,000           25%               1.75                1.70              Nov. 27, 2013
Paul Keane                    75,000            9%               1.75                1.70              Nov. 27, 2013
Vincent Salvatori             40,500            5%               1.75                1.70              Nov. 27, 2013
Len Vernon                    41,000            5%               1.75                1.70              Nov. 27, 2013
Thomas I. A. Allen            25,660            3%               1.75                1.70              Nov. 27, 2013
Mark Entwistle                25,660            3%               1.75                1.70              Nov. 27, 2013
Henry Friesen                 25,660            3%               1.75                1.70              Nov. 27, 2013
John D. Morgan(2)             25,660            3%               1.75                1.70              Nov. 27, 2013
Julius Vida                   25,660            3%               1.75                1.70              Nov. 27, 2013
Gilbert Wenzel                25,660            3%               1.75                1.70              Nov. 27, 2013
Tryon Williams                25,660            3%               1.75                1.70              Nov. 27, 2013
Williams (in trust)            5,000            1%               1.75                1.70              Nov. 27, 2013
John Friedman(2)              50,000            6%               2.10                2.10              Apr. 5, 2014

1. The options vest 1/3 immediately and 1/3 on each of the two subsequent anniversaries.

2. John Morgan resigned from the board in April, 2004 and was replaced by John Friedman.

None of Messers. Allan, Keane, Salvatori and Vernon (the "Named Executive Officers") exercised any options during the fiscal year ended June 30, 2004.

The following table shows the number of options to purchase common shares held by the Named Executive Officers and the value of unexercised in-the-money options of such persons as at the end of the Corporation's fiscal year ended June 30, 2004:

                 OPTIONS HELD AND FISCAL YEAR END OPTION VALUES

                                                                                     VALUE OF UNEXERCISED
                                       UNEXERCISED OPTIONS                           IN-THE-MONEY OPTIONS
                                        AT JUNE 30, 2004                              AT JUNE 30, 2004(1)
                                 -------------------------------                ------------------------------
NAME                             VESTED                 UNVESTED                VESTED                UNVESTED
----------------                 ------                 --------                ------                --------
David G.P. Allan                 451,417                204,833                $247,731               $398,206
Paul Keane                       118,900                 85,100                 $33,000                $19,500
Vincent Salvatori                 43,575                 36,425                 $66,221                $71,029
Len Vernon                       107,567                 62,433                 $79,443               $109,558

1. Values have been based on the closing price of the common shares on the Toronto Stock Exchange on June 30, 2004 of $3.70 per share.

EMPLOYMENT ARRANGEMENTS AND TERMINATION OF EMPLOYMENT

Certain executive officers of the Corporation, namely each of Messrs. Keane, Salvatori, and Vernon, are entitled to receive six months salary upon termination if such termination is caused by a change of control of the Corporation. The Chief Executive Officer of the Corporation, namely Mr. Allan, is entitled to receive twenty-four months salary upon termination if such termination is caused by a change of control of the Corporation. These arrangements were put in place by a resolution of the board of directors. Other than the foregoing arrangements, the Corporation does not currently have employment agreements with any of the Named Executive Officers.

PENSION PLANS AND RETIREMENT BENEFITS

The Corporation does not provide any pension, retirement or similar benefits.

LICENSING BONUS POOL

The Corporation has established a licensing bonus pool to reward management and employees for the completion of product licenses of the Corporation's products. The Corporation will contribute to the licensing bonus pool in three different situations.

The first situation when the licensing bonus pool will be credited is when the Corporation receives a license fee or an applicable milestone payment under a license agreement, then the bonus pool will be credited by a percentage of the cumulative signing or milestone payments received for each product in the Corporation's portfolio. The percentages will range from 2.70% to 11.00%. The actual percentage paid will depend on: whether the product is being licensed for the first, second or third time; the royalty rate paid by the licensor to the Corporation; and whether the amount of payment paid to the Corporation is $10 million, $20 million, $30 million or greater. For example, if the royalty rate is greater than 17% and the payment paid to the Corporation is on the first $10 million received by the licensor, then the Corporation will credit the bonus pool 11.00% of the cumulative signing or milestone payments.

The second situation when the licensing bonus pool will be credited is if a licensor directly invests in the Corporation by purchasing shares out of treasury in exchange for the licensing rights to a particular drug. In the event of such a direct investment, 2% of the amount of direct investment "at market" (defined as the average trading price of shares for twenty trading days preceding announcement of the license) will be contributed to the licensing bonus pool. In the event that a portion of the direct investment is at a premium to "market", then 10% of the first million dollars of premium, 15% of the second million dollars of premium, 20% of the third million dollars of premium and 25% of the remainder of the premium, will be contributed to the licensing bonus pool.

The third situation when the licensing bonus pool will be credited is if the Corporation sells an interest in a product to a development partner and the Corporation retains an interest in that product. In other words, when the Corporation has a co-development partner where the partner funds a portion and we fund a portion of the future development of the product. In such a case, the bonus will be paid on the amount received for a product. Royalty rates will be established jointly with the co-development partner and no bonuses are payable on royalties.

A summary of the licensing bonus pool is provided to all management and non-management participants. To date nothing has been paid out of the licensing bonus pool but as a result of entering into the License, Development, Manufacturing and Supply Agreement with Tarcanta and the agreements with Shin Poong and Kuhnil to sublicense tesmilifene for South Korea there may be contributions to the bonus pool in the future.

BOARD PRACTICES

The directors of the Corporation are elected and retired in rotation. The Board of Directors is divided into three equal classes (Class I, Class II and Class
III) with the term of office of the directors of one class expiring each year. Each director holds office for a term ending on the date of the third annual general meeting of our shareholders following the annual general meeting of shareholders at which he was elected or until he resigns or is removed from office in accordance with the Corporation's memorandum of association and articles of association. For the purposes of implementing this structure, the current Class I directors will hold office until the 2005 annual general meeting of our shareholders, the current Class II directors will hold office until the 2006 annual general shareholders meeting and the current Class III directors will hold office until the 2007 annual general shareholders meeting. Messrs. Friedman and Vida are Class I directors; Messrs. Entwhile, Friesen and Wenzel are Class II directors; and Messrs. Allen, Allan and Williams are Class III directors.

No director has a service contract with us. Each director has formally consented to serve as a director and signed a confidentially agreement with us.

From time to time the Board appoints, and empowers, committees to carry out specific functions on behalf of the Board. The following describes the current committees of the Board and their members:

AUDIT COMMITTEE

The members of the Corporation's Audit Committee are Thomas I.A. Allen, Henry Friesen, and Tryon M. Williams.

The principal functions of the Audit Committee are to appoint, compensate and oversee the external auditors; to review and approve annual and quarterly financial statements and all legally required continuous and public disclosure documents containing financial information about the Corporation before they are submitted to the Board of Directors for approval; to review and approve the adequacy of internal accounting controls and the quality of financial reporting procedures and systems; to examine the presentation and impact of key financial and other significant risks that may be material to the Corporation's financial reporting; and to review and approve the nature and scope of the annual audit and review the results of the external auditor's examination. The Audit Committee reports its findings with respect to such matters to the Board of Directors.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The members of the Corporation's Corporate Governance and Nominating Committee are Thomas I.A. Allen, Julius Vida and Tryon M. Williams.

The mandate of the Corporation's Corporate Governance and Nominating Committee is to develop and monitor the Corporation's system of corporate governance in the context of the Toronto Stock Exchange Report on Corporate Governance, and the rules and regulations promulgated by the Ontario Securities Commission and the Securities and Exchange Commission, including reviewing the mandate of the Board of Directors and its committees; periodically reviewing and evaluating the performance of all directors, committees and the Board as a whole; selecting new candidates for Board memberships, making recommendations to the Board and ensuring that appropriate orientation and education programmes are available for new Board members; establishing procedures to ensure that the Board may meet independent of Management and reviewing annually the membership and chairs of all committees. All members of this Committee are unrelated and non-executive directors of the Corporation.

COMPENSATION COMMITTEE

The members of the Corporation's Compensation Committee are Thomas I.A. Allen, John Friedman and Mark Entwistle.

The mandate of the Compensation Committee is to establish and monitor the Corporation's policies for attracting, retaining, developing and motivating senior employees. The compensation policies are designed to support the Corporation's strategic objectives, ensure that incentive programmes are designed to motivate senior managers to achieve or exceed corporate objectives and to enhance shareholder value and to ensure that there is reasonable consistency in the application of the compensation policies. The Corporation's responsibilities include reviewing annually the performance of the Chief Executive Officer (or more frequently if deemed necessary by the Compensation Committee), setting the Chief Executive Officer's compensation and, in consultation with the Chief Executive Officer, establishing his personal objectives, reviewing the performance and approving the compensation of executive officers of the Corporation on the recommendation of the Chief Executive Officer, establishing incentive compensation programmes and monitoring their effectiveness and developing and documenting the compensation policy and philosophy of the Corporation for approval by the Board of Directors. All members of this Committee are unrelated and non-executive directors of the Corporation.

EMPLOYEES

As of June 30, 2004, the Corporation employed 14 permanent employees. Each of the employees are located at the Corporation's head office. Other than administrative staff, the employees conduct the Corporation's licensing and product development activities. As a result of the acquisition of DELEX, there are 13 additional employees.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets out details of our shares and options that are directly or indirectly held by directors and executive officers as at March 31, 2005, based on 35,150,589 common shares issued and outstanding on such date.


                                                                COMMON
                             NUMBER OF      PERCENTAGE OF       SHARES
                               COMMON       COMMON SHARES     HELD UNDER
           NAME                SHARES        OUTSTANDING        OPTION       EXERCISE PRICE        EXPIRATION DATE
           ----                ------        -----------        ------       --------------        ---------------
David G.P. Allan              669,659           3.91%          706,250        $1.75 - $4.50          2007 - 2013
Thomas I.A. Allen                -                *            113,100        $1.75 - $4.50          2007 - 2013
Mark Entwistle                   -                *             88,160        $1.75 - $4.50          2007 - 2013
John Friedman                    -                *             57,500            $2.10                 2014
Henry Friesen                    -                *             88,160        $1.75 - $4.50          2011 - 2013
Paul M. Keane                    -                *            224,000        $1.75 - $4.50          2007 - 2013
Vincent Salvatori                -                *            105,000        $1.75 - $2.50          2008 - 2013
Len Vernon                       -                *            190,000        $1.75 - $4.50          2008 - 2013
Julius Vida                      -                *             83,160        $1.75 - $4.50          2011 - 2013
Gilbert Wenzel                   -                *             83,160        $1.75 - $4.50          2011 - 2013
Tryon M. Williams              20,100             *            128,098        $1.75 - $4.50          2007 - 2013

* Less than one percent

STOCK OPTION PLAN

The directors of the Corporation adopted a stock option plan (the "Option Plan") on November 22, 1996, which was subsequently ratified by the shareholders on December 14, 1996. The Option Plan was subsequently amended on November 26, 2003 to increase the number of common shares available to be reserved for issuance under the Option Plan to 2,750,000. At the shareholders' annual meeting held December 8, 2004, the shareholders passed a resolution to increase the number of reserved shares under the Option Plan to 3,500,000.

Under the Option Plan, options to purchase common shares may, from time to time, be granted to directors, officers, employees and service providers of the Corporation. The exercise price for any options granted under the Option Plan will not be less than the current market price of the common shares at the time of grant. The aggregate number of common shares issuable to directors and senior officers of the Corporation and their associates ("Insiders") under the Option Plan and any other share compensation arrangements of the Corporation may not:
(i) currently exceed 3,500,000 common shares; or (ii) result in the issuance to Insiders and their associates, within a one year period, of more than 10% of the number of common shares outstanding at the time of the grant. The aggregate number of common shares issuable to any Insider under the Option Plan and any other share compensation arrangements of the Corporation may not, within a one year period, exceed 5% of the number of common shares outstanding at the time of the grant from time to time. The maximum term of each option is ten years, and options granted under the Option Plan are non-transferable and subject to early termination in the event of the death of the optionee or the optionee ceasing to be a director, officer, employee of or service provider to the Corporation or the applicable subsidiary.

STOCK OPTIONS OUTSTANDING

Options in respect of 825,620 common shares were granted in the fiscal year ended June 30, 2004 under the Option Plan. During the fiscal year ended June 30, 2004, 6,500 options expired or were cancelled and 23,000 were exercised. As at May 2, 2005 there were 3,135,330 options outstanding. The exercise price of such options is between $1.50 and $4.50.

The following table contains information regarding the outstanding options to acquire common shares granted by the Corporation as of June 30, 2004:


                                        NUMBER OF COMMON        EXERCISE      FAIR MARKET VALUE AT
                                        SHARES OPTIONED           PRICE           DATE OF GRANT           EXPIRY
                                        ---------------           -----           -------------           ------
Directors and former directors              274,620               $1.75               $1.75                2013
(9) (Excluding senior officers)              52,500               $2.00               $2.00                2013
                                            120,000               $3.25               $3.25                2007
                                            220,000               $4.50               $4.50             2005-2011
                                             50,000               $2.10               $2.10                2014

Named Executives (4)                        531,500               $1.75               $1.75                2013
                                              7,500               $2.00               $2.00                2013
                                             75,000               $2.50               $2.50             2008-2013
                                            196,250               $3.25               $3.25             2007-2008
                                            300,000               $4.50               $4.50             2010-2011

Employees and former employees (6)          162,500               $1.75               $1.75                2013
                                             84,500               $2.50               $2.50             2008-2013
                                            100,000               $3.25               $3.25                2007
                                             87,000               $4.50               $4.50                2010

Consultants and advisors (14)                25,000               $1.50               $1.50                2004
                                            112,000               $1.75               $1.75                2013
                                              8,000               $2.50               $2.50                2013
                                              9,050               $3.25               $3.25                2004
                                             12,500               $4.00               $4.00             2007-2008
                                             95,332               $4.50               $4.50             2005-2010

TOTAL                                     2,523,252

                               MAJOR SHAREHOLDERS

The corporation is not indirectly owned or controlled by another corporation, by any foreign government or by any other person or entity. The following table sets forth certain information as of May 2, 2005 concerning the beneficial ownership of our common shares as to each person known to us that is the beneficial owner of more that 5% of our outstanding shares:


                 IDENTITY OF PERSON OR
TITLE OF CLASS            GROUP            NUMBER OF SHARES    PERCENT OF CLASS
--------------   ----------------------    ----------------    ----------------
Common shares      North Sound Legacy          2,284,089             6.1%
                  International Ltd.(1)

Common shares      Elliot Bossen(2)            4,207,200            11.50%

Common shares    Xmark Asset Management,       1,762,200             5.00%
                         LLC(3)

1. The Corporation has been advised of the following regarding North Sound Legacy International Ltd. North Sound Legacy International Ltd. is an open end investment company organized as an international business company in the British Virgin Islands. The investment advisor of the fund is North Sound Capital LLC, a Delaware limited liability company. The managing member and chief investment officer of North Sound Capital LLC is Thomas McAuley. The fund has approximately 200 investors.

2. Based solely on a Schedule 13G dated January 6, 2005, as amended by amendment no. 1 dated February 11, 2005, filed by Elliot Bossen, Silverback Asset Management, LLC ("SAM") and Silverback Master, Ltd. ("Silverback Master"). Mr. Bossen and SAM both claim shared voting and dispositive power of 4,207,200 shares, or 11.50%, including warrants exercisable into shares and both disclaim beneficial ownership of the securities reported in the Schedule 13G except to the extent of his and its, respectively, pecuniary interest therein. Silverback Master claims shared voting and dispositive power of 4,106,800, or 11.23%, shares including warrants exercisable into shares. SAM serves as investment manager to Silverback Master. Mr. Bossen is the sole Managing Member of SAM and is primarily responsible for the investment decisions of SAM. According to the
Schedule 13G both SAM and Mr. Bossen, disclaim beneficial ownership of the securities reported in the Schedule 13G except to the extent of its or his respective pecuniary interest therein, and the filing of the Schedule 13G shall not be construed as an admission that either SAM or Mr. Bossen is, for the purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any securities reported in the Schedule 13G except to the extent of its or his respective pecuniary interest therein.

3. Based solely on a Schedule 13G dated May 2, 2005 filed by Xmark Asset Management LLC ("XAM"). XAM serves as investment manager for each of Xmark Fund, L.P. ("Xmark LP") and Xmark Fund, Ltd. ("Xmark Ltd"). In such capacity XAM possesses the power to vote and direct the disposition of all securities held by Xmark LP and Xmark Ltd. Xmark LP and Xmark Ltd are holders of 833,852 and 928,348 common shares of the Corporation, respectively. Xmark LP and Xmark Ltd also hold warrants (the "Xmark Warrants") which entitle them to purchase up to an aggregate of 396,825 and 460,475 shares, respectively, at an exercise price of Cdn$2.50 per share (subject to adjustment as set forth in the Xmark Warrants and as further described in the Schedule 13G). According to the Schedule 13G, neither the filing of the Schedule 13G nor any of its contents shall be deemed to constitute an admission by XAM or any other person that it is the beneficial owner of any of the common shares underlying the Xmark Warrants for purposes of
Section 13(d) of the Securities Exchange Act of 1934, as amended, or for any other purpose, and such beneficial ownership is expressly disclaimed.

The Corporation's major shareholders do not have different voting rights than the other shareholders.

                           RELATED PARTY TRANSACTIONS

We have not entered into any related party transactions in the period since the beginning of our preceding three financial years, July 1, 2001, to the date hereof.

                        INTERESTS OF EXPERTS AND COUNSEL

None of the experts or counselors named herein was or is employed on a contingent basis, owns shares in the Corporation or has a material, direct or indirect, economic interest in the Corporation or depends on the success of this offering.

                            OFFER AND LISTING DETAILS

The Corporation has been listed on the TSX and AIM since June 11, 2002. Initially, the Corporation listed our Class B Preferred Shares, Series 1. On June 12, 2003, the Class B Preferred Shares, Series 1, were automatically converted on a one-for-one basis into the common shares, which became listed on the TSX and the AIM on that date.

The Corporation's common shares have traded on the TSX since June 12, 2003 under the symbol "YM", were admitted to trading on the AIM on June 12, 2003 under the symbol "YMBA" and have been traded on the Amex since October 1, 2004 under the symbol "YMI".

                                  PRICE HISTORY

The following tables set forth the high and low prices as reported by the TSX for our securities for each of the indicated periods.

Annual high-low price history for previous two fiscal years

                                                          TSX
                                                          ---
       FISCAL YEAR ENDED                     HIGH                    LOW
       -----------------                     ----                    ---
       June 30, 2003                         4.05                    0.85
       June 30, 2004                         4.28                    0.86

Quarterly high-low price history for previous two fiscal years and the most recent fiscal quarters

                                     TSX                 AMEX(1)
                                -------------        ---------------
         QUARTER ENDED          HIGH      LOW        HIGH       LOW
         -------------          ----      ---        ----       ---
         June 30, 2003          1.60      0.85
         September 30, 2003     1.65      0.86
         December 31, 2003      2.50      1.15
         March 31, 2004         3.10      1.75
         June 30, 2004          4.28      2.05
         September 30, 2004     4.10      2.70
         December 31, 2004      3.72      4.00       3.12        1.96
         March 31, 2005         4.00      3.00       3.33        2.47

      (1) The common shares of the Corporation have only been traded on the Amex since October 1, 2004.

Monthly high-low price history for previous six months

                                     TSX                  AMEX
                               --------------       -------------
              MONTH            HIGH       LOW       HIGH      LOW
              -----            ----       ---       ----      ---
              December 2004    3.72      2.75       3.12      2.28
              January 2005     3.75      3.10       3.16      2.57
              February 2005    4.00      3.50       3.33      2.81
              March 2005       3.90      3.00       3.15      2.47
              April 2005       3.24      2.62       2.65      2.10
              May 2005         2.98      2.55       2.46      2.01

                            DESCRIPTION OF SECURITIES

The securities being registered pursuant to this prospectus are our common shares, without par value.

SHARE CAPITAL

The authorized share capital of the Corporation consists of 500,000,000 common shares without nominal or par value, 500,000,000 Class A non-voting common shares without nominal or par value, 500,000,000 Class A preferred shares without nominal or par value and 500,000,000 Class B preferred shares, issuable in series, without nominal or par value. As at March 31, 2005, there were 35,150,590 common shares, no Class A non-voting common shares and no preferred shares outstanding.

The following table is a reconciliation of our issued share capital from June 30, 2000 to March 31, 2005:

ISSUED AND OUTSTANDING                           COMMON SHARES   PREFERRED SHARES    AMOUNT
----------------------                           -------------   ----------------  ----------
As at June 30, 2000                                 12,923,094                     29,983,582
Issued pursuant to a licensing agreement                50,000                        450,000
---------------------------------------------------------------------------------------------
AS AT JUNE 30, 2001                                 12,973,094                     30,433,582
Issued pursuant to a licensing agreement                25,000                        225,000
Public offering of preferred shares                                 3,750,000      11,514,407
---------------------------------------------------------------------------------------------
AS AT JUNE 30, 2002                                 12,998,094      3,750,000      42,172,989
Issued from treasury                                                  759,000       2,595,780
Shares repurchased for cancellation                   (19,000)       (46,200)        (39,665)
Conversion of preferred to common                    4,462,800    (4,462,800)
---------------------------------------------------------------------------------------------
AS AT JUNE 30, 2003                                 17,441,894              0      44,729,104
Shares repurchased for cancellation                  (169,900)                       (73,675)
Exercise of special warrants                        10,895,658                     13,321,181
Issued on the exercise of options                       23,000                         44,375
Issued on the exercise of warrants                      18,939                         56,929
Issued on the exercise of compensation options         375,000                      1,500,000
Issued on the exercise of agents warrants              100,000                        264,000
---------------------------------------------------------------------------------------------
AS AT JUNE 30, 2004                                 28,684,591                     59,841,914
Common share purchase                                   25,000                         37,500
Bought deal                                          6,601,588                     17,390,826
Issued on the exercise of options                       27,610                         53,568
Normal course issuer bid                              (300,500)                      (206,577)
Issued on the exercise of warrants                      99,354                        372,578
Issued on the exercise of brokers warrants              12,947                         22,250
=============================================================================================
AS AT MARCH 31, 2005                                35,150,590                     77,512,508
Issued on purchase of Delex......................... 6,190,476                      9,862,697
                                                     ---------                     ----------
Pro Forma March 31, 2005                            41,341,066                     87,375,205

THE COMMON SHARES

All of the common shares rank equally as to voting rights, participation in a distribution of the assets of the Corporation on a liquidation, dissolution or winding-up of the Corporation and the entitlement to dividends. The holders of the common shares are entitled to receive notice of all meetings of shareholders and to attend and vote the common shares at the meetings. Each common share carries with it the right to one vote.

In the event of the liquidation, dissolution or winding-up of the Corporation, the holders of the common shares will be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive, on a pro rata basis, share for share, with the Class A non-voting common shares, all of the remaining property of the Corporation. There are no pre-emptive or conversion rights and no provisions for redemption, retraction, purchase for cancellation or surrender or sinking or purchase funds.

OUTSTANDING OPTIONS AND WARRANTS

The Corporation had 2,523,252 options outstanding as at June 30, 2004. See "Share Ownership of Directors and Executive Officers" for a more detailed summary of the Corporation's outstanding stock options and a description of the Corporation's stock option plan.

The Corporation has the following 10,213,370 share purchase warrants outstanding as of March 31, 2005:

                  NUMBER OF
           SHARE PURCHASE WARRANTS
    ----------------------------------
    ISSUED                    ISSUABLE          EXPIRY         EXERCISE PRICE
    ------                    --------          ------         --------------
Sept. 1, 2000                200,000(1)      Sept. 1, 2005          $4.50

Feb. 15, 2002                 44,444(2)      Feb. 15, 2006          $4.50

June 12, 2002                125,000(2)      June 12, 2006          $4.00

Feb. 17, 2004              5,428,890(3)      Dec. 15, 2008          $2.50

Feb. 17, 2004                964,566(3)      Dec. 15, 2008          $1.75

Sept. 30, 2004             3,350,470(4)      Sept. 29, 2007         $3.75

Jan. 10, 2005                100,000(5)      Sept. 30, 2007         $3.15
=======================================
     Total                10,213,370

1. These 200,000 share purchase warrants were granted a licensor as additional consideration.

2. Some 44,444 share purchase warrants were granted as consideration for a European asset management company ("EAM") (22,000 to EAM and 22,000 to EAM's agent) entering into a stand-by investment agreement whereby EAM agreed to make available up to $1,000,000 (the "Investment Commitment") to the Corporation which could be drawn down at the option of the Corporation on or before May 31, 2002. An additional 125,000 share purchase warrants were granted pursuant to the Investment Commitment, one share purchase warrant for each share that EAM subscribed for. The Corporation did not draw down any of the available funds. The agreement has expired.

3. These share purchase warrants were granted in connection with the offering made by the Corporation which closed on December 15, 2003.

4. These share purchase warrants were granted in connection with the offering made by the Corporation which closed on September 30, 2004.

5. On January 10, 2005 the Corporation granted an aggregate of 100,000 placement agent warrants (the "Placement Agent Warrants") as additional compensation to the placement agent for acting as lead placement agent in connection with the public offering in Canada which closed on September 30, 2004. Each Placement Agent Warrant allows the holder to purchase one common share of the Corporation for the price of $3.15 per common share and is exercisable at any time between the date of issuance and September 30, 2007.

Each share purchase warrant entitles the holder to one common share. If certain corporate changes occur such as, subdivisions or consolidations of the common shares, changes or reclassifications of the common shares, or additional rights, options or warrants are issued, then subscription prices are to be adjusted in accordance with the terms of the respective warrant certificate. In addition, warrant holders are entitled to notice upon certain events noted in each respective warrant certificate.

In addition, to the above 10,213,370 share purchase warrants, the Corporation has underwriter unit warrants (the "Underwriters' Warrants") outstanding for 544,137 shares. The Underwriters' Warrants were granted as additional consideration to the underwriters in connection with the public offering in Canada which closed on September 30, 2004. Each Underwriters' Warrant allows the holder to purchase one unit in the offering for the price of $3.15 per unit for a period of 36 months after September 30, 2004. Each unit consists of one share and one half of one warrant. Each whole warrant can be exercised for the price of $3.75 per warrant for a period of 36 months after September 30, 2004.

                                 TRANSFER AGENT

The registrar and transfer agent for the Corporation's common shares in Canada is CIBC Mellon Trust Company at its principal offices in Toronto, Canada and in the United States is Mellon Investor Services LLC at its principal offices in Ridgefield Park, New Jersey.

                     MEMORANDUM AND ARTICLES OF ASSOCIATION

YM BioSciences Inc. was incorporated under the laws of Ontario on August 17, 1994 and on December 11, 2001 we continued into the Province of Nova Scotia under the Nova Scotia Companies Act. The head office and principal place of business of the Corporation is Suite 400, Building 11, 5045 Orbitor Drive, Mississauga, Ontario, Canada, L4W 4Y4. The registered office of YM is 1959 Upper Water Street, Suite 800, Halifax, Nova Scotia, Canada, B3J 2X2.

The authorized share capital of the Corporation consists of 500,000,000 common shares without nominal or par value, 500,000,000 Class A non-voting common shares without nominal or par value, 500,000,000 Class A preferred shares without nominal or par value and 500,000,000 Class B preferred shares, issuable in series, without nominal or par value.

All of the common shares rank equally as to voting rights, participation in a distribution of assets on a liquidation, dissolution or winding-up of the Corporation and the entitlement to dividends. The holders of the common shares are entitled to receive notice of all meetings of shareholders and to attend and vote at the meetings. Each common share carries with it the right to one vote. There are no limitations on the rights of shareholders, including non-resident or foreign shareholders, to own or exercise the voting rights of the common shares.

In the event of liquidation, dissolution or winding-up of the Corporation or other distribution of assets, the holders of the common shares will be entitled to receive, on a pro-rata basis, all of the assets remaining after the Corporation has paid out it's liabilities. Although the Corporation currently does not pay dividends, a capital distribution in the form of dividends, if any, would be declared by the Board of directors.

Provisions as to modification, amendment or variation of the rights attached to the common shares are contained in the Corporation's memorandum and articles and the Nova Scotia Companies Act. Generally speaking, substantive changes to the rights attached to the common shares will require the approval of the holders of common shares by special resolution (at least 75% of the votes cast).

There are no restrictions on the repurchase or redemption by us of common shares as long as we remain solvent. There are no indentures or agreements limiting the payment of dividends. There are no conversion rights, special liquidation rights, sinking fund provisions, pre-emptive rights or subscription rights attached to any common shares. Holders of common shares are not liable to further capital calls by the Corporation.

The directors have the power to convene general meetings of the Corporation and to set the record date for such meetings to determine the shareholders of record entitled to receive notice of and vote at such meetings. Meetings must be held annually, at least every 13 months, and if they are not convened by the directors, may be requisitioned by shareholders in certain circumstances. The directors must stand for election at each annual general meeting of shareholders.

If one of the Corporation's directors votes on a proposal, arrangement or contract in which the director is materially interested, the director is liable to account to the Corporation for any profit made as a consequence of our entering into or performing the proposed arrangement or contract, unless the arrangement or contract is reasonable and fair and is approved by a special resolution of the shareholders. A director is not deemed to be interested or have been interested at any time in a proposal, arrangement or transaction merely because it relates to the remuneration of a director in that capacity. The directors have the power to borrow money form any source and upon any terms and conditions on the Corporation's behalf. There is no requirement that the directors hold shares in the Corporation to qualify as directors and there is no age limit requirement for directors.

              COMPARISON OF NOVA SCOTIA AND DELAWARE CORPORATE LAWS

THE CORPORATION IS GOVERNED BY THE CORPORATE LAWS IN NOVA SCOTIA, CANADA WHICH ARE IN SOME CASES LESS FAVORABLE TO SHAREHOLDERS THEN THE CORPORATE LAWS IN DELAWARE, UNITED STATES.

The following is a summary of material differences between the Delaware General Corporate Law ("DGCL") and under the Nova Scotia Companies Act (the "NSCA").


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MERGERS AND OTHER EXTRAORDINARY CORPORATE TRANSACTIONS

Under the DGCL, a merger or consolidation requires the approval of a majority of the votes cast by the holders of shares entitled to vote in person or by proxy and if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the shares within each class or series entitled to vote as a class in person or by proxy (a "Majority Vote") (unless the certificate of incorporation (the "Certificate of Incorporation") issued under DGCL requires a greater vote). The sale, lease, exchange or other disposition of all, or substantially all, the property and assets, of a Delaware corporation, requires a Majority Vote (unless the Certificate of Incorporation requires a greater vote). Under the DGCL, the dissolution of a corporation requires a Majority Vote (unless the Certificate of Incorporation requires a greater vote).

Under the NSCA, a statutory amalgamation, by direction of the Director appointed under the NSCA, requires approval of a three-quarters majority of the votes cast by the holders of shares entitled to vote, and if any class or series is entitled to vote thereon as a class, the affirmative vote of two-thirds of the shares within each class or series entitled to vote separately. In addition, the amalgamation must be approved by the court before it becomes effective. The sale, lease, exchange or other disposition of all, or substantially all, the property and assets, of a Nova Scotia company, requires a special resolution. A resolution is deemed to be a "special resolution" under the NSCA whenever it has been passed by a majority of not less than three-fourths of such shareholders entitled to vote as are present in person or by proxy at any general meeting and such resolution has been confirmed by a majority of such shareholders entitled to vote as are present in person or by proxy at a subsequent confirmatory meeting held at an interval of not less than 14 days, and not more than one month, from the date of the first meeting. Alternatively, a resolution which has been unanimously passed by all of the shareholders of a company shall be deemed to be a special resolution. Under the NSCA, the voluntary dissolution of a company requires approval by special resolution.

AMENDMENTS TO CHARTER/ MEMORANDUM OF ASSOCIATION

Under the DGCL, an amendment to the Certificate of Incorporation ordinarily requires a Majority Vote (unless the Certificate of Incorporation requires a greater vote). If a class or series is entitled separately to vote on an amendment, its Majority Vote (unless the Certificate of Incorporation requires a greater vote), separately calculated, is necessary to approve the amendment. In addition, under the DGCL, the holders of outstanding shares of a class or series shall be entitled to vote as a class upon a proposed amendment by a Majority Vote (unless the Certificate of Incorporation requires a greater vote), whether or not entitled to vote thereon by the provisions of a company's Certificate of Incorporation, if the amendment would have certain effects identified in the DGCL.

Under the NSCA, no amendment may be made to the Memorandum of Association except as expressly permitted. Those provisions of the Memorandum of Association concerning capital may be altered by Majority Vote or special resolution, depending on the particular amendment proposed. A name change requires a special resolution. The provisions of the Memorandum of Association respecting the objects and powers of the Corporation may be changed only by special resolution and court approval. Other provisions of the Memorandum of Association cannot be changed. In addition, under the NSCA, the holders of outstanding shares of a class or series will ordinarily be entitled to vote as a class or series upon a proposed amendment, whether or not entitled to vote thereon by the provisions of the Corporation's Memorandum of Association.

AMENDMENTS OF BYLAWS/ARTICLES OF ASSOCIATION

Under the DGCL, directors of a corporation may adopt, amend or repeal the corporation's bylaws, unless: (a) the Certificate of Incorporation reserves the power exclusively to the shareholders, or (b) the shareholders, in amending, repealing or adopting a particular bylaw, expressly provide that the board of directors may not amend or repeal that bylaw. Unless the Certificate of Incorporation or a bylaw adopted by the shareholders provides otherwise, a corporation's shareholders may amend, repeal or adopt the corporation's bylaws even though the bylaws may also be amended, repealed or adopted by its directors.

Under the NSCA, the Articles of Association may only be amended by special resolution of the shareholders. The amendment is effective whether or not filed. In addition, under the NSCA, the holders of outstanding shares of a class or series will ordinarily be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the provisions of the Corporation's Memorandum of Association.

NAMING OF COMPANIES

Under the NSCA a limited company must have a name ending in "Limited", "Ltd", "Incorporated", "Inc." or a French form thereof. Under Delaware law a company shall use one of these same endings or others, including "association", "company", "corporation", "club", "foundation", "fund", "institute", "society", "union", or "syndicate", (or abbreviations thereof, with or without punctuation), or words (or abbreviations thereof, with or without punctuation) of like import of foreign countries or jurisdictions (provided they are written in roman characters or letters).

CAPITAL

Both Nova Scotia and Delaware permit companies to be incorporated with par shares, no par share or a combination of such. However in the case of a Nova Scotia company the "capital" of a share with par value is equal to the par value thereof while the directors of a Delaware company may attribute a portion of the excess amount to "capital". In the case of a Nova Scotia company the "capital" of a share without par value is equal to the consideration received therefor while the directors of a Delaware company may attribute only a portion of this as "capital".


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FRANCHISE TAX

Delaware levies a franchise tax based on authorized capital. Nothing comparable exists in Nova Scotia.

LIABILITY OF MEMBERS

The liability of shareholders of a Delaware company is limited. For liability of shareholders of a Nova Scotia company to be limited a statement to this effect must be found in the memorandum of association of the Corporation. Such a statement exists in the Memorandum of Association of the Corporation.

QUORUM OF SHAREHOLDERS

Under the DGCL, with respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy, unless otherwise provided in the Certificate of Incorporation. Where a separate vote by a class or series or classes or series is required, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy, unless otherwise provided in the Certificate of Incorporation.

The NSCA does not prescribe a quorum. Under the Articles of Association holders of shares representing 5% of the votes which could be cast at the meeting, present in person or by proxyholder or authorized representative and entitled to vote shall constitute a quorum for a meeting. The same rule applies to meetings of a class for the purpose of a class vote. If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if it was convened pursuant to a requisition of shareholders is dissolved; otherwise it stands adjourned to the same day, in the next week, at the same time and place. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present are a quorum and may hold the meeting.

ACTIONS WITHOUT A MEETING-SHAREHOLDERS

Under the DGCL, shareholders may act without a meeting if a consent in writing to such action is signed by all shareholders, provided, however, that the Certificate of Incorporation may provide that shareholders may take action without a meeting if a consent in writing is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting.

Under the NSCA, a resolution, including a special resolution, in writing and signed by every shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such shareholders at a meeting and satisfies all the requirements of the NSCA respecting meetings of shareholders.

SPECIAL MEETINGS

Under the DGCL, special meetings of shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws.

Under the NSCA, special meetings of shareholders may be called as provided in the Articles of Association or, on the requisition of the holders of not less than five per cent of the shares of the company carrying the right to vote at the meeting sought to be held.

Under the Articles of Association (i) a majority of the directors or (ii) the holders of not less than fifty per cent of the shares of the Corporation carrying the right to vote at the meeting sought to held may at any time convene a special meeting.

DIRECTOR QUALIFICATIONS

Under the DGCL, directors need not be residents of Delaware or shareholders of the corporation unless the Certificate of Incorporation or bylaws so require. The Certificate of Incorporation or bylaws may prescribe other qualifications for directors.

Under the NSCA, directors need not be residents of Nova Scotia or Canada or shareholders of the Corporation unless the Memorandum of Association or Articles of Association so require. The Corporation's Memorandum of Association or Articles of Association do not require the directors to be residents of Nova Scotia or Canada or shareholders of the Corporation.

ELECTION OF DIRECTORS

Under the DGCL, unless otherwise provided in the Certificate of Incorporation, shareholders shall not be entitled to cumulative voting in the election of directors. Absent such provision, the directors of a corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in person or by proxy at a meeting of shareholders at which a quorum is present.


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

The NSCA provides no rules respecting the election of directors and these are provided in the Articles of Association of the Corporation. The Corporation's Articles of Association provide that directors shall be elected by motion carried by a plurality of the votes entitled to be cast on such motion. Any motion to elect a director which is not carried by such majority shall be considered not to have been carried. The Corporation's Memorandum of Association and Articles of Association do not provide that shareholders shall have cumulative voting rights at any election of directors.

ACTIONS WITHOUT A MEETING-DIRECTORS

Under the DGCL, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board consent to it in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the board unless otherwise restricted by the Certificate of Incorporation or bylaws.

Under the NSCA, a resolution in writing and signed by every director who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such directors at a meeting and satisfies all the requirements of this Act respecting meetings of directors.

REMOVAL OF DIRECTORS

Under the DGCL, one or more or all the directors of a corporation may be removed for cause or, unless provided in the Certificate of Incorporation, removed without cause by the shareholders by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote thereon, subject to certain exceptions.

Under the Corporations Miscellaneous Provisions Act (Nova Scotia), one or more or all the directors of a corporation may be removed by a resolution passed by 3/4 of the shareholders entitled to vote a meeting called for that purpose. The director also loses his or her office under the Articles of Association if the director becomes bankrupt or makes an assignment for the benefit of creditors or is, or is found by a court of competent jurisdiction to be, of unsound mind.

LOCATION OF DIRECTORS MEETINGS

Nova Scotia law permits meetings to be held anywhere if permitted by the Articles. Delaware law provides that, unless otherwise restricted by the Certificate of Incorporation or bylaws, the board may hold its meetings outside of the State of Delaware.

LIMITATION OF LIABILITY AND INDEMNIFICATION

The law of both Delaware and Nova Scotia requires directors and members of any committee designated by the Board shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinary prudent people would exercise under similar circumstances and positions.

The DGCL permits a corporation to set limits on the extent of a director's liability.

The NSCA does not restrict a company from indemnifying directors and provides that in any proceeding against a director for negligence or breach of trust it appears to the court hearing the case that the director or person is or may be liable in respect of the negligence or breach of trust, but has acted honestly and reasonably and ought fairly to be excused for the negligence or breach of trust, the court may relieve him, either wholly or partly, from his liability on such terms as the court may think proper. The Articles of Association also provide that no director or officer, former director or officer, or person who acts or acted at the Corporation's request, as a director or officer of the Corporation, a body corporate, partnership or other association of which the Corporation is or was a shareholder, partner, member or director, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director or other such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Corporation are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

Under the Articles of Association of the Corporation every director or officer, former director or officer, or person who acts or acted at the Corporation's request, as a director or officer of the Corporation, a body corporate, partnership or other association of the Corporation, in the absence of any dishonesty on the part of such person, shall be indemnified by the Corporation against, and it shall be the duty of the directors out of the funds of the Corporation to pay to the fullest extent permitted by law, all costs, losses and expenses, including legal fees and disbursements and including any amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, partnership or other association, whether the Corporation is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Corporation and have priority as against the shareholders over all other claims.


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

DIVIDENDS

The DGCL provides that the board of directors of a corporation may authorize and the corporation may make distributions subject to any restrictions in its certificate of incorporation. However, the DGCL provides that distributions may not be made if, after giving affect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of its business or total assets would be less than total liabilities.

The NSCA does not address the payment of dividends and it is generally understood that the common law of Nova Scotia permits the payment of dividends out of profits and in any case where payment would not impair the capital of the Corporation. English authority, which is probably authoritative, interprets these provisions broadly. The Articles of Association of the Corporation permit the directors to declare such dividends as they deem proper out of the profits, retained earnings or contributed surplus of the Corporation upon shares of the Corporation.

RETURN OF CAPITAL

A Nova Scotia limited company may only return capital, other than by redemption or repurchase of shares, with shareholder and court approval. Redemption and repurchase are permitted subject to certain solvency tests. Delaware law provides that corporations may return capital by dividend, redemption or repurchase subject to certain solvency tests. Shareholder approval is not required for these transactions so long as the corporation meets the solvency tests.

OFFICERS

Nova Scotia law does not prescribe any officers but certain matters cannot be undertaken without a secretary and standard articles of association do not work without a President. Otherwise the articles can provide for any officers.

Under Delaware law, a corporation is required to have such officers as are required to sign instruments to be filed with the Secretary of State and stock certificates. It is necessary that the corporation have at least two officers to comply with this requirement. The corporation has complete freedom to designate its executives by whatever names it wishes and to allocate the managerial power delegated to executives as the corporation may wish. Any number of offices may be held by the same person unless otherwise provided by the certificate of incorporation or the by-laws.

Officers may be chosen in any way and by any person or body if the by-laws or a resolution of the governing body so specifies.

SHARE CERTIFICATES

Share certificates of a Nova Scotia company must be under seal. Preferred shares must have attached thereto a complete description of any limitations thereon for such rights to be enforceable.

Under Delaware law, the shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertified stock. However, existing shareholders and future shareholders are able to obtain a stock certificate signed by or in the name of the corporation by the chairman or vice-chairman of the board of directors or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation if they desire. The terms governing preferred stock must be expressed "in clear language" in the Certificate of Incorporation (or by a separate resolution authorized by the charter).

PREEMPTIVE RIGHTS

Under both Delaware and Nova Scotia law, shareholders do not possess preemptive rights as to the issuance of additional securities by the corporation, unless the constating documents provide otherwise. Neither the Corporation's Memorandum of Association or Articles of Association provide that the shareholders shall have any preemptive rights.

LIQUIDATION RIGHTS GENERALLY

Under Delaware law, shareholders are entitled to share ratably in the distribution of assets upon the dissolution of their corporation. Preferred shareholders typically do not participate in the distribution of assets of a dissolved corporation beyond their established contractual preferences. Once the rights of preferred shareholders have been fully satisfied, holders of common stock are entitled to the distribution of any remaining assets. Under Nova Scotia law, shareholders are entitled to share ratably in the distribution of assets upon the dissolution of the Corporation except to the extent that their shares include particular rights or restrictions otherwise.


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

SHAREHOLDER DERIVATIVE SUITS

Under the DGCL, a derivative suit may be brought only if (a) the plaintiff was a record or beneficial owner of shares at the time of the transaction of which he or she complains, and (b) the initial pleading in the suit states that (i) the ownership requirement is satisfied, and (ii) with particularity, the efforts of the plaintiff to have the suit brought for the corporation by the board of directors, or the reasons for not making such efforts. The court may require the plaintiff to give security for the expenses incurred or expected to be incurred by the defendants. The court may also require the plaintiff to pay expenses to the defendants if the court finds, upon final judgment for the defendants, that the suit was brought without reasonable cause.

Under the NSCA, a derivative suit may be brought by a present or former registered holder or beneficial owner, of a security of a company or any of its affiliates, by a director or an officer or a former director or officer of a company or of any of its affiliates, by the Registrar of Joint Stock Companies or by any other person who, in the discretion of the court, is a proper person to bring such an action. A derivative action may only proceed if the complainant has given reasonable notice to the directors of the company of his intention to proceed with such action if the directors of the company or its subsidiary do not bring, diligently prosecute or defend or discontinue the action, the complainant is acting in good faith and it appears to be in the interests of the company that the action be brought, prosecuted, defended or discontinued.

DISSENTERS' RIGHTS

Any shareholder of a Delaware corporation has the right to dissent from any plan of merger or consolidation to which the corporation is a party, provided that unless the Certificate of Incorporation otherwise provides, a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares of a class or series which is listed on a national securities exchange or is held of record by not less than 2,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation.

Under the NSCA a holder of shares of any class of a company may dissent if the company resolves to amend its memorandum or articles to add, change or remove any provisions restricting or constraining the issue or transfer of the shares of that class, amend its memorandum or articles to add, change or remove any restriction upon the business or businesses that the company may carry on, amalgamate with another company, other than any wholly-owned subsidiary of the company, be continued under the laws of another jurisdiction, or sell, lease or exchange all or substantially all its property other than in the ordinary course of business of the company. A holder of shares of any class or series of shares entitled to vote separately as a class or series upon any such amendment may dissent if the company resolves to amend its memorandum or articles to increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class, effect an exchange, reclassification or cancellation of all or part of the shares of such class, add, change or remove the rights, privileges, restrictions or conditions attached to the shares of such class and, without limiting the generality of the foregoing, remove or change prejudicially rights to accrued dividends or rights to cumulative dividends, add, remove or change prejudicially redemption rights, reduce or remove a dividend preference or a liquidation preference, or add, remove or change prejudicially conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire securities of the company, or sinking fund provisions, increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of such class, create a new class of shares equal or superior to the shares of such class, make any class of shares having rights or privileges inferior to the shares of such class equal or superior to the shares of such class, effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of such class or constrain the issue or transfer of the shares of such class or extend or remove such constraint.

ANTI-TAKEOVER PROVISIONS AND INTERESTED SHAREHOLDER TRANSACTIONS

Delaware corporations are subject to the State of Delaware's "business combination" statute. In general, such statute prohibits a publicly-traded corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the time that the shareholder became an interested stockholder, unless the business combination is
(i) approved by the board prior to the time the shareholder became an interested stockholder, (ii) the interested stockholder acquired 85% or more of the outstanding shares in a transaction in which it became an interested stockholder, or (iii) the business combination is approved by the board and by holders of two-thirds of the shares not held by the interested stockholder. A "business combination" includes mergers, assets sales and other transactions resulting in financial benefit to a shareholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of a corporation's voting stock.

The NSCA does not restrict related party transactions. However in Canada takeovers and other related party transactions are addressed in provincial securities legislation and policies which may apply to the Corporation.


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INSPECTION OF BOOKS AND RECORDS

Under Delaware law, upon the written request of any shareholder, the corporation shall mail to such shareholder its balance sheet as at the end of the preceding fiscal year, and its profits and loss and surplus statements for such fiscal year. Inspection rights are extended to any person who beneficially owns stock through either a voting trustee or nominee who holds the stock of record on behalf of such person. Where the shareholder is other than a record holder, such person must state under oath the person's status as a shareholder and produce documentary evidence of beneficial ownership. Any shareholder is entitled to examine a corporation's relevant books and records for any proper purpose upon written demand stating the purpose thereof.

The NSCA permits any person to examine certain of a company's books and records for any proper purpose upon written demand stating the purpose thereof accompanied by, in the case of a non-shareholder, the prescribed fee. Securities legislation applicable in those provinces where the company is a reporting issuer will provide more meaningful rights to its shareholders.

REGISTERED OFFICE/HEAD OFFICE

Delaware law requires a "registered office" in Delaware. Nova Scotia law requires a "registered office" in Nova Scotia. Under Nova Scotia law certain books and records must be kept at the Registered office.


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

                               MATERIAL CONTRACTS

Except for contracts entered into in the ordinary course of business, the only material contracts which the Corporation entered into prior to the date hereof as follows:

(a) Stock Option Plan dated November 22, 1996, as amended on November 26, 2003. See "Share Ownership of Directors and Executive Officers - Stock Option Plan".

(b) Clinical Research Services Agreement between YM BioSciences Inc. and Pharm-Olam International, Ltd. ("POI"), dated March 10, 2004. The Corporation has contracted with POI to do a Phase III clinical trial with tesmilifene in metastatic and recurrent breast cancer. POI in turn is contracting with others to perform services and to recruit and treat patients. The contract with POI is payable over the next few years depending on the recruitment of patients.

(c) Development and License Agreement between CIMYM Inc., CIMAB SA and Oncoscience AG, dated November 5, 2003. See "Business - Licensing Arrangements - Out-Licensing - TheraCIM".

(d) License Agreement between CIMYM Inc. and CIMAB SA, January 24, 2001. See "Business - Licensing Arrangements - In-Licensing - Licenses for TheraCIM, RadioTheraCIM, TGFa and HER-1".

(e) License Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.), University of Manitoba and The Manitoba Cancer Treatment and Research Foundation, carrying on its undertaking as Cancercare Manitoba, dated November 2, 2000. See "Business - Licensing Arrangements - In-Licensing - License for Tesmilifene".

(f) License Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.) and Biostar Inc. dated October 11, 2000. See "Business - Licensing Arrangements - In-Licensing - License for Norelin".

(g) License Agreement between YM BioSciences Inc. (formerly known as Yorkton Medical Inc.) and CIMAB SA, dated May 3, 1995. See "Business - Licensing Arrangements - In-Licensing - Licenses for TheraCIM, RadioTheraCIM, TGFa and HER-1".

(h) Licensing Bonus Pool Plan dated March 31, 2004. See "Compensation - Licensing Bonus Pool".

(i) Lease Amending and Extension Agreement between 1411029 Ontario Limited and YM BioSciences Inc. dated January 15, 2003. See "Property, Plants and Equipment
- Facilities".

(j) The Corporation has entered into joint venture arrangements with licensors for the purpose of developing and commercializing certain of our licensed products. The agreements found at Exhibit 10.10 though Exhibit 10.14 set out the terms of such joint venture arrangements. See "Arrangements with Subsidiaries".

(k) License, Development, Manufacturing and Supply Agreement between YM BioSciences Inc., CIMYM, Inc., Tarcanta, Inc., Tarcanta, Ltd. and CIMAB dated July 13, 2004. See "Business - Licensing Arrangements - Out-Licensing".

(l) Merger Agreement dated as of April 12, 2005 by and among YM BioSciences Inc., 2069044 Ontario Limited, DELEX Therapeutics Inc., Business Development Bank of Canada, New Generation Biotech (Equity) Fund Inc. and Eastern Technology Seed Investment Fund Limited Partnership. See "Recent Developments" for more information on this transaction.

(m) Amalgamation Agreement dated as of May 2, 2005 by and among YM BioSciences Inc., 2069044 Ontario Limited and DELEX Therapeutics Inc.

(n) Escrow Agreement dated as of May 2, 2005 between YM BioSciences Inc. and Equity Transfer Services Inc. See "Recent Developments".

(o) Assignment Agreement dated as of May 2, 2005 between New Generation Biotech (Equity) Fund Inc. and YM Biosciences Inc. See "Recent Developments".

(p) Assignment Agreement dated as of May 2, 2005 between Business Development Bank Of Canada and YM Biosciences Inc. See "Recent Developments".

(q) Assignment Agreement dated as of May 2, 2005 between Eastern Technology Seed Investment Fund Limited Partnership and YM Biosciences Inc. See "Recent Developments".

(r) Lease dated January 29, 2002 between RT Eleventh Pension Properties Limited and Delex Therapeutics Inc.

(s) Lease Amending Agreement dated February 4, 2004 between RT Eleventh Pension Properties Limited and Delex Therapeutics Inc.

(t) Second Lease Amending Agreement dated March 1, 2005 between RT Eleventh Pension Properties Limited and Delex Therapeutics Inc. See "Property, Plants and Equipment - Facilities".

In the ordinary course of our business, the Corporation enters into licenses for products which we develop, however, because of the immateriality of such licenses to the Corporation, they are not referenced here. The licenses for these products are more fully described in this prospectus under the heading "Business Overview - Licensing Arrangements".

                                EXCHANGE CONTROLS

There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of our common shares, other than withholding tax requirements. See "Canadian Federal Income Taxation" and "Certain United States Federal Income Tax Consequences".

There is no limitation imposed by Canadian law or by the Canadian Charter of Rights and Freedoms, or other constituent documents on the right of a non-resident to hold or vote our common shares, other than as provided in the Investment Canada Act ("ICA"). The following discussion summarizes the principal features of the ICA for a non-resident who proposes to acquire common shares of a Canadian business or the establishment by a non-resident of a new Canadian business. The description of the ICA contained herein is only a general overview and should not be relied upon as a substitute for independent advice from an investor's own advisor, and it does not anticipate statutory or regulatory amendments related thereto.

The ICA applies to all acquisitions of control by a non-Canadian of a Canadian business or establishment by that non-Canadian of a new Canadian business. "Non-Canadian" for the purposes of the ICA, is defined as an individual, government, government agency or entity that is not Canadian. Generally, Canadians are Canadian citizens, permanent residents of Canada, governments in Canada and their agencies, and Canadian controlled corporations, partnerships, trusts and joint ventures. Generally, one of two statutory obligations may apply to a proposed investment or acquisition: (i) a notification; or (ii) an application for review. A review is required where a non-Canadian is a WTO investor (i.e. an investor from a country that is a member of the World Trade Organization) and that investor is making a direct acquisition of assets exceeding $237 million. In the context of an indirect acquisition, a review will be required only where the asset value associated with the Canadian business(es) represents greater than 50 per cent of the asset value of the transaction. Otherwise, such transactions are not subject to review under the ICA.

It should be noted that if the Canadian business being acquired is engaged in a "sensitive sector" defined in the ICA as including financial services, culture, transportation and uranium, then lower thresholds apply for notification namely, $5 million for direct acquisitions and $50 million for indirect acquisitions. If an investment is subject to review under the ICA, the investor must demonstrate to the Minister responsible for the administration of the ICA that the investment is likely to be of net benefit to Canada in light of the several factors enumerated under the ICA.

With respect to the Corporation, a non-Canadian would acquire control of the Corporation for the purposes of the ICA if the non-Canadian acquired a majority of the Corporation's common shares. The acquisition of less than a majority but one third or more of the common shares would be presumed to be an acquisition of control of the Corporation unless it could be established that, following such acquisition, the Corporation was not controlled in fact by the acquirer through the ownership of such common shares.

Certain transactions relating to the Corporation's common shares would be exempt from the ICA, including:

(a) acquisition of the Corporation's common shares by a person in the ordinary course of that person's business as a trader or dealer in securities;

(b) acquisition of control of the Corporation in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions of the ICA; and

(c) acquisition of control of the Corporation by reason of an amalgamation, merger. consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of the Corporation, through the ownership of common shares remained unchanged.

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax considerations applicable to U.S. Holders and Non-U.S. Holders (each as defined below) as a result of the purchase, ownership and disposition of common shares. This discussion is limited to holders that hold common shares as a capital asset within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the "Code").

This summary is based on the Code, Treasury Regulations, IRS rulings and official pronouncements, judicial decisions and the Canadian United States Income Tax Convention (the "Treaty"), all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or different interpretations, which could affect the accuracy of the statements and conclusions set forth below and the U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders. Holders should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax issues discussed below, and no assurance can be given that the IRS will not successfully challenge the conclusions reached in this summary.

This discussion does not purport to deal with all aspects of United States federal income taxation that might be relevant to any particular holder in light of their personal investment circumstances or status, nor does it discuss the United States federal income tax consequences to certain types of holders that may be subject to special rules under the United States federal income tax laws, such as financial institutions, persons owning 10% or more (by vote or value) of the common shares, persons that hold common shares that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the United States dollar.

For purposes of this summary, a "U.S. Holder" means any holder that is for U.S. federal income tax purposes: (i) a citizen or individual resident in the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or a political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if (A) a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of its substantial decisions, or (B) the trust was in existence on August 20, 1996 and has properly elected under applicable Treasury Regulations to continue to be treated as a United States person. A "Non-U.S. Holder" is a beneficial owner that is not a U.S. Holder.

U.S. HOLDERS

DISTRIBUTIONS

Subject to the discussion below under "Passive Foreign Investment Company", the gross amount of any distribution made with respect to the common shares, other than distributions in liquidation and distributions in redemption of stock that are treated as exchanges, will be treated as a dividend to the extent that the distribution is paid out of current or accumulated earnings and profits of the Corporation. The amount treated as a dividend will include any Canadian withholding tax deducted from the distribution. Under current law, certain dividends received by individuals may be taxed at lower rates than other types of ordinary income, generally 15%, provided certain holding period and other requirements are satisfied. These requirements include that the Corporation is not a passive foreign investment company (see discussion below) and that such individual does not treat the dividend as "investment income" for purposes of the investment interest deduction rules. Distributions, if any, in excess of the current and accumulated earnings and profits of the Corporation will constitute a nontaxable return of capital to a U.S. Holder and will be applied against and reduce the U.S. Holder's tax basis in the holder's common shares. To the extent that distributions exceed the tax basis of a U.S. Holder in its common shares, the excess generally will be treated as capital gain.

In the case of a distribution in Canadian dollars, the amount of the distribution generally will equal the United States dollar value of the Canadian dollars distributed, determined by reference to the spot currency exchange rate on the date of receipt of the distribution by the U.S. Holder, and the U.S. Holder will realize separate foreign currency gain or loss to the extent that gain or loss arises on the actual disposition of foreign currency received. Any foreign currency gain or loss generally will be treated as ordinary income or loss.

Dividends that the Corporation pays will not be eligible for the dividends-received deduction generally allowed to United States corporations under the Code.

Subject to the limitations set forth in the Code, the Canadian tax withheld or paid with respect to distributions on the common shares generally may be credited against the U.S. federal income tax liability of a U.S. Holder if such U.S. Holder makes an appropriate election for the taxable year in which such taxes are paid or accrued. Alternatively, a U.S. Holder who does not elect to credit any foreign taxes paid during the taxable year may deduct such taxes in such taxable year subject to certain requirements. Because the foreign tax credit provisions of the Code are very complex, U.S. Holders should consult their own tax advisors with respect to the claiming of foreign tax credits.

SALE OR EXCHANGE

Subject to the discussion below under "Passive Foreign Investment Company", upon a sale or exchange of common shares, a U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or exchange and the U.S. Holder's adjusted tax basis in the common shares. Any gain or loss recognized will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the common shares for more than one year. Under current law, long-term capital gains of individuals are generally taxed at lower rates than items of ordinary income. Deductions for capital losses are subject to limitations.

PASSIVE FOREIGN INVESTMENT COMPANY

The Code contains special rules for the taxation of U.S. Holders who own shares in a "passive foreign investment company" (a "PFIC"). A PFIC is a non-U.S. corporation that meets an income test and/or an asset test. The income test is met if 75% or more of the corporation's gross income is "passive income" (generally, dividends, interest, rents, royalties, and gains from the disposition of assets producing passive income) in any taxable year. The asset test is met if at least 50% of the average value of a corporation's assets produce, or are held for the production of, passive income. Based on our current income, assets and activities, the Corporation may be a PFIC.

If the Corporation is a PFIC, then, in the absence of the elections described below, a U.S. Holder will generally be subject to increased tax liability and an interest charge with respect to gain recognized on the sale of such holder's common shares and upon the receipt of certain "excess distributions" made in respect of common shares. Generally, the special tax and interest charges are determined as follows: (i) the gain or excess distribution (which are treated as ordinary income) is allocated ratably over the days in the U.S. Holder's holding period for the common shares, (ii) the amounts allocated to years before the current year are taxed at the highest ordinary income rates in effect for those years, and (iii) underpayment interest is charged as if such amounts were actually taxed in the prior years but the tax had not been paid.

As an alternative to the foregoing rules, if the common shares constitute "marketable stock" under applicable Treasury regulations, a U.S. Holder may make a mark-to-market election to include in income each year as ordinary income an amount equal to the increase in value of such holder's common shares for that year or to claim a deduction for any decrease in value (but only to the extent of previous mark-to-market gains). The Corporation expects that the common shares will be treated as marketable stock for these purposes but no assurance can be given.

Alternatively, if the Corporation complies with certain information reporting requirements, a U.S. Holder may elect to treat the Corporation as a "qualified electing fund" (a "QEF"), in which case such holder would be required to include in income each year its pro rata share of the Corporation's ordinary earnings and net capital gains, whether or not distributed. However, the Corporation does not currently intend to provide the information necessary to permit a U.S. Holder to make the QEF election.

The PFIC rules are complex. U.S. Holders should consult with their tax advisors regarding the U.S. federal income tax consequences under the PFIC rules and the applicability of the mark to market regime.

BACKUP WITHHOLDING TAX

Backup withholding tax at a rate of 28% may apply to payments of dividends and to payments of proceeds of the sale or other disposition of common shares within the United States by a non-corporate U.S. Holder, if the holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable requirements of the backup withholding tax rules. Backup withholding tax is not an additional tax and amounts so withheld may be refunded or credited against a U.S. Holder's United States federal income tax liability, provided that correct information is provided to the Internal Revenue Service.

NON-U.S. HOLDERS

A Non-U.S. Holder should not be subject to U.S. federal income or withholding taxes with respect to the sale, disposition or any distribution in respect of the common shares, unless (i) such income is effectively connected with a trade or business conducted by such Non-U.S. Holder within the United States, or (ii) in the case of an individual, such Non-U.S. Holder is a nonresident alien who holds the common shares as a capital asset and is present in the United States for 183 days or more during a taxable year and certain other conditions are satisfied.

                        CANADIAN FEDERAL INCOME TAXATION

The following discussion summarizes the principal Canadian federal income tax considerations generally applicable to a person (an "Investor") who acquires one or more common shares pursuant to this prospectus, and who at all material times for the purposes of the Income Tax Act (Canada) (the "Canadian Act") deals at arm's length with us, holds all common shares solely as capital property, is a non resident of Canada, and does not, and is not deemed to, use or hold any common share in or in the course of carrying on business in Canada. It is assumed that the common shares will at all material times be listed on a stock exchange that is prescribed for the purposes of the Canadian Act.

This summary is based on the current provisions of the Canadian Act, including the regulations thereunder, and the Canada-United States Income Tax Convention
(1980) (the "Treaty") as amended. This summary takes into account all specific proposals to amend the Canadian Act and the regulations thereunder publicly announced by the government of Canada to the date hereof and our understanding of the current published administrative and assessing practices of Canada Customs and Revenue Agency. It is assumed that all such amendments will be enacted substantially as currently proposed, and that there will be no other material change to any such law or practice, although no assurances can be given in these respects. Except to the extent otherwise expressly set out herein, this summary does not take into account any provincial, territorial or foreign income tax law or treaty.

This summary is not, and is not to be construed as, tax advice to any particular Investor. Each prospective and current Investor is urged to obtain independent advice as to the Canadian income tax consequences of an investment in common shares applicable to the Investor's particular circumstances.

An Investor generally will not be subject to tax pursuant to the Canadian Act on any capital gain realized by the Investor on a disposition of a common share unless the common share constitutes "taxable Canadian property" to the Investor for purposes of the Canadian Act and the Investor is not eligible for relief pursuant to an applicable bilateral tax treaty. A common share that is disposed of by an Investor will not constitute taxable Canadian property of the Investor provided that the common share is listed on a stock exchange that is prescribed for the purposes of the Canadian Act (the Toronto Stock Exchange is so prescribed), and that neither the Investor, nor one or more persons with whom the Investor did not deal at arm's length, alone or together at any time in the five years immediately preceding the disposition owned 25% of more of the issued shares of any class of our capital stock. In addition, the Treaty generally will exempt an Investor who is a resident of the United States for the purposes of the Treaty, and who would otherwise be liable to pay Canadian income tax in respect of any capital gain realized by the Investor on the disposition of a common share, from such liability provided that the value of the common share is not derived principally from real property (including resource property) situated in Canada or that the Investor does not have, and has not had within the 12-month period proceeding the disposition, a "permanent establishment" or "fixed base", as those terms are defined for the purposes of the Treaty, available to the Investor in Canada. The Treaty may not be available to a non-resident investor that is a U.S. LLC which is not subject to tax in the United States.

Any dividend on a common share, including a stock dividend, paid or credited, or deemed to be paid or credited, by us to an Investor will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, or such lesser rate as may be available under an applicable income tax treaty. Pursuant to the Treaty, the rate of withholding tax applicable to a dividend paid on a common share to an Investor who is a resident of the United States for the purposes of the Treaty will be reduced to 5% if the beneficial owner of the dividend is a company that owns at least 10% of our voting stock, and in any other case will be reduced to 15%, of the gross amount of the dividend. It is Canada Customs and Revenue Agency's position that the Treaty reductions are not available to an Investor that is a "limited liability company" resident in the United States. We will be required to withhold any such tax from the dividend, and remit the tax directly to Canada Customs and Revenue Agency for the account of the Investor.

                              SELLING SHAREHOLDERS

The shares offered for sale pursuant to this prospectus consist of 6,752,801 shares (the "2003 Shares") which were issued to the Selling Shareholders upon exercise of 6,752,801 previously issued special warrants, and 3,376,401 additional shares (the "2003 Warrant Shares") issuable upon the exercise of 3,376,401 share purchase warrants (the "2003 Warrants"). Each 2003 Warrant entitles the holder to acquire one 2003 Warrant Share at any time up to December 15, 2008, at a price of $2.50 per 2003 Warrant Share. The Selling Shareholders acquired the 2003 Shares and 2003 Warrants upon exercise of 6,752,801 special warrants of the Corporation which were sold pursuant to a private placement completed in December 2003. The price of the special warrants was Cdn$1.75 per special warrant. As additional consideration in connection with the private placement, the Corporation issued 789,566 special warrants to or to the direction of the agent and, upon the exercise of such special warrants, the Corporation issued 789,566 common share purchase warrants (the "2003 Agent Warrants"). Each 2003 Agent Warrant entitles the holder thereof to purchase one share of common stock of the Corporation (the "Agent Warrant Shares") at a price of $1.75 at any time up to December 15, 2008. This prospectus also relates to the offering of up to 789,566 Agent Warrant Shares.

In addition, the shares offered for sale pursuant to this prospectus include 1,104,300 shares (the "2004 Shares") and 552,150 additional shares (the "2004 Warrant Shares") issuable upon the exercise of 552,150 share purchase warrants (the "2004 Warrants"). The 2004 Shares and 2004 Warrants were sold as part of 1,104,300 units issued by the Corporation by private placement on September 30, 2004 at a price of $3.15 per unit. Each 2004 Warrant entitles the holder to acquire one 2004 Warrant Share at any time up to September 30, 2007, at a price of $3.75 per 2004 Warrant Share. The Selling Shareholders acquired the 2004 Shares and 2004 Warrants pursuant to a private placement of 1,104,300 units completed in September 2004. Each unit consisted of one 2004 Share and one half of one 2004 Warrant. The price of the units was $3.15 per unit.

The following table sets forth, as of September 30, 2004 and upon completion of the offering described in this prospectus, information with regard to the beneficial ownership of the Corporation's common shares by the Selling Shareholders. Information in the column "Total Shareholdings After Completion of Offering" is based on information provided to us by the Selling Shareholders at the time of closing the above transactions and is accurate to the best of the Corporation's knowledge. Subsequent to the time that the Selling Shareholders provided this information, one or more of them may have sold, transferred or otherwise disposed of all or a portion of their common shares in a transaction exempt from the registration requirements of the Securities Act. The Selling Shareholders may not have a present intention of selling the Shares or Warrant Shares and may offer less than the number of Shares and Warrant Shares indicated.

                            AS OF SEPTEMBER 30, 2004
                            ------------------------

                                                                                        TOTAL
                                                                                     SHAREHOLDINGS
                                                                                         AFTER
SELLING SHAREHOLDER                                                  NUMBER OF        COMPLETION OF      PERCENTAGE
NAME AND ADDRESS                                NUMBER OF SHARES   WARRANT SHARES      OFFERING (1)     OWNERSHIP (2)
----------------                                ----------------   --------------      ------------     -------------
Scott Craven                                        37,879            18,939.5           56,818.5          *
5 E. 22nd St., Apt. 10-D
New York, NY 10010

Jeffrey B. Davis (3)                                75,000           237,500            312,500            *
38 Tall Oaks Drive
Summit, NJ  07901
USA

Avtar Dhillon                                       37,879            18,939.5           56,818.5          *
11199 Sorrento Valley Rd.
San Diego, CA  92121
** Registered in the name of National Bank
Financial as trustee for Avtar Dhillon

North Sound Legacy Fund LLC                        101,516            50,758            152,274            *
53 Forest Avenue, Suite 202
Old Greenwich, CT  06870

North Sound Legacy Institutional Fund LLC          913,636           456,818          1,370,454            3.8%
53 Forest Avenue, Suite 202
Old Greenwich, CT  06870

North Sound Legacy                               1,522,726           761,363          2,284,089            6.1%
International Ltd.
53 Forest Avenue, Suite 202
Old Greenwich, CT  06870

Winchester Global Trust Company Limited as         460,000           230,000            690,000            1.9%
Trustee for Caduceus Capital Trust
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY  10017
Attn:  Andrew Kanarek

Caduceus Capital II, L.P.                          222,000           111,000            333,000            *
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY  10017
Attn:  Andrew Kanarek

HFR SHC Aggressive Fund                             25,000            12,500             37,500            *
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY  10017
Attn:  Andrew Kanarek

UBS Eucalyptus Fund, L.L.C.                        445,000           222,500            667,500            1.9%
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY  10017
Attn:  Andrew Kanarek

PW Eucalyptus Fund, Ltd.                            63,000            31,500             94,500            *
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY  10017
Attn:  Andrew Kanarek

ProMed Offshore Fund, Ltd.                          68,742            34,371            103,113            *
237 Park Ave., 9th Floor
New York, NY  10017

ProMed Partners, L.P.                              423,682           211,841            635,523            1.8%
237 Park Ave., 9th Floor
New York, NY  10017

                            AS OF SEPTEMBER 30, 2004
                            ------------------------

                                                                                        TOTAL
                                                                                    SHAREHOLDINGS
                                                                                        AFTER
SELLING SHAREHOLDER                                                 NUMBER OF       COMPLETION OF       PERCENTAGE
NAME AND ADDRESS                              NUMBER OF SHARES   WARRANT SHARES      OFFERING (1)     OWNERSHIP (2)
----------------                              ----------------   --------------      ------------     -------------
Paul Scharfer                                      190,075            95,037.5          285,112.5          *
265 E. 66th St., Apt. 6C
New York, NY  10021

SCO Capital Partners LLC (4)                       378,788           678,960          1,057,748            2.9%
1285 Avenue of the Americas
35th Floor
New York, NY  10019

SDS Capital Group SPC, Ltd.                        984,848           492,424          1,477,272            4.0%
c/o SDS Management, LLC
53 Forest Avenue, 2nd Floor
Old Greenwich, CT  06870

Vertical Ventures, LLC                             303,030           151,515            454,545            1.3%
641 Lexington Avenue
26th Floor
New York, NY  10022

XMark Fund, Ltd.                                   313,850           156,925            470,775(5)         1.3%
Xmark Funds
301 Tresser Blvd, Suite 1320
Stamford, CT  06901

XMark Fund, L.P.                                   186,150            93,075            279,225(5)         *
Xmark Funds
301 Tresser Blvd, Suite 1320
Stamford, CT  06901

Orion Biomedical Fund LP                           164,300            82,150            246,450            *
787 Seventh Avenue
48th Floor
New York, New York  10019

CC LifeScience Ltd.                                235,000           117,500            352,500            1.0%
345 N. Maple Drive
Suite 206
Beverly Hills, CA  90210

BayStar Capital II, L.P.                           675,000           337,500          1,012,500            2.8%
c/o National Corporate Research, Ltd.
615 South Dupont Highway
Dover, Delaware  19901

Spectra Financial Group                             30,000            15,000             45,000            *
120 Broadway
20th Floor
New York, New York  10271

Daniel DiPietro                                                       50,000             50,000            *
c/o ProMed Management Inc.
237 Park Avenue, 9th Floor
New York, New York 10017

Preston Tsao (6)                                                      25,000             25,000            *
c/o SCO Financial Group LLC
1285 Avenue of the Americas, 35th Floor
New York, New York 10019

Joshua Golumb                                                         25,000             25,000            *
215 West 95th Street, Apt. 15H
New York, New York 10025 * Less than one percent.

*Less than one percent.

(1) Calculated on the assumption that all Shares and all Warrant Shares offered by each Selling Shareholder are sold. Figures stated include shares issuable pursuant to share purchase warrants exercisable within 60 days.

(2) To the best of our knowledge, assuming that all of the Shares and Warrants Shares offered by each Selling Shareholder are sold, no Selling Shareholder other than as indicated in this column will own or control in excess of 1% of our voting securities.

(3) This Selling Shareholder has represented that he is an affiliate of a registered broker-dealer. See the "Plan of Distribution" for further information with respect to this Selling Shareholder. Jeffrey B. Davis received 200,000 2003 Agent Warrants and 37,500 2003 Warrants. In addition, Mr. Davis received 20,000 Placement Agent Warrants - see "Outstanding Options and Warrants".

(4) This Selling Shareholder has identified itself as a broker-dealer and, accordingly, is deemed an underwriter of these securities. See "Plan of Distribution" for further information with respect to this Selling Shareholder. SCO Capital Partners LLC received 489,566 2003 Agent Warrants and 189,394 2003 Warrants. In addition, SCO Capital Partners LLC received 70,000 Placement Agent Warrants - see "Outstanding Options and Warrants".

(5) Based solely on a Schedule 13G dated May 2, 2005 filed by Xmark Asset Management, LLC, the Corporation understands that the Xmark Asset Management, LLC possesses the power to vote and direct the disposition of all securities held by XMark Fund, L.P. and XMark Fund, Ltd.

(6) In addition, Preston Tsao received 5,000 Placement Agent Warrants - see "Outstanding Options and Warrants".

                              PLAN OF DISTRIBUTION

We are registering the shares on behalf of the Selling Shareholders. Sales of shares may be made by the Selling Shareholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the TSX, Amex or AIM or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

- a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

- purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

- ordinary brokerage transactions and transactions in which the broker solicits purchases;

- through options, swaps or derivatives;

- in privately negotiated transactions;

- in making short sales or in transactions to cover short sales; and

- put or call option transactions relating to the shares.

The Selling Shareholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

Transactions under this prospectus may or may not involve brokers or dealers. The Selling Shareholders may sell securities directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in selling securities. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated in connection with the sale. Broker-dealers or agents may also receive compensation in the form of discounts, concessions or commissions from the purchasers of securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might exceed customary commissions.

Each Selling Shareholder that is an affiliate of a registered broker-dealer has represented to us that it purchased the securities in the ordinary course of business and that at the time of such purchase, the Selling Shareholder had no agreements or understandings, directly or indirectly, with any person to distribute such securities.

The Selling Shareholders, other than the Selling Shareholders that are broker-dealers, that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and Selling Shareholders, that are broker-dealers, and any broker-dealers that act in connection with the sale of shares are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the Selling Shareholders and each Selling Shareholder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

To our knowledge, based upon information provided to us by the Selling Shareholders, the only Selling Shareholder who is a registered broker-dealer is SCO Capital Partners LLC ("SCO"). As such, they are deemed to be underwriters of their Shares and Warrant Shares within the meaning of the Securities Act. We do not have a material relationship with SCO and SCO does not have a right to designate or nominate a member or members of the board of directors. SCO purchased their Shares and Warrants directly from us, and we are not aware of any underwriting plan or agreement, underwriters' or dealers' compensation, or passive market-making or stabilization transactions involving the purchase or distribution of these securities by SCO. To our knowledge, none of the Selling Shareholders who are affiliates of SCO purchased Shares or Warrants outside of the ordinary course of business or, at the time of the purchase of Shares and Warrants, had any agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a Selling Shareholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

- the name of each such Selling Shareholder and of the participating broker-dealer(s);

- the number of shares involved;

- the initial price at which the shares were sold;

- the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

- that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

- other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Securities and Exchange Commission, we will file a supplement to this prospectus when a Selling Shareholder notifies us that a donee or pledgee intends to sell more than 500 common shares.

We are paying all expenses and fees customarily paid by the issuer in connection with the registration of the shares. The Selling Shareholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                                  LEGAL MATTERS

Certain legal matters in connection with the offering of the common shares in the United States will be passed upon by Torys LLP.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As at March 31, 2005, YM had no U.S. currency short-term investments and (pound)375,397 in United Kingdom currency short-term investments. To date, YM has not engaged in any foreign currency hedging activity nor have we formally monitored the fluctuation of U.S.$ or British pounds sterling.

                                     EXPERTS

The consolidated financial statements of the Corporation as of June 30, 2004, 2003 and 2002, and for each of the years in the three-year period ended June 30, 2004, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Delex as of December 31, 2004 and the year ended December 31, 2004, have been included herein in reliance upon the report of Ernst & Young LLP, independent registered public accounting firm, appearing herein, and upon the authority of said firm as experts in accounting and auditing.

                                INDEMNIFICATION

The Nova Scotia Companies Act does not restrict a company from indemnifying directors and provides that in any proceeding against a director for negligence or breach of trust it appears to the court hearing the case that the director or person is or may be liable in respect of the negligence or breach of trust, but has acted honestly and reasonably and ought fairly to be excused for the negligence or breach of trust, the court may relieve him, either wholly or partly, from his liability on such terms as the court may think proper. The Articles of Association of the Corporation also provide that no director or officer, former director or officer, or person who acts or acted at the Corporation's request, as a director or officer of the Corporation, a body corporate, partnership or other association of which the Corporation is or was a shareholder, partner, member or director, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director or other such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Corporation are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

Under the Articles of Association of the Corporation every director or officer, former director or officer, or person who acts or acted at the Corporation's request, as a director or officer of the Corporation, a body corporate, partnership or other association of the Corporation, in the absence of any dishonesty on the part of such person, shall be indemnified by the Corporation against, and it shall be the duty of the directors out of the funds of the Corporation to pay to the fullest extent permitted by law, all costs, losses and expenses, including legal fees and disbursements and including any amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, partnership or other association, whether the Corporation is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Corporation and have priority as against the shareholders over all other claims.

Insofar as indemnification for liabilities arising under the Securities Act or the Exchange Act (collectively, the "Act"), may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                      Page
                                                                                                      ----
Index to Financial Statements.................................................................        F-1

YM BIOSCIENCES INC.
-------------------

YEAR ENDED JUNE 30, 2004

Consolidated Financial Statements of YM BioSciences Inc. for the years ended June 30, 2004,
2003 and 2002.................................................................................        F-3

Report of Independent Registered Public Accounting Firm.......................................        F-4

Consolidated Balance Sheets...................................................................        F-5

Consolidated Statements of Operations and Deficit Accumulated During the Development Stage....        F-6

Consolidated Statement of Cash Flows..........................................................        F-7

Notes to Consolidated Financial Statements ...................................................        F-8


NINE MONTH PERIOD ENDED MARCH 31, 2005

Consolidated Interim Financial Statements of YM BioSciences Inc. for the nine months ended
March 31, 2005 (unaudited)....................................................................        F-31

Interim Consolidated Balance Sheets...........................................................        F-32

Interim Consolidated Statements of Operations.................................................        F-33

Interim Consolidated Statement of Deficit Accumulated During the Development Stage............        F-34

Interim Consolidated Statement of Cash Flows..................................................        F-35

Notes to Interim Consolidated Financial Statements............................................        F-36

U.S. GAAP Reconciliation Note for the Nine Months Ended March 31, 2005........................        F-43


DELEX THERAPEUTICS INC.
-----------------------

Financial Statements of DELEX Therapeutics Inc. for the years ended December 31,
2004 and 2003.................................................................................        F-49

Auditors' Report..............................................................................        F-50

Balance Sheet.................................................................................        F-52

Statement of Loss and Deficit.................................................................        F-53

Statement of Cash Flows.......................................................................        F-54

Notes to Financial Statements.................................................................        F-55

THREE MONTH PERIOD ENDED MARCH 31, 2005

Interim Financial Statements of DELEX Therapeutics Inc. for the three months ended
March 31, 2005................................................................................        F-75

Interim Balance Sheet.........................................................................        F-76

Interim Statement of Loss and Deficit.........................................................        F-77

Interim Statement of Cash Flows...............................................................        F-78

Notes to Interim Financial Statements.........................................................        F-79

YM BIOSCIENCES INC.
-------------------

Pro Forma Consolidated Financial Statements as at March 31, 2005 and for the nine months ended
March 31, 2005 and for the year ended June 30, 2004...........................................        F-85

Pro Forma Consolidated Balance Sheet as at March 31, 2005.....................................        F-86

Pro Forma Consolidated Statement of Operations for the nine months ended March 31, 2005.......        F-87

Pro Forma Consolidated Statement of Operations for the year ended June 30, 2004...............        F-88

Notes to Pro Forma Consolidated Financial Statements..........................................        F-89

                        Consolidated Financial Statements
                         (Expressed in Canadian dollars)

                               YM BIOSCIENCES INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    Years ended June 30, 2004, 2003 and 2002

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors of YM Biosciences Inc.

We have audited the accompanying consolidated balance sheets of YM Biosciences Inc. and subsidiaries (a development stage company) as of June 30, 2004 and 2003 and the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended June 30, 2004 and for the period from August 17, 1994 to June 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of YM Biosciences Inc. and subsidiaries (a development stage company) as of June 30, 2004 and 2003 and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2004 and for the period from August 17, 1994 to June 30, 2004 in conformity with Canadian generally accepted accounting principles.

The consolidated financial statements give retroactive effect to the change in accounting policy regarding stock compensation adopted by the Company effective July 1, 2004, as described in note 2 to the consolidated financial statements.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 10 to the consolidated financial statements.


                                        /s/ KPMG LLP

                                        Chartered Accountants



Toronto, Canada

August 18, 2004, except
as to notes 2 and 12 which are
as of November 30, 2004

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Consolidated Balance Sheets
(Amounts in Canadian dollars, unless otherwise noted)

June 30, 2004 and 2003

======================================================================================
                                                              2004            2003
--------------------------------------------------------------------------------------
                                                             (Restated - note 2)

Assets

Current assets:
      Cash and cash equivalents                           $  5,493,907    $  7,675,466
      Short-term deposits                                   14,893,951              --
      Marketable securities (note 3)                            19,715         783,622
      Accounts receivable and prepaid expenses                 463,838         168,187
--------------------------------------------------------------------------------------
                                                            20,871,411       8,627,275

Capital assets (note 4)                                         11,381          22,567
--------------------------------------------------------------------------------------
                                                          $ 20,882,792    $  8,649,842
======================================================================================
Liabilities and Shareholders' Equity

Current liabilities:
      Accounts payable                                    $    993,272    $    101,506
      Accrued liabilities                                      170,439         221,077
--------------------------------------------------------------------------------------
                                                             1,163,711         322,583
Shareholders' equity:
      Share capital (note 6)                                59,841,914      44,729,104
      Share purchase warrants (note 6)                       3,627,239              --
      Contributed surplus (notes 6 and 7)                      569,195          68,820
      Deficit accumulated during the development stage     (44,319,267)    (36,470,665)
--------------------------------------------------------------------------------------
                                                            19,719,081       8,327,259
Commitments (note 8)
Subsequent events (note 12)
--------------------------------------------------------------------------------------
                                                          $ 20,882,792    $  8,649,842
======================================================================================

See accompanying notes to consolidated financial statements.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Consolidated Statements of Operations and Deficit Accumulated During the Development Stage
(Amounts in Canadian dollars, unless otherwise noted)

=======================================================================================================
                                                                                                   From
                                                                                           inception on
                                                                                        August 17, 1994
                                                           Years ended June 30,             to June 30,
                                                2004             2003            2002              2004
-------------------------------------------------------------------------------------------------------
                                                        (Restated - note 2)

Interest income                            $    347,187    $    273,232    $    154,112    $  2,788,418

Expenses:
      General and administrative              3,610,848       1,936,364       1,864,289      14,833,371
      Licensing and product
        development                           5,066,569       3,965,385       4,729,216      30,876,387
-------------------------------------------------------------------------------------------------------
                                              8,677,417       5,901,749       6,593,505      45,709,758
-------------------------------------------------------------------------------------------------------
Loss before the undernoted                   (8,330,230)     (5,628,517)     (6,439,393)    (42,921,340)

Gain on sale of marketable securities           638,332              --              --         638,332

Unrealized loss on marketable securities             --      (1,812,158)             --      (1,812,158)
-------------------------------------------------------------------------------------------------------
Loss before income taxes                     (7,691,898)     (7,440,675)     (6,439,393)    (44,095,166)

Income taxes                                         --              --           7,300           7,300
-------------------------------------------------------------------------------------------------------
Loss for the period                          (7,691,898)     (7,440,675)     (6,446,693)    (44,102,466)

Deficit, beginning of period, as
   restated (note 2)                        (36,470,665)    (28,969,893)    (22,523,200)             --

Cost of purchasing shares for
   cancellation in excess of book
   value (note 6)                              (156,704)        (60,097)             --        (216,801)

-------------------------------------------------------------------------------------------------------
Deficit, end of period                     $(44,319,267)   $(36,470,665)   $(28,969,893)   $(44,319,267)
=======================================================================================================
Basic and diluted loss per
   common share                            $      (0.36)   $      (0.56)   $      (0.50)
=======================================================================================================
Weighted average number of
   common shares outstanding                 21,353,479      13,218,177      12,991,039
=======================================================================================================

See accompanying notes to consolidated financial statements.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Consolidated Statements of Cash Flows
(Amounts in Canadian dollars, unless otherwise noted)

==================================================================================================================
                                                                                                              From
                                                                                                      inception on
                                                                                                   August 17, 1994
                                                                    Years ended June 30,               to June 30,
                                                           2004            2003            2002               2004
------------------------------------------------------------------------------------------------------------------
                                                                   (Restated - note 2)
Cash provided by (used in):

Operating activities:
      Loss for the period                             $ (7,691,898)   $ (7,440,675)   $ (6,446,693)   $(44,102,466)
      Items not involving cash:
           Depreciation                                     14,910          59,640          48,061         258,947
           Unrealized loss on
             marketable securities                              --       1,812,158              --       1,812,158
           Gain on sale of
             marketable securities                        (638,332)             --              --        (638,332)
           Stock-based compensation                        500,375          68,820              --         569,195
      Change in non-cash operating working capital:
           Accounts receivable
             and prepaid expenses                         (295,651)         21,927          (9,508)       (463,838)
           Accounts payable and
             accrued liabilities                           841,128         (51,803)       (163,825)      1,163,711
------------------------------------------------------------------------------------------------------------------
                                                        (7,269,468)     (5,529,933)     (6,571,965)    (41,400,625)
Financing activities:
      Issuance of common shares
        on exercise of options                           1,544,375              --              --       1,544,375
      Issuance of common shares
        on exercise of warrants                            222,348              --              --         222,348
      Redemption of preferred shares                            --         (80,372)             --      (2,630,372)
      Repurchase of common shares                         (230,379)        (19,390)             --        (249,769)
      Net proceeds from issuance of
        shares and special warrants                     17,047,001              --      11,739,407      61,769,990
------------------------------------------------------------------------------------------------------------------
                                                        18,583,345         (99,762)     11,739,407      60,656,572
Investing activities:
      Short-term deposits, net                         (14,893,951)             --              --     (14,893,951)
      Proceeds on sale of
        marketable securities                            1,402,239              --              --       1,402,239
      Restricted cash                                           --         600,000        (600,000)             --
      Additions to capital assets                           (3,724)         (2,361)         (2,808)       (270,328)
------------------------------------------------------------------------------------------------------------------
                                                       (13,495,436)        597,639        (602,808)    (13,762,040)
------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash
   and cash equivalents                                 (2,181,559)     (5,032,056)      4,564,634       5,493,907

Cash and cash equivalents,
   beginning of period                                   7,675,466      12,707,522       8,142,888              --
------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents,
   end of period                                      $  5,493,907    $  7,675,466    $ 12,707,522    $  5,493,907
==================================================================================================================

See accompanying notes to consolidated financial statements.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

The Company was incorporated on August 17, 1994 under the laws of the Province of Ontario. The Company continued under the laws of the Province of Nova Scotia on December 11, 2001. The Company is a development stage company. Its long-term viability is dependent on the success of its regulatory submissions and licensing and marketing activities, its ability to obtain additional financing and to earn a sufficient market share once its licensed products are in commercial production. The Company has entered into licensing agreements with certain biotechnology, pharmaceutical and medical institutes. The licenses grant exclusive rights for certain territories for certain products or families of products developed and rights of first refusal on additional territories, additional products or extensions to existing products.

1. SIGNIFICANT ACCOUNTING POLICIES:

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in Canada. Significant accounting policies are summarized below:

(a) Basis of presentation:

These consolidated financial statements include the accounts of the Company, its subsidiaries, CBQYM Inc. (Ontario and Barbados), and its proportionate share of the revenue, expenses, assets and liabilities of the 80%-owned incorporated joint ventures, CIMYM Inc. (Ontario and Barbados).

The Company has made a provision of $4,870,939 as of June 30, 2004 (2003 - $5,240,642), which is equal to the amount by which the funding provided to the joint ventures by way of preferred shares and loans exceeds the Company's proportionate share of expenses incurred. Provision for the advances has been made in the accounts consistent with the classification of the expenditures being funded, such that the Company has consolidated all of the underlying results of operations of the joint ventures. The provisions may not be required in the future if recovery from the joint ventures appears certain.

During the year, the Company increased its ownership in CBQYM Inc. from 80% to 100% for nominal consideration. The Company intends to wind up CBQYM Inc. subsequent to year end. As such, the assets of this company have been valued on a liquidation value basis. No gain or loss on winding up this company is expected by management.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(b) Cash and cash equivalents:

Cash and cash equivalents are recorded at cost. Cash equivalents consist of highly liquid, held-to-maturity deposits, with terms extending to 90 days from the date of acquisition.

(c) Short-term deposits:

Short-term deposits are recorded at cost and consist of highly liquid, held-to-maturity deposits, with terms extending beyond 90 days from the date of acquisition.

(d) Marketable securities:

Marketable securities are recorded at the lower of cost and market value. Market values of shares and warrants held are determined based on their quoted market prices. Losses arising from changes in the market value are included in net earnings or loss for the year.

(e) Capital assets:

Capital assets are stated at cost less accumulated depreciation. Depreciation is provided to amortize the cost of capital assets over their estimated useful lives using the straight-line method over the following periods:

      Computer equipment                                           3 years
      Furniture and equipment                                      5 years
      Leasehold improvements                                 Term of lease

      ====================================================================

(f) Development costs:

To date, all development costs have been expensed. Development costs include costs associated with product development activities, including salaries of scientific and technical staff and payments to third parties for development activities. Development costs that meet specific stringent criteria related to technical, market and financial feasibility are capitalized. To date, none of the development costs has met such criteria. The Company has made no expenditures for scientific research.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(g) Government assistance:

Government assistance, including investment tax credits received relating to development costs, is reflected as a reduction of the development costs when there is reasonable assurance that the assistance will be realized.

(h) Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the date of enactment or substantive enactment.

In assessing the realizability of future income tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will be realized. The ultimate realization of future income tax assets is dependent upon the generation of future taxable income during the period in which the temporary differences are deductible. Management considers the scheduled reversals of future income tax liabilities, the character of the future income tax asset and tax planning strategies in making this assessment. To the extent that management believes that the realization of future income tax assets does not meet the more likely than not realization criteria, a valuation allowance is recorded against the future income tax assets.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(i) Stock-based compensation:

The Company has a stock option plan for directors, officers, employees and service providers, as described in note 7. All stock options issued under the plan have an exercise price equal to the fair market value of the underlying shares on the date of the grant. The Company applies the fair value method to all options granted to service providers and to employee stock options granted on or after July 1, 2002. Under the fair value based method, compensation cost is measured at the fair value of the award at the date of grant using the Black-Scholes option pricing model. Compensation cost is expensed over the service period for service provider awards and over the vesting period for employee awards.

The settlement method was used to account for employee stock options granted before July 1, 2002. Under the settlement method, any consideration paid by employees on the exercise of stock options or purchase of stock is credited to share capital and no compensation expense was recognized.

(j) Measurement uncertainty:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year. Actual results could differ from those estimates.

2. CHANGE IN ACCOUNTING POLICY - STOCK-BASED COMPENSATION:

Prior to July 1, 2004, the Company applied the fair value based method of accounting prescribed by CICA Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments, only to stock-based compensation provided to non-employees and applied the settlement method of accounting to stock options granted to employees and directors.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

2. CHANGE IN ACCOUNTING POLICY - STOCK-BASED COMPENSATION (CONTINUED):

CICA Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments, was amended to require entities to account for stock-based compensation to employees using the fair value based method. In accordance with one of the transitional options permitted under amended Section 3870, the Company retroactively applied the fair value based method to all employee stock options granted on or after July 1, 2002, and has restated prior periods. The effect of retroactively adopting the fair value based method is to increase general and administrative expenses and the loss for the period by $480,524 and $58,855 for the years ended June 30, 2004 and 2003, respectively, and for the period from inception to June 30, 2004, with corresponding increases to the deficit and contributed surplus. This change had the effect of increasing the annual basic and diluted loss per share by $0.02 in 2004 with no change in 2003.

This retroactive change in accounting policy also affected disclosures made in note 7, stock options, and to note 10, Canadian and United States accounting policy differences.

3. MARKETABLE SECURITIES:

On September 25, 2002, as set out in note 6, the Company issued Class B preferred shares in exchange for 1,100,000 ordinary shares and 220,000 warrants of New Opportunities Investment Trust ("NOIT") as part of the NOIT initial prospectus offering. The cost of the NOIT investment of $2,595,780 was determined with reference to the market value of the Company's Class B preferred shares at that time. Since the date of the original listing of the NOIT shares and warrants on the London Stock Exchange to June 30, 2003, the value of these shares and warrants declined by $1,812,158 with such amount being reflected as a loss in the 2003 consolidated statements of operations. On January 9, 2004, the Company completed a transaction, whereby it sold 1,100,000 ordinary shares of NOIT at their market value of (pound)0.55 (approximately $1.29) per share, resulting in a net gain of $638,332. As at June 30, 2004, the marketable securities consist of 220,000 share purchase warrants in NOIT that have a market value of $69,491 (2003 - $783,622).

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

4. CAPITAL ASSETS:

===============================================================================
                                                        Accumulated     Net book
June 30, 2004                                 Cost     depreciation        value
-------------------------------------------------------------------------------
Computer equipment                        $132,022     $    123,394    $  8,628
Furniture and equipment                     75,042           72,289       2,753
Leasehold improvements                      45,205           45,205          --
-------------------------------------------------------------------------------
                                          $252,269     $    240,888    $ 11,381
===============================================================================


===============================================================================
                                                        Accumulated     Net book
June 30, 2003                                 Cost     depreciation       value
-------------------------------------------------------------------------------
Computer equipment                        $130,457     $    112,902    $ 17,555
Furniture and equipment                     72,883           67,871       5,012
Leasehold improvements                      45,205           45,205          --
-------------------------------------------------------------------------------
                                          $248,545     $    225,978    $ 22,567
===============================================================================

5. INVESTMENT IN JOINT VENTURES:

The consolidated financial statements include the Company's share of the revenue and expenses of incorporated joint ventures, and makes provision for all advances made to the joint ventures that do not eliminate on consolidation. This accounting effectively results in 100% of the joint ventures revenues and expenses being included in the consolidated financial statements as follows:


================================================================================
                                                                           From
                                                                   inception on
                                                                     August 17,
                                                                        1994 to
                                      Years ended June 30,             June 30,
                                  2004          2003          2002         2004
--------------------------------------------------------------------------------
General and administrative
 expenses                  $ 2,413,500   $ 1,857,887   $ 2,027,777   $10,806,727
Licensing and product
 development cost              946,453     1,774,823     2,846,255    18,756,437
--------------------------------------------------------------------------------
Loss for the period        $ 3,359,953   $ 3,632,710   $ 4,874,032   $29,563,164
================================================================================

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

6. WARRANTS, SHARE CAPITAL AND CONTRIBUTED SURPLUS:

Special warrants:

On December 15, 2003, the Company completed the sale of 10,895,658 special warrants by way of private placement. Each special warrant sold for $1.75 and entitled the holder to receive one common share and one-half of a share purchase warrant to purchase one additional common share. As part of the consideration for arranging the private placement, the Company also issued 1,089,566 special agent warrants entitling agents to receive a share purchase warrant to purchase one additional common share. On February 17, 2004, pursuant to a prospectus filed with the Ontario Securities Commission, the special warrants were automatically exercised and the Company issued 10,895,658 common shares and 5,447,829 share purchase warrants which are exchangeable with $2.50 for one common share for five years and 1,089,566 share purchase warrants to agents which are exchangeable with $1.75 for one common share for five years. Total proceeds amounted to $19,067,402, less issuance costs of $2,990,115. The share purchase warrants were recorded at fair value of $3,725,820 using the Black-Scholes fair value option pricing model.

Authorized:
500,000,000 Class A preferred shares
500,000,000 Class B preferred shares, Series 1
500,000,000 Class A non-voting common shares
500,000,000 common shares

Issued:

===============================================================================
                                                    Number of
                                                       shares            Amount
-------------------------------------------------------------------------------

Class B preferred shares, Series 1:
 Balance, June 30, 2002                             3,750,000       $11,514,407
 Issued from treasury (NOIT)                          759,000         2,595,780
 Shares repurchased for cancellation                  (46,200)          (29,329)
 Conversion to common shares                       (4,462,800)      (14,080,858)
-------------------------------------------------------------------------------
Balance, June 30, 2004 and 2003                            --       $       --
===============================================================================

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

6. WARRANTS, SHARE CAPITAL AND CONTRIBUTED SURPLUS (CONTINUED):

================================================================================
                                                    Number of
                                                       shares             Amount
--------------------------------------------------------------------------------

Common shares:
 Issued on incorporation, August 17, 1994                   7      $          1
 Issued to founding shareholders during fiscal      4,204,250           224,457
 Issued on private placement, August 1996             125,009            10,000
 Issued on exercise of special warrants, June       4,484,613        13,167,901
 Issued on private placement, August 1997             272,250         1,139,366
 Issued on private placement, March/April 2000      3,813,840        15,366,701
 Issued on exercise of stock options, May 2000         23,125            75,156
 Issued pursuant to licensing agreement,
    November 2000                                      50,000           450,000
--------------------------------------------------------------------------------

 Balance, June 30, 2001                            12,973,094        30,433,582
 Issued pursuant to a licensing agreement              25,000           225,000
--------------------------------------------------------------------------------

 Balance, June 30, 2002                            12,998,094        30,658,582
 Conversion of preferred shares, June 12, 2003      4,462,800        14,080,858
 Shares purchased for cancellation                    (19,000)          (10,336)
--------------------------------------------------------------------------------

 Balance, June 30, 2003                            17,441,894        44,729,104
 Shares repurchased for cancellation                 (169,900)          (73,675)
 Issued on the exercise of special warrants,
 February 2004                                     10,895,658        13,321,181
 Issued on exercise of stock options                   23,000            44,375
 Issued on exercise of warrants                       118,939           320,929
 Issued on exercise of compensation options           375,000         1,500,000
--------------------------------------------------------------------------------
Balance, June 30, 2004                             28,684,591      $ 59,841,914
================================================================================

On September 25, 2002, the Company completed a share purchase transaction, whereby the Company issued 759,000 Class B preferred shares, Series 1 at their market value of (UK pound)1.45 (approximately $3.42) per share in consideration for 1,100,000 ordinary shares and 220,000 warrants of NOIT under NOIT's U.K. prospectus offering.

During the year ended June 30, 2003, the Company purchased for cancellation 46,200 Class B preferred shares, Series 1 and 19,000 common shares under a normal course issuer bid, at a total cost of $99,762. The excess of $60,097 over the book value of the shares was charged to deficit.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

6. WARRANTS, SHARE CAPITAL AND CONTRIBUTED SURPLUS (CONTINUED):

On June 12, 2003, the Class B preferred shares, Series 1 automatically converted into common shares on a one-for-one basis.

During the year ended June 30, 2004, the Company purchased for cancellation 169,900 common shares under a normal course issuer bid, at a total cost of $230,379. The excess of $156,704 over the book value of the shares was charged to deficit.

Share purchase warrants:

The Company has issued warrants for the purchase of common shares. Each warrant entitles the holder to purchase one common share of the Company for a specified price for a specific period of time. No value was ascribed to the warrants issued prior to June 30, 2002. Warrants issued after that date have been valued on a relative basis using the Black-Scholes fair value option pricing model. The following table contains information regarding the warrants to acquire common shares outstanding as of June 30, 2004. As of June 30, 2004, all outstanding warrants were exercisable.

===============================================================================
                                                         Weighted
                                                          average
                                           Number of     exercise
                                              shares        price        Amount
-------------------------------------------------------------------------------
Outstanding, June 30, 2002 and
 June 30, 2003                             3,020,669   $     4.50   $        --
Issued February 2004 on exercise of
 special warrants at relative fair value   5,447,829         2.50     2,756,106
Issued February 2004 on exercise of
 special agent warrants at fair value      1,089,566         1.75       969,714
Exercised                                   (118,939)        1.87       (98,581)
Expired                                   (2,613,725)        4.50            --
-------------------------------------------------------------------------------
Outstanding, June 30, 2004                 6,825,400         2.53   $ 3,627,239
===============================================================================

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

6. WARRANTS, SHARE CAPITAL AND CONTRIBUTED SURPLUS (CONTINUED):

As at June 30, 2004:

===============================================================================
                                                                     Weighted
                                                                      average
                                                                    remaining
Range of                                         Number           contractual
exercise price                              outstanding          life (years)
-------------------------------------------------------------------------------
$1.75                                           989,566                 4.46
$2.50                                         5,428,890                 4.46
$4.00                                           125,000                 2.00
$4.50                                           244,444                 1.25
$9.00                                            37,500                 0.25
===============================================================================

7. STOCK OPTIONS:

The Company has granted stock options pursuant to a stock option plan. Under the plan, options to purchase common shares may be granted to directors, officers, employees and service providers of the Company. Of the 2,523,252 options outstanding at June 30, 2004, 143,382 were granted to vest immediately and the remainder were granted to vest over time. The option exercise prices range from $1.50 to $4.50.

On April 1, 2004, the Company issued 2,500 stock options in exchange for investor relations services rendered. The fair value of these options using the Black-Scholes fair value option pricing model of $3,601 was expensed and recorded as contributed surplus.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

7. STOCK OPTIONS (CONTINUED):

On January 24, 2003, the Company issued 10,000 stock options in exchange for investor relations services rendered. The fair value of these options using the Black-Scholes fair value option pricing model of $9,965 was expensed and recorded as contributed surplus.

On October 1, 2003, the Company issued 25,000 stock options in exchange for investor relations services rendered. The fair value of these options using the Black-Scholes fair value option pricing model of $16,250 was expensed and recorded as contributed surplus.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes fair value option pricing model with the following assumptions:

================================================================================
Issue date                                             2004                 2003
--------------------------------------------------------------------------------

Number of options issued                            825,620              597,500
Risk-free interest rate                        3.2% - 4.43%        2.75% - 4.11%
Volatility factor                                86% - 120%                 120%
Contractual life of options                    5 - 10 years         5 - 10 years
Vesting period (months)                             12 - 40       Immediately-24
Weighted average fair value of options granted        $1.17                $1.28
Compensation expense                               $510,375              $68,820

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

7. STOCK OPTIONS (CONTINUED):

The following tables reflect the activity under the stock option plan for the years ended June 30, 2004 and 2003 and the share options outstanding at end of year:

=========================================================================================================
                                                  2004                                  2003
---------------------------------------------------------------------------------------------------------
                                                          Weighted                               Weighted
                                                           average                                average
                                                          exercise                               exercise
                                        Number               price            Number                price
---------------------------------------------------------------------------------------------------------
Outstanding, beginning of year       1,727,132          $     3.34         1,209,632           $     4.04
Granted                                825,620                1.64           597,500                 1.70
Cancelled/forfeited                     (6,500)               2.94           (80,000)                4.19
Exercised                              (23,000)               1.93                 -                    -

---------------------------------------------------------------------------------------------------------
Outstanding, end of year             2,523,252                2.80         1,727,132                 3.34
=========================================================================================================

Exercisable, end of year             1,604,151          $     3.40         1,092,170           $     3.90
=========================================================================================================


As at June 30, 2004:

==============================================================================================================
                                           Options outstanding                          Options exercisable
                          ------------------------------------------------      ------------------------------
                                                Weighted
                                                 average          Weighted                            Weighted
                                               remaining           average                             average
Range of                        Number       contractual          exercise            Number          exercise
exercise price             outstanding       life (years)            price       exercisable             price
--------------------------------------------------------------------------------------------------------------

  $1.50                         25,000               0.2         $    1.50            25,000         $    1.50
  $1.75                      1,080,620               8.0              1.75           316,698              1.75
  $2.00                         60,000               8.8              2.00            21,000              2.00
  $2.10                         50,000               9.8              2.10            16,667              2.10
  $2.50                        167,500               7.7              2.50            74,050              2.50
  $3.25                        425,300               3.0              3.25           425,300              3.25
  $4.00                         12,500               3.4              4.00            12,500              4.00
  $4.50                        702,332               5.5              4.50           712,936              4.50
--------------------------------------------------------------------------------------------------------------
  $1.50 - $4.50              2,523,252               6.4              2.80         1,604,151              3.40
==============================================================================================================

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

7. STOCK OPTIONS (CONTINUED):

                              As at June 30, 2003:

==============================================================================================================
                                         Options outstanding                           Options exercisable
                          ------------------------------------------------       -----------------------------
                                                Weighted
                                                 average          Weighted                            Weighted
                                               remaining           average                             average
Range of                        Number       contractual          exercise            Number          exercise
exercise price             outstanding      life (years)             price       exercisable             price
--------------------------------------------------------------------------------------------------------------
$1.75                          351,500               9.8         $    1.75            17,575         $    1.75
$2.00                           60,000               9.8              2.00             3,000              2.00
$2.50                          176,000               9.2              2.50            32,050              2.50
$3.25                          425,300               4.1              3.25           425,300              3.25
$4.00                           10,000               4.5              4.00             7,500              4.00
$4.50                          704,332               6.5              4.50           606,745              4.50

--------------------------------------------------------------------------------------------------------------
$1.75 - $4.50                1,727,132               7.0              3.34         1,092,170              3.90
==============================================================================================================

8. COMMITMENTS:

As part of the license agreements for certain products, the Company has committed to make certain product development payments. These payments are obligations of the Company so long as the Company continues to support the development of certain products.

The Company committed to product development payments of $100,000 per year and to consulting services payments of $50,000 per year to the University of Manitoba and The Manitoba Cancer Treatment and Research Foundation for a three-year period ended November 2003. Payment of obligations under these contracts has now been completed.

The Company has entered into a clinical research services contract dated March 2004 for management services relating to a clinical trial involving up to 700 patients and 67 sites. The contract is expected to be completed by December 31, 2006; however, this is subject to change. The Company can terminate this contract by providing 30 days' notice and a penalty of 10% of any remaining commitment.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

8. COMMITMENTS (CONTINUED):

The Company leases premises under a five-year lease that expires in January 2008. Under the terms of the lease, the Company can terminate the lease at any time with six months notice plus a penalty of two months rent. Annual minimum payments under this operating lease for the next four years from June 30, 2004 are as follows:


2005                                                             $       58,632
2006                                                                     60,287
2007                                                                     58,636
2008                                                                     35,560
-------------------------------------------------------------------------------
                                                                 $      213,115
===============================================================================

9. INCOME TAXES:

The Company and its joint venturers have non-capital losses for income tax purposes available for application against future taxable income in Canada and Barbados. The losses expire as follows:

================================================================================
                                                      Canada            Barbados
--------------------------------------------------------------------------------
2005                                         $       217,000     $            --
2006                                                 125,000             930,000
2007                                                 285,000           2,229,000
2008                                                 642,000           2,079,000
2009                                               1,687,000           3,500,000
2010                                               2,102,000           5,019,000
2011                                               5,927,000           3,802,000
2012                                                      --           2,600,000
2013                                                      --           1,704,000
--------------------------------------------------------------------------------
                                             $    10,985,000     $    21,863,000
================================================================================

The Company has a pool of scientific research and experimental development expenditures available to reduce future taxable income of $2,113,000 at June 30, 2004 (2003 - $1,439,000). The pool has no expiry date.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

9. INCOME TAXES (CONTINUED):

The Company earned $397,825 of investment tax credits during the year (2003 - $110,115; 2002 - $65,612), of which $94,425 is included in accounts receivable at June 30, 2004 (2003 - nil). The Company has investment tax credit carryforwards of $1,365,000 at June 30, 2004 (2003 - $1,160,000) available to reduce future taxes payable. These investment tax credits expire as follows:

2011                                                           $         259,000
2012                                                                     424,000
2013                                                                     371,000
2014                                                                     311,000
--------------------------------------------------------------------------------
                                                               $       1,365,000
================================================================================

No future tax benefit resulting from the non-capital losses, the pool of scientific research and experimental development expenditures or the investment tax credit carryforwards has been reflected in the consolidated financial statements as a full valuation of $5,711,000 has been taken at June 30, 2004 (2003 - $2,988,000; 2002 - $1,933,000).

10. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES:

The Company's consolidated financial statements are prepared in accordance with generally accepted accounting principles ("GAAP") in Canada, which differ in certain respects from those applied in the United States. The following items present the impact of material differences between Canadian GAAP and United States GAAP on the Company's consolidated financial statements.

(a) Development stage enterprise:

United States GAAP requires certain additional disclosures for development stage enterprises. These require cumulative amounts from the enterprise's inception be presented. For ease of presentation, these disclosures have been disclosed in the consolidated statements of operations and deficit and cash flows and note 6 to these consolidated financial statements as appropriate.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

10. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONTINUED):

(b) Statement of income (loss) and comprehensive income (loss):

The following table reconciles loss for the period as reported in the consolidated statements of operations and deficit reported under Canadian GAAP to what would have been reported had the statements been prepared in accordance with United States GAAP.

============================================================================================
                                               2004               2003              2002
--------------------------------------------------------------------------------------------
Loss for the period based on
 Canadian GAAP                         $      (7,691,898)    $  (7,440,675)   $   (6,446,693)
Unrealized gain on
 marketable securities                            49,776                --                --
Reversal of stock-based
 compensation expense for
 employee awards                                 480,524            58,855                --

--------------------------------------------------------------------------------------------
Loss for the period and
 comprehensive loss
 based on United States GAAP            $     (7,161,598)     $ (7,381,820)   $   (6,446,693)
============================================================================================

Basic and diluted loss per share        $          (0.34)     $      (0.56)   $        (0.50)

============================================================================================

Weighted average number of
 common shares outstanding                    21,353,479        13,218,177        12,991,039

============================================================================================

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

10. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONTINUED):

Canadian GAAP requires that marketable securities be recorded at the lower of cost and market value and does not permit the written-down value to be adjusted upward for subsequent recoveries of market value. The marketable securities held by the Company are classified as trading securities in accordance with FASB Statement 115, Accounting for Certain Investments in Debt and Equity Securities. Under United States GAAP, these securities are measured at market value each period end and any unrealized holding gains and losses are reported in the consolidated statements of operations and deficit. During the year ended 2003, the Company recognized a charge of $1,812,158 for an other than temporary decline in market value and, accordingly, there was no difference in the carrying amount of the marketable securities under United States GAAP and Canadian GAAP. During the year ended June 30, 2004, the unrealized increase in market value of securities held was $49,776. As such, this amount has been recognized as an unrealized gain for United States GAAP purposes with a corresponding increase in investments and shareholders' equity under United States GAAP.

As set out in note 2, under Canadian GAAP, the Company has applied the fair value based method of accounting for stock options granted to employees for options granted on or after July 1, 2002 retroactively, and has restated amounts previously reported. Under United States GAAP, the Company continues to apply the intrinsic value method in accordance with APB 25 and accordingly, stock compensation expense for employee awards recorded for Canadian GAAP purposes of $480,524 and $58,855 for the years ended June 30, 2004 and 2003, respectively, has been reversed for United States GAAP purposes.

Loss per common share has been calculated using the weighted average number of common shares outstanding during the period. The potential effect of share options and share purchase warrants is not dilutive to the loss per common share.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

10. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONTINUED):

(c) Consolidated statement of changes in shareholders' equity:

United States GAAP requires the inclusion of a consolidated statement of changes in shareholders' equity for each year a statement of income is presented. Shareholders' equity under United States GAAP is as follows:

=====================================================================================================================
                                                        Deficit
                                                    accumulated                        Accumulated
                                                     during the                              other
                                Warrants and        development      Contributed     comprehensive
                               share capital              stage          surplus            income              Total
---------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2001       $    30,433,582    $   (22,523,200)    $         --          $     --    $    7,910,382
Issued pursuant to a
   licensing agreement               225,000                 --               --                --           225,000
Issued by public offering         11,514,407                 --               --                --        11,514,407
Loss for the year                         --         (6,446,693)              --                --        (6,446,693)
---------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2002            42,172,989        (28,969,893)              --                --        13,203,096
Issued from treasury               2,595,780                 --               --                --         2,595,780
Shares repurchased
   for cancellation                  (39,665)           (60,097)              --                --           (99,762)
Stock-based compensation                  --                 --            9,965                --             9,965
Loss for the year                         --         (7,381,820)              --                --        (7,381,820)
---------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2003            44,729,104        (36,411,810)           9,965                --         8,327,259
Special warrants issue            17,047,001                 --               --                --        17,047,001
Issued on stock options               44,375                 --               --                --            44,375
Issued on warrants                   222,348                 --               --                --           222,348
Issued on compensation
   options                         1,500,000                 --               --                --         1,500,000
Shares repurchased
   for cancellation                  (73,675)          (156,704)              --                --          (230,379)
Stock-based compensation                  --                 --           19,851                              19,851
Loss for the year                         --         (7,161,598)              --                --        (7,161,598)
---------------------------------------------------------------------------------------------------------------------

Total shareholders' equity
   under U.S. GAAP,
   June 30, 2004                  63,469,153        (43,730,112)          29,816                --        19,768,857

Unrealized gain on
   marketable securities                  --            (49,776)              --                --           (49,776)
Stock-based compensation
   for employee awards                    --           (539,379)         539,379                --                --

---------------------------------------------------------------------------------------------------------------------
Total shareholders' equity
   under Canadian GAAP,
   June 30, 2004             $    63,469,153    $   (44,319,267)    $    569,195          $     --    $   19,719,081
=====================================================================================================================

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

10. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONTINUED):

United States GAAP requires the disclosures of a consolidated statement of comprehensive income. Comprehensive income generally encompasses all changes in shareholders' equity, except those arising from transactions with shareholders. There have been no material transactions that would have been included in comprehensive income had the statements been prepared in accordance with United States GAAP, except as disclosed for loss for the period under United States GAAP.

(d) Investment in joint ventures:

The Company's investments in joint ventures have been accounted for under Canadian GAAP using the proportionate consolidation method. Under United States GAAP, these investments have been analyzed to determine whether any are variable interest entities ("VIEs") under FASB Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities ("FIN 46R"). The Company determined that each of its investments in joint ventures is a VIE and the Company is the primary beneficiary since inception of the entities. As set out in note 1(a), under Canadian GAAP, the Company proportionately consolidates the joint ventures and makes provision for any advances to the joint ventures that do not eliminate on consolidation such that the Company has recorded 100% of the results of operations and cash flows of these entities since their inception. Accordingly, there is no effect on the Company's financial condition or results of operations as a result of these entities being VIEs and of the Company retroactively adopting FIN 46R at March 31, 2004.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

10. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONTINUED):

(e) Pro forma stock option disclosure:

The following table outlines the pro forma impact of options granted that have not been recognized as an expense. The compensation cost for these options is determined under the fair value method for awards granted on or after July 1, 1995:

================================================================================
                                           2004            2003            2002
--------------------------------------------------------------------------------
Options granted                         798,120         587,500          90,000

================================================================================

Weighted average fair value of
   options granted                  $      1.17     $      1.28     $      1.33

================================================================================

Loss for the period, as reported    $(7,161,598)    $(7,381,820)    $(6,446,693)

================================================================================

Pro forma loss for the period       $(7,774,072)    $(7,688,189)    $(6,751,059)

================================================================================

Pro forma basic and diluted loss
   per share                        $     (0.36)    $     (0.58)    $     (0.52)

================================================================================

The fair value of each option granted was estimated on the date of grant using the Black-Scholes fair value option pricing model with the assumptions set out in note 6 for the period from July 1, 2002 to June 30, 2004 and the following assumptions for grants made during the period preceding June 30, 2002:

Risk-free interest rate                                           4.11% - 5.66%
Dividend yield                                                              --
Volatility factor                                                    50% - 120%
Expected life of options                                           5 - 10 years
Vesting period (months)                                Immediately to 40 months

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

10. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONTINUED):

(f) Investment tax credits:

Canadian GAAP requires that investment tax credits relating to development costs be accounted for as a reduction of development costs. United States GAAP requires such amounts to be accounted for as a reduction of income tax expense. There is no impact on the loss for the period as a result of this GAAP difference. Investment tax credits earned are as follows:

================================================================================
                                                                            From
                                                                    inception on
                                                                      August 17,
                                                                         1994 to
                    Years ended June 30,                                June 30,
          2004             2003           2002                              2004
--------------------------------------------------------------------------------
        $397,825        $110,115        $65,612                       $1,761,721

(g) Income taxes:

Canadian GAAP requires that future income taxes are calculated using enacted income tax rates, or where they exist, substantively enacted income tax rates. United States GAAP does not permit the use of substantively enacted rates. As a full valuation allowance has been recorded against all future tax assets, the future tax assets and valuation allowances are also different as a result of Canadian/United States GAAP loss differences.

The future tax assets and related valuation allowances as would have been calculated using United States GAAP are approximately $5,698,000, $2,988,000 and $1,933,000, respectively, for the years ended June 30, 2004, 2003 and 2002.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

10. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONTINUED):

(h) Recent accounting pronouncements:

Consolidation of variable interest entities:

In June 2003, The Canadian Institute of Chartered Accountants ("CICA") issued Accounting Guideline 15, Consolidation of Variable Interest Entities ("AcG-15"). The Guideline is harmonized with FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46") and provides guidance for applying the principles in Section 1590, Subsidiaries, to those entities (defined as VIEs and more commonly referred to as special purpose entities), in which either there is insufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties or the equity investors lack one or more specified essential characteristics of a controlling financial interest (i.e., voting control, an obligation to absorb expected losses or the right to receive expected residual returns). AcG-15 requires consolidation of VIEs by the primary beneficiary. The primary beneficiary is defined as the party which has exposure to the majority of the VIEs' expected losses and/or expected residual returns. AcG-15 will be effective for all annual and interim periods beginning on or after November 1, 2004.

In December 2003, FASB Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities, superseded FIN 46 and is effective for the end of the first reporting period ending on or after March 15, 2004.

The Company has adopted FIN 46R for United States GAAP purposes retroactively since the date of inception of the joint ventures. Upon adoption of the standard, the Company has determined that each of its investments in joint ventures should be consolidated from the date when the Company first became involved with the entities (note 10(d)).

11. FINANCIAL INSTRUMENTS:

The fair values of cash and cash equivalents, short-term deposits, accounts receivable, accounts payable and accrued liabilities approximate their carrying values because of the short-term nature of these instruments.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements (continued)
(Amounts in Canadian dollars, unless otherwise noted)

Years ended June 30, 2004, 2003 and 2002

--------------------------------------------------------------------------------

12. SUBSEQUENT EVENTS:

On September 30, 2004, the Company completed a bought deal public offering of 6,601,588 units at a price of $3.15 per unit for total gross proceeds of $20,795,002 (net $18,611,860). Each unit consists of one common share and one-half of one common share purchase warrant. Each whole purchase warrant entitles the holder thereof to purchase one additional common share of the Company at a price of $3.75 at any time for up to 36 months following the closing.

On September 28, 2004, the American Stock Exchange approved the Company's listing application. On September 29, 2004, the Company's Registration Statement on Form 20-F in respect of the Company's common shares was declared effective by the Securities Exchange Commission. On October 1, 2004, the Company's common shares commenced trading on the American Stock Exchange.

On November 2, 2004, the Company filed a Registration Statement Form F-1 with the Securities and Exchange Commission to register for resale from time to time by certain U.S. selling shareholders of 12,575,218 shares issued in connection with the December 2003 and September 2004 issuance of securities.

                        Consolidated Financial Statements
                         (Expressed in Canadian dollars)

                               YM BIOSCIENCES INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        Nine months ended March 31, 2005
                                   (Unaudited)

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Interim Consolidated Balance Sheets
(Expressed in Canadian dollars)
(Unaudited)

--------------------------------------------------------------------------------
                                                  March 31,           June 30,
                                                       2005               2004
--------------------------------------------------------------------------------
                                                                   (Restated -
                                                                        note 2)
Assets

Current assets:
     Cash and cash equivalents (note 4)           $  1,049,702     $  5,493,907
     Short-term deposits                            30,031,371       14,893,951
     Marketable securities                              17,576           19,715
     Accounts receivable and prepaid expenses          137,582          463,838
--------------------------------------------------------------------------------
                                                    31,236,231       20,871,411

Capital assets                                          16,042           11,381

--------------------------------------------------------------------------------
                                                  $ 31,252,273     $ 20,882,792
================================================================================

Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable                             $    773,876     $    993,272
     Accrued liabilities                               244,152          170,439
     Current portion of deferred revenue               206,770               --
--------------------------------------------------------------------------------
                                                     1,224,798        1,163,711

Deferred revenue                                       379,079               --

Shareholders' equity:
     Share capital (note 6)                         77,512,058       59,841,914
     Share and unit purchase warrants                5,319,607        3,627,239
     Contributed surplus                             1,085,955          569,195
     Deficit accumulated during the
      development stage                            (54,269,224)     (44,319,267)
--------------------------------------------------------------------------------
                                                    29,648,396       19,719,081

Commitments (note 7)
Subsequent event (note 8)

--------------------------------------------------------------------------------
                                                  $ 31,252,273     $ 20,882,792
================================================================================

See accompanying notes to interim consolidated financial statements.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Interim Consolidated Statements of Operations
(Expressed in Canadian dollars)
(Unaudited)

============================================================================================================================
                                                                                                             From inception
                                                                                                              on August 17,
                                                      Three months ended                Nine months ended           1994 to
                                                          March 31,                         March 31,             March 31,
                                                    2005             2004             2005             2004            2005
----------------------------------------------------------------------------------------------------------------------------
                                                              (Restated -                       (Restated -      (Restated -
                                                                  note 2)                           note 2)          note 2)

Out-licencing revenue (note 5)              $     34,461     $         --     $    696,327     $         --    $     696,327
Interest income                                  168,647          120,441          496,779          225,203        3,285,197
----------------------------------------------------------------------------------------------------------------------------
                                                 203,108          120,441        1,193,106          225,203        3,981,524

Expenses:
     General and administrative                1,486,357          894,059        4,003,648        2,134,638       18,837,019
     Licencing and product
       development                             2,996,789        2,244,723        6,440,255        3,134,146       37,316,642
----------------------------------------------------------------------------------------------------------------------------
                                               4,483,146        3,138,782       10,443,903        5,268,784       56,153,661
----------------------------------------------------------------------------------------------------------------------------

Loss before the undernoted                    (4,280,038)      (3,018,341)      (9,250,797)      (5,043,581)     (52,172,137)

Net gain (loss) on marketable securities          (2,139)         638,332           (2,139)         638,332       (1,175,965)

Unrealized gain (loss) on foreign
   exchange                                        4,415          115,545         (123,689)          29,545         (123,689)
----------------------------------------------------------------------------------------------------------------------------

Loss before income taxes                      (4,277,762)      (2,264,464)      (9,376,625)      (4,375,704)     (53,471,791)

Income taxes                                          --               --               --               --            7,300

----------------------------------------------------------------------------------------------------------------------------
Loss for the period                         $ (4,277,762)    $ (2,264,464)    $ (9,376,625)    $ (4,375,704)   $ (53,479,091)
============================================================================================================================

Basic and diluted loss per
   common share                             $      (0.12)    $      (0.10)    $      (0.28)    $      (0.22)

============================================================================================================================

Weighted average number of
   common shares outstanding                  35,058,608       22,427,475       32,942,273       19,952,844

============================================================================================================================

See accompanying notes to interim consolidated financial statements.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Interim Consolidated Statements of Deficit Accumulated During the Development
Stage
(Expressed in Canadian dollars)
(Unaudited)

======================================================================================================================
                                                                                                       From inception
                                                                                                        on August 17,
                                              Three months ended               Nine months ended              1994 to
                                                   March 31,                       March 31,                March 31,
                                             2005           2004             2005              2004              2005
----------------------------------------------------------------------------------------------------------------------
                                                       (Restated -                       (Restated -       (Restated -
                                                           note 2)                           note 2)           note 2)
Deficit, beginning of period:
     As previously reported          $(49,991,462)    $(38,533,600)    $(43,779,888)    $(36,411,810)    $         --
     Adjustment to reflect change
       in accounting for employee
       stock options                           --         (205,009)        (539,379)         (58,855)              --
----------------------------------------------------------------------------------------------------------------------
     As restated                      (49,991,462)     (38,738,609)     (44,319,267)     (36,470,665)              --

Cost of purchasing shares
   for cancellation in excess of
   book value                                  --               --         (573,332)        (156,704)        (790,133)

Loss for the period                    (4,277,762)      (2,264,464)      (9,376,625)      (4,375,704)     (53,479,091)

----------------------------------------------------------------------------------------------------------------------
Deficit, end of period               $(54,269,224)    $(41,003,073)    $(54,269,224)    $(41,003,073)    $(54,269,224)
======================================================================================================================

See accompanying notes to interim consolidated financial statements.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Interim Consolidated Statements of Cash Flows
(Expressed in Canadian dollars)
(Unaudited)

============================================================================================================================
                                                                                                             From inception
                                                                                                              on August 17,
                                                      Three months ended               Nine months ended            1994 to
                                                           March 31,                        March 31,             March 31,
                                                    2005             2004             2005             2004            2005
----------------------------------------------------------------------------------------------------------------------------
                                                              (Restated -                       (Restated -      (Restated -
                                                                   note 2)                           note 2)          note 2)
Cash provided by (used in):

Operating activities:
     Loss for the period                    $ (4,277,762)    $ (2,264,464)    $ (9,376,625)    $ (4,375,704)   $ (53,479,091)
     Items not involving cash:
         Depreciation                              1,010               --            2,730           14,910          261,677
         Gain on sale of marketable
           securities                                 --         (638,332)              --         (638,332)        (638,332)
         Unrealized loss on
           marketable securities                   2,139               --            2,139               --        1,814,297
         Stock-based compensation
           (note 2)                              170,605          157,232          516,760          319,636        1,085,955
         Non-cash issuance of
           warrants                              192,750               --          192,750               --          192,750
     Change in non-cash operating
       working capital:
         Accounts receivable and
           prepaid expenses                      108,171          (39,975)         326,256           34,212         (137,582)
         Accounts payable,
           accrued liabilities and
           deferred revenue                      790,478          958,392          440,166        1,138,006        1,603,877
----------------------------------------------------------------------------------------------------------------------------
                                              (3,012,609)      (1,827,147)      (7,895,824)      (3,507,272)     (49,296,449)

Financing activities:
     Net proceeds from issuance of
       shares and warrants                            --               --       18,972,307       17,047,001       80,964,645
     Exercise of warrants                        312,965               --          312,965               --          312,965
     Exercise of options                              --           27,125           91,067           27,125        1,635,442
     Redemption of preferred shares                   --               --               --               --       (2,630,372)
     Purchase of shares for cancellation              --               --         (779,909)        (230,379)      (1,029,678)
----------------------------------------------------------------------------------------------------------------------------
                                                 312,965           27,125       18,596,430       16,843,747       79,253,002

Investing activities:
     Purchase of short-term deposits         (30,031,371)     (14,893,951)     (30,031,371)     (14,893,951)     (44,925,322)
     Redemption of short-term deposits                --               --       14,893,951               --       14,893,951
     Proceeds on sale of
       marketable securities                          --        1,402,239               --        1,402,239        1,402,239
     Additions to capital assets                  (4,687)              --           (7,391)          (3,724)        (277,719)
----------------------------------------------------------------------------------------------------------------------------
                                             (30,036,058)     (13,491,712)     (15,144,811)     (13,495,436)     (28,906,851)
----------------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash
   and cash equivalents                      (32,735,702)     (15,291,734)      (4,444,205)        (158,961)       1,049,702

Cash and cash equivalents,
   beginning of period                        33,785,404       22,808,239        5,493,907        7,675,466               --

----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents,
   end of period                            $  1,049,702     $  7,516,505     $  1,049,702     $  7,516,505     $  1,049,702
============================================================================================================================

See accompanying notes to interim consolidated financial statements.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Consolidated Financial Statements
(Expressed in Canadian dollars)

Three months and nine months ended March 31, 2005 and 2004
(Unaudited)

--------------------------------------------------------------------------------

1.    Basis of presentation:

      These unaudited interim consolidated financial statements of YM BioSciences Inc. (the "Company") have been prepared by management in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") and follow the same accounting policies and methods of application as the audited annual financial statements for the year ended June 30, 2004, except as described in notes 2 and 3 below. These interim consolidated financial statements do not contain all disclosures required by Canadian GAAP and should be read in conjunction with the audited annual consolidated financial statements.

      Revenue recognition:

      Revenue is deemed to be realized and earned when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the Company's price to the customer is fixed or determinable, and collectibility is reasonably assured.

      Contingent revenue attributable to the achievement of regulatory or developmental milestones is recognized only on the achievement of the applicable milestone. Non-refundable, up-front fees for access to the Company's proprietary technology in connection with certain research and development collaborations are deferred and recognized as revenue on a systematic basis over the term of the related collaboration.

2.    Stock-based compensation:

      Prior to July 1, 2004, the Company applied the fair value-based method of accounting prescribed by The Canadian Institute of Chartered Accountants' ("CICA") Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments ("Section 3870"), only to stock-based compensation provided to non-employees and applied the settlement method of accounting to stock options granted to employees and directors. Under the settlement method, any consideration paid by employees on the exercise of stock options or purchase of stock is credited to share capital and no compensation expense was recognized.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Consolidated Financial Statements
(Expressed in Canadian dollars)

Three months and nine months ended March 31, 2005 and 2004
(Unaudited)

--------------------------------------------------------------------------------

2.    Stock-based compensation (continued):

      Section 3870 was amended to require entities to account for employee stock options using the fair value-based method. Under the fair value-based method, compensation cost is measured at the fair value of the award at the date of grant using the Black-Scholes option pricing model. Compensation cost is expensed over the award's vesting period. In accordance with one of the transitional options permitted under amended
      Section 3870, the Company has retroactively applied the fair value-based method to all employee stock options granted on or after July 1, 2002, and has restated prior periods. The effect of retroactively adopting the fair value-based method is to increase the loss for the period by $170,605 (2004 - $157,232) and $516,760 (2004 - $303,386) for the three and nine months ended March 31, 2005, and to increase the loss for the period by $480,524 and $58,855 for the years ended June 30, 2004 and 2003, respectively, with corresponding increases to the deficit and contributed surplus. This change had the effect of increasing the basic and diluted loss per share by $0.01 for each of the nine months ended March 31, 2005 and 2004. There was no impact to basic and diluted loss per share for the three months ended March 31, 2005 and 2004.

      The fair value of each option granted was estimated on the date of grant using the Black-Scholes fair value option pricing model with the following assumptions:

============================================================================================
                                                                       2005            2004
--------------------------------------------------------------------------------------------

      Number of options issued                                       46,049         825,620
      Risk-free interest rate                                 3.01% - 4.32%    3.2% - 4.43%
      Volatility factor                                                120%      86% - 120%
      Contractual life of options                            up to 10 years    5 - 10 years
      Vesting period (months)                              Immediately - 24         12 - 40
      Weighted average fair value of options granted                  $1.34           $1.17

============================================================================================

      On August 17, 2004, the Company issued 11,049 stock options in exchange for investor relations services rendered. The fair value of these options, using the Black-Scholes fair value option pricing model, of $3,408 was expensed and recorded as contributed surplus.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Consolidated Financial Statements
(Expressed in Canadian dollars)

Three months and nine months ended March 31, 2005 and 2004
(Unaudited)

--------------------------------------------------------------------------------

2.    Stock-based compensation (continued):

      On November 9, 2004, the Company issued 35,000 stock options to its employees. The fair value of these options using the Black-Scholes fair value option pricing model of $58,100 is being expensed over the award's vesting period.

      On January 11, 2005, the Company issued 100,000 warrants in exchange for investor relations services rendered. The fair value of these warrants, calculated using the Black-Scholes fair value pricing model, was expensed and recorded as share and unit purchase warrants in the amount of $192,750.

3.    Consolidation of variable interest entities:

      In June 2003, the CICA issued Accounting Guideline 15, Consolidation of Variable Interest Entities ("AcG-15"). The guideline is harmonized with Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities ("Fin 46R") and provides guidance for applying the principles in Section 1590, Subsidiaries, to those entities (defined as variable interest entities ("VIEs") and more commonly referred to as special purpose entities), in which either there is insufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties or the equity investors lack one or more specified essential characteristics of a controlling financial interest (i.e., voting control, an obligation to absorb expected losses or the right to receive expected residual returns). AcG-15 requires consolidation of VIEs by the primary beneficiary. The primary beneficiary is defined as the party which has exposure to the majority of the VIEs expected losses and/or expected residual returns. AcG-15, as amended, is effective for all annual and interim periods beginning on or after November 1, 2004.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Consolidated Financial Statements
(Expressed in Canadian dollars)

Three months and nine months ended March 31, 2005 and 2004
(Unaudited)

--------------------------------------------------------------------------------

3.    Consolidation of variable interest entities (continued):

      The Company has adopted AcG-15 retroactively since the date of inception of the joint ventures. In accordance with AcG-15, the Company determined that each of its investments in joint ventures is a VIE and the Company is the primary beneficiary since inception of the entities. As set out in note 1(a) of the Company's annual financial statements, the Company proportionately consolidated the joint ventures and made provision for any advances to the joint ventures that did not eliminate on consolidation, such that the Company has recorded 100% of the results of operations and cash flows of these entities since their inception. Accordingly, there is no effect on the Company's financial position or results of operations as a result of the Company retroactively adopting AcG-15 at January 1, 2005.

      The consolidated financial statements include the Company's share of the revenue and expenses of incorporated joint ventures as follows:

===============================================================================================================
                                                                                                          From
                                                                                                  inception on
                                                                                                    August 17,
                                                 Three months                   Nine months            1994 to
                                                 ended March 31,               ended March 31,       March 31,
                                              2005           2004           2005          2004            2005
---------------------------------------------------------------------------------------------------------------
      General and administrative
        expenses                       $ 1,506,607    $   941,836    $ 4,023,898    $ 1,890,107    $18,857,269
      Licensing and product
        development cost                 2,996,789      2,244,723      6,440,255      3,134,146     37,316,642

---------------------------------------------------------------------------------------------------------------
      Loss for the period              $ 4,503,396    $ 3,186,559    $10,464,153    $ 5,024,253    $56,173,911
===============================================================================================================

4.    Cash and cash equivalents:

      At March 31, 2004, cash and cash equivalents include an amount carried in foreign currency of (pound)375,397 ($862,846) (June 30, 2004 -
      (pound)1,273,296 ($3,093,727)).

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Consolidated Financial Statements
(Expressed in Canadian dollars)

Three months and nine months ended March 31, 2005 and 2004
(Unaudited)

--------------------------------------------------------------------------------

5.    Out-licencing agreements:

      (a) On July 13, 2004, the Company entered into a Licence, Development, Manufacturing and Supply Agreement concerning two of its products. Under the terms of this agreement, the existing licence agreement is suspended and in consideration for the suspension of the existing licence, the Company is entitled, subject to several terms and conditions, to receive four payments of U.S. $250,000 over the period ending December 31, 2005. The Company has no continuing involvement in the research and development of these products and has no obligations under the development plan established by the out-licencing agreement. The agreement also entitles the Company to receive milestone payments on the occurrence of further development activities and regulatory approval. The Company retains an interest in revenue from the manufacture and marketing of the products or from their sub-licencing. During the quarter ended December 31, 2004, the second of the four payments was received, the specific terms and conditions were satisfied and, accordingly, the amount was reflected in income.

      (b) On January 26, 2005, the Company entered into a Licence, Development, Manufacturing and Supply Agreement concerning one of its products. The Company continues to be involved in the research and development of this product and is required to supply the units of licenced product required for the development program. Under the terms of the agreement, the Company received a licence fee of U.S. $500,000, which is being deferred and amortized to income over a 36-month period, the expected term of the Company's obligations to earn this revenue. The agreement also entitles the Company to receive milestone payments on the occurrence of regulatory approval and royalties on the commercialized sale of the developed product.

            During the quarter ended March 31, 2005, the Company recognized $34,461 of the licence fee received.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Consolidated Financial Statements
(Expressed in Canadian dollars)

Three months and nine months ended March 31, 2005 and 2004
(Unaudited)

--------------------------------------------------------------------------------

6.    Share capital and contributed surplus:

      On September 30, 2004, pursuant to a prospectus filed with the Ontario Securities Commission, the Company issued 6,601,588 units at a price of $3.15. Each unit consisted of one common share of the Company and one-half of one common share purchase warrant with each whole warrant entitling the holder to purchase one common share at a price of $3.75 for a period of 36 months. Total proceeds amounted to $20,795,002, less issuance costs of $1,822,695. The net proceeds were allocated on a relative fair value basis of $17,390,826 to capital stock and $1,581,481 to share purchase warrants using the Black-Scholes fair value option pricing model. Issuance costs include underwriter's warrants to acquire an additional 462,211 units at a price of $3.15 per unit for a period of 36 months from the date of closing with a fair value of $360,447.

7.    Commitments:

      The Company entered into a clinical research services contract dated March 2004 for management services relating to a clinical trial involving up to 700 patients at a number of sites. The contract is expected to be completed by December 31, 2006; however, this is subject to change. The Company can terminate this contract by providing 30 days' notice and paying a penalty of 10% of any remaining commitments.

      The Company entered into a similar contract dated December 2004 relating to a clinical trial involving 30 patients at two sites, at an expected cost of (pound)194,527 ($448,093). The cost is based on 30 patients and will not be exceeded without the Company's approval. Either party may cancel the contract with 30 days' notice, in which case, the Company would pay for cost to date plus a penalty equal to 10% of the remainder of the contract prices.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Consolidated Financial Statements
(Expressed in Canadian dollars)

Three months and nine months ended March 31, 2005 and 2004
(Unaudited)

--------------------------------------------------------------------------------

8.    Subsequent event:

      On May 2, 2005, the Company completed the acquisition of Delex Therapeutics Inc. ("Delex"), a private company developing technology for the treatment of pain. The transaction is being accounted for as an acquisition of assets. The total purchase price approximated $10,000,000 excluding contingent consideration based on the achievement of certain milestones as discussed further below. The acquisition is structured such that the Company issued 6,190,476 common shares to Delex shareholders, in consideration for the outstanding debt payable to Delex shareholders, the working capital in Delex and the Delex shares. 4,603,174 of such common shares are to be held in escrow for the benefit of the Delex shareholders. Of these escrowed shares, 1,825,396 (with a market value of approximately $5,275,000) will be released based on the passage of time in tranches of 456,349 common shares at six, twelve, eighteen and twenty-four months following closing. The remaining 2,777,778 escrowed shares will be released from escrow upon achievement of specific milestones with respect to Delex technology and will be measured at the fair value of the Company's common shares at the time of the achievement of the respective milestone: 396,825 upon regulatory approval for a Phase II clinical trial; 634,921 upon entering a collaboration or other licensing arrangement; 1,111,112 upon initiation of the first Phase III clinical trial; and 634,920 upon initiation of the second Phase III clinical trial. Upon receipt of United States regulatory approval to market a product using Delex's technology, the Company will make an additional payment of $4,750,000 in cash or common shares, or a combination of both, at its option, to the Delex shareholders.

     U.S. GAAP RECONCILIATION NOTE FOR THE NINE MONTHS ENDED MARCH 31, 2005

Canadian and United States accounting policy differences:

Reconciliation with United States Generally Accepted Accounting Principles for the nine months ended March 31, 2005 and 2004 (unaudited)

The interim consolidated financial statements of the Company as at and for nine months ended March 31, 2005 and 2004 have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") for interim financial reporting. Such principles differ in certain respects from United States generally accepted accounting principles ("U.S. GAAP"). For information on material differences between Canadian GAAP and U.S. GAAP, reference should be made to note 10 - Canadian and the United States Accounting Policy Differences - of the Company's consolidated financial statements for the years ended June 30, 2004, and 2003 and 2002.

The financial information presented in the interim consolidated financial statements presented in accordance with Canadian GAAP and in this reconciliation with the U.S. GAAP for the nine months ended March 31, 2005 and 2004 is unaudited. However, in the opinion of management such information reflects all adjustments, consisting solely of normal recurring adjustments, which are necessary to a fair statement of the results for the interim periods presented.

(a) Development-stage enterprise:

      U.S. GAAP requires certain additional disclosures for development-stage enterprises of certain cumulative amounts from the enterprise's inception be presented. For ease of presentation, these disclosures have been disclosed in the consolidated statements of operations and deficit accumulated during the development stage and cash flows under Canadian GAAP.

(b) Statement of income (loss) and comprehensive income (loss):

      The following table reconciles loss for the period as reported in the consolidated statements of operations and deficit reported under Canadian GAAP to what would have been reported had the statements been prepared in accordance with U.S. GAAP.

===============================================================================================
                                                          Nine months ended         Year ended
                                                              March 31,               June 30,
                                                       2005             2004              2004
-----------------------------------------------------------------------------------------------
                                                             (Unaudited)         (As restated)
     Loss for the period based on
       Canadian GAAP                           $ (9,376,625)    $ (4,375,704)    $ (7,691,898)
     Unrealized gain (loss) on marketable
       securities (i)                               (49,258)          49,258           49,776
     Reversal of stock compensation expense(ii)     513,352          303,386          480,524
-----------------------------------------------------------------------------------------------

     Loss for the period and comprehensive
       loss based on U.S. GAAP                   (8,912,531)      (4,023,060)      (7,161,598)

===============================================================================================

     Basic and diluted loss per share (iii)    $      (0.27)    $      (0.20)    $      (0.34)

===============================================================================================

     Weighted average number of common
       shares outstanding                        32,942,273       19,952,844       21,353,479

===============================================================================================

      (i) Canadian GAAP requires that marketable securities be recorded at the lower of cost and market value and does not permit the written-down value to be adjusted upward for subsequent recoveries of market value. The marketable securities held by the Company are classified as trading securities in accordance with FASB Statement 115, Accounting for Certain Investments in Debt and Equity Securities. Under U.S. GAAP, these securities are measured at market value each period end and any unrealized holding gains and losses are reported in the consolidated statements of operations and deficit. Accordingly, under U.S. GAAP the value of the investments would be decreased by $49,258 (2004 - increased by $49,258) for the nine months ended March 31, 2005.

      (ii) Under Canadian GAAP, the Company has applied the fair value based method of accounting for stock options granted to employees for options granted on or after July 1, 2002 retroactively, and has restated amounts previously reported. Under U.S. GAAP, the Company continues to apply the intrinsic value method in accordance with APB 25 and, accordingly, stock compensation expense for employee awards recorded for Canadian GAAP purposes of $513,352, $303,386 and $480,524 for the nine months ended March 31, 2005, 2004 and the year ended June 30, 2004, respectively, has been reversed for U.S. GAAP purposes.

      (iii) Loss per common share has been calculated using the weighted average number of common shares outstanding during the period. The potential effect of share options and share purchase warrants is not dilutive to the loss per common share.

(c) Common shares and consolidated statement of changes in shareholders' equity:

=============================================================================================
                                                                  Number of
                                                                     shares           Amount
---------------------------------------------------------------------------------------------
     Common shares:
     Issued on incorporation, August 17, 1994                             7     $          1
     Issued to founding shareholders during fiscal 1996           4,204,250          224,457
     Issued on private placement, August 1996                       125,009           10,000
     Issued on exercise of special warrants, June 1997            4,484,613       13,167,901
     Issued on private placement, August 1997                       272,250        1,139,366
     Issued on private placement, March/April 2000                3,813,840       15,366,701
     Issued on exercise of stock options, May 2000                   23,125           75,156
     Issued pursuant to licensing agreement,
       November 2000                                                 50,000          450,000
---------------------------------------------------------------------------------------------

     Balance, June 30, 2001                                      12,973,094       30,433,582
     Issued pursuant to a licensing agreement                        25,000          225,000
---------------------------------------------------------------------------------------------

     Balance, June 30, 2002                                      12,998,094       30,658,582
     Conversion of preferred shares, June 12, 2003                4,462,800       14,080,858
     Shares purchased for cancellation                              (19,000)         (10,336)
---------------------------------------------------------------------------------------------

     Balance, June 30, 2003                                      17,441,894       44,729,104
     Shares repurchased for cancellation                           (169,900)         (73,675)
     Issued on the exercise of special warrants, February 2004   10,895,658       13,321,181
     Issued on exercise of stock options                             23,000           44,375
     Issued on exercise of warrants                                 118,939          320,929
     Issued on exercise of compensation options                     375,000        1,500,000
---------------------------------------------------------------------------------------------

     Balance, June 30, 2004                                      28,684,591       59,841,914
     Shares repurchased for cancellation                           (300,500)        (206,577)
     Issued on bought deal financing                              6,601,588       17,390,826
     Issued on stock options                                         52,610           91,067
     Broker warrants exercised                                      112,301          394,828
---------------------------------------------------------------------------------------------
     Balance, March 31, 2005                                     35,150,590     $ 77,512,058
=============================================================================================

      U.S. GAAP requires the inclusion of a consolidated statement of changes in shareholders' equity for each period a statement of income is presented. Shareholders' equity under U.S. GAAP is as follows:

===================================================================================================================
                                                        Deficit
                                                    accumulated                       Accumulated
                                     Warrants        during the                             other
                                    and share       development      Contributed    comprehensive
                                      capital             stage          surplus           income            Total
-------------------------------------------------------------------------------------------------------------------
Balance at June 30, 2003         $ 44,729,104     $(36,411,810)     $      9,965      $        --     $  8,327,259
Shares repurchased
  for cancellation                    (2,005)           (3,115)               --               --           (5,120)
Loss for the period                       --          (623,887)               --               --         (623,887)
-------------------------------------------------------------------------------------------------------------------

Balance at
  September 30, 2003              44,727,099       (37,038,812)            9,965               --        7,698,252
Special warrants issue            17,047,001                --                --               --       17,047,001
Shares repurchased for
  cancellation                       (71,670)         (153,589)               --               --         (225,259)
Stock-based compensation                  --                --             3,600               --            3,600
Loss for the period                       --          (693,806)               --               --         (693,806)
-------------------------------------------------------------------------------------------------------------------

Balance at December 31,
2003                              61,702,430       (37,886,207)           13,565               --       23,829,788
Issued on stock options               27,125                --                --               --           27,125
Loss for the period                       --        (2,704,849)               --               --       (2,704,849)
-------------------------------------------------------------------------------------------------------------------

Balance at March 31, 2004         61,729,555       (40,591,056)           13,565               --       21,152,064
Issued on stock options               17,250                --                --               --           17,250
Issued on warrants                   222,348                --                --               --          222,348
Issued on compensation             1,500,000                --                --               --        1,500,000
Stock-based compensation                  --                --            16,251               --           16,251
Loss for the period                       --        (3,139,055)               --               --       (3,139,055)
-------------------------------------------------------------------------------------------------------------------

Balance at June 30, 2004          63,469,153       (43,730,111)           29,816               --       19,768,858
Issued on the exercise
  of options                          47,417                --                --               --           47,417
Bought deal                       18,972,307                --                --               --       18,972,307
Stock based compensation                  --                --             3,408               --            3,408
Loss for the period                       --        (2,106,476)               --               --       (2,106,476)
-------------------------------------------------------------------------------------------------------------------

Balance at
  September 30, 2004              82,488,877       (45,836,587)           33,224               --       36,685,514
Issued on the exercise
  of options                          43,650                --                --               --           43,650
Shares purchased for
  cancellation                      (206,577)         (573,332)               --               --         (779,909)
Loss for the period                       --        (2,652,655)               --               --       (2,652,655)
-------------------------------------------------------------------------------------------------------------------

Total shareholders' equity
  under U.S. GAAP at
  December 31, 2004               82,325,950       (49,062,574)           33,224               --       33,296,600
Issued on the exercise
  of options/warrants                505,715                --                --               --          505,715
Loss for the period                       --        (4,153,400)               --               --       (4,153,400)
-------------------------------------------------------------------------------------------------------------------

 Total shareholders' equity
   under U.S. GAAP at
   March 31, 2005                82,831,665      (53,215,974)           33,224               --       29,648,915
 Unrealized gain(loss) on
   marketable securities                 --             (519)               --               --             (519)
 Stock compensation
   expense                               --       (1,052,731)        1,052,731               --               --

-----------------------------------------------------------------------------------------------------------------
 Total shareholders'
   equity under Canadian
   GAAP at March 31,
   2005                        $ 82,831,665     $(54,269,224)     $  1,085,955     $         --     $ 29,648,396
=================================================================================================================

      U.S. GAAP requires the disclosures of a consolidated statement of comprehensive income. Comprehensive income generally encompasses all changes in shareholders' equity, except those arising from transactions with shareholders. There have been no material transactions that would have been included in comprehensive income had the financial statements been prepared in accordance with U.S. GAAP, except as disclosed for loss for the period under U.S. GAAP.

(d)   Pro forma stock option disclosure:

      The following table outlines the pro forma impact of options granted where the compensation cost has not been measured at fair value under U.S. GAAP and expensed over the service period. The compensation cost for these options is determined under the fair value method for awards granted on or after July 1, 1995:

==================================================================================================
                                                                              Nine months ended
                                                                                      March 31,
                                                                        2005               2004
--------------------------------------------------------------------------------------------------
                                                                             (Unaudited)
     Options granted                                                  46,049            798,120
==================================================================================================

     Weighted average fair value of options granted            $        1.34      $        1.17
==================================================================================================

     Loss for the period as reported                           $  (8,912,531)     $  (7,161,598)
==================================================================================================

     Pro forma loss for the period                             $  (9,435,475)     $  (7,768,490)
==================================================================================================

     Pro forma basic and diluted loss per share                $       (0.29)     $       (0.36)
==================================================================================================

      The fair value of each option granted was estimated on the date of grant using the Black-Scholes fair value option pricing model with the assumptions for grants made during the period from July 1, 1995 to March 31, 2005 for options included in the above calculation:

--------------------------------------------------------------------------------

     Risk-free interest rate                                      3.01% - 5.81%
     Volatility factor                                              50% -  120%
     Expected life of options                                      1 - 10 years
     Vesting period (months)                           Immediately to 40 months
--------------------------------------------------------------------------------

(e)   Investment tax credits:

      Canadian GAAP requires that investment tax credits relating to development costs be accounted for as a reduction of development costs. U.S. GAAP requires such amounts to be accounted for as a reduction of income tax expense. There is no impact on the loss for the period as a result of this GAAP difference. Investment tax credits earned are as follows:

--------------------------------------------------------------------------------
                                                    Year ended
                Nine months ended March 31,          June 30,
              2005                      2004           2004
--------------------------------------------------------------------------------
                       (Unaudited)
            $206,042                  $297,625       $397,825
--------------------------------------------------------------------------------

(f)   New accounting pronouncement:

      Stock-based compensation:

      In December 2004, the FASB issued Statement No. 123(R), Accounting for Stock-Based Compensation - Transition and Disclosure ("SFAS 123(R)"), an amendment to FASB SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), to provide alternative methods of transition for the change for the fair value method of accounting for stock-based employee compensation. SFAS 123(R) is effective for the Company beginning July 1, 2005 and may be adopted using the modified prospective application to new awards and to awards modified, repurchased or cancelled after the required effective date. The cumulative effect of compensation cost is recognized on or after the effective date for the portion of outstanding awards for which the requisite service has not yet been rendered based on the grant date fair value of these awards presented as pro forma disclosures. The Company has not fully assessed the effect this new accounting standard will have on its financial position or consolidated results of operations. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

Financial Statements

DELEX Therapeutics Inc.
[A Development Stage Enterprise]
December 31, 2004

                                AUDITORS' REPORT

To the Shareholders of
DELEX Therapeutics Inc.

We have audited the balance sheets of DELEX Therapeutics Inc. [A Development Stage Enterprise] as at December 31, 2004 and 2003 and the statements of loss and deficit and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board [United States]. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years then ended in accordance with Canadian generally accepted accounting principles.

Toronto, Canada,                                           /s/ Ernst & Young LLP
February 4, 2005, except as to note 11                     Chartered Accountants
which is as of June 3, 2005

 COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA AND U.S. REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph, following the opinion paragraph, when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 2 to the financial statements. Our report to the shareholders dated February 4, 2005, except as to note 11, which is as of June 3, 2005, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when they are adequately disclosed in the financial statements.

Toronto, Canada,
February 4, 2005, except as to note 11                     /s/ Ernst & Young LLP
which is as of June 3, 2005                                Chartered Accountants

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                                 BALANCE SHEETS
                      [See Basis of Presentation - note 2]

As at December 31

                                                                          2004               2003
                                                                            $                  $
--------------------------------------------------------------------------------------------------
ASSETS
Current
Cash and cash equivalents                                              765,162          1,022,188
Accounts receivable                                                     13,827             23,707
Investment tax credits recoverable [note 9]                            700,000          1,582,360
Prepaid expenses                                                        73,050             99,151
--------------------------------------------------------------------------------------------------
Total current assets                                                 1,552,039          2,727,406
--------------------------------------------------------------------------------------------------
Property and equipment, net [note 4]                                   394,766            483,757
--------------------------------------------------------------------------------------------------
                                                                     1,946,805          3,211,163
--------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable                                                       248,003            239,769
Accrued liabilities                                                    141,290            124,560
Current portion of obligations under capital leases [note 10]            6,625             42,881
Debentures [note 5]                                                    684,053                  --
--------------------------------------------------------------------------------------------------
Total current liabilities                                            1,079,971            407,210
--------------------------------------------------------------------------------------------------
Obligations under capital leases [note 10]                               1,419              8,949
--------------------------------------------------------------------------------------------------
Total liabilities                                                    1,081,390            416,159
--------------------------------------------------------------------------------------------------
Commitments [note 10]

Shareholders' equity
Share capital [note 6]                                              11,724,632         11,657,757
Deficit                                                            (10,859,217)        (8,862,753)
--------------------------------------------------------------------------------------------------
Total shareholders' equity                                             865,415          2,795,004
--------------------------------------------------------------------------------------------------
                                                                     1,946,805          3,211,163
--------------------------------------------------------------------------------------------------

See accompanying notes

On behalf of the Board:

                                    Director                      Director

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                         STATEMENTS OF LOSS AND DEFICIT

Years ended December 31

                                                                          2004               2003
                                                                            $                  $
--------------------------------------------------------------------------------------------------
EXPENSES
Research and development, net [notes 8 and 9]                          864,936          1,461,934
General and administration                                           1,035,862          1,385,990
Amortization                                                           124,652            234,516
Interest expense                                                        19,769             16,977
Interest income                                                        (48,755)           (78,485)
--------------------------------------------------------------------------------------------------
Net loss for the year                                               (1,996,464)        (3,020,932)

Deficit, beginning of year                                          (8,862,753)        (5,841,821)
--------------------------------------------------------------------------------------------------
Deficit, end of year                                               (10,859,217)        (8,862,753)
--------------------------------------------------------------------------------------------------

Basic and diluted net loss
--------------------------------------------------------------------------------------------------
   per common share [note 6]                                            $(2.32)            $(3.16)
--------------------------------------------------------------------------------------------------

Weighted average number of common
   shares outstanding
   Basic and diluted                                                 1,215,000          1,215,000
--------------------------------------------------------------------------------------------------

See accompanying notes

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                            STATEMENTS OF CASH FLOWS

Years ended December 31

                                                                          2004               2003
                                                                            $                  $
--------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net loss for the year                                               (1,996,464)        (3,020,932)
Add items not involving cash
   Amortization                                                        124,652            234,516
   Compensation expense                                                 41,723             24,715
Interest on capital leases                                               9,686             14,172
Interest on debentures                                                   9,205                 --

Changes in non-cash working capital balances
   related to operations
   Accounts receivable                                                   9,880             28,572
   Investment tax credits recoverable                                  882,360           (654,058)
   Prepaid expenses                                                     26,101             (2,074)
   Accounts payable                                                      8,234            (64,775)
   Accrued liabilities                                                  16,730           (209,740)
--------------------------------------------------------------------------------------------------
Cash used in operating activities                                     (867,893)        (3,649,604)
--------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of property and equipment                                     (35,661)           (41,226)
--------------------------------------------------------------------------------------------------
Cash used in investing activities                                      (35,661)           (41,226)
--------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Repayment of obligations under capital leases                          (53,472)           (63,061)
Debenture issued for cash                                              700,000                  --
--------------------------------------------------------------------------------------------------
Cash provided by (used in) financing activities                        646,528            (63,061)
--------------------------------------------------------------------------------------------------

Net decrease in cash during the year                                  (257,026)        (3,753,891)
Cash and cash equivalents, beginning of year                         1,022,188          4,776,079
--------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                                 765,162          1,022,188
--------------------------------------------------------------------------------------------------

See accompanying notes

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004



1. DESCRIPTION OF BUSINESS

DELEX Therapeutics Inc. ["DELEX" or the "Company"] was incorporated under the Companies Act of Nova Scotia. On April 9, 2002, the Company filed Articles of Continuance to continue in the province of Ontario and be governed by the Business Corporations Act (Ontario). The Company formally changed its name on April 25, 2000 from Liposome Pain Management Limited to DELEX Therapeutics Inc. The Company performs research and development activities in the pharmaceutical industry. To date, the Company has not earned any significant revenues and is considered to be an enterprise in the development stage.

2. BASIS OF PRESENTATION

The financial statements have been prepared by the Company in accordance with Canadian generally accepted accounting principles ["GAAP"] applied on a consistent basis.

These financial statements have been prepared on a going concern basis, which presumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company has incurred cumulative net losses since inception of $10,859,217 and has a shareholders' equity balance of $865,415 as at December 31, 2004. The Company is dependent on the continued support of its shareholders or securing alternative financing. The Company believes it will be able to meet its short-term cash flow requirements. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon its ability to generate sufficient future cash flow and/or obtain sufficient financing to fund its business to the point that it achieves profitable operations.

These financial statements do not give effect to any adjustments that might be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

3. SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates made by management include the realizability of investment tax credits ["ITCs"], useful lives of property and equipment and the permanent impairment, if any, in the book value of property and equipment.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

Cash and cash equivalents

Cash and cash equivalents include cash and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. Cash equivalents are carried at cost, which approximates fair value.

Property and equipment

Property and equipment are recorded at cost less accumulated amortization. Amortization is calculated using the following annual rates and methods which are expected to depreciate the cost of the property and equipment over their estimated useful lives:

Office equipment                                 20% declining balance
Computer hardware                                30% declining balance
Computer software                                straight-line over 2 years
Research and development equipment               20% declining balance
Leasehold improvements                           over the term of the lease
Other assets                                     straight-line over 20 years

Long-term obligations

Leases are classified as either capital or operating. Those leases which transfer substantially all the benefits and risks of ownership of property to the Company are accounted for as capital leases. The capitalized lease obligations are included in long-term obligations and reflect the present value of future lease payments, discounted at an appropriate interest rate.

Research and development

Research costs are expensed as incurred. Development costs that meet specific criteria related to technical, market and financial feasibility are capitalized. The Company has not deferred any development costs during the year ended December 31, 2004 [2003 - nil] and no unamortized deferred development costs are recorded on the balance sheet.

Investment tax credits

ITCs are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized. For statement of loss and deficit purposes, the ITCs are recorded as a reduction of the related research and development expenditures.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on differences between the financial statement carrying values and the respective tax bases of the assets and liabilities, measured using the substantively enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The amount of future income tax assets recorded is limited to the amount that is more likely than not to be realized. Valuation allowances are established when necessary to reduce future income tax assets to the amounts expected to be realized.

Loss per share

Loss per share is calculated based on net loss attributable to common shareholders. Basic loss per share is calculated using the weighted average number of common shares outstanding during the year. The computation of diluted loss per share assumes the basic weighted average number of common shares outstanding during the year is increased to include the number of additional common shares that would have been outstanding if the dilutive potential shares had been issued. The dilutive effect of warrants and stock options is determined using the treasury stock method. The dilutive effect of convertible securities is determined using the "if-converted" method.

Stock-based compensation

The Company has a stock-based compensation plan, which is described in note 8. Stock options and warrants awarded to non-employees on or after January 1, 2002 are accounted for using the fair value method. Stock options awarded to employees on or after January 1, 2003 are accounted for using the fair value method. For stock options awarded to employees prior to January 1, 2003, pro forma disclosure of net loss and net loss per share is provided as if these awards were accounted for using the fair value method. Fair value is calculated using the Black-Scholes model with the assumptions described in note 7. Consideration paid on the exercise of stock options and warrants is credited to share capital.

Financial instruments

Financial instruments of the Company consist mainly of cash and cash equivalents, accounts receivable, investment tax credits recoverable, accounts payable and accrued liabilities and debentures. As at December 31, 2004, there is no significant difference between the carrying value of these amounts and their estimated fair value.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

|                                                         2004                        2003
                                                 --------------------        --------------------
                                                   Cost Amortization           Cost Amortization
                                                   $            $               $             $
--------------------------------------------------------------------------------------------------
Office equipment                                 97,052        40,450         95,087       26,551
Computer hardware                                48,466        30,970         48,223       23,531
Computer software                                29,027        28,457         28,213       24,645
Research and development equipment              429,409       171,603        410,270      110,725
Leasehold improvements                          275,838       268,570        262,338      236,084
--------------------------------------------------------------------------------------------------
Other assets                                     90,271        35,247         90,271       29,109
                                                970,063       575,297        934,402      450,645
Less accumulated amortization                   575,297                      450,645
--------------------------------------------------------------------------------------------------
Net book value                                  394,766                      483,757
--------------------------------------------------------------------------------------------------

At December 31, 2004, included in property and equipment is equipment acquired under capital leases with a cost of $127,774 [2003 - $127,774] and related accumulated amortization of $43,077 [2003 - $21,902].

During the year ended December 31, 2004, the Company did not acquire equipment under capital leases [2003 - $71,792]. These transactions are considered to be non-cash transactions and accordingly they have been excluded from the statements of cash flows.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

5. DEBENTURES

On December 6, 2004, the Company issued three convertible debentures with a principal amount of $400,000, $250,000 and $50,000 respectively. The convertible debentures each bear an interest rate of 20% per annum. The convertible debentures mature and become due and fully payable on the earlier of [a] September 6, 2005; [b] five business days following the Company's receipt of all or substantially all of its Scientific Research and Experimental Development ["SR&ED"] tax credits for the fiscal year ended December 31, 2004; or [c] an event of default. The convertible debentures are repayable earlier than maturity only with the consent of the holder. As at December 31, 2004, no payment against accrued interest or principal for any of the convertible debentures by the Company had been made.

In the event that a new equity financing occurs prior to maturity with aggregate proceeds to the Company of at least $4,000,000 [which amount would include the principal and accrued interest of the convertible debentures] [a "Qualified Financing"], all of the principal and accrued interest for all of the convertible debentures will be converted to the securities issued in the Qualified Financing at a per-security price of 75% of the price to new investors. In the event that a new equity financing occurs prior to maturity that does not qualify as a Qualified Financing, then, at the sole option of the holder, all of the principal and accrued interest for any of the convertible debentures can be converted to the securities issued in the transaction at a per-security price of 75% of the price to new investors.

Prior to maturity, in the event of [i] the liquidation, dissolution or winding up, whether voluntary or involuntary, of the affairs of the Company; or [ii] the sale of all or substantially all of the Company's property and assets; or [iii] the amalgamation or merger of the Company with another corporation or an arrangement or other transaction, pursuant to which the holders of voting securities of the Company immediately prior to the transaction hold, immediately after the transaction, less than 50% of the voting power to elect directors of the combined entity [each a "Liquidation Event"]; or [iv] a sale or other distribution to the public of common shares from the Company's treasury and/or by way of a secondary offering, by way of a receipted prospectus under the Securities Act (Ontario), as amended, or similar document filed under other applicable laws in Canada, at a public offering price of not less than $7.00 [proportionately adjusted for any stock split, stock dividend, stock combination and similar events] and which results in net proceeds to the Company of at least $20,000,000 and pursuant to which the common shares are listed on one or more of the Toronto Stock Exchange, the NASDAQ National Market System, or the New York Stock Exchange; or [v] a firm commitment underwritten public offering of common shares pursuant to an effective registration statement under the United States Securities Act of 1933, at a public offering price of not less than $7.00 [in Canadian currency and as proportionately adjusted for any stock split, stock dividend, stock combination and similar events] and which results in net proceeds to the Company of at least [$20,000,000 Canadian currency equivalent] and pursuant to which the common shares are listed on one or more of the Toronto Stock Exchange, the NASDAQ National Market System, or the New York Stock Exchange; then, at the sole option of the holder and prior to the transaction described above, all of the principal and accrued interest for any convertible debentures can be converted to Special preference shares of the Company at a conversion price of $1.2825 per Special preference share.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

As part of the transaction to issue the convertible debentures, the Company assigned the proceeds of any SR&ED tax credits for the fiscal year ended December 31, 2004 to be received from Canada Revenue Agency and the Province of Ontario to the purchasers of the convertible debentures.

As part of the transaction to issue the convertible debentures, the Company entered into a General Security Agreement with the purchasers of the convertible debentures under which the purchasers of the convertible debentures are granted a security interest in the property, assets, rights and undertakings of the Company. Certain obligations of the Company are excepted out of this security interest. The convertible debentures and the security interest are subordinated or subrogated to certain other types of indebtedness that the Company could from time to time be subject to.

Certain other shareholders of the Company have the right to purchase convertible debentures on the same terms as are described above. As at December 31, 2004, one such shareholder had advised the Company that it wished to purchase a convertible debenture for a principal amount of $48,697. At December 31, 2004, this transaction had not closed and the Company had not received any payment from this shareholder.

A portion of the debentures has been allocated to shareholders' equity as they contain both a liability and an equity element arising from the conversion feature. The Company has calculated the liability component of the debentures as the present value of the interest payments and repayment of the principal amount discounted at a rate estimated to be equivalent to a similar debt with no equity element attached. The net proceeds received from the issuance of the debentures, less the liability component, have been classified as shareholders' equity. The effective interest rate for the liability component is 25%. The difference between the allocated amount and the principal amount of the debentures is then amortized as interest expense.

The carrying values for the debentures are determined as follows:

                                                                          2004               2003
                                                                            $                  $
---------------------------------------------------------------------------------------------------
Total principal of debentures issued                                   700,000                  --
Less amounts allocated to conversion feature                           (25,152)                 --
---------------------------------------------------------------------------------------------------
Amount allocated to debentures                                         674,848                  --
Add accrued interest                                                     9,205                  --
---------------------------------------------------------------------------------------------------
                                                                       684,053                  --
---------------------------------------------------------------------------------------------------

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

6. SHARE CAPITAL

Share capital consists of common shares, Class A preference shares, Class B preference shares, Special preference shares, convertible debenture, warrants and contributed surplus. Share transactions are summarized as follows:

                                                                                                        Preference shares
                                                       Common shares                 Class A                Class B
                                                    #              $             #            $         #              $
------------------------------------------------------------------------------------------------------------------------------
Balance at April 5, 1994, date of disposition    1,100,000          100           --           --           --           --
Issued for cash                                         --           --      600,000      599,999    2,923,977    4,914,083
Issued in exchange for patent application           60,000       60,000           --           --           --           --
Issued for employment services                      55,000       58,850           --           --           --           --
Issued upon exercise of warrants                        --           --      300,000      225,001           --           --
Issued upon conversion of debenture                     --           --           --           --      363,158      621,000
Issued upon conversion of debenture                     --           --           --           --           --           --
Issued for cash, net of share issue costs               --           --           --           --           --           --
Compensation expense for options
  granted to non-employees                              --           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002                     1,215,000      118,950      900,000      825,000    3,287,135    5,535,083
Compensation expense for options
  granted to non-employees                              --           --           --           --           --           --
Compensation expense for options
  granted to employees                                  --           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2003                     1,215,000      118,950      900,000      825,000    3,287,135    5,535,083
Equity component of debentures [note 5]                 --           --           --           --           --           --
Compensation expense for options
  granted to employees                                  --           --           --           --           --           --
Compensation expense for options
  granted to non-employees                              --           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2004                     1,215,000      118,950      900,000      825,000    3,287,135    5,535,083
==============================================================================================================================


                                                                                               Contributed
                                                      Special                   Warrants         surplus        Total
                                                   #           $            #               $               $         $
---------------------------------------------------------------------------------------------------------------------------
Balance at April 5, 1994, date of disposition        --           --           --            --            --          100
Issued for cash                                      --           --      300,000             1            --    5,514,083
Issued in exchange for patent application            --           --           --            --            --       60,000
Issued for employment services                       --           --           --            --            --       58,850
Issued upon exercise of warrants                     --           --     (300,000)           (1)           --      225,000
Issued upon conversion of debenture                  --           --           --            --            --      621,000
Issued upon conversion of debenture           1,255,810    2,147,435           --            --            --    2,147,435
Issued for cash, net of share issue costs     1,812,866    3,000,868           --            --            --    3,000,868
Compensation expense for options
  granted to non-employees                           --           --           --            --         5,706        5,706
---------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002                  3,068,676    5,148,303           --            --         5,706   11,633,042
Compensation expense for options
  granted to non-employees                           --           --           --            --        16,215       16,215
Compensation expense for options
  granted to employees                               --           --           --            --         8,500        8,500
---------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2003                  3,068,676    5,148,303           --            --        30,421   11,657,757
Equity component of debentures [note 5]              --           --           --            --        25,152       25,152
Compensation expense for options
  granted to employees                               --           --           --            --        15,047       15,047
Compensation expense for options
  granted to non-employees                           --           --           --            --        26,676       26,676
---------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2004                  3,068,676    5,148,303           --            --        97,296   11,724,632
===========================================================================================================================

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

Common shares

The authorized number of common shares is unlimited. Each common share is entitled to one vote. The Company will not declare or pay any dividends to common shareholders until the holders of outstanding Class B preference shares and Special preference shares will have first received all accrued and unpaid dividends.

During the year ended December 31, 2000, the Company issued 60,000 common shares at a price per share of $1.00 to a director, as part of a non-monetary transaction, in exchange for a patent application developed by the individual.

During the year ended December 31, 2001, the Company issued 55,000 common shares to an executive at a price per share of $0.0001 pursuant to the executive's employment agreement entered into during the year. Compensation expense in the amount of $58,850, representing the difference between the fair value of the common shares and the issue price, was recorded during the year.

Class A preference shares

The authorized number of Class A preference shares is unlimited. Each Class A preference share is entitled to a number of votes per share equal to the number of common shares into which the Class A preference shares can be converted and is not entitled to dividends. The Class A preference share issue price per share was $1.00.

At the option of the shareholder, each Class A preference share will be convertible, at the conversion rate in effect on the date of conversion, into fully paid and non-assessable common shares. All of the outstanding Class A preference shares will automatically be converted, at the then-applicable conversion rate, into fully paid and non-assessable common shares immediately upon the completion of a public offering of common shares resulting in net proceeds to the Company of at least $20 million for not less than $7 per share and a listing of the common shares on the NASDAQ National Market System, Toronto Stock Exchange or New York Stock Exchange.

During the year ended December 31, 2001, the 300,000 warrants were exercised at a price that was negotiated between the Company and the warrant holder and resulted in 300,000 Class A preference shares being issued at a price per share of $0.75.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

Class B preference shares and Special preference shares

The authorized number of Class B preference shares is unlimited. Each Class B preference share is entitled to a cumulative fixed, preferential dividend equal to 7% per annum of the original issue price per share of $1.71, compounded quarterly. The Class B preference shares have accumulated $1,545,567 [2003 - $1,087,538] in dividend arrears. Each Class B preference share is entitled to a number of votes per share equal to the number of common shares into which the Class B preference shares can be converted. At the option of the shareholder, each Class B preference share will be convertible, without the payment of any additional consideration, into a number of fully paid and non-assessable common shares obtained using a prescribed formula.

The authorized number of Special preference shares is unlimited. Each Special preference share is entitled to a cumulative fixed, preferential dividend equal to 7% per annum of the original share issue price of $1.71. The Special preference shares have accumulated $760,807 [2003 - $394,241] in dividend arrears. Each Special preference share is entitled to a number of votes per share equal to the number of common shares into which the Special preference share can be converted, assuming conversion to Class B preference shares first. At the option of the shareholder, each Special preference share will be convertible, without the payment of any additional consideration, into a number of fully paid and non-assessable Class B preference shares based on a prescribed formula, or a number of fully paid and non-assessable new securities issued by the Company under a new financing for gross proceeds of at least $4 million.

Each Class B preference share and Special preference share [as if such shares were first converted into Class B preference shares] will automatically be converted, at the then-applicable conversion price, into fully paid and non-assessable common shares immediately upon the completion of a public offering of common shares resulting in net proceeds to the Company of at least $20 million for not less than $7 per share and a listing of the common shares on the NASDAQ National Market System, Toronto Stock Exchange or New York Stock Exchange.

In the event of a liquidation, dissolution, wind-up of the Company or merger, amalgamation or consolidation with or into any other company, the Class B preference shares and the Special preference shares will have equal entitlement, and in preference to the holders of the Class A preference shares and the common shares, to be paid first out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes in an amount equal to the adjusted Class B preference share price plus dividends in arrears and Special preference share price, respectively. After payment of such sums, the holders of Class B preference shares and Special preference shares will participate on a pro rata basis on an as if-converted basis with the holders of all other shares in any remaining proceeds.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

During the year ended December 31, 2001, a $600,000 convertible debenture plus accrued interest of $21,000 was converted into 363,158 Class B preference shares at the rate of $1.71 per share. At the same time, the Company also issued 2,923,977 Class B preference shares at a price of $1.71 per share for net proceeds of $4,914,083 after issuance costs of $85,918. During the year ended December 31, 2002, the New Generation Biotech (Equity) Fund Inc. convertible debenture ["NewGen debenture"] amounting to $2.1 million plus accrued interest of $47,435 was converted into 1,255,810 Special preference shares at the rate of $1.71 per share. At the same time, the Company also issued 1,812,866 Special preference shares at a price of $1.71 per share for net proceeds of $3,000,868 after issuance costs of $99,132.

Loss per share

Loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Loss per share, for all periods presented, was calculated using the weighted average number of common shares outstanding during the year, as follows:

                                                                    Year ended         Year ended
                                                                  December 31,       December 31,
                                                                          2004               2003
                                                                            $                  $
--------------------------------------------------------------------------------------------------
Basic loss per share
Net loss for the year                                               (1,996,464)        (3,020,932)
Dividend in arrears on Class B preference shares                      (458,029)          (449,992)
Dividend in arrears on Special preference shares                      (366,566)          (369,082)
--------------------------------------------------------------------------------------------------
Net loss attributable to common shareholders                        (2,821,059)        (3,840,006)
--------------------------------------------------------------------------------------------------

Weighted average number of common shares outstanding
Basic                                                                1,215,000          1,215,000
--------------------------------------------------------------------------------------------------

Basic loss per share                                                    $(2.32)            $(3.16)
--------------------------------------------------------------------------------------------------

For the year ended December 31, 2004, the Class A preference shares, Class B preference shares, Special preference shares, convertible debentures, warrants and stock options have been excluded from the calculation of diluted loss per share because the effect would have been anti-dilutive.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004


7. STOCK-BASED COMPENSATION PLAN

On June 12, 2001, the Company established an employee stock option plan [the "Plan"] for employees, directors and consultants. Under the Plan, the Company may grant options, net of forfeitures, for up to 810,320 common shares. The exercise price is determined by the Board of Directors, with such price not to be lower than the fair market value on the date of the grant. An option's maximum term under the Plan is 6 years. The Board of Directors determines vesting of the options and options generally vest at the rate of 25% of the number of shares granted under the option in each year subsequent to the first anniversary of the date of grant.

The following tables summarize the option activity for the Company's share option plan in aggregate for the years ended December 31:

                                                        2004                       2003
                                             ------------------------     -----------------------
                                                           Weighted                      Weighted
                                                            average                       average
                                                Number     exercise          Number      exercise
                                              of options     price         of options      price
                                                   #           $                #            $
---------------------------------------------------------------------------------------------------
Outstanding, beginning of year                  627,300          1.50        626,883         1.50
Granted                                           8,000          1.71        113,917         1.71
Forfeited                                       (32,500)         1.71       (113,500)        1.71
---------------------------------------------------------------------------------------------------
Outstanding, end of year                        602,800          1.49        627,300         1.50
---------------------------------------------------------------------------------------------------

The following table summarizes information about options outstanding and exercisable at December 31, 2004:

                                               Options outstanding              Options exercisable
                                               -------------------              -------------------
                                                             Weighted
                                                              average
                                             Number          remaining                   Number
Exercise prices                           of options           life                    of options
     $                                          #             [years]                       #
---------------------------------------------------------------------------------------------------
   1.00                                     185,000            2.16                        67,500
   1.71                                     417,800            3.37                       419,147
---------------------------------------------------------------------------------------------------
                                            602,800            3.00                       486,647
---------------------------------------------------------------------------------------------------

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

On January 1, 2004, the Company elected to adopt the prospective approach for its fiscal year to recognize compensation expense for stock options granted to employees. As a result, the Company has recorded the $15,047 [2003 - $8,500] in compensation costs associated with stock options awarded to employees after January 1, 2003 in its general and administration expenses for the year ended December 31, 2004.

The Company recognizes compensation expense for stock options granted to employees, which are exercisable at fair market value at the date of the grant. Due to the fact the Company is a privately held company, option volatility is based on disclosed volatility rates of Canadian public companies operating in the research and development of therapeutic agents. Significant assumptions were used to estimate the value of the stock options granted as follows:

                                                                          2004               2003
                                                                            $                  $
--------------------------------------------------------------------------------------------------
Volatility [percentage]                                                   62.0               75.0
Expected option life [years]                                               6.0                6.0
Risk-free interest rate [percentage]                                       2.8                3.5
--------------------------------------------------------------------------------------------------

The fair value of options granted to non-employees is determined using the Black-Scholes option-pricing model. During the year ended December 31, 2004, the Company recognized $26,676 [2003 - $16,215] in compensation expense relating to options granted to non-employees.

8. RESEARCH AND DEVELOPMENT PROJECTS

Cumulative research and development expenses are as follows:

                                                                    Year ended         Year ended
                                                                  December 31,       December 31,
                                                                          2004               2003
                                                                            $                  $
--------------------------------------------------------------------------------------------------
AeroLEF(TM)                                                            748,243          1,196,958
LTHC                                                                        --             24,554
ROSE-DS(TM)                                                            116,693            240,422
--------------------------------------------------------------------------------------------------
Total expensed                                                         864,936          1,461,934
--------------------------------------------------------------------------------------------------

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

Opioid Analgesic Research Project ["AeroLEF(TM)"]

The Company's aerosolized liposome encapsulated Fentanyl ["AeroLEF(TM)"] formulation is currently in clinical trials. During 2004, the Company completed a Phase II clinical trial to evaluate the effect of AeroLEF(TM) in the treatment of acute, post-operative pain. The study involved a unique "dose to effective analgesia" approach using AeroLEF(TM) as the primary analgesic treatment in adult patients experiencing moderate to severe pain following an elective knee surgery known as arthroscopic anterior cruciate ligament ["ACL"] reconstruction. The Phase II study was designed to assess the ability of AeroLEF(TM) to provide rapid analgesia with an extended duration of action following self-titration by the patient to their individual pain relief requirement.

The Company believes that its AeroLEF(TM)'s rapid onset, prolonged duration of effect and personalized dosing will offer important benefits and have broad application in patients experiencing acute pain, cancer pain and breakthrough pain.

The Company intends to develop and conduct further studies relating to the safety, toxicity, formulation and manufacturing of AeroLEF(TM) that will be required for further Investigational New Drug Application ["IND"] submissions and clinical trials in the United States and Canada.

Cannabinoid Research Project ["LTHC"]

In January 21, 2001, DELEX entered into a co-ownership agreement with the Department of National Defence for the pulmonary delivery of liposome encapsulated tetrahydrocannabinoids ["LTHC"]. LTHC was designed for potential applications in the management of patients with pain, emesis, seizures, glaucoma, or appetite stimulation for HIV patients.

The Company conducted animal studies at Dalhousie University to evaluate the tissue distribution and efficacy of LTHC in rodent models.

Following a critical review of the preclinical results, potential market opportunity, intellectual property and competitive environment, DELEX determined that LTHC opportunity did not meet the Company's strategic objectives. DELEX informed the Department of National Defence that the Company would not pursue further development of the LTHC product.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

Platform Research Project ["ROSE-DS(TM)"]

The Company's proprietary platform technology, ROSE-DS(TM), incorporates pharmaceutical actives, into a liposomal formulation that when administered by inhalation provides a patient with a drug delivery profile that is both a rapid onset of action [quick relief], a sustained duration [extended relief] of therapeutic efficacy and the opportunity for personalized dosing to address the variable needs of patients. Management believes that no other commercially available drug delivery system currently provides the same profile. The novel ROSE-DS(TM) delivery profile will be useful for a number of therapeutic indications such as acute pain, breakthrough cancer pain, as well as neuropathic pain and nausea and emesis.

Initially, the Company intends to apply ROSE-DS(TM) technology to optimize the delivery of small molecule drugs with established efficacy and safety. An additional product in preclinical development in the research and development pipeline includes an antiemetic drug for the treatment of nausea and vomiting induced by chemotherapy or radiation therapy. During 2004, the research program demonstrated the application of the Company's proprietary formulation technology to a broad class of active pharmaceutical ingredients. During 2004, the Company filed six patent applications related to the various aspects of the ROSE-DS(TM) technology, including proprietary compositions with numerous drug candidates as well as additional patent claims related to the AeroLEF(TM) product.

All property and equipment of the Company available for research and development are non-project specific and are available for use on all research activities regardless of function or therapeutic indication.

9. INCOME TAXES

[a] As at December 31, 2004, the Company has accumulated non-capital losses for income tax purposes of approximately $6,468,000 [2003 - $5,319,500] which can be carried forward to reduce future Canadian taxable income. These income tax loss carryforwards will expire as follows:

                                                                                               $
--------------------------------------------------------------------------------------------------
     2005                                                                                     600
     2006                                                                                   8,400
     2007                                                                                 485,000
     2008                                                                               1,030,000
     2009                                                                               1,876,000
     2010                                                                               1,879,000
     2011                                                                               1,189,000
==================================================================================================

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

     As at December 31, 2004, the Company also has approximately $4,170,000 [2003 - $3,591,000] in Canadian scientific research and experimental development expenditures which can be carried forward indefinitely to reduce future years' taxable income. During fiscal 2004, the Company recorded $700,000 [2003 - $800,000] of refundable ITCs and this is included in investment tax credits recoverable on the balance sheets. The Company has approximately $70,000 in federal investment tax credits that can be carried forward for up to 10 years and used to reduce the Company's income taxes payable. These investment tax credits will expire as follows:

                                                                                               $
--------------------------------------------------------------------------------------------------
     2011                                                                                  11,000
     2012                                                                                  48,000
     2013                                                                                   4,000
     2014                                                                                   7,000
==================================================================================================

[b] Significant components of the Company's future tax assets are as follows:

                                                                          2004               2003
                                                                            $                  $
--------------------------------------------------------------------------------------------------
     Future tax assets
     Property and equipment                                            137,000            104,000
     Non-capital loss carryforwards                                  2,366,000          1,922,000
     Canadian scientific research and experimental
       development expenditures                                      1,760,000          1,307,000
     Federal ITCs                                                       55,000             49,000
     Financing costs                                                    22,000             26,000
--------------------------------------------------------------------------------------------------
     Total future tax assets                                         4,340,000          3,408,000
--------------------------------------------------------------------------------------------------
     Future tax liabilities
     ITC liability                                                    (127,000)          (149,000)
--------------------------------------------------------------------------------------------------
     Total future tax liabilities                                     (127,000)          (149,000)
     Valuation allowance                                            (4,213,000)        (3,259,000)
--------------------------------------------------------------------------------------------------
     Net future tax assets                                                  --                  --
==================================================================================================

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

10. LEASE COMMITMENTS

Operating leases

The Company has entered into agreements for future minimum annual lease payments for its premises for the year ending December 31 as follows:

                                                                                              $
--------------------------------------------------------------------------------------------------
2005                                                                                       23,076
==================================================================================================

Capital leases

The Company leases office and lab equipment under capital leases expiring at various dates to the year 2006. Future minimum annual lease payments are as follows:

                                                                                               $
--------------------------------------------------------------------------------------------------
2005                                                                                        7,937
2006                                                                                        1,719
--------------------------------------------------------------------------------------------------
                                                                                            9,656
Less amounts representing interest at approximately 10% to 35%                             (1,612)
--------------------------------------------------------------------------------------------------
                                                                                            8,044
Less current portion                                                                       (6,625)
--------------------------------------------------------------------------------------------------
                                                                                            1,419
==================================================================================================

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

11. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES

The Company's financial statements are prepared in accordance with generally accepted accounting principles ["GAAP"] in Canada, which differ in certain respects from those applied in the United States. The following items present the impact of material differences between Canadian GAAP and U.S. GAAP on the Company's financial statements.

[a] Reconciliation of net loss under Canadian and U.S. GAAP:

                                                                     Year ended       Year ended
                                                                   December 31,     December 31,
                                                                           2004             2003
                                                                             $               $
-------------------------------------------------------------------------------------------------
           Loss for the year under Canadian GAAP                     (1,996,464)      (3,020,932)
           Adjust to remove stock-based compensation
             expense for employees [i]                                   15,047            8,500
           Add stock-based compensation expense for
             non-employees prior to January 1, 2002 [ii]                     --           (3,785)
-------------------------------------------------------------------------------------------------
           Loss for the year under U.S. GAAP                         (1,981,417)      (3,016,217)
-------------------------------------------------------------------------------------------------

      [i]Stock-based compensation for employees

         Under Canadian GAAP, stock-based compensation costs related to employee options granted subsequent to January 1, 2003 are required to be expensed. Under U.S. GAAP, there is no requirement to expense stock-based compensation costs related to employees.

      [ii] Stock-based compensation for non-employees

         Under Canadian GAAP, stock-based compensation costs related to non-employee options granted prior to January 1, 2002 are not expensed. Under U.S. GAAP, all options granted to non-employees subsequent to July 1, 1995 are required to be expensed.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

       [b] Financial instruments:

            Under Canadian GAAP prescribed by The Canadian Institute of Chartered Accountants' Handbook Section 3860 "Financial Instruments
            - Disclosure and Presentation", the debentures issued by the Company in 2004 contain both a debt and an equity component and have been split for balance sheet presentation. Under U.S. GAAP, the debentures are classified as debt instruments. There is no impact on the amount of net loss for the years presented. Under U.S. GAAP as at December 31, 2004, the debentures would be $25,152 higher and the contributed surplus would be reduced by the same amount.

       [c] Pro forma stock option disclosure:

            Under Canadian GAAP, the Company recognizes compensation expense for stock options granted to employees on or after January 1, 2003 and recognizes the pro forma impact of stock options granted prior to January 1, 2003. Under U.S. GAAP, the Company follows the provision of APB 25 and does not recognize stock-based compensation for employees. The following table outlines the pro forma impact of options granted that have not been recognized as an expense. The compensation cost for these options is determined under the fair value method for awards granted on or after July 1, 1995:

                                                                  Year ended          Year ended
                                                                December 31,        December 31,
                                                                        2004                2003
                                                                          $                  $
--------------------------------------------------------------------------------------------------
           Loss for the year under U.S. GAAP                      (1,981,417)          (3,016,217)
           Pro forma stock-based compensation expense               (115,319)            (108,646)
--------------------------------------------------------------------------------------------------

           Pro forma loss for the year under U.S. GAAP            (2,096,736)          (3,124,863)
--------------------------------------------------------------------------------------------------

           Pro forma basic and diluted loss
              per common share                                        $(2.40)              $(3.25)
--------------------------------------------------------------------------------------------------

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004

           The fair value of each option granted was estimated on the date of grant using the Black-Scholes fair value option pricing model with the assumptions set out below:

--------------------------------------------------------------------------------------------------
           Risk-free interest rate                                                   3.5% - 3.9%
           Dividend yield                                                                     0%
           Volatility factor                                                                 75%
           Expected life of options                                                      6 years
           Vesting period [months]                                      Immediately to 48 months
--------------------------------------------------------------------------------------------------

       [d] Investment tax credits:

           Canadian GAAP requires that investment tax credits relating to development costs be accounted for as a reduction of development costs. U.S. GAAP permits such amounts to be accounted for as a reduction of income tax expense. There is no impact on the loss for the year as a result of this GAAP difference. Investment tax credits earned are as follows:

                                                                                            From
                                                                                    inception on
                                                                                        April 5,
                                              Year ended           Year ended            1994 to
                                            December 31,         December 31,       December 31,
                                                    2004                 2003               2004
                                                      $                   $                  $
-------------------------------------------------------------------------------------------------

           Investment tax credits earned       1,017,943              796,050          3,133,097
-------------------------------------------------------------------------------------------------

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                          NOTES TO FINANCIAL STATEMENTS

December 31, 2004


12. FINANCIAL INSTRUMENTS

Foreign currency rate risk

The Company's activities that result in exposure to fluctuations in foreign currency exchange rates consist of the purchase of services, supplies and property and equipment from suppliers billing in foreign currencies. The Company does not use derivative instruments to hedge its currency risk. Of the Company's accounts payable and accrued liabilities, 26% [2003 - 39%] are denominated in foreign currencies.

Interest risk

Interest risk arises from the potential that changes in the interest rate on the Company's investments may result in a decrease in interest income. The Company invests in short-term, high quality and highly liquid investments and does not use derivative instruments to manage its interest risk.

13. SEGMENTED INFORMATION

The Company considers itself to be in one business segment, that is, the research and development of therapeutic agents, and operates in Canada.

14. COMPARATIVE FINANCIAL STATEMENTS

The comparative financial statements have been reclassified from statements previously presented to conform to the presentation of the 2004 financial statements.

Interim Financial Statements
[Expressed in Canadian dollars]

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

March 31, 2005
[Unaudited]

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                              INTERIM BALANCE SHEET


[Unaudited]                                                            As at As at March 31, December 31,
[Expressed in Canadian dollars]                                        2005                    2004
                                                                        $                       $
----------------------------------------------------------------------------------------------------------
ASSETS
Current
Cash and cash equivalents                                                853,242                  765,162
Accounts receivable                                                       17,446                   13,827
Investment tax credits recoverable                                       839,830                  700,000
Prepaid expenses                                                          43,656                   73,050
----------------------------------------------------------------------------------------------------------
Total current assets                                                   1,754,174                1,552,039
----------------------------------------------------------------------------------------------------------
Property and equipment, net                                              381,718                  394,766
----------------------------------------------------------------------------------------------------------
                                                                       2,135,892                1,946,805
----------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable                                                         210,096                  248,003
Accrued liabilities                                                      157,643                  141,290
Current portion of obligations under capital lease                         5,555                    6,625
Debentures [note 2]                                                    1,419,535                  684,053
----------------------------------------------------------------------------------------------------------
Total current liabilities                                              1,792,829                1,079,971
----------------------------------------------------------------------------------------------------------
Obligations under capital lease                                               --                    1,419
----------------------------------------------------------------------------------------------------------
Total liabilities                                                      1,792,829                1,081,390
----------------------------------------------------------------------------------------------------------

Shareholders' equity
Common shares                                                            118,950                  118,950
Class A preference shares                                                825,000                  825,000
Class B preference shares                                              5,535,083                5,535,083
Special preference shares                                              5,148,303                5,148,303
Contributed surplus                                                      117,025                   97,296
Deficit                                                              (11,401,298)             (10,859,217)
----------------------------------------------------------------------------------------------------------
Total shareholders' equity                                               343,063                  865,415
----------------------------------------------------------------------------------------------------------
                                                                       2,135,892                1,946,805
----------------------------------------------------------------------------------------------------------

See accompanying notes

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                      INTERIM STATEMENT OF LOSS AND DEFICIT

                                                                                Three                    Three
                                                                                months                   months
[Unaudited]                                                                  ended March 31,           ended March 31,
[Expressed in Canadian dollars]                                                   2005                     2004
                                                                                    $                       $
-----------------------------------------------------------------------------------------------------------------------
EXPENSES
Research and development, net                                                      192,467                 387,630
General and administration                                                         275,961                 290,888
Amortization                                                                        19,990                  52,379
Interest expense                                                                    55,349                   3,832
Interest income                                                                     (1,686)                (32,478)
-----------------------------------------------------------------------------------------------------------------------
Net loss for the period                                                           (542,081)               (702,251)

Deficit, beginning of period                                                   (10,859,217)             (8,862,753)
-----------------------------------------------------------------------------------------------------------------------
Deficit, end of period                                                         (11,401,298)             (9,565,004)
-----------------------------------------------------------------------------------------------------------------------

Basic and diluted net loss
-----------------------------------------------------------------------------------------------------------------------
   per common share [note 3]                                                       $(0.63)                   $(0.73)
-----------------------------------------------------------------------------------------------------------------------

Weighted average number of common
   shares outstanding
Basic and diluted                                                                1,215,000               1,215,000
-----------------------------------------------------------------------------------------------------------------------

See accompanying notes

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                         INTERIM STATEMENT OF CASH FLOWS

                                                                                      Three               Three
                                                                                      months              months
[Unaudited]                                                                         ended March 31,   ended March 31,
[Expressed in Canadian dollars]                                                       2005                 2004
                                                                                        $                    $
------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net loss for the period                                                               (542,081)               (702,251)
Add items not involving cash
   Amortization                                                                         19,990                  52,379
   Non-cash debenture interest [note 5]                                                 11,870                      --
   Compensation expense                                                                  7,670                   9,339
Interest on capital leases                                                               7,535                   3,832
Interest on debentures                                                                  35,671                      --

Changes in non-cash working capital balances
   related to operations
   Accounts receivable                                                                  (3,619)                 10,500
   Investment tax credits recoverable                                                 (139,830)                448,637
   Prepaid expenses                                                                     29,394                  14,131
   Accounts payable                                                                    (37,907)                (69,041)
   Accrued liabilities                                                                  16,353                 263,538
------------------------------------------------------------------------------------------------------------------------
Cash provided by (used in) operating activities                                       (594,954)                 31,064
------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of property and equipment                                                      (6,942)                 (6,376)
------------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                                                       (6,942)                 (6,376)
------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Repayment of obligations under capital lease                                           (10,024)                (15,924)
Debentures issued for cash                                                             700,000                      --
------------------------------------------------------------------------------------------------------------------------
Cash provided by (used in) financing activities                                        689,976                 (15,924)
------------------------------------------------------------------------------------------------------------------------

Net increase in cash during the period                                                  88,080                   8,764
Cash and cash equivalents, beginning of period                                         765,162               1,022,188
------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                               853,242               1,030,952
------------------------------------------------------------------------------------------------------------------------

See accompanying notes

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                      NOTES TO INTERIM FINANCIAL STATEMENTS
                         [Expressed in Canadian dollars]

March 31, 2005                                                       [Unaudited]


1. BASIS OF PRESENTATION

DELEX Therapeutics Inc. ["DELEX" or the "Company"] was incorporated under the Companies Act of Nova Scotia. On April 9, 2002, the Company filed Articles of Continuance to continue in the province of Ontario and be governed by the Business Corporations Act (Ontario). The Company performs research and development activities in the pharmaceutical industry. To date, the Company has not earned any significant revenues and is considered to be an enterprise in the development stage.

These unaudited interim financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles applicable to interim financial reporting and do not include all of the disclosures required for annual financial statements. Thus, these unaudited interim financial statements should be read in conjunction with the audited financial statements and notes as at and for the years ended December 31, 2004 and 2003. These interim financial statements follow the same accounting policies and methods as the annual financial statements.

2. DEBENTURES

On March 29, 2005, the Company issued three convertible debentures with a principal amount of $400,000, $250,000 and $50,000, respectively, and amended and restated its December 6, 2004 intercreditor agreement. The convertible debentures bear an interest rate of 20% per annum and mature on the earlier of [a] September 6, 2005; [b] five business days following the Company's receipt of all or substantially all of its Scientific Research and Experimental Development tax credits for the fiscal year ended December 31, 2004; or [c] an event of default. The convertible debentures are repayable earlier than maturity only with the consent of the holder.

The proceeds of any Scientific Research and Experimental Development tax credits to be received for the fiscal year ended December 31, 2004 remain assigned to the purchasers of the convertible debentures and the holders of the convertible debentures continue to hold a security interest in the property, assets, rights and undertakings of the Company through a General Security Agreement.

A portion of the debentures in the amount of $12,059 has been allocated to shareholders' equity as the debentures contain both a liability and an equity element arising from the conversion feature. The Company has calculated the liability component of the debentures as the present value of the interest payments and repayment of the principal amount discounted at a rate estimated to be equivalent to a similar debt with no equity element attached. The net proceeds received from the issuance of the debentures, less the liability component, have been classified as shareholders' equity. The effective interest rate for the liability component is 25%. The Company accrues interest at a 20% interest rate and records accreted interest representing the discount of the debenture over the period to its maturity. For the three months ended March 31, 2005, the accrued interest on the debentures was $35,671 [2004 - nil] and the accreted interest was $11,870 [2004 - nil].

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                      NOTES TO INTERIM FINANCIAL STATEMENTS
                         [Expressed in Canadian dollars]

March 31, 2005                                                       [Unaudited]


3.  LOSS PER SHARE

Loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Loss per share, for all periods presented, was calculated using the weighted average number of common shares outstanding during the period, as follows:

                                                                                 Three                  Three
                                                                                 months                 months
                                                                                 ended                  ended
                                                                                March 31,              March 31,
                                                                                  2005                   2004
                                                                                    $                      $
--------------------------------------------------------------------------------------------------------------------
Basic loss per share
Net loss for the period                                                          (542,081)              (702,251)
Dividend in arrears on Class B preference shares                                 (125,410)               (94,591)
Dividend in arrears on Special preference shares                                  (92,333)               (91,578)
--------------------------------------------------------------------------------------------------------------------
Net loss attributable to common shareholders                                     (759,824)               (888,420)
--------------------------------------------------------------------------------------------------------------------

Weighted average number of common shares outstanding
--------------------------------------------------------------------------------------------------------------------
Basic                                                                            1,215,000             1,215,000
--------------------------------------------------------------------------------------------------------------------

Basic loss per share                                                               $(0.63)                $(0.73)
--------------------------------------------------------------------------------------------------------------------

For the three months ended March 31, 2005, the Class A preference shares, Class B preference shares, Special preference shares, convertible debentures, warrants and stock options have been excluded from the calculation of diluted loss per share because the effect would have been anti-dilutive.

4.  COMMITMENTS

The Company has entered into a contract dated January 2005 for pre-clinical research services. The contract is expected to be completed by December 31, 2005. The Company can terminate this contract at any time with payment of expenses actually incurred by the service provider without penalty.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                      NOTES TO INTERIM FINANCIAL STATEMENTS
                         [Expressed in Canadian dollars]

March 31, 2005                                                       [Unaudited]

5.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES

The interim financial statements of the Company as at March 31, 2005 and for the three months ended March 31, 2005 and 2004 have been prepared in accordance with Canadian generally accepted accounting principles ["Canadian GAAP"] for interim financial reporting. Such principles differ in certain respects from United States generally accepted accounting principles ["U.S. GAAP"]. For information on material differences between Canadian GAAP and U.S. GAAP, reference should be made to note 11 - Canadian and United States accounting policy differences - of the Company's audited financial statements as at and for the years ended December 31, 2004 and 2003.

The financial information presented in these interim financial statements presented in accordance with Canadian GAAP and in this reconciliation with U.S. GAAP for the three months ended March 31, 2005 and 2004 is unaudited. However, in the opinion of management, such information reflects all adjustments, consisting solely of normal recurring adjustments, which are necessary to a fair statement of the results for the interim periods presented.

[a] Reconciliation of net loss under Canadian and U.S. GAAP:

                                                                             Three                   Three
                                                                             months                  months
                                                                             ended                    ended
                                                                             March 31,               March 31,
                                                                              2005                     2004
                                                                               $                        $
----------------------------------------------------------------------------------------------------------------
      Loss for the period, as reported                                        (542,081)               (702,251)
      Adjust to remove stock-based compensation
        expense for employees [i]                                                4,048                   5,717
      Add stock-based compensation expense for
        non-employees prior to January 1, 2002 [ii]                             (1,474)                (2,332)
      Add interest on debentures [iii]                                          11,870                     --
----------------------------------------------------------------------------------------------------------------
      Loss for the period under U.S. GAAP                                     (527,637)              (698,866)
----------------------------------------------------------------------------------------------------------------

       [i] Stock-based compensation for employees

            Under Canadian GAAP, stock-based compensation costs related to employee options granted prior to January 1, 2003 are required to be expensed. Under U.S. GAAP, there is no requirement to expense stock-based compensation costs related to employees.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                      NOTES TO INTERIM FINANCIAL STATEMENTS
                         [Expressed in Canadian dollars]

March 31, 2005                                                       [Unaudited]

       [ii] Stock-based compensation for non-employees

            Under Canadian GAAP, stock-based compensation costs related to non-employee options granted prior to January 1, 2002 are required to be expensed. Under U.S. GAAP, all options granted to non-employees subsequent to July 1, 1995 are required to be expensed.

       [iii]Interest on debentures and financial instruments

            Under Canadian GAAP prescribed by The Canadian Institute of Chartered Accountants' Handbook Section 3860 "Financial Instruments
            - Disclosure and Presentation", the debentures issued by the Company contain both a debt and an equity component and have been split for balance sheet presentation. Under U.S. GAAP, the debentures are classified as debt instruments and would have been recorded at the face amount of the debt [note 2]. Under U.S. GAAP, net loss would be reduced by $11,870 for the three months ended March 31, 2005 [2004 - nil] as there would be no accreted interest expense. Accordingly, on the interim balance sheet under U.S. GAAP as at March 31, 2005, deficit would be reduced by $11,870, the debentures would be increased by $25,341, and contributed surplus would be decreased by $37,211.

[b] Stock option disclosure:

            Under Canadian GAAP, compensation expense for employee stock options granted or modified on or after January 1, 2003 is accounted for using the fair value method and amounted to $7,670 for the three months ended March 31, 2005 [2004 - $9,339]. No options were granted during the period ended March 31, 2005.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                      NOTES TO INTERIM FINANCIAL STATEMENTS
                         [Expressed in Canadian dollars]

March 31, 2005                                                       [Unaudited]

            The Company does not recognize compensation expense for stock options granted to employees prior to January 1, 2003. The following table outlines the pro forma impact of options granted that have not been recognized as an expense. The compensation cost for these options is determined under the fair value method for awards granted on or after July 1, 1995:

                                                                             Three                       Three
                                                                              months                     months
                                                                              ended                      ended
                                                                             March 31,                  March 31,
                                                                              2005                        2004
                                                                                $                           $
--------------------------------------------------------------------------------------------------------------------
      Loss for the period under U.S. GAAP                                     (527,637)                  (698,866)
      Pro forma stock-based compensation expense                               (16,658)                   (21,456)
--------------------------------------------------------------------------------------------------------------------

      Pro forma net loss for the period                                       (544,295)                  (720,322)
--------------------------------------------------------------------------------------------------------------------

      Pro forma basic and diluted loss
          per common share                                                      $(0.63)                    $(0.75)
--------------------------------------------------------------------------------------------------------------------

            The fair value of each option granted was estimated on the date of grant using the Black-Scholes fair value option pricing model with the assumptions set out below:
--------------------------------------------------------------------------------

      Risk-free interest rate                                       3.5% - 3.9%
      Volatility factor                                                     75%
      Expected life of options                                          6 years
      Vesting period [months]                          Immediately to 48 months
--------------------------------------------------------------------------------

            The Black-Scholes option pricing model, used by the Company to calculate option values, as well as other accepted option valuation models, were developed to estimate fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require four highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated values.

DELEX Therapeutics Inc.
[A Development Stage Enterprise]

                      NOTES TO INTERIM FINANCIAL STATEMENTS
                         [Expressed in Canadian dollars]

March 31, 2005                                                       [Unaudited]


[c] Investment tax credits:

            Canadian GAAP requires that investment tax credits relating to development costs be accounted for as a reduction of development costs. U.S. GAAP requires such amounts to be accounted for as a reduction of income tax expense. There is no impact on the loss for the period as a result of this GAAP difference. Investment tax credits earned are as follows:

                                                                                                 From
                                              Three                     Three                inception on
                                             months                    months                    April 5,
                                              ended                     ended                     1994 to
                                            March 31,                   March 31,               March 31,
                                              2005                       2004                        2005
                                                $                           $                          $
----------------------------------------------------------------------------------------------------------
      Investment tax credits earned              164,008                  252,803               3,297,105
----------------------------------------------------------------------------------------------------------

6.  SUBSEQUENT EVENT

On May 2, 2005, the Company was acquired by YM BioSciences Inc. ["YM"], a public company in the cancer therapy business. The total purchase price approximated $10 million excluding contingent consideration based on the achievement of certain milestones as discussed further below. YM issued 1,587,302 common shares to the Company's shareholders, in consideration for the outstanding debt and the working capital in DELEX, and issued an additional 4,603,174 common shares in consideration for the outstanding DELEX shares. A closing condition of the acquisition was that the Company have working capital of $5,000,000 based on the January 31, 2005 balance sheet. Immediately prior to closing, the Company issued additional equity to existing shareholders in amounts to provide enough cash to meet the working capital target. Future consideration from YM includes an additional 2,777,778 common shares to be issued by YM to the shareholders of the Company upon achievement of specific milestones with respect to the Company's technology: 396,825 upon regulatory approval for a Phase II clinical trial; 634,921 upon entering a collaboration or other licensing arrangement; 1,111,112 upon initiation of the first Phase III clinical trial; and 634,920 upon initiation of the second Phase III clinical trial. Upon receipt of United States regulatory approval to market a product using DELEX's technology, YM will make an additional payment of $4,750,000, in cash or common shares, or a combination of both, at its option, to the Company's shareholders.

YM BioSciences Inc.
Pro Forma Consolidated Financial Statements
As at March 31, 2005 and for the Nine Months Ended March 31, 2005 and for the Year Ended June 30, 2004
(Unaudited)

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)
Pro Forma Consolidated Balance Sheet as at March 31, 2005
(Unaudited)
(Expressed in Canadian dollars)

                                                        YM             DELEX            Pro Forma                      Pro Forma
                                                 Biosciences Inc.   Therapeutics Inc.  Adjustments       Notes      Consolidated
----------------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
  Cash and cash equivalents                     $    1,049,702      $    853,242      $   3,245,124       2a, 2b   $     5,148,068
  Short-term deposits                               30,031,371                --                 --                     30,031,371
  Marketable securities                                 17,576                --                 --                         17,576
  Investment tax credits recoverable                        --           839,830                 --                        839,830
  Accounts receivable and prepaid expenses             137,582            61,102                 --                        198,684
----------------------------------------------------------------------------------------------------------------------------------
Total current assets                                31,236,231         1,754,174          3,245,124                     36,235,529
----------------------------------------------------------------------------------------------------------------------------------

Capital assets                                          16,042           335,893           -135,893           2b           216,042
Acquired research and development costs                     --            45,825          5,490,868           2c         5,536,693
----------------------------------------------------------------------------------------------------------------------------------
Total assets                                    $   31,252,273      $  2,135,892      $   8,600,099                $    41,988,264
==================================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                     773,876           210,096                              --           983,972
  Accrued liabilities                                  830,001           157,643            500,000           2d         1,487,644
  Current portion of obligations under
    capital lease                                           --             5,555                 --                          5,555
  Debentures                                                --         1,419,535         -1,419,535           2b                --
----------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                            1,603,877         1,792,829           -919,535                      2,477,171
==================================================================================================================================

Shareholders' equity:
  Share capital                                     77,512,058           118,950          9,743,747       2a, 2e        87,374,755
  Share and unit purchase warrants                   5,319,607                --                              --         5,319,607
  Class A preference shares                                 --           825,000           -825,000           2e                --
  Class B preference shares                                 --         5,535,083         (5,535,083)          2e                --
  Special preference shares                                 --         5,148,303         (5,148,303)          2e                --
  Contributed surplus                                1,085,955           117,025           (117,025)          2e         1,085,955
  Deficit accumulated during the development
    stage                                          (54,269,224)      (11,401,298)        11,401,298           2f       (54,269,224)
----------------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                          29,648,396           343,063          9,519,634                     39,511,093
----------------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity      $31,252,273.00      $2,135,892.00     $8,600,099.00                $ 41,988,264.00
==================================================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)
Pro Forma Consolidated Statement of Operations for the Nine Months Ended March 31, 2005
(Unaudited)
(Expressed in Canadian dollars)

                                                                    YM              DELEX           Pro Forma             Pro Forma
                                                              Biosciences Inc.  Therapeutics Inc. Adjustments  Notes    Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Revenue
  Out-licensing revenue                                         $    696,327    $         --    $         --            $  696,327
  Interest income                                                    496,779           7,206              --               503,985
------------------------------------------------------------------------------------------------------------------------------------
                                                                $  1,193,106           7,206              --             1,200,312
Expenses
  General and administrative                                       4,003,648         806,609          82,746    3c       4,893,003
  Licensing and product development                                6,440,255              --              --             6,440,255
  Research and development                                                --         632,495         374,305    3d        ,006,800
  Amortization                                                            --          35,964         572,622    3a         608,586
  Interest expense                                                        --          68,269         (56,363)   3b          11,906
------------------------------------------------------------------------------------------------------------------------------------
                                                                  10,443,903       1,543,337         973,310            12,960,550
------------------------------------------------------------------------------------------------------------------------------------
Loss before the undernoted                                        (9,250,797)     (1,536,131)       (973,310)          (11,760,238)

Unrealized loss on foreign exchange                                 (123,689)             --              --              (123,689)
Loss on sale of marketable securities                                 (2,139)             --              --                (2,139)
------------------------------------------------------------------------------------------------------------------------------------
Loss for the period based on Canadian GAAP                      $ (9,376,625)   $ (1,536,131)   $(973,310.00)         $(11,886,066)
====================================================================================================================================

Basic and diluted loss per common share                         $      (0.28)                                         $      (0.33)
====================================================================================================================================

Weighted average number of common shares outstanding              32,942,273                                          $ 36,354,971
====================================================================================================================================

Reconciliation of loss for the period from Canadian GAAP to United States GAAP:
Loss for the period based on Canadian GAAP                      $ (9,376,625)   $ (1,536,131)   $   (973,310)        $ (11,886,066)
Unrealized loss on marketable securities                             (49,258)             --              --    5a         (49,258)
Reversal of stock compensation                                       513,352              --          90,500    5b         603,852

Add back amortization of in-process R&D                                   --              --         593,217    5c         593,217
------------------------------------------------------------------------------------------------------------------------------------
Loss for the period based on United States GAAP                 $ (8,912,531)   $ (1,536,131)   $(289,593.00)        $ (10,738,255)
====================================================================================================================================
Basic and diluted loss per common share                         $      (0.27)                                         $      (0.30)
====================================================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.


YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)
Pro Forma Consolidated Statement of Operations
for the Year Ended June 30, 2004
(Unaudited) (Expressed in Canadian dollars)
                                                                YM               DELEX         Pro Forma                Pro Forma
                                                          Biosciences Inc.  Therapeutics Inc.  Adjustments   Notes    Consolidated
----------------------------------------------------------------------------------------------------------------------------------
Revenue
  Out-licensing revenue                                    $         --     $         --      $         --            $         --
  Interest income                                               347,187           64,643                --                 411,830
----------------------------------------------------------------------------------------------------------------------------------
                                                                347,187           64,643                --                 411,830

Expenses
  General and administrative                                  3,610,848        1,148,084           251,003      3c       5,009,935
  Licensing and product development                           5,066,569               --                --               5,066,569
  Research and development                                           --          949,201           813,898      3d       1,763,099
  Amortization                                                       --          227,368           758,702      3a         986,070
  Interest expense                                                   --           11,865                --                  11,865
----------------------------------------------------------------------------------------------------------------------------------
                                                              8,677,417        2,336,518         1,823,603              12,837,538
----------------------------------------------------------------------------------------------------------------------------------
Loss before the undernoted                                   (8,330,230)    $ (2,271,875)     $ (1,823,603)            (12,425,708)

Gain on sale of marketable securities                           638,332               --                --                 638,332
----------------------------------------------------------------------------------------------------------------------------------

Loss for the period based on Canadian GAAP                   (7,691,898)    $ (2,271,875)     $ (1,823,603)           $(11,787,376)
==================================================================================================================================

Basic and diluted loss per common share                    $      (0.36)                                              $      (0.48)
==================================================================================================================================

Weighted average number of common shares outstanding         21,353,479                                                 24,766,177
==================================================================================================================================
Reconciliation of loss for the period from Canadian GAAP
  to United States GAAP:
Loss for the period based on Canadian GAAP                  $(7,691,898)      (2,271,875)     $ (1,823,603)           $(11,787,376)
Unrealized gain on marketable securities                         49,776               --                --      5a    $     49,776
Reversal of stock compensation                                  480,524               --           241,334      5b         721,858
Add back amortization of in-process R&D                              --               --           790,956      5c         790,956
Less in-process research and development                             --               --        (5,536,693)     5c      (5,536,693)
----------------------------------------------------------------------------------------------------------------------------------
Loss for the period based on United States GAAP            $ (7,161,598)    $ (2,271,875)     $ (6,328,006)           $(15,761,479)
==================================================================================================================================

Basic and diluted loss per common share                    $      (0.34)                                              $      (0.64)
==================================================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Pro Forma Consolidated Financial Statements March 31, 2005
(Unaudited)
(Expressed in Canadian dollars)

1.    Basis of presentation

The accompanying unaudited pro forma consolidated balance sheet as at March 31, 2005 and the unaudited pro forma consolidated statements of operations for the nine months ended March 31, 2005 and for the year ended June 30, 2004, have been prepared to give effect to the acquisition by YM BioSciences Inc. (the "Company") of DELEX Therapeutics Inc. ("DELEX"). The transaction closed on May 2, 2005.

In the opinion of the Company's management, the unaudited pro forma consolidated financial statements include all necessary adjustments for fair presentation in accordance with Canadian generally accepted accounting principles.

The accompanying unaudited pro forma consolidated balance sheet as at March 31, 2005 has been prepared as if the acquisition took place on March 31, 2005, and from information derived from the unaudited consolidated balance sheet of the Company as at March 31, 2005, the unaudited balance sheet of DELEX at March 31, 2005 and the adjustments and assumptions outlined below. The unaudited pro forma consolidated statements of operations have been prepared as if the acquisition took place on July 1, 2003, and from information derived from the unaudited consolidated statements of operations of the Company for the nine months ended March 31, 2005 and the audited consolidated statement of operations of the Company for the year ended June 30, 2004 and the adjustments and assumptions outlined below. The unaudited statements of operations for DELEX were constructed for purposes of preparing the unaudited pro forma consolidated statements of operation for the nine months ended March 31, 2005 and for the year ended June 30, 2004 and were derived from, but do not conform to, the financial statements included elsewhere in the business acquisition report. The accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are those disclosed in the Company's audited financial statements as of and for the year ended June 30, 2004.

The Company has reviewed the accounting policies of DELEX and believe that they are materially consistent with the Company's accounting policies. No adjustments have been made to the pro forma consolidated financial statements to conform accounting policies.

The unaudited pro forma consolidated financial statement information is based on preliminary estimates and assumptions set forth in the notes to such information. The unaudited pro forma consolidated financial statements are being furnished solely for information purposes and are not intended to present or be indicative of the consolidated financial position and consolidated results of operations that would have occurred if the transactions had been in effect on the dates indicated or of the financial position or operating results that may be obtained in the future.

The unaudited pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of the Company and DELEX including the notes to those financial statements, and the descriptions of the transaction indicated below. Certain elements of the DELEX financial statements have been reclassified to provide a consistent classification format.

2.    Unaudited pro forma balance sheet

The following assumptions and adjustments have been made to the consolidated balance sheet of the Company and DELEX as at March 31, 2005 to reflect the transaction described in note 1 as if the transaction had occurred on March 31, 2005.

The acquisition will be accounted for using the purchase method of accounting. Under the terms of the Purchase Agreement, the Company issued 6,190,476 common shares to DELEX shareholders in consideration for the outstanding debt payable to DELEX shareholders, the working capital of DELEX and the DELEX shares. Of the total common shares issued, 4,603,174 are to be held in escrow for the benefit of DELEX shareholders. Of these escrowed shares, 1,825,396 will be released based on the passage of time in tranches of 456,349 common shares at six, twelve, eighteen and twenty-four months following closing.

The remaining 2,777,778 escrowed shares will be released from escrow upon achievement of specific milestones with respect to DELEX technology and will be accounted for as contingent consideration, as the outcome of the contingency cannot be determined beyond a reasonable doubt at May 2, 2005. As milestones are achieved, the escrowed shares will be released and will be measured at the fair value of the Company's common shares at that time. The number of escrowed shares for each milestone are: 396,825 upon regulatory approval for a Phase II clinical trial; 634,921 upon entering a collaboration or other licensing agreement; 1,111,112 upon initiation of the first Phase III clinical trial; and 634,920 upon initiation of the second Phase III clinical trial. In addition, the Company will make a payment of $4,750,000 in cash or common shares, or a combination of both, at the Company's option, to the DELEX shareholders upon receipt of United States regulatory approval to market a product using DELEX's technology.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Pro Forma Consolidated Financial Statements March 31, 2005
(Unaudited)

The purchase consideration noted below has been allocated to DELEX's assets and liabilities, based on the estimated fair value of such items. These fair values are based on management's preliminary estimates and are subject to change once the final valuations have been completed.

Purchase consideration:
 3,412,698 common shares of YM      $   9,862,697
         Acquisition costs                500,000
                                    -------------
                                    $  10,362,697
                                    -------------

         The fair value of the YM shares issued is based on the average price of YM shares two days before, the day of, and two days after May 2, 2005, the closing date of the acquisition

         Assets acquired:

         Cash                                                       $ 5,543,242
         Note receivable from DELEX owed to its former shareholders   4,690,000
         Accounts receivable and prepaid expenses                        61,102
         Investment tax credits recoverable                             839,830
         Capital assets                                                 200,000
         Acquired research and development costs                      5,536,693
                                                                    -----------
                                                                     16,870,867

         Liabilities assumed:
         Debentures                                                  (1,444,876)
         Note payable to DELEX shareholders                          (4,690,000)
         Accounts payable and accrued liabilities                      (367,739)
         Obligations under capital leases                                (5,555)
                                                                    -----------
                                                                     (6,508,170)

         Net assets acquired                                         10,362,697
                                                                    -----------

DELEX has accumulated approximately $6,468,000 of non-capital losses, $4,170,000 in Canadian scientific research and experimental development expenditures, and $70,000 in federal investment tax credits for income tax purposes as at December 31, 2004. Due to the risks inherent in the biotech industry in general and the history of operating losses of the Company and DELEX, a full valuation allowance against these future tax assets has been taken at the time of acquisition.

The unaudited pro forma purchase equation adjustments and allocation of purchase price are preliminary and are based on managements' estimates of the fair value of the assets acquired and liabilities assumed. Because the Company has only recently acquired DELEX, it is not practicable to definitively allocate the purchase price. The final purchase price allocation will be completed after the asset valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of DELEX that exist as of May 2, 2005. Any final adjustments may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities included in these unaudited pro forma consolidated financial statements.

The adjustments to reflect the acquisition are as follows:

a) The acquisition of DELEX was financed through the issue of common shares of YM with a value of $9,862,697. As a condition of closing, DELEX shareholders were required to contribute cash by way of a note payable in the amount of $4,690,000 to DELEX to increase the working capital of DELEX to $5,000,000 based on the financial position of DELEX as of January 31, 2005.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Pro Forma Consolidated Financial Statements March 31, 2005
(Unaudited)

b) The assets and liabilities of DELEX will be included in the Company's consolidated financial statements at their fair values. These fair values are based on management's best estimates and are subject to change once the final valuations have been completed. The following fair value adjustments are reflected in the unaudited pro forma balance sheet:

i. The write-off of $135,893 of capital assets;

ii. The debentures were recorded in the balance sheet of DELEX at the discounted value of the debenture plus accrued interest in the amount of $1,419,535. At the time of closing, the face value of the debentures plus accrued interest of $1,444,876 was repaid by DELEX from its cash balance as part of the purchase transaction.

c) Intangible assets representing the value of patents and in-process research and development, which in the opinion of management of the Company are not separable, of $5,536,693 arising from the acquisition.

d) Increase in accrued liabilities of $500,000 representing the transaction costs associated with the transaction.

e) The elimination of DELEX's share capital in the amounts of $118,950 for common shares, $825,000 for Class A preference shares, $5,535,083 for Class B preference shares, $5,148,303 for Special preference shares, and $117,025 for contributed surplus.

f) The elimination of DELEX's deficit of $11,401,298.

3.    Unaudited pro forma statement of operations

The following pro forma adjustments have been made for the purpose of the unaudited pro forma statement of operations:

a) Pro forma amortization expense has been increased by $593,217 and $790,956 for the nine months ended March 31, 2005 and for the year ended June 30, 2004, respectively, to reflect the amortization of identifiable intangible assets arising from the acquisition over the estimated useful live of seven years.

      Pro forma amortization expense has been decreased by $20,595 and $32,254 for the nine months ended March 31, 2005 and for the year ended June 30, 2004, respectively, to reflect the write-off of $135,893 of capital assets at the time of acquisition.

b) A reduction in interest expense of $56,363 for the nine months ended March 31, 2005 representing the elimination of interest expense for DELEX on convertible debentures that were repaid as a consequence of the acquisition.

c) The elimination of the stock-based compensation expense relating to DELEX stock options that were cancelled at closing in the amount of $26,504 for the nine months ended March 31, 2005 and $40,331 for the year ended June 30, 2004, and the addition of stock-based compensation expense related to 362,000 options issued by the Company to DELEX employees on the commencement of their employment with the Company and 75,000 options to certain non-employees related to DELEX. The options issued by the Company vested one-third immediately, with future vesting of one-third on the first anniversary and one-third on the second anniversary of closing. The stock-based compensation related to these options amounted to $109,250 for the nine months ended March 31, 2005 and $291,334 for the year ended June 30, 2004. Assumptions used to determine the fair value of the stock options issued were: share price of $2.90; exercise price of $3.15; risk-free interest rate of 3.92%; volatility factor of 120%; and contractual life of options of 10 years.

d) Prior to the acquisition, DELEX was a Canadian Controlled Private Corporation under the tax laws of Canada and was entitled to receive refundable federal investment tax credits (ITCs) on qualified scientific research and experimental development expenditures. At the time of acquisition, DELEX becomes a subsidiary of the Company and is no longer eligible for refundable federal ITCs. Investment tax credits are recorded as a reduction of the related research and development expenditures. Accordingly, investment tax credits amounting to $374,305 for the nine months ended March 31, 2005 and $813,898 for the year ended June 30, 2004 were added back to research and development expenses.

YM BIOSCIENCES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Pro Forma Consolidated Financial Statements March 31, 2005
(Unaudited)

4. Pro forma loss per common share

The calculation of basic and diluted loss per common share in the pro forma consolidated statements of operations is based on the pro forma number of common shares of the Company outstanding for the nine months ended March 31, 2005 and for the year ended June 30, 2004 had the issuance of the common shares of the Company related to the pro forma transactions taken place on July 1, 2003.

5.    Reconciliation of pro forma information to United States GAAP:

If United States GAAP were employed, the pro forma consolidated balance sheet as at March 31, 2005 and the pro forma consolidated statements of operations for the nine months ended March 31, 2005 and for the year ended June 30, 2004 would be adjusted as follows:

a) Canadian GAAP requires that marketable securities be recorded at the lower of cost and market value and does not permit the written-down value to be adjusted upward for subsequent recoveries of market value. The marketable securities held by the Company are classified as trading securities in accordance with FASB Statement 115, Accounting for Certain Investments in Debt and Equity Securities. Under United States GAAP, these securities are measured at market value each period end and any unrealized holding gains and losses are reported in the consolidated statements of operations. Accordingly, under United States GAAP the value of the investments would be decreased by $49,258 for the nine months ended March 31, 2005 and increased by $49,776 for the year ended June 30, 2004.

b) Under Canadian GAAP, the Company and DELEX have applied the fair value based method of accounting for stock options granted to employees for options granted on or after July 1, 2002, and January 1, 2002, respectively. Under United States GAAP, the Company and DELEX apply the intrinsic value method in accordance with APB 25. As stated in 3c) above, DELEX stock-based compensation expense was adjusted to remove the full expense from the unaudited pro forma consolidated statements of operations since the DELEX stock option plan was discontinued at closing. For United States GAAP purposes, the pro forma adjustment in 3c) to recognize the stock-based compensation of new options granted to DELEX employees is reversed in the amounts of $90,500 for the nine months ended March 31, 2005 and $241,334 the year ended June 30, 2004. Stock-based compensation expense of the Company for employee awards recorded for Canadian GAAP purposes of $513,352 and $480,524 for the nine months ended March 31, 2005 and the year ended June 30, 2004, respectively, have also been reversed for United States GAAP purposes.

c) Under Canadian GAAP, $5,536,693 capitalized on the balance sheet as "acquired research and development costs" will be amortized over its estimated useful life of seven years. Under United States GAAP this amount has been determined to be in-process research and development costs where the use of the assets is contingent upon future development subsequent to the acquisition and, accordingly, the amount is expensed at the time of acquisition. Under United States GAAP, acquired research and development costs will be nil, and total assets and total shareholders' equity will each be reduced by $5,536,693 immediately following the acquisition.

      As a result of the expensing of the in-process research and development costs for United States GAAP, the amortization reflected in the pro forma consolidated statement of operations for the nine months ended March 31, 2005 and the year ended June 30, 2004 would be lower by $593,217 and $790,956, respectively.

                               YM BIOSCIENCES INC.

                        12,575,218 SHARES OF COMMON STOCK

                                   PROSPECTUS

                                                                          , 2005

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nova Scotia Companies Act does not restrict a company from indemnifying directors and provides that in any proceeding against a director for negligence or breach of trust it appears to the court hearing the case that the director or person is or may be liable in respect of the negligence or breach of trust, but has acted honestly and reasonably and ought fairly to be excused for the negligence or breach of trust, the court may relieve him, either wholly or partly, from his liability on such terms as the court may think proper. The Articles of Association of the Corporation also provide that no director or officer, former director or officer, or person who acts or acted at the Corporation's request, as a director or officer of the Corporation, a body corporate, partnership or other association of which the Corporation is or was a shareholder, partner, member or director, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director or other such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Corporation are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

Under the Articles of Association of the Corporation every director or officer, former director or officer, or person who acts or acted at the Corporation's request, as a director or officer of the Corporation, a body corporate, partnership or other association of the Corporation, in the absence of any dishonesty on the part of such person, shall be indemnified by the Corporation against, and it shall be the duty of the directors out of the funds of the Corporation to pay to the fullest extent permitted by law, all costs, losses and expenses, including legal fees and disbursements and including any amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, partnership or other association, whether the Corporation is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Corporation and have priority as against the shareholders over all other claims.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the "Act"), may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM  7. RECENT SALES OF UNREGISTERED SECURITIES

In June 2002, the Corporation raised $11.5 million ($15 million gross) through the issuance of 3,750,000 Class B Preferred Shares, Series 1. Outside the U.S. pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). This public offering resulted in these Class B Preferred Shares being listed on the Toronto Stock Exchange (the "TSX") and Alternative Investment Market (the "AIM") of the London Stock Exchange plc. On June 12, 2003 all the preferred shares were converted to common shares. On that date, all the common shares became listed on the TSX and AIM.

On December 15, 2003 the Corporation completed the sale of 10,895,658 special warrants for total gross proceeds of $19,067,402 (net $17,047,001) by means of a private placement financing. As additional consideration in connection with the private placement, the Corporation issued special warrants to the agent (the "2003 Agent Warrants"). Each 2003 Agent Warrant entitles the holder thereof to purchase one 2003 Share at a price of $1.75 at any time up to December 15, 2008. Sales made in the U.S. were made pursuant to Rule 506 of Regulation D under the Securities Act while sales outside the U.S. were made pursuant to Regulation S under the Securities Act.

On September 30, 2004, the Corporation raised gross $20,795,002 through the public offering (the "Offer") of 6,601,588 Units. Each Unit consists of one common share of the Corporation and one-half of one common share purchase warrant, each whole warrant being exercisable to acquire an additional common share of the Corporation at a price of $3.75 per share for 36 months from the date of the closing of the Offer. In addition, for 60 days after closing of the Offer, the underwriters will have an over-allotment option to purchase up to an additional 15% of the issue to cover over-allotments and for market stabilization purposes. The maximum gross proceeds raised from the Offer will be $23,000,000 should the over allotment option be fully exercised. In connection with the Offer, 1,104,300 Units were sold in the United States on a private placement basis. Sales made in the U.S. were made pursuant to Rule 506 of Regulation D under the Securities Act while sales outside the U.S. were made pursuant to Regulation S under the Securities Act.

ITEM  8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following are the Exhibits to this Registration Statement on Form F-1:

EXHIBIT   DESCRIPTION

3.1*      Certificate of Continuance dated December 11, 2001

3.2*      Certificate of Registration dated December 11, 2001

3.3*      Memorandum of Association dated December 11, 2001

3.4*      Articles of Association dated December 11, 2001

3.5* Directors resolution re creation and issuance of Class B Preferred Shares, Series 1

4.1*      Form of the Corporation's Canadian common share purchase warrant

4.2*      Form of the Corporation's United States common share purchase warrant

4.3*      Form of the Corporation's Canadian placement agent warrant

4.4*      Form of the Corporation's United States placement agent warrant

4.5* Form of warrant certificate granted by the Corporation in connection with that certain License Agreement between YM BioSciences Inc. formerly known as York Medical Inc.) and Biostar Inc. dated October 11, 2000.

4.6* Form of warrant certificate granted by YM BioSciences Inc. (formerly known as York Medical Inc.) to Aran Asset Management SA dated Jun 12, 2002.

4.7* Form of warrant certificate granted by YM BioSciences Inc. (formerly known as York Medical Inc.) to CIMAB S.A dated September 1, 2000.

4.8* Form of warrant certificate granted by YM BioSciences Inc. (formerly known as York Medical Inc.) to Aran Asset Management SA dated February 15, 2002.

4.9* Form of warrant certificate granted by YM BioSciences Inc. (formerly known as York Medical Inc.) to Clubb BioCapital Limited dated February 15, 2002.

4.10**    Form of the Corporation's 2004 Canadian common share purchase warrant

4.11** Form of the Corporation's 2004 United States common share purchase warrant

4.12**    Form of the Corporation's 2004 underwriters' warrant

5.1**     Opinion of Torys LLP

10.1*     Stock Option Plan dated November 22, 1996, as amended on November 26,
          2003.

10.2* License Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.) and Biostar Inc. dated October 11, 2000.

10.3+* Development and License Agreement between CIMYM Inc., CIMAB SA and Oncoscience AG, dated November 5, 2003.

10.4+* License Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.), University of Manitoba and The Manitoba Cancer Treatment and Research Foundation, carrying on its undertaking as Cancercare Manitoba, dated November 2, 2000.

10.5*     License Agreement between CIMYM Inc. and CIMAB SA, January 24, 2001.

10.6* License Agreement between YM BioSciences Inc. (formerly known as Yorkton Medical Inc.) and CIMAB SA, dated May 3, 1995.

10.7+* Clinical Research Services Agreement between YM BioSciences Inc. and Pharm-Olam International, Ltd., dated March 10, 2004.

10.8*     Licensing Bonus Pool Plan dated March 31, 2004.

10.9* Lease Amending and Extension Agreement between 1411029 Ontario Limited and YM BioSciences Inc. dated January 15, 2003.

10.10* Joint Venture Shareholders' Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.), CIMYM Inc. (an Ontario Corporation) and CIMAB S.A dated November 14, 1995.

10.11* Assignment and Assumption Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.) and CIMYM Inc. dated November 22, 1995.

10.12* Letter from YM BioSciences Inc. (formerly known as York Medical Inc.) to CIMYM Inc. dated November 23, 1995.

10.13* Exclusive International Sales, Marketing Manufacturing and Administrative Agreement between CIMYM Inc. (an Ontario
          Corporation)and CIMYM Inc. (a Barbados Corporation) dated July 4,
          1996.

10.14* Joint Venture Shareholders' Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.), CIMYM Inc. (a Barbados Corporation) and CIMAB S.A. dated May 16, 1996.

10.15+* License, Development, Manufacturing and Supply Agreement between YM BioSciences Inc., CIMYM, Inc. (a Barbados Corporation), Tarcanta, Inc., Tarcanta, Ltd. and CIMAB S.A. dated July 13, 2004.

10.16+++***  Merger Agreement among YM BioSciences Inc., 2069044 Ontario
          Limited Delex Therapeutics Inc., Business Development Bank of Canada, New Generation Biotech (Equity) Fund Inc. and Eastern Technology Seed Investment Fund Limited Partnership dated as of April 12, 2005.

10.17*** Amalgamation Agreement dated as of May 2, 2005 by and among YM BioSciences Inc., 2069044 Ontario Limited and DELEX Therapeutics Inc.

10.18*** Escrow Agreement dated as of May 2, 2005 between YM BioSciences Inc. and Equity Transfer Services Inc.

10.19*** Assignment Agreement dated as of May 2, 2005 between New Generation Biotech (Equity) Fund Inc. and YM Biosciences Inc.

10.20*** Assignment Agreement dated as of May 2, 2005 between Business Development Bank Of Canada and YM Biosciences Inc.

10.21*** Assignment Agreement dated as of May 2, 2005 between Eastern Technology Seed Investment Fund Limited Partnership and YM Biosciences Inc.

10.22 Lease dated January 29, 2002 between RT Eleventh Pension Properties Limited and Delex Therapeutics Inc.

10.23 Lease Amending Agreement dated February 4, 2004 between RT Eleventh Pension Properties Limited and Delex Therapeutics Inc.

10.24 Second Lease Amending Agreement dated March 1, 2005 between RT Eleventh Pension Properties Limited and Delex Therapeutics Inc.

21.1      List of subsidiaries

23.1      Consent of KPMG LLP

23.2      Consent of Ernst & Young LLP

23.3++    Consent of Torys LLP

+ Confidential treatment has been granted for portions of these agreements.

++ Contained in Exhibit 5.1.

+++ The schedules to the Merger Agreement are not filed as part of this Form F-1/A Post-Effective Amendment No. 1. A list briefly identifying the contents of the omitted schedules appears in the table of contents of the Merger Agreement. The Corporation undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

* Previously filed as part of our Registration Statement on Form 20-F, as amended, reference file number 1-32186.

** Previously filed as part of our Registration Statement on Form F-1.

*** Previously filed as part of our Report of Foreign Private Issuer on Form 6-K filed on March 3, 2005.

ITEM  9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that we have reasonable grounds to believe that we meet all of the requirements for filing on Form F-1 and have duly caused this post-effective amendment to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario on June 29, 2005.

                               YM BIOSCIENCES INC.

                               By: /s/ David G.P. Allan
                                  --------------------------
                                  Name:  David G.P. Allan
                                  Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                                            Date
---------------------------          ----------------------------------------------   ------------------
 /s/ David G.P. Allan                Chairman, Chief Executive Officer and Director   June 29, 2005
---------------------------          (Principal Executive Officer)
David G.P. Allan

*                                    Director                                         June 29, 2005
---------------------------
Thomas I.A. Allen

*                                    Director                                         June 29, 2005
---------------------------
Mark Entwistle

*                                    Director                                         June 29, 2005
---------------------------
John Friedman

*                                    Director                                         June 29, 2005
---------------------------
Henry Friesen

*                                    Director                                         June 29, 2005
---------------------------
Julius Vida

*                                    Director                                         June 29, 2005
---------------------------
Gilbert Wenzel

*                                    Director                                         June 29, 2005
---------------------------
Tryon M. Williams

 /s/ Len Vernon                      Director, Finance and Administration             June 29, 2005
---------------------------          (Principal Financial and Accounting Officer)
Len Vernon

                                                * By: /s/ Len Vernon
                                                      -----------------------
                                                      Attorney-in-fact

                                 EXHIBIT INDEX

The following are the Exhibits to this Registration Statement on Form F-1:

EXHIBIT   DESCRIPTION

3.1*      Certificate of Continuance dated December 11, 2001

3.2*      Certificate of Registration dated December 11, 2001

3.3*      Memorandum of Association dated December 11, 2001

3.4*      Articles of Association dated December 11, 2001

3.5* Directors resolution re creation and issuance of Class B Preferred Shares, Series 1

4.1*      Form of the Corporation's Canadian common share purchase warrant

4.2*      Form of the Corporation's United States common share purchase warrant

4.3*      Form of the Corporation's Canadian placement agent warrant

4.4*      Form of the Corporation's United States placement agent warrant

4.5* Form of warrant certificate granted by the Corporation in connection with that certain License Agreement between YM BioSciences Inc. formerly known as York Medical Inc.) and Biostar Inc. dated October 11, 2000.

4.6* Form of warrant certificate granted by YM BioSciences Inc. (formerly known as York Medical Inc.) to Aran Asset Management SA dated Jun 12, 2002.

4.7* Form of warrant certificate granted by YM BioSciences Inc. (formerly known as York Medical Inc.) to CIMAB S.A dated September 1, 2000.

4.8* Form of warrant certificate granted by YM BioSciences Inc. (formerly known as York Medical Inc.) to Aran Asset Management SA dated February 15, 2002.

4.9* Form of warrant certificate granted by YM BioSciences Inc. (formerly known as York Medical Inc.) to Clubb BioCapital Limited dated February 15, 2002.

4.10**    Form of the Corporation's 2004 Canadian common share purchase warrant

4.11** Form of the Corporation's 2004 United States common share purchase warrant

4.12**    Form of the Corporation's 2004 underwriters' warrant

5.1**     Opinion of Torys LLP

10.1*     Stock Option Plan dated November 22, 1996, as amended on November 26,
          2003.

10.2* License Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.) and Biostar Inc. dated October 11, 2000.

10.3+* Development and License Agreement between CIMYM Inc., CIMAB SA and Oncoscience AG, dated November 5, 2003.

10.4+* License Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.), University of Manitoba and The Manitoba Cancer Treatment and Research Foundation, carrying on its undertaking as Cancercare Manitoba, dated November 2, 2000.

10.5*     License Agreement between CIMYM Inc. and CIMAB SA, January 24, 2001.

10.6* License Agreement between YM BioSciences Inc. (formerly known as Yorkton Medical Inc.) and CIMAB SA, dated May 3, 1995.

10.7+* Clinical Research Services Agreement between YM BioSciences Inc. and Pharm-Olam International, Ltd., dated March 10, 2004.

10.8*     Licensing Bonus Pool Plan dated March 31, 2004.

10.9* Lease Amending and Extension Agreement between 1411029 Ontario Limited and YM BioSciences Inc. dated January 15, 2003.

10.10* Joint Venture Shareholders' Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.), CIMYM Inc. (an Ontario Corporation) and CIMAB S.A dated November 14, 1995.

10.11* Assignment and Assumption Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.) and CIMYM Inc. dated November 22, 1995.

10.12* Letter from YM BioSciences Inc. (formerly known as York Medical Inc.) to CIMYM Inc. dated November 23, 1995.

10.13* Exclusive International Sales, Marketing Manufacturing and Administrative Agreement between CIMYM Inc. (an Ontario
          Corporation)and CIMYM Inc. (a Barbados Corporation) dated July 4,
          1996.

10.14* Joint Venture Shareholders' Agreement between YM BioSciences Inc. (formerly known as York Medical Inc.), CIMYM Inc. (a Barbados Corporation) and CIMAB S.A. dated May 16, 1996.

10.15+* License, Development, Manufacturing and Supply Agreement between YM BioSciences Inc., CIMYM, Inc. (a Barbados Corporation), Tarcanta, Inc., Tarcanta, Ltd. and CIMAB S.A. dated July 13, 2004.

10.16+++***  Merger Agreement among YM BioSciences Inc., 2069044 Ontario
          Limited Delex Therapeutics Inc., Business Development Bank of Canada, New Generation Biotech (Equity) Fund Inc. and Eastern Technology Seed Investment Fund Limited Partnership dated as of April 12, 2005.

10.17*** Amalgamation Agreement dated as of May 2, 2005 by and among YM BioSciences Inc., 2069044 Ontario Limited and DELEX Therapeutics Inc.

10.18*** Escrow Agreement dated as of May 2, 2005 between YM BioSciences Inc. and Equity Transfer Services Inc.

10.19*** Assignment Agreement dated as of May 2, 2005 between New Generation Biotech (Equity) Fund Inc. and YM Biosciences Inc.

10.20*** Assignment Agreement dated as of May 2, 2005 between Business Development Bank Of Canada and YM Biosciences Inc.

10.21*** Assignment Agreement dated as of May 2, 2005 between Eastern Technology Seed Investment Fund Limited Partnership and YM Biosciences Inc.

10.22 Lease dated January 29, 2002 between RT Eleventh Pension Properties Limited and Delex Therapeutics Inc.

10.23 Lease Amending Agreement dated February 4, 2004 between RT Eleventh Pension Properties Limited and Delex Therapeutics Inc.

10.24 Second Lease Amending Agreement dated March 1, 2005 between RT Eleventh Pension Properties Limited and Delex Therapeutics Inc.

21.1      List of subsidiaries

23.1      Consent of KPMG LLP

23.2      Consent of Ernst & Young LLP

23.3++    Consent of Torys LLP

+ Confidential treatment has been granted for portions of these agreements.

++ Contained in Exhibit 5.1.

+++ The schedules to the Merger Agreement are not filed as part of this Form F-1/A Post-Effective Amendment No. 1. A list briefly identifying the contents of the omitted schedules appears in the table of contents of the Merger Agreement. The Corporation undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

* Previously filed as part of our Registration Statement on Form 20-F, as amended, reference file number 1-32186.

** Previously filed as part of our Registration Statement on Form F-1.

*** Previously filed as part of our Report of Foreign Private Issuer on Form 6-K filed on March 3, 2005.